    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1997
                                                     REGISTRATION NO. 333.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                      ECHOSTAR COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                  NEVADA                                     88-0336997
   (State of Registrant's Incorporation)        (I.R.S. Employer Identification No.)
                                          5064
             (Registrant's Standard Industrial Classification Code Number)

          90 INVERNESS CIRCLE EAST                       DAVID K. MOSKOWITZ, ESQ.
          ENGLEWOOD, COLORADO 80112             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
               (303) 799-8222                                    SECRETARY
      (Address, Including Zip Code, and             ECHOSTAR COMMUNICATIONS CORPORATION
   Telephone Number, including Area Code,                90 INVERNESS CIRCLE EAST
 Of Registrant's Principal Executive Office)             ENGLEWOOD, COLORADO 80112
                                                              (303) 799-8222
                                                  (Name, Address, Including Zip Code, and
                                                  Telephone Number of Agent for Service)

                                   WITH COPIES TO:
            RAYMOND L FRIEDLOB, ESQ.                   WILLIAM F. SCHWITTER, ESQ.
         HERRICK K. LIDSTONE, JR., ESQ.            PAUL, HASTINGS, JANOFSKY & WALKER
FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT,                  LLP
                      LLC                                   399 PARK AVENUE
            1400 GLENARM PLACE, #300                 NEW YORK, NEW YORK 10022-4697
             DENVER, COLORADO 80202                          (212) 318-6000
                 (303) 571-1400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

,

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED             UNIT               PRICE          REGISTRATION FEE
Common Stock..........................      5,750,000             $24.00           $138,000,000          $41,819
Series C Preferred Stock*.............      2,300,000             $50.00           $115,000,000          $34,848
TOTAL.................................                                                                   $76,667

* Estimated. This includes an indeterminate number of shares of common stock issuable as dividends on, and upon conversion of the Series C Preferred Stock pursuant to Rule 457(o). No filing fee is required pursuant to Rule 457(i). This also includes an indeterminate number of shares of Class A Common Stock deliverable at the Registrant's option from time to time in the future in exchange for funds to be held in a Deposit Account on behalf of the purchasers of the Series C Preferred Stock. This also registers interests in the Deposit Account to the extent such interests are required to be registered.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED OCTOBER  , 1997

PROSPECTUS
           , 1997
                                2,000,000 SHARES

                                     [LOGO]
                      ECHOSTAR COMMUNICATIONS CORPORATION
                % SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

    EchoStar Communications Corporation, a Nevada corporation ("EchoStar" or the "Company"), is offering (the "Preferred Offering") 2,000,000 shares of % Series C Cumulative Convertible Preferred Stock (the "Preferred Stock"), having a liquidation preference of $50 per share (the "Liquidation Preference").

    Simultaneously with the closing of the Preferred Offering, the purchasers of the Preferred Stock will deposit approximately $ million into an account (the "Deposit Account"), and will be entitiled to a quarterly cash payment from the Deposit Account in an amount equal to $ per share of Preferred Stock (the
"Quarterly Return Amount"), commencing         , 1998 and continuing until
       , 1999. After such date, dividends will begin to accrue on the Preferred Stock. EchoStar may, prior to the date on which any Quarterly Return Amount would otherwise be payable, deliver notice instructing the deposit agent (i) to purchase from EchoStar, for transfer to each holder of Preferred Stock, in lieu of the Quarterly Return Amount, that number of whole shares of Class A Common Stock (the "Class A Common Stock") determined by dividing the Quarterly Return Amount by 95% of the Market Value (as defined) of the Class A Common Stock as of the date of such notice or (ii) defer delivery of the Quarterly Return Amount to holders of Preferred Stock on such quarterly payment date until the next quarterly payment date or any subsequent payment date. However, no later than
       , 1999 (the "Deposit Expiration Date"), any amounts remaining in the Deposit Account, as of such date, or which have previously been deferred, will be (i) paid to the holders of the Preferred Stock or (ii) used to purchase from EchoStar for transfer to each holder of Preferred Stock that number of whole shares of Class A Common Stock determined by dividing the balance remainng in the Deposit Account by 95% of the Market Value of the shares of Class A Common Stock as of the Deposit Expiration Date. See "Prospectus Summary--The Offering--Deposit Account." For a discussion of the Federal taxation treatment of the Deposit Account, and payments therefrom, see "Certain Federal Income Tax Consequences."

    Dividends on the Preferred Stock will accrue from         , 1999, and
holders of the Preferred Stock will be entitled to receive cumulative dividends at an annual rate of % of the Liquidation Preference, payable quarterly in
arrears, commencing         , 2000. Dividends may, at the option of EchoStar, be
paid in cash, by delivery of fully paid and nonassessable shares of Class A Common Stock, or a combination thereof.

    The Preferred Stock is convertible at any time, unless previously redeemed, at the option of the holder thereof, into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price (as defined), subject to adjustment under certain circumstances. On October 9, 1997, the closing price of the Class A Common Stock (symbol "DISH") on the Nasdaq National Market was $23 1/8 per share. Prior to this Preferred Offering, there has been no trading market for the Preferred Stock.

    The Preferred Stock is redeemable at any time on or after      , 2000, in
whole or in part, at the option of EchoStar, in cash, by delivery of fully paid and nonassessable shares of Class A Common Stock, or a combination thereof,
initially at a price of $        per share and thereafter at prices declining to
$   per share on or after      , 2004, plus in each case all accumulated and
unpaid dividends to the redemption date. Upon any Change of Control (as defined), holders of Preferred Stock will, in the event that the Market Value at such time is less than the Conversion Price, have a one time option to convert all of their outstanding shares into shares of Class A Common Stock at an adjusted conversion price equal to the greater of (i) the Market Value as of the Change of Control Date (as defined) and (ii) 66.67% of the Market Value as of the date of this Prospectus. In lieu of issuing the shares of Class A Common Stock issuable upon conversion in the event of a Change of Control, EchoStar may, at its option, make a cash payment equal to the Market Value of such Class A Common Stock otherwise issuable.

    Simultaneously with the Preferred Offering, EchoStar is registering shares of Class A Common Stock, initially issuable upon conversion of the Preferred Stock, plus such indeterminate number of additional shares as may become issuable upon conversion of the Preferred Stock as a result of adjustments of the Conversion Price or upon redemption payments and dividend payments made on the Preferred Stock by delivery of shares of Class A Common Stock in accordance with the terms of the Preferred Stock. Application is being made to list the shares of Preferred Stock on the Nasdaq National Market.

    The Company is also concurrently offering, by means of a separate prospectus, 5,000,000 shares of Class A Common Stock (the "Common Offering"). The Preferred Offering and the Common Offering are collectively referred to herein as the "Offerings." The Preferred Offering is not conditioned on consummation of the Common Offering and the Common Offering is not conditioned on consummation of the Preferred Offering.

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR
    HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------
                                                                       UNDERWRITING             PROCEEDS
                                                  PRICE TO             DISCOUNTS AND             TO THE
                                                 THE PUBLIC           COMMISSIONS (1)          COMPANY (2)
---------------------------------------------------------------------------------------------------------------
Per Share.................................  $                      $                      $
Total (3).................................  $                      $                      $
---------------------------------------------------------------------------------------------------------------

(1) ECHOSTAR HAS AGREED TO INDEMNIFY THE UNDERWRITERS (AS DEFINED) AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").
(2) BEFORE DEDUCTING EXPENSES OF THE OFFERING PAYABLE BY ECHOSTAR, ESTIMATED TO
    BE $     .
(3) ECHOSTAR HAS GRANTED THE UNDERWRITERS AN OPTION, EXERCISABLE WITHIN 30 DAYS OF THE DATE HEREOF, TO PURCHASE UP TO 300,000 ADDITIONAL SHARES OF PREFERRED STOCK AT THE PRICE TO THE PUBLIC SHOWN ABOVE. IF THE OPTION IS EXERCISED IN FULL, THE TOTAL PRICE TO THE PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS
    AND PROCEEDS TO THE COMPANY WILL BE $        , $         AND $        ,
    RESPECTIVELY. SEE "UNDERWRITING."

    The Preferred Stock is offered by the several underwriters (the "Underwriters"), subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to certain conditions, including the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Preferred Stock will be made through the facilities of The Depository Trust Company ("DTC") against payment therefor in immediately available funds in New York, New York on or about October , 1997.

DONALDSON, LUFKIN & JENRETTE                                     LEHMAN BROTHERS
        SECURITIES CORPORATION

    CERTAIN PERSONS PARTICPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING, AND MAY BID FOR, AND PURCHASE, SHARES OF THE PREFERRED STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "ECHOSTAR" OR THE "COMPANY" REFERS TO ECHOSTAR COMMUNICATIONS CORPORATION, A NEVADA CORPORATION, THE CLASS A COMMON STOCK OF WHICH IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "DISH" OR, IF THE CONTEXT REQUIRES, TO ECHOSTAR TOGETHER WITH ITS SUBSIDIARIES.

                                  THE COMPANY

    EchoStar is a leading provider of direct broadcast satellite ("DBS") programming services in the United States. The Company commenced its DISH Network-SM- DBS service (the "DISH Network") in March 1996, after the successful launch of its first satellite ("EchoStar I") in December 1995. The Company launched its second satellite ("EchoStar II") in September 1996, and launched its third satellite ("EchoStar III") in October 1997. Since December 31, 1996, EchoStar has increased its DISH Network subscriber base from 350,000 to approximately 820,000 subscribers as of September 30, 1997. During the third quarter of 1997, EchoStar believes that it captured approximately 40% of all new DBS satellite subscribers in the U.S. Average monthly programming revenue during 1997 has been approximately $39 per subscriber.

    The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in U.S. history, surpassing the rollout of color televisions, VCRs and compact disc players. As of September 30, 1997, approximately 5.6 million U.S. households subscribed to DBS and other digital direct-to-home ("DTH") satellite services. Industry sources project that the DTH market could grow to as many as 19 million subscribers by the year 2002.

    EchoStar believes that there is significant unsatisfied demand for high-quality, reasonably-priced television programming. Of the approximately 96 million television households in the U.S., it is estimated that more than 60 million subscribers pay an average of $34 per month for multichannel programming services. EchoStar's primary target market for the DISH Network includes cable subscribers in urban and suburban areas who are dissatisfied with the quality or price of their cable programming, or who want niche programming services not available from most cable operators. Other target markets for the DISH Network include the approximately 7 million households not passed by cable television systems and the approximately 21 million households currently passed by cable television systems with relatively limited channel capacity.

    EchoStar has rights to more U.S. licensed DBS frequencies than any of its competitors, and currently controls 90 frequencies, including 21 frequencies at an orbital slot capable of providing nationwide DBS service. The Company currently provides approximately 120 channels of digital television programming and over 30 channels of CD quality audio programming to the entire continental U.S. DISH Network subscribers can choose from a variety of programming packages that EchoStar believes have a better price-to-value relationship than packages currently offered by most pay television providers.

    DISH Network programming is available to any subscriber who purchases or leases an 18-inch satellite dish, an EchoStar digital satellite receiver, a user-friendly remote control and related components (collectively, an "EchoStar Receiver System"). EchoStar Receiver Systems are fully compatible with MPEG-2, the world digital standard for computers and consumer electronics products, and provide image and sound quality superior to current analog cable or wireless cable service. EchoStar Receiver Systems are designed and engineered by EchoStar's wholly-owned subsidiary, Houston Tracker Systems, Inc. ("HTS"). Satellite receivers designed by HTS have won numerous awards from dealers, retailers and industry trade publications.

    The Company's primary objective is to become a leading provider of subscription television services in the U.S. To achieve this objective, the Company will seek to:

        EXPAND PROGRAMMING OFFERINGS. The Company launched EchoStar III on October 5, 1997, and expects to launch its fourth satellite ("EchoStar IV") during the first quarter of 1998. EchoStar III, which will serve the eastern half of the U.S. from 61.5 DEG. West Longitude ("WL"), and EchoStar IV, which is expected to serve the western half of the U.S. from 148 DEG. WL, should enable the Company to retransmit local broadcast signals in 20 of the largest U.S. television markets (assuming receipt of all required retransmission consents and copyright licenses and/or congressional or regulatory actions necessary to extend and clarify the scope of the statutory compulsory license to cover local satellite retransmission of network-affiliated station signals) and to provide subscribers with additional sports, foreign language, cultural, business, educational and other niche programming. EchoStar III and EchoStar IV will also provide the Company the capacity to offer subscribers high definition television ("HDTV") and popular Internet and other computer data at high transmission speeds. By expanding its programming services, EchoStar believes that it may be able to differentiate itself from other providers of subscription television services, which may not be able to cost-effectively, or do not have the capacity to, offer similar services.

        CONTINUE TO EXPAND DISTRIBUTION CHANNELS. The Company continues to strengthen its sales and distribution channels, which include consumer retail outlets, consumer electronics retailers and direct sales representatives. For example, the Company recently announced an agreement with JVC Company of America ("JVC"), under which JVC will purchase EchoStar Receiver Systems for distribution through existing JVC channels under the JVC and DISH Network brand names. All consumers who purchase JVC branded satellite receiver systems will subscribe to DISH Network programming. In addition, on September 15, 1997, EchoStar announced that Sears, Roebuck and Co. ("Sears") will begin to carry JVC branded EchoStar Receiver Systems. Beginning in October 1997, JVC branded EchoStar Receiver Systems are now available in more than 800 full-line, mall-based Sears stores.

        PROVIDE ATTRACTIVELY PRICED PROGRAMMING AND SYSTEMS. The Company's entry level America's Top 40 programming package is priced at $19.99 per month, as compared to, on average, over $30 per month for comparable cable service. Consumers can add six premium movie channels for an additional $10 per month, the same amount cable subscribers typically pay for one movie channel. On June 1, 1997, the Company announced a new marketing program, offering subscribers a standard EchoStar Receiver System for $199 (as compared to an average retail price in March 1996 of $499), without requiring an extended subscription commitment or significant up front programming payments.

        EMPHASIZE ONE-STOP SHOPPING. The Company believes that providing outstanding service, convenience and value are essential to developing long-term customer relationships. The Company offers consumers a "one-stop shopping" service which includes programming, installation, maintenance, reliable customer service and satellite reception equipment. To enhance responsiveness to its customers, the Company has established a single telephone number (1-800-333-DISH), which customers can call 24 hours a day, seven days a week to order EchoStar Receiver Systems, activate programming services, schedule installation, and obtain technical support. The Company believes it is the only DBS provider to offer a comprehensive single-point customer service function.

    The principal offices of EchoStar are located at 90 Inverness Circle East, Englewood, Colorado 80112-5300, and its telephone number is (303) 799-8222.

                              RECENT DEVELOPMENTS

LAUNCH OF ECHOSTAR III

    The Company launched EchoStar III on October 5, 1997, from Cape Canaveral Air Station, Florida. EchoStar III, which will serve the eastern half of the U.S. from 61.5 DEG. WL, should enable the Company to retransmit local broadcast signals in certain U.S. television markets (assuming receipt of all required retransmission consents and copyright licenses and/or congressional or regulatory actions necessary to extend and clarify the scope of the statutory compulsory license to cover local satellite retransmission of network-affiliated station signals) and to provide subscribers with additional sports, foreign language, cultural, business, educational and other niche programming. EchoStar III will also provide the Company the capacity to offer subscribers HDTV and popular Internet and other computer data at high transmission speeds. Although all tests to date have been successful, EchoStar III has not yet achieved geostationary orbit. The ultimate success of the launch of EchoStar III will not be determinable until up to 60 days after its October 5 launch date.

SEARS TO CARRY DISH NETWORK PRODUCTS

    On September 15, 1997, EchoStar announced that Sears will begin to carry JVC branded EchoStar Receiver Systems. Beginning in October 1997, JVC branded EchoStar Receiver Systems are now available in more than 800 full-line, mall-based Sears stores, creating a nationwide retail distribution channel for such DISH compatible systems. EchoStar believes, but can give no assurance, that this additional distribution channel will further enhance EchoStar's ability to attract subscribers to the DISH Network.

SERIES B SENIOR REDEEMABLE EXCHANGEABLE PREFERRED OFFERING

    On October 2, 1997, EchoStar consummated an offering (the "Series B Preferred Offering") of 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004, (the "Series B Preferred Stock"). The Series B Preferred Offering resulted in net proceeds to EchoStar of approximately $193.0 million. The Series B Preferred Stock was issued in a private placement pursuant to Rule 144A of the Securities Act. EchoStar presently intends to use the net proceeds of the Series B Preferred Offering to fund subscriber acquisition and marketing expenses and for other general corporate purposes.

                                  THE OFFERING

Securities Offered................  2,000,000 shares of EchoStar's   % Series C Cumulative
                                    Convertible Preferred Stock (the "Preferred Stock").
                                    Additionally, EchoStar has granted the Underwriters an
                                    option for 30 days to purchase up to an additional
                                    300,000 shares of Preferred Stock at the initial
                                    offering price solely to cover over-allotments, if any.

Issuer............................  EchoStar Communications Corporation, a Nevada
                                    corporation.

Liquidation Preference............  $50 per share.

Deposit Account...................  Simultaneously with the closing of the Preferred
                                    Offering, the purchasers of the Preferred Stock will
                                    deposit approximately $  million into an account (the
                                    "Deposit Account"), and will be entitled to a quarterly
                                    cash payment from the Deposit Account in an amount equal
                                    to $   per share of Preferred Stock (the "Quarterly
                                    Return Amount"), commencing             , 1998 and
                                    continuing until             , 1999. After such date,
                                    dividends will begin to accrue on the Preferred Stock.
                                    EchoStar may, prior to the date on which any Quarterly
                                    Return Amount would otherwise be payable, deliver notice
                                    instructing the deposit agent (i) to purchase from
                                    EchoStar, for transfer to each holder of Preferred
                                    Stock, in lieu of the Quarterly Return Amount, that
                                    number of whole shares of Class A Common Stock
                                    determined by dividing the Quarterly Return Amount by
                                    95% of the Market Value of the Class A Common Stock as
                                    of the date of such notice or (ii) defer delivery of the
                                    Quarterly Return Amount to holders of Preferred Stock on
                                    such quarterly payment date until the next quarterly
                                    payment date or any subsequent payment date. However, no
                                    later than             , 1999 (the "Deposit Expiration
                                    Date"), any amounts remaining in the Deposit Account, as
                                    of such date, or which have previously been deferred,
                                    will be (i) paid to the holders of the Preferred Stock
                                    or (ii) used to purchase from EchoStar for transfer to
                                    each holder of Preferred Stock that number of whole
                                    shares of Class A Common Stock determined by dividing
                                    the balance remaining in the Deposit Account by 95% of
                                    the Market Value of the shares of Class A Common Stock
                                    as of the Deposit Expiration Date.

Dividends.........................  Cumulative annual dividends of   % of the Liquidation
                                    Preference per share, payable quarterly out of assets
                                    legally available therefor on                ,
                                                   ,            , and of each year,
                                    commencing            , 2000, when, as and if declared
                                    by the Board of Directors. Dividends will accrue from
                                               , 1999, and as a result EchoStar will not
                                    make any dividend payments on shares of Preferred Stock
                                    until        , 2000. Dividends, to the extent declared
                                    by EchoStar's Board, may, at the option of EchoStar,

                                    be paid in cash, by delivery of fully paid and
                                    nonassessable shares of Class A Common Stock or a
                                    combination thereof.

Conversion Rights.................  Each share of Preferred Stock may be converted at any time at the option of the holder into such number of
                                    fully paid and nonassessable shares of Class A Common
                                    Stock as is equal to the Liquidation Preference divided
                                    by an initial conversion price of $    (the "Conversion
                                    Price"). The Conversion Price is subject to adjustment
                                    upon the occurrence of certain events.

Optional Redemption...............  The Preferred Stock may not be redeemed prior to
                                               , 2000. On or after            , 2000, the
                                    Preferred Stock may be redeemed, in whole or in part, at
                                    the option of EchoStar, in cash, by delivery of fully
                                    paid and nonassessable shares of Class A Common Stock or
                                    a combination thereof, initially at a redemption price
                                    of $         and thereafter at prices declining to $
                                    per share, plus in each case all accumulated and unpaid
                                    dividends to the redemption date.

Change of Control.................  Upon any Change of Control (as defined), each holder of
                                    Preferred Stock shall, in the event that the Market
                                    Value (as defined) at such time is less than the
                                    Conversion Price, have a one-time option to convert such
                                    holder's shares of Preferred Stock into shares of Class
                                    A Common Stock at a conversion price equal to the
                                    greater of (i) Market Value (as defined) ending on the
                                    date on which a Change of Control event occurs and (ii)
                                    66.67% of the Market Value as of the date of this
                                    Prospectus. In lieu of issuing the shares of Class A
                                    Common Stock issuable upon conversion in the event of a
                                    Change of Control, EchoStar may, at its option, make a
                                    cash payment equal to the Market Value of the shares of
                                    Class A Common Stock otherwise issuable.

Ranking...........................  The Preferred Stock will rank senior to the Company's common stock and senior to or PARI PASSU with other
                                    existing and future offerings of preferred stock.

Voting Rights.....................  Except as required by law, the holders of Preferred
                                    Stock will have no voting rights unless dividends
                                    payable on the Preferred Stock are in arrears for six
                                    quarterly periods, in which case the holders of the
                                    Preferred Stock voting separately as a class with the
                                    shares of any other preferred stock or preference
                                    securities having similar voting rights, will be
                                    entitled at the next regular or special meeting of
                                    stockholders of EchoStar to elect two directors of
                                    EchoStar (such voting rights will continue until such
                                    time as the dividend arrearage on the Preferred Stock
                                    has been paid in full). The affirmative vote or consent
                                    of holders of at least 66 2/3% of the outstanding
                                    Preferred Stock will be required for the issuance of any
                                    class or series of stock (or security convertible into
                                    stock) of EchoStar ranking senior to or PARI PASSU with
                                    the Preferred Stock as to dividends or liquidation
                                    rights (other than additional shares of Series B
                                    Preferred Stock

                                    or certain PARI PASSU securities with an aggregate
                                    liquidation preference not to exceed $100 million) and
                                    for amendments to EchoStar's Articles of Incorporation
                                    that would affect adversely the rights of holders of the
                                    Preferred Stock. See "Description of the Preferred
                                    Stock--Voting Rights."

Common Stock......................  The Class A Common Stock is traded on the Nasdaq
                                    National Market under the symbol "DISH." On October 7,
                                    1997, EchoStar had 11,870,521 shares of Class A Common
                                    Stock issued and outstanding. The closing sale price of
                                    the Class A Common Stock on the Nasdaq National Market
                                    on October 9, 1997 was $23 1/8 per share. See
                                    "Description of EchoStar Capital Stock."

Listing...........................  Application will be made to list the Preferred Stock on the Nasdaq National Market.

Tax Consequences..................  The Federal income tax consequences of acquiring and holding the Preferred Stock and the shares of Class A
                                    Common Stock issuable upon conversion of such Preferred
                                    Stock or in redemption therefor or as a dividend thereon
                                    are described in "Certain United States Federal Income
                                    Tax Considerations." Prospective investors are urged to
                                    consult their own tax advisors regarding the tax
                                    consequences of acquiring, holding or disposing of the
                                    Preferred Stock or the shares of Class A Common Stock
                                    issuable upon conversion of such Preferred Stock or in
                                    redemption therefor or as a dividend thereon in light of
                                    their personal investment circumstances, including
                                    consequences resulting from the possibility that
                                    distributions on the Preferred Stock may exceed
                                    EchoStar's current and accumulated earnings and profits
                                    in which case they would not be treated as dividends for
                                    tax purposes.

Use of Proceeds...................  EchoStar presently intends to use the net proceeds of the Preferred Offering to fund subscriber acquisition
                                    and marketing expenses and for other general corporate
                                    purposes.

Concurrent Offering...............  EchoStar is also concurrently offering, by means of a separate prospectus, 5,000,000 shares of Class A Common
                                    Stock (the "Common Offering"). Consummation of the
                                    Common Offering is not conditioned on consummation of
                                    the Preferred Offering, and the Preferred Offering is
                                    not conditioned on consummation of the Common Offering.

Risk Factors......................  Prospective investors should carefully consider certain risk factors relating to an investment in the Preferred
                                    Stock. See "Risk Factors."

                             SUMMARY FINANCIAL DATA

    The following summary financial data and the selected financial data presented elsewhere in this Prospectus for the five years ended December 31, 1996 are derived from the Consolidated Financial Statements of EchoStar, audited by Arthur Andersen LLP, independent public accountants. The following summary financial data with respect to the six months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, such data reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year. The data set forth in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," EchoStar's Consolidated Financial Statements and the Notes thereto, and other financial information included elsewhere in this Prospectus.

                                                                                                             SIX MONTHS ENDED
                                                                  YEARS ENDED DECEMBER 31,                       JUNE 30,
                                                    -----------------------------------------------------  --------------------
                                                    1992 (1)   1993 (1)     1994       1995       1996       1996       1997
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA, RATIOS, SUBSCRIBERS AND SATELLITE
                                                                                  RECEIVERS SOLD)

                                                                                                               (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenue.........................................  $ 165,088  $ 220,941  $ 190,983  $ 163,890  $ 211,411  $ 114,991  $ 172,845
  Operating income (loss).........................     11,286     18,204     13,216     (8,027)  (109,345)   (22,686)   (87,617)
  Net income (loss)...............................      7,529     12,272         90    (11,486)  (100,986)   (29,775)  (126,655)
  Net income (loss) attributable to common
    shares........................................  $   7,529  $  12,272  $    (849) $ (12,690) $(102,190) $ (30,377) $(127,257)
  Weighted-average common shares outstanding......     32,221     32,221     32,442     35,562     40,548     40,404     41,265
  Net income (loss) per common and common-
    equivalent share..............................  $    0.23  $    0.38  $   (0.03) $   (0.36) $   (2.52) $   (0.75) $   (3.08)
OTHER DATA:
  EBITDA (2)......................................  $  12,329  $  19,881  $  15,459  $  (4,913) $ (65,931) $ (12,930) $    (842)
  Ratio of earnings to combined fixed charges and
    preferred stock dividends (3).................      15.0x      18.0x         --         --         --         --         --
  Deficiency of earnings to combined fixed charges
    and preferred stock dividends (3).............         --         --  $  (6,145) $ (44,198) $(188,701) $ (61,657) $(143,845)
  DBS subscribers (end of period).................         --         --         --         --    350,000     70,000    590,000
  Satellite receivers sold (in units):
    Domestic......................................    116,000    132,000    114,000    131,000    518,000    155,000    348,000
    International.................................     85,000    203,000    289,000    331,000    239,000    126,000     91,000
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total.......................................    201,000    335,000    403,000    462,000    757,000    281,000    439,000
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                AS OF JUNE 30, 1997 (UNAUDITED)
                                                ---------------------------------------------------------------
                                                                          AS ADJUSTED  AS ADJUSTED
                                                                            FOR THE      FOR THE    AS ADJUSTED
                                                                           PREFERRED     COMMON       FOR THE
                                                 ACTUAL    PRO FORMA (4)  OFFERING(5)   OFFERING    OFFERINGS(5)
                                                ---------  -------------  -----------  -----------  -----------
BALANCE SHEET DATA:
  Cash, cash equivalents and marketable
    investment securities (6).................  $ 187,804   $   380,804    $ 465,004    $ 490,637    $ 574,837
  Total assets................................  1,534,480     1,727,480    1,811,680    1,837,313    1,921,513
  Total long-term obligations (less current
    portion)..................................  1,311,902     1,311,902    1,311,902    1,311,902    1,311,902
  Series B Preferred Stock (7)................         --       193,000      193,000      193,000      193,000
  Preferred Stock.............................         --            --       87,700           --       87,700
  Total stockholders' equity (deficit)........    (52,868)      (52,868)      31,332       56,965      141,165

                             SUMMARY SATELLITE DATA

                               ECHOSTAR I       ECHOSTAR II        ECHOSTAR III             ECHOSTAR IV
                             ---------------  ---------------  ---------------------  ------------------------
Expected launch date.......     Launched         Launched            Launched             1st Quarter 1998
Orbital slot...............    119 DEG. WL      119 DEG. WL        61.5 DEG. WL           148 DEG. WL (8)
Transponders...............    16 @ 24 MHz      16 @ 24 MHz     16/32 @ 24 MHz (9)       16/32 @ 24 MHz (9)
Approximate channel           100 channels     100 channels      100/200 channels         100/200 channels
  capacity (10)............
Output power...............     130 Watts        130 Watts         240/120 Watts           240/120 Watts
Expected end of commercial        2011             2011                2012                     2013
  life (11)................
Coverage area..............    Continental U.S. and certain         Eastern and       Western and Central U.S.
                               Regions of Canada and Mexico        Central U.S.          Alaska and Hawaii

------------------------

(1) Certain of EchoStar's subsidiaries operated under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and comparable provisions of applicable state income tax laws, until December 31, 1993. The net income for 1992 and 1993 presented above is net of pro forma income taxes of $3,304 and $7,846, respectively, determined as if EchoStar had been subject to corporate Federal and state income taxes for those years. Earnings per share has been calculated and presented on a pro forma basis as if the shares of EchoStar issued to reflect the December 31, 1993 reorganization were outstanding for the years ended December 31, 1992 and 1993, respectively. See Notes 1 and 7 of Notes to EchoStar's Consolidated Financial Statements.

(2) EBITDA represents earnings before interest (net), taxes, depreciation and amortization (including amortization of subscriber acquisition costs of $16.0 million for the year ended December 31, 1996 and $92,000 and $61.4 million for the six months ended June 30, 1996 and 1997, respectively). EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. See EchoStar's Consolidated Financial Statements contained elsewhere in this Prospectus.

(3) For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends and the deficiency of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes, plus fixed charges, excluding capitalized interest. Fixed charges consist of interest incurred on all indebtedness and the computed interest components of rental expense under noncancelable operating leases. Preferred stock dividends consist of the dividends accrued on the Company's Series A Preferred Stock. For the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, earnings were insufficient to cover fixed charges.

(4) Gives effect to the Series B Preferred Offering and the application of the net proceeds thereof.

(5) Excludes approximately $12.3 million to be deposited by purchasers of the Preferred Stock into the Deposit Account.

(6) Excludes restricted cash and marketable investment securities which totaled $229.6 million as of June 30, 1997.

(7) Net of estimated discounts and commissions and offering costs of $7.0 million.

(8) EchoStar presently intends to launch EchoStar IV into the 148 DEG. WL orbital slot during the first quarter of 1998. The Company may, however, subject in each case to applicable FCC approvals and other conditions in the 1997 Notes Indenture (as defined), determine to launch or move EchoStar IV into the 61.5 DEG. WL or the 119 DEG. WL orbital slot.

(9) The transponders on each of these satellites can be independently switched to provide a range from 16 transponders operating at 240 Watts each to 32 transponders operating at 120 Watts each.

(10) EchoStar's DBS permits cover: (i) 11 of the 16 transponders (approximately 65 of 100 channels) on EchoStar I; (ii) 10 of the 16 transponders (approximately 60 of 100 channels) on EchoStar II; (iii) 11 of the 16 transponders (approximately 65 of 100 channels) on EchoStar III; and (iv) 24 of the 32 transponders (approximately 150 of 200 channels) on EchoStar IV.

(11) The expected end of commercial life of each satellite has been estimated by EchoStar based on each satellite's actual or expected launch date and the terms of the construction and launch contracts. The minimum design life is 12 years. The licenses are issued for ten year periods, and would, unless renewed by the FCC, expire prior to the end of the minimum design life.

                           THE ECHOSTAR ORGANIZATION

    The following chart illustrates the Company's corporate structure:

                                     [LOGO]

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE PREFERRED STOCK SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

    HOLDING COMPANY STRUCTURE. Since all of EchoStar's operations are conducted through its subsidiaries, its ability to make cash dividend payments, (including dividend payments on the Preferred Stock) or service any debt is dependent upon the earnings of such subsidiaries and the payment of funds by such subsidiaries to EchoStar in the form of loans, dividends or other payments. As a result, EchoStar will be substantially dependent upon the receipt of funds from its wholly owned subsidiary DBS Corp, which will be dependent upon the receipt of funds from its wholly owned subsidiary ESBC, which in turn will be dependent upon the receipt of funds from its wholly owned subsidiary Dish. None of EchoStar's subsidiaries has any current obligations, contingent or otherwise, to pay any amounts in respect of the Preferred Stock or to make any funds available therefor, whether by dividends, loans or other payments. The cash flow generated by subsidiaries of Dish will only be available if and to the extent that Dish is able to make such cash available to ESBC in the form of dividends, loans or other payments. In general, Dish may pay dividends on its equity securities only if: (i) no default exists under the 1994 Notes Indenture; and (ii) after giving effect to such dividends, Dish's ratio of total indebtedness to cash flow would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish's consolidated net income (less 100% of consolidated net losses) from April 1, 1994, plus 100% of the aggregate net proceeds to Dish from the sale and issuance of certain equity interests of Dish. The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to DBS Corp without restrictions. In general, DBS Corp may pay dividends on its equity securities only if: (i) no default exists under the 1997 Notes Indenture; (ii) after giving effect to such dividends, DBS Corp's ratio of total indebtedness to cash flow would not exceed 6.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of (A) the difference of consolidated cash flow (less 100% of such deficit) minus 150% of consolidated interest expense, in each case from July 1, 1997, plus (B) 100% of the aggregate net proceeds to DBS Corp and its subsidiaries from the sale of certain equity interests of DBS Corp or EchoStar.

    In the event of the bankruptcy, liquidation or reorganization of EchoStar, the assets of EchoStar will be available to pay obligations on the Preferred Stock only after all of the then outstanding indebtedness and other liabilities of EchoStar have been paid in full, and there may not be sufficient assets remaining to pay amounts payable on any or all of the Preferred Stock then outstanding.

    SUBSTANTIAL LEVERAGE. EchoStar is highly leveraged, which makes it very vulnerable to changes in general economic conditions.

    Substantially all of the assets of DBS Corp, ESBC and Dish and their subsidiaries are pledged as collateral for the 1997 Notes, 1996 Notes and the 1994 Notes. Further, the 1997, 1996 and 1994 Notes Indentures (as defined) and the Series B Preferred Stock and the Series B Exchange Notes, if any, severely restrict the ability of EchoStar, DBS Corp, ESBC and Dish to incur additional debt. Thus it is, and will continue to be, difficult for EchoStar and its subsidiaries to obtain additional debt if required or desired in order to implement EchoStar's business strategy. ESBC, Dish and certain of Dish's subsidiaries are also parties to other agreements (in addition to the 1997, 1996 and 1994 Notes Indenture, the Series B Preferred Stock Certificate of Designation and the Series B Exchange Notes Indenture, if any), that severely restrict their ability to obtain additional debt financing for working capital, capital expenditures and general corporate purposes. As security for the performance of its obligations under certain of such agreements, certain subsidiaries of EchoStar have pledged substantial assets as collateral.

    As of June 30, 1997, EchoStar had outstanding long-term debt (including both the current and long-term portion) of approximately $1.3 billion (including the 1997 Notes, 1996 Notes, 1994 Notes, deferred satellite contract payments on EchoStar I and EchoStar II and mortgage debt). In addition, because interest on the 1994 Notes currently is not payable in cash but accrues through June 1, 1999, liability with respect to the 1994 Notes will increase by approximately $156.8 million through that date to $624.0 million. Similarly, because interest on the 1996 Notes currently is not payable in cash but accrues through March 15, 2000, liability with respect to the 1996 Notes will increase by approximately $168.7 million through that date to $580.0 million.

    The ability of EchoStar, DBS Corp, ESBC and Dish to meet their respective payment obligations will depend on the success of EchoStar's business strategy, which is subject to uncertainties and contingencies beyond EchoStar's control.

    Under the terms of the 1996 Notes Indenture, EchoStar may pay cash dividends on its equity securities, including the Preferred Stock, only if: (i) no default exists under the 1996 Notes Indenture; (ii) after giving effect to such dividends, EchoStar's ratio of total indebtedness to cash flow would not exceed
5.0 to 1.0; and (iii) the aggregate amount of such dividends, along with certain other payments, does not exceed the sum of 50% of EchoStar's consolidated net income (less 100% of consolidated net losses) from January 1, 1996 to the end of its most recently completed fiscal quarter plus 100% of the aggregate net proceeds received by EchoStar or its subsidiaries from a sale of EchoStar equity securities.

    COMPETITION FROM DBS AND OTHER SATELLITE SYSTEM OPERATORS. The subscription television industry is highly competitive. EchoStar faces competition from companies offering video, audio, data, programming and entertainment services. Many of these competitors have substantially greater financial and marketing resources than EchoStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    EchoStar competes with companies offering programming through various satellite broadcasting systems. One competitor, DirecTv, Inc. ("DirecTv"), has launched three DBS satellites and has 27 frequencies that are capable of transmitting to the entire continental U.S. ("full-CONUS"). DirecTv and U.S. Satellite Broadcasting Corporation ("USSB"), which owns five transponders on one of DirecTv's satellites, currently offer over 150 channels of combined DBS video programming. As of September 30, 1997, DirecTv had approximately 2.9 million subscribers, approximately one-half of which also subscribed to USSB programming. EchoStar is currently at a competitive disadvantage to DirecTv and USSB with regard to market entry, programming and, possibly, volume discounts for programming offerings. In addition, in the event desirable pay-per-view or other popular programming is obtained by competitors of EchoStar on an exclusive basis, it will be unavailable to EchoStar's DISH Network. DirecTv currently has exclusive distribution rights for out-of-market National Football League telecasts. There may be additional sports and other programming offered by other pay television providers that will not be available on the DISH Network. See "Business--Competition--Other DBS and Home Satellite Operators."

    AT&T Corporation ("AT&T") and DirecTv have entered into an exclusive agreement for AT&T to market and distribute DirecTv's DBS service. As part of the agreement, AT&T made an initial investment of approximately $137.5 million to acquire 2.5% of the equity of DirecTv with an option to increase its investment to up to 30% over a five-year period. This agreement provides a significant base of potential customers for the DirecTv DBS system and allows AT&T and DirecTv to offer customers a bundled package of digital entertainment and communications services. As a result, EchoStar is at a competitive disadvantage marketing to these customers. Further, affiliates of the National Rural Telecommunications Cooperative have acquired territories in rural areas of the U.S. as distributors of DirecTv programming, thereby increasing the distribution capacity of DirecTv.

    On June 11, 1997, TCI Satellite Entertainment, Inc. ("TSAT") announced that a binding agreement had been signed for the restructuring of PrimeStar Partners, L.P. ("PrimeStar"), which currently offers medium power Ku-band programming service to customers using dishes approximately three feet in diameter. In connection with such restructuring, PrimeStar, which is currently owned by affiliates of the five largest cable companies in the U.S., has entered into an agreement to combine its assets with American Sky Broadcasting, L.L.C. ("ASkyB"), a satellite venture formed by News Corporation ("News") and MCI Telecommunications, Inc. ("MCI"), into a single DBS provider. Each PrimeStar partner will contribute its PrimeStar customers and partnership interests into the newly formed entity. ASkyB has announced that it will contribute two satellites under construction and 28 full-CONUS frequencies at the 110 DEG. WL orbital location. In addition, Tempo Satellite, Inc. ("Tempo"), a subsidiary of TSAT, has a license for a satellite using 11 full-CONUS frequencies at the 119 DEG. WL orbital location, and recently launched a satellite to that location. PrimeStar also has agreed to acquire Tempo's license. As of September 30, 1997, according to published reports, PrimeStar had approximately 1.8 million subscribers.

    On July 18, 1997, PrimeStar and TSAT filed an application with the FCC requesting FCC approval for the assignment of Tempo authorizations to PrimeStar in connection with the PrimeStar "roll-up" restructuring. On August 15, 1997, MCI and PrimeStar also filed an FCC application requesting approval for the assignment of MCI's DBS authorizations to PrimeStar. The parties to the two transactions have also initiated the antitrust clearance process with the Department of Justice for each transaction, and EchoStar understands that clearance has been obtained for one of the two transactions (the PrimeStar roll-up). The FCC applications have been placed on public notice and have been opposed by EchoStar and others, but there can be no assurance that any of these oppositions will be successful. If the requests are approved by the FCC and if the transactions are consummated by the parties, the resulting entity would constitute a significantly strengthened competitor with substantial financial and other resources, including a significantly greater number of full-CONUS channels than any other DBS provider.

    Affiliates of several of the companies that would own interests in a restructured PrimeStar entity provide programming to cable television operators, other terrestrial systems and DBS system operators, including EchoStar. These content providers, including News, Time Warner Inc. (including its Turner Broadcasting Systems subsidiary) ("Time Warner"), TCI Communications, Inc. ("TCI"), Cox Communications Inc. ("Cox"), Comcast Corporation ("Comcast") and US WEST, Inc. ("US WEST") would likely provide a significant amount of programming to the new PrimeStar entity and may decide to provide this programming to PrimeStar on better terms and at a lower cost than to other cable or DBS operators. Additionally, those content providers could raise programming prices to all cable, DBS and other providers (including PrimeStar), thereby increasing the Company's cost of programming to rates that are effectively higher than those borne by PrimeStar's owners. Although the current programming access provisions under the Cable Television Consumer Protection and Competition Act of 1992, as amended (the "Cable Act"), and the FCC's rules generally require cable company affiliated content providers to make programming available to competitors on non-discriminatory terms, there are exceptions to these requirements and certain of these requirements are set to expire in 2002 unless extended by the FCC. Moreover, any amendment to, or interpretation of, the Cable Act or the FCC's rules which would revise or eliminate these provisions could adversely affect EchoStar's ability to acquire programming on a cost-effective basis.

    The FCC has indicated that it may apply to the International Telecommunication Union ("ITU") for allocation of additional DBS orbital locations capable of providing service to the U.S. Further, Canada, Mexico, and other countries have been allocated various DBS and FSS orbital locations which are capable of providing service to part or all of the continental U.S. In general, non-U.S. licensed satellites are not presently allowed to provide domestic DBS or DTH service in the U.S. However, in November 1996, the U.S. and Mexico signed a Protocol allowing cross-border DBS and DTH service from Mexican-licensed satellites to the U.S. and vice versa, and Mexico has indicated that it will auction one or more of its FSS orbital locations later this year, and that it will auction one or more of its DBS orbital locations during 1998.

    Pursuant to the protocol, the FCC already has permitted a company to provide Direct-to-Home ("DTH") services in the U.S. through a Mexican satellite. Televisa International, LLC ("Televisa") is currently in the process of developing DTH television and related services in Mexico, Latin America, North America and Europe. Televisa received authorization from the FCC to operate 1 million receive-only earth stations in the U.S. which are capable of receiving DTH television services from Mexico's

Solidaridad II satellite. The Solidaridad II satellite operates at 113 DEG. WL providing full-CONUS coverage, and is licensed by the Mexican Government.

    The FCC authorized Televisa to operate receive dishes that are larger, and possibly less attractive to consumers, than the dishes made available by EchoStar. Further, the FCC authorization for Televisa does not provide Televisa's earth stations with protection from unacceptable radio interference from nearby satellite networks. Nevertheless, the authorization of Televisa to provide a service from the 113 DEG. WL orbital slot may produce additional competition to the full-CONUS service provided by the Company from EchoStar I and EchoStar II.

    In addition, the U.S. has indicated its willingness to enter into similar agreements with other countries in North, Central, and South America. If the U.S. government moves forward with these initiatives, or if other countries authorize DBS providers to use their orbital slots to serve the U.S., additional competition could be created, and EchoStar's DBS authorizations could become less valuable. At this time, EchoStar cannot predict whether these or other recent developments will ultimately permit other potential competitors to have access to the U.S. In addition, two additional satellite companies, Continental Satellite Corporation ("Continental") (a subsidiary of Loral Space & Communications Ltd. ("Loral")) and Dominion, each has conditional permits for a comparatively small number of DBS assignments which can be used to provide service to portions of the U.S.

    There are a number of additional methods by which programming can be delivered via satellite, including low power C-band satellite services, medium and high power Ka-band, Ku-band and extended Ku-band satellite services. These satellite frequency bands can be used to provide additional competition to EchoStar. See "Business--Competition--Other Potential Providers of DBS or Similar Services."

    COMPETITION FROM CABLE TELEVISION AND OTHER TERRESTRIAL SYSTEMS. The DISH Network also encounters substantial competition in the overall market for pay television households from cable television and other terrestrial systems. Cable television operators have a large, established customer base, and many cable operators have significant investments in, and access to, programming. Cable television service is currently available to approximately 90% of the approximately 96 million U.S. television households, and approximately 65% of total television households currently subscribe to cable. Cable television operators currently have an advantage relative to EchoStar with regard to the provision of local programming as well as the provision of service to multiple television sets within the same household. A Copyright Arbitration Royalty Panel has reported on recommended royalties for local satellite retransmission of network affiliated and superstation signals. See "Risk Factors--Impediments to Retransmit Local Broadcast Signals." In addition, EchoStar's programming will not be available to households lacking a clear line of sight to EchoStar's current orbital location, or to households in apartment complexes or other multiple dwelling units that do not facilitate or allow the installation of EchoStar Receiver Systems. As a result of these and other factors, there can be no assurance that EchoStar will be able to establish a substantial subscriber base or compete effectively against cable television operators. See "Business--Competition--Cable Television."

    There are also a number of other terrestrial systems for delivering multiple channels of television programming. These include "wireless cable" or "MMDS" systems, and private cable systems such as satellite master antennae television ("SMATV") as well as new and advanced technologies such as Local Multi-Point Distribution Services ("LMDS"), which are still in the development stage. Certain wireless cable companies may become more competitive as a result of recently announced affiliations with telephone companies. In addition, digital video compression over existing telephone lines, and fiber optic networks and open video systems are being implemented and supported by entities such as regional telephone companies which are likely to have greater resources than EchoStar. When fully deployed, these new technologies could have a material adverse effect on the demand for DBS services. Regulatory changes may also make it easier for local exchange carriers ("LECs") and others, including utility companies, to provide competitive video services, and to provide video services directly to subscribers in the LECs' telephone service areas, with certain exceptions. The Telecommunications Act of 1996 (the

"1996 Act") repealed a statutory telephone/cable cross-ownership restriction, and recognizes several multiple-entry options for telephone companies to provide competitive video programming. There can be no assurance that EchoStar will be able to compete successfully with existing competitors or new entrants in the market for pay television services. See "Business--Competition--Wireless Cable" and "--Telephone Companies."

    EXPECTED OPERATING LOSSES. Due to the substantial expenditures required to complete development, construction and deployment of the EchoStar DBS System and introduction of its DISH Network service to consumers, EchoStar has sustained significant losses in recent periods. EchoStar's operating losses were $8.0 million, $109.3 million and $87.6 million for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, respectively. EchoStar had net losses of $11.5 million, $101.0 million and $126.7 million during those same periods. Improvements in EchoStar's results of operations are largely dependent upon its ability to increase its customer base while maintaining its price structure, controlling subscriber turnover (i.e., the rate at which subscribers terminate service), and effectively managing its costs. No assurance can be given that EchoStar will be effective with regard to these matters. In addition, EchoStar incurs significant acquisition costs to obtain DISH Network subscribers. The high cost of obtaining new subscribers magnifies the negative effects of subscriber turnover. See "--Risk of Inability to Manage Rapidly Expanding Operations; Subscriber Turnover." EchoStar anticipates that it will continue to experience operating losses through at least 1999. There can be no assurance that such operating losses will not continue beyond 1999 or that EchoStar's operations will generate sufficient cash flows to pay its obligations, including its obligations on the 1994 Notes (as defined), the 1996 Notes, the 1997 Notes, its obligation to redeem the Series B Preferred Stock or retire the Series B Exchange Notes, if issued, or to pay cash dividends on the Preferred Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    POTENTIAL NEED FOR ADDITIONAL CAPITAL. EchoStar may require additional funds to acquire DISH Network subscribers. In addition, EchoStar has conditional licenses or applications pending with the FCC for a two satellite Ku-band system, a two satellite Fixed Satellite Service ("FSS") Ka-band system, a two satellite extended Ku-band system and a six satellite low earth orbit ("LEO") satellite system. EchoStar will need to raise additional funds for the foregoing purposes. Further, there are a number of factors, some of which are beyond EchoStar's control or ability to predict, that could require EchoStar to raise additional capital. These factors include slower than expected subscriber acquisition, a defect in or the loss of any satellite or an increase in the cost of acquiring subscribers due to additional competition, among other things. There can be no assurance that EchoStar will be able to raise additional capital at the time necessary or on terms satisfactory to EchoStar. The inability to raise sufficient capital would have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    LACK OF BRAND-NAME RECOGNITION. The absence of brand-name recognition for the EchoStar DBS System impairs the Company's ability to market its receivers through consumer electronics stores as effectively as it would like. Some of the Company's competitors (such as DirecTv) have arrangements with a larger number of major consumer electronic product manufacturers (such as Sony and RCA), than does EchoStar, which allow those companies to manufacture and sell DBS receivers that bear their own trademark, and allow consumers to receive the programming of the Company's DBS competitors. This type of arrangement between the Company's DBS competitors and major consumer products companies gives the Company's competitors a distinct, significant consumer marketing edge.

    At this time, EchoStar Receiver Systems are manufactured by one manufacturer, SCI Systems, Inc. ("SCI"). Unlike DirecTv, the Company does not currently have manufacturing agreements or arrangements with any large consumer products manufacturers other than JVC. As a result, EchoStar's receivers (and consequently its programming services) are less well known to consumers than those of some of its principal competitors, and EchoStar, due in part to the lack of product recognition and demand, has not had as much success in having EchoStar Receiver Systems carried for sale in consumer electronic stores or outlets as EchoStar would like, or as may be necessary for EchoStar's financial success.

    POTENTIAL FOR DELAY AND COST OVERRUNS. Significant expenditures are required to complete construction and deployment of the EchoStar DBS System. Funds, in addition to existing cash balances, will be required in the event of delays, cost overruns, increased costs associated with certain potential change orders under the Satellite Contracts (as defined) or the Launch Contracts (as defined), a change in launch provider, material increases in estimated levels of operating cash requirements, if increased subsidization of EchoStar Receiver Systems become necessary to meet competition, or to meet other unanticipated expenses. There can be no assurance that such financing will be available or that, if available, it will be available on terms favorable to EchoStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    A significant delay in the delivery or launch of any EchoStar satellite would adversely affect EchoStar's operations and may result in the cancellation of any of the permits of EchoStar Satellite Corporation ("ESC"), DirectSat Corporation ("DirectSat"), DBS Corp and DBSC by the FCC. See "--Risk of Satellite Defect, Loss or Reduced Performance." In addition, any material delay in the delivery of EchoStar Receiver Systems or related components would negatively affect EchoStar's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    EFFECT OF LOSS OF KEY PERSONNEL. EchoStar believes that its future success will depend to a significant extent upon the performance of certain individuals, particularly Charles W. Ergen, Chairman, Chief Executive Officer and President of EchoStar, and James DeFranco, Executive Vice President. The loss of either of these individuals could have an adverse effect on EchoStar's business. EchoStar does not maintain "key man" insurance with respect to any such individuals. While all executives of the Company have executed agreements limiting their ability to work for or consult with competitors if they leave the Company, the Company does not have any employment agreements with either of the above named individuals, nor any other executive officer of the Company.

    DEPENDENCE ON THIRD PARTY PROGRAMMERS. EchoStar is dependent on third parties to provide it with programming services. EchoStar's programming agreements have remaining terms ranging from one to ten years and contain various renewal and cancellation provisions. There can be no assurance that any of these agreements will be renewed or will not be cancelled prior to expiration of their original term. In the event that any such agreements are not renewed or are cancelled, there can be no assurance that EchoStar would be able to obtain or develop substitute programming, or that such substitute programming would be comparable in quality or cost to EchoStar's existing programming. EchoStar's competitors currently offer substantially the same programming as EchoStar. The ability of EchoStar to compete successfully will depend on EchoStar's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices. See "Business--Programming."

    Pursuant to the Cable Act and the FCC's rules, programming developed by vertically integrated cable-affiliated programmers generally must be offered to all multi-channel video programming distributors on non-discriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit certain exclusive programming contracts. EchoStar anticipates purchasing a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC. As a result, any expiration of, amendment to, or interpretation of, the Cable Act and the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of EchoStar, could adversely affect EchoStar's ability to acquire programming or acquire programming on a cost-effective basis. In addition, laws, regulations and the need to obtain certain retransmission consents and copyright licenses may limit the ability of the Company to implement a local programming strategy in multiple markets. See "Business--Government Regulation--Satellite Home Viewer Act."

    RISKS OF INFRINGEMENT OF PATENTS AND PROPRIETARY RIGHTS. The ability of EchoStar to obtain patents and other intellectual property rights is material to its business. Many of EchoStar's competitors have obtained, and may be expected to obtain in the future, patents that cover or affect products or services directly or indirectly related to those offered by EchoStar. There can be no assurance that EchoStar is aware of all patents that may potentially be infringed by its products. In addition, patent applications in the U.S. are confidential until a patent is issued and, accordingly, EchoStar cannot evaluate the extent to which its products may infringe claims contained in pending patent applications. In general, if it were determined that one or more of EchoStar's products infringe on patents held by others, EchoStar would be required to cease developing or marketing those products, to obtain licenses to develop and market those products from the holders of the patents or to redesign those products in such a way as to avoid infringing the patent claims. The extent to which EchoStar may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses is currently unknown. A number of third parties have contacted EchoStar claiming patent and other intellectual rights with respect to components within the EchoStar DBS System. There can be no assurance that EchoStar would be able to obtain such licenses on commercially reasonable terms or, if it were unable to obtain such licenses, that it would be able to redesign its products to avoid infringement. See "Business--Legal Proceedings."

    DEPENDENCE ON SATELLITES AND SINGLE DIGITAL BROADCAST CENTER. Prior to the expiration of the anticipated useful lives of EchoStar satellites, EchoStar will need to obtain replacement satellites. There can be no assurance that replacements will be available when required or, if available, that they will be available at prices, and on other terms, acceptable to EchoStar. Various FCC approvals would be required with respect to replacement satellites, including but not limited to renewal of EchoStar's ten year DBS licenses. There can be no assurance that the FCC will grant the required approvals.

    EchoStar also relies upon a single digital broadcast center located in Cheyenne, Wyoming for key operations such as reception of programming signals, encryption and compression. If a natural or other disaster damaged the digital broadcast center, there can be no assurance that EchoStar would be able to continue to provide programming services to its customers.

    IMPEDIMENTS TO RETRANSMIT LOCAL BROADCAST SIGNALS. EchoStar intends to offer programming telecast by local affiliates of national television networks to major population centers within the continental U.S. via DBS satellite. In order to retransmit this programming to any DISH Network subscriber in a particular local market, EchoStar must obtain the retransmission consent of the local affiliate. There can be no assurance that the Company will obtain retransmission consents of any local affiliate. The inability to transmit such programming into the local markets from which the programming is generated could have an adverse effect on the Company.

    The Satellite Home Viewer Act ("SHVA") establishes a "statutory" (or compulsory) copyright license that generally allows a DBS operator, for a statutorily-established fee, to retransmit local affiliate programming to subscribers for private home viewing so long as that retransmission is limited to those persons in "unserved households." An "unserved household", with respect to a particular television network, is defined as one that cannot receive an over-the-air network signal of "grade B" intensity (a predictive standard of signal intensity employed by the FCC) of a primary network station affiliated with that network through the use of a conventional outdoor rooftop antenna and has not, within the 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides the signal of an affiliate of that network. While management believes the SHVA could be read to allow the Company to retransmit this programming to certain local markets via DBS satellite, management also believes that the compulsory copyright license under the SHVA may not be sufficient to permit the Company to implement its strategy to retransmit such programming in the most efficient and comprehensive manner. On August 28, 1997, a Copyright Arbitration Royalty Panel ("CARP"), appointed to recommend royalties for satellite retransmission of network-affiliated television and superstation signals pursuant to the compulsory license of
Section 119 of the Copyright Act, delivered its Report to the Librarian of Congress. In the CARP's recommendation, which must be either adopted or changed by the Copyright Office within 60 days from August 28, 1997, the CARP held it has no jurisdiction to set royalties for local satellite retransmissions of the signals of network-affiliated television stations, on the ground that the compulsory license of the Copyright Act does not extend to such retransmissions. While EchoStar has petitioned the Librarian to modify the CARP report, the petition has been opposed, and there can be no assurance that the petition will be granted. Moreover, EchoStar is continuing its efforts to secure passage of legislation that will clarify and extend the scope of the compulsory license with respect to local network signals. There can be no assurance that EchoStar will be successful in these efforts. If the CARP's position is upheld by the Librarian and legislation to clarify and extend the scope of the compulsory license is not passed, EchoStar would be prevented from relying on the compulsory copyright license to retransmit local network-affiliated stations' signals and may have to engage in the relatively cumbersome process of negotiating and obtaining copyright licenses from all individual copyright holders instead.

    The CARP also recommended setting at zero the royalty rate for local retransmissions of superstation signals. This recommendation may be considered favorable to EchoStar because it may provide a basis for the proposition that the royalty rate for all local-into-local retransmission (to the extent permitted) should be zero. However, there can be no assurance that the Librarian will adopt the CARP's recommendation or that, in the absence of the legislation whose passage is sought by EchoStar, EchoStar would be successful in any litigation with copyright owners regarding this issue.

    INCREASED COSTS FOR RETRANSMISSION OF DISTANT BROADCAST SIGNALS. In its August 28, 1997 report, the CARP recommended that the royalty rate for satellite retransmissions of distant network-affiliated station and distant superstation signals be set at 27 cents per subscriber per month --a substantial increase compared to the previously applicable rates, which ranged from 6 to 17.5 cents. The Satellite Broadcasting & Communications Association, of which EchoStar is a member, has requested modifications to the CARP's report. However, this request has been opposed, and there can be assurance that it will be granted. Several Congressmen have publicly voiced their opposition to the 27 cent royalty rate recommended by CARP; a sub-committee chairman and ranking member have requested that the Librarian of Congress stay the CARP's recommendation for 18 months, but there can be no assurance that such opposition or request will produce favorable results.

    EchoStar believes but can provide no assurances that it may be able to pass through the recommended increases (should they be adopted) to its customers by separately tiering the channels involved, so that its operating margins are not substantially affected. However, the recommended increases may adversely affect the competitiveness of EchoStar vis-a-vis cable operators, which pay lower rates to copyright holders.

    DEPENDENCE ON SINGLE RECEIVER MANUFACTURER. EchoStar Receiver Systems are currently manufactured exclusively by SCI Technology ("SCI"), a high-volume contract electronics manufacturer, and only JVC manufactures other consumer electronics products incorporating EchoStar Receiver Systems. SCI is currently EchoStar's only source of stand-alone receivers. EchoStar is currently negotiating with several brand-name consumer electronics manufacturers to produce receivers for use with the DISH Network. No assurances can be provided regarding the ultimate success of those negotiations. If SCI is unable for any reason to produce receivers in a quantity sufficient to meet EchoStar's requirements, EchoStar's ability to add additional subscribers would be materially impaired and its results of operations would be adversely affected.

    RISK THAT INITIAL EQUIPMENT COSTS WILL LIMIT CONSUMER DEMAND FOR DISH NETWORK PROGRAMMING. Currently, the suggested retail price of a standard EchoStar Receiver System is $199. The initial equipment cost required to receive DISH Network programming may reduce the demand for EchoStar Receiver Systems, since EchoStar Receiver Systems generally must be purchased, while cable and certain of EchoStar's satellite competitors lease their equipment to the consumer with little if any initial hardware payment required.

    POLITICAL RISKS PERTAINING TO LAUNCH PROVIDERS AND RESTRICTIONS ON EXPORT OF TECHNOLOGY. EchoStar has contracted with Lockheed-Khrunichev-Energia-International, Inc. ("LKE") for the launch of EchoStar IV during the first quarter of 1998 from the Baikonur Cosmodrome in the Republic of Kazakhstan (the "LKE Contract"). EchoStar will launch EchoStar IV on a Proton K/Block DM four stage launch vehicle. Astra 1F, the first commercial launch on a Proton K/Block DM, was successfully launched on April 9, 1996 and Inmarsat 3 F2, the second such commercial launch, was successfully launched on September 6, 1996. LKE now markets commercial Proton launches under a new organization called International Launch Services ("ILS"), a joint venture between LKE and Lockheed Services. ILS has contracts providing for the launch of at least six non-EchoStar western satellites throughout 1997.

    The first commercial Proton launch in 1997 was successfully accomplished on May 24, carrying the Telestar 5 payload. However, two of the launches of the Proton four stage launch vehicle have failed in the last twelve months. In February 1996, a Proton Block DM failed during launch when its main engine did not start properly. Additionally, in November 1996, the main engine of a Proton Block D-2 failed to properly start a planned second burn during the launch of the Mars 96 spacecraft.

    In order for EchoStar IV to be launched from Kazakhstan, the satellite contractor will need to obtain a technical data exchange license and a satellite export license from the U.S. government. There can be no assurance those licenses can be obtained in a timely manner to avoid a launch delay. Any political or social instability, such as that recently experienced in the former Soviet bloc countries, could affect the cost, timing and overall advisability of utilizing LKE as a launch provider for EchoStar's satellites. See "Business--Satellite Launches."

    NEWS CORPORATION LITIGATION. On February 24, 1997, EchoStar and News announced an agreement (the "News Agreement") pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110 DEG. WL purchased by MCI for over $682 million following a 1996 FCC auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

    On May 8, 1997, EchoStar filed a Complaint in the U.S. District Court for the District of Colorado (the "Court"), Civil Action No. 97-960, requesting that the Court confirm EchoStar's position and declare that News is obligated pursuant to the News Agreement to lend $200 million to EchoStar without interest and upon such other terms as the Court orders.

    On May 9, 1997, EchoStar filed a First Amended Complaint significantly expanding the scope of the litigation to include breach of contract, failure to act in good faith, and other causes of action. EchoStar seeks specific performance of the News Agreement and damages, including lost profits based on, among other things, a jointly prepared ten-year business plan showing expected profits for EchoStar in excess of $10 billion based on consummation of the transactions contemplated by the News Agreement.

    On June 9, 1997, News filed an answer and counterclaims seeking unspecified damages. News' answer denies all of the material allegations in the First Amended Complaint and asserts twenty defenses, including bad faith, misconduct and failure to disclose material information on the part of EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. The counterclaims, in which News is joined by its subsidiary ASkyB assert that EchoStar and Ergen breached their agreements with News and failed to act and negotiate with News in good faith. EchoStar has responded to News' answer and denied the allegations in their counterclaims. EchoStar also has asserted various affirmative defenses. EchoStar intends to diligently defend against the counterclaims. The parties are now in discovery. The case has been set for a five week trial commencing June 15, 1998, but that date could be postponed. The litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation. An adverse decision could have a material adverse effect on EchoStar's financial position and results of operations.

    RISKS OF ADVERSE EFFECTS OF GOVERNMENT REGULATION. EchoStar is subject to the regulatory authority of the U.S. Government and the national communications authorities of the countries in which it operates. The business prospects of EchoStar could be adversely affected by the adoption of new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies and regulations, that modify the present regulatory environment, as well as its failure to comply with existing laws, policies and regulations. EchoStar must comply with all applicable Communications Act requirements and FCC regulations and policies, including, among other things, proceeding with diligence to construct satellites and commence operations within prescribed milestones and in accordance with required filings of periodic progress reports.

    EchoStar believes that it remains free to set prices and serve customers according to its business judgment, without rate regulation or the statutory obligation under Title II of the Communications Act to avoid undue discrimination among customers. There can be no assurances that the FCC would not find that EchoStar is subject to the requirements of Title II. If the FCC made such a finding, EchoStar would be required to comply with the applicable portions of Title II.

    The Communications Act of 1934, as amended, and the FCC's implementing regulations provide that, where subsidiaries of a holding company hold certain types of FCC licenses, foreign nationals or their representatives may not own in excess of 25% of the total equity of the holding company, considered on a fully-diluted basis, except upon an FCC public interest determination. While the FCC's International Bureau has ruled that these limitations do not apply to DBS authorizations, the ruling has been challenged and the question remains open. Furthermore, the limitations will apply to EchoStar's FSS authorizations if EchoStar holds itself out as a common carrier or if the FCC decides to treat it as such a carrier.

    A recent survey of EchoStar's equity owners discloses that EchoStar's foreign ownership in May of this year was under 5%, well below these limitations if they were to apply. However, if the purchase by foreigners or their representatives of EchoStar's existing or new equity securities or exercise of any right to convert existing or new securities into equity securities, including the shares subject to the Offerings, would cause the foreign ownership limitations to be exceeded, a separate FCC determination that such ownership was consistent with the public interest would be required in order to avoid a violation of the Act and/or the FCC's rules.

    The Communications Act of 1934, as amended, also requires prior FCC approval of transfers of control over, or assignments of, Title III licenses. If the purchase of the securities in the Offerings (or exercise of the right to convert the Preferred Stock into shares of Common Stock) would result in a transfer of control over the FCC licenses and permits, such transfer would require the prior approval of the FCC.

    EchoStar believes that, because it is engaged in a subscription programming service, it is not subject to many of the regulatory obligations imposed upon broadcast licensees. However, there can be no assurances that the FCC will not find in the future that EchoStar should be treated as a broadcast licensee with respect to its current and future operations. If the FCC were to determine that EchoStar is, in fact, a broadcast licensee, EchoStar could be required to comply with all regulatory obligations imposed upon broadcast licensees.

    The Cable Act requires the FCC to conduct a rulemaking to impose public interest requirements for DBS licensees. The FCC's rules must, at a minimum, mandate reasonable and non-discriminatory access to qualified candidates for election to public office and require DBS licensees to reserve between four and seven percent of the DBS licensees' channel capacity exclusively for noncommercial programming of an educational or informational nature. Within this set-aside requirement, DBS providers must make capacity available to "national educational programming suppliers" at below-cost rates. The FCC is presently conducting a rulemaking proceeding in order to determine how to implement the 4-7% set-aside requirement. The Company cannot predict at this time the extent or nature of the public interest programming requirements that will be imposed by the FCC, or when the FCC will issue these rules. There can be no assurance that these public interest requirements will not have an adverse effect on the quantity and mix of programming that EchoStar is able to offer its subscribers. See "Business--Government Regulation."

    Pursuant to the 1996 Act, the FCC has established regulations that prohibit (with certain exceptions) governmental and non-governmental restrictions, such as private covenants and homeowners' association rules, that impair a viewer's ability to receive video programming through devices designed for DBS Service, MMDS, or over-the-air reception of television broadcast service. These rules apply to property within the exclusive control of the antenna user where the user has an ownership interest in the property. In an ongoing proceeding, the FCC is examining whether the rules should apply to the placement of antennas on common areas or rental properties where the antenna user does not own or control the property. While the Company cannot predict the outcome of this proceeding, a decision not to extend these rules to such properties or other adverse decision potentially could limit the growth of DBS subscribers. See "Business--Government Regulation."

    While DBS operators like EchoStar currently are not subject to the "must carry" requirements of the Cable Act, the cable industry has argued that DBS operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DBS operators, or to the extent that new legislation or regulation of a similar nature is promulgated, EchoStar's future plans to provide local programming may be adversely affected, and such must carry requirements could cause the displacement of possibly more attractive programming.

    OPPOSITION TO, AND RISK OF LOSS OF, CERTAIN ECHOSTAR AUTHORIZATIONS. Many aspects of EchoStar's operations require the retention or renewal of existing FCC authorizations, or the procurement of additional authorizations. The FCC has granted EchoStar conditional authority to use C-band frequencies for telemetry, tracking and control ("TT&C") functions for EchoStar I, stating that the required coordination process with Canada and Mexico had been completed. In January 1996, however, the FCC received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. There can be no assurance that such objections will not subsequently require EchoStar to relinquish the use of such C-band frequencies for TT&C purposes. This could result in the inability to control EchoStar I and a total loss of the satellite. Further, the FCC has granted EchoStar conditional authority to use "extended" C-band frequencies for TT&C functions for EchoStar II, but only until January 1, 1999, at which time the FCC will review the suitability of those frequencies for TT&C operations. There can be no assurance that the FCC will extend the authorization to use these C-band frequencies for TT&C purposes beyond that date. Such failure to extend the authorization could result in the inability to control EchoStar II and a total loss of the satellite. Also, there can be no assurance that the rights of EchoStar under the Dominion Agreement will be given effect in the absence of FCC approval, which has not yet been received and may not be forthcoming. In addition, certain of EchoStar's pending and future requests to the FCC for extensions, waivers and approvals have been, and are expected to continue to be, opposed by third parties. Among other things, the precise location of ESC's and DirectSat's licensed EchoStar I and EchoStar II satellites may be outside the parameters set forth in their licenses. EchoStar has requested temporary authority to operate, for 180 days, EchoStar I and EchoStar II closer together (at 119.05 DEG. WL and 118.95 DEG. WL instead of at their authorized locations at 119.2 DEG. WL and 118.8 DEG. WL), which would improve signal quality and facilitate better customer service. The FCC has raised concerns about this request, and the request has been opposed by Tempo. See "Business--Government Regulation--FCC Permits and Licenses." Failure of the FCC to grant or renew EchoStar's request would require EchoStar to take steps to ensure that EchoStar I and EchoStar II are positioned consistent with present FCC authorizations, or to reposition the satellites, and could have an adverse effect on the operation of these satellites. If EchoStar I and EchoStar II were found to have been operated outside their authorized parameters, the FCC could impose monetary forfeitures or other penalties on EchoStar. There can be no assurance that EchoStar's requests will be granted or, if granted, that they will be granted on a timely basis or on terms favorable to

EchoStar. EchoStar will also require further FCC authorizations to operate EchoStar III and launch and operate EchoStar IV. The loss of any of EchoStar's FCC authorizations, the failure to obtain requested extensions or waivers or the imposition of conditions would adversely affect EchoStar's plan of operations, and its current business plan could not be fully implemented. See "Business--Other Components of DBS Service" and "--Government Regulation--FCC Permits and Licenses."

    By order released January 11, 1996, the FCC's International Bureau extended the DBS permit of DirectSat for 11 channels at the 175 DEG. WL orbital slot to 1999, subject to the condition that the FCC may reconsider the extension and modify or cancel it, in whole or in part, if DirectSat fails to make progress toward construction and operation of its DBS system substantially in compliance with its promised timetable, or with any more expedited timetable ordered by the FCC. In the same order, the FCC's staff denied reconsideration of its earlier decision to assign channels and orbital locations to DirectSat at 119 DEG. WL and 175 DEG. WL for its DBS system. PrimeStar has applied for full FCC review of this order and other parties may seek reconsideration and/or judicial review of the eventual FCC order. There can be no assurance that the full FCC will affirm the International Bureau's decision or render a decision favorable to EchoStar. Failure of the full FCC to affirm the decision would have a substantial adverse effect upon EchoStar's operations and may result in a loss of authorizations. In addition, in the event that EchoStar loses the DirectSat frequencies at 119 DEG.WL, EchoStar would be required under certain circumstances to offer to repurchase all or a portion of the 1994 Notes, the 1996 Notes, the 1997 Notes and, if issued, the Series B Exchange Notes, under certain conditions. In the event that a substantial number of holders of the 1994 Notes, the 1996 Notes, the 1997 Notes, or, if issued, the Series B Exchange Notes, accepted that offer, EchoStar's plan of operations, including its liquidity, would be adversely affected and it might not be possible to implement EchoStar's current business plan without obtaining additional financing. See "Business--Legal Proceedings."

    DBSC's authorization to construct and operate two DBS satellites at
61.5 DEG. WL and 175 DEG. WL initially expired on August 15, 1995. Prior to that date, DBSC applied for an extension of time, based upon a variety of factors. DBSC indicated that it had signed an amendment to the DBSC Satellite Contract, by which DBSC ordered a 32 transponder satellite in lieu of the previously contracted for 16 transponder satellite. DBSC filed an application for FCC approval of this minor modification in design. In December 1995, the FCC staff approved DBSC's request for an extension of time, giving it until 1998 to complete construction and launch of its satellites subject to continued compliance with the FCC's due diligence requirements. PrimeStar has sought full FCC review of this order, and other parties may seek reconsideration and/or judicial review of the eventual FCC order. There can be no assurance that the full FCC will affirm the International Bureau's decision or render a decision favorable to EchoStar. Failure of the full FCC to affirm the decision would have a substantial adverse effect upon EchoStar's operations, and may result in loss of the authorization. The FCC has not yet ruled on PrimeStar's petition, and no assurances can be given that the FCC will sustain the staff's determination. DBSC's minor modification request was opposed by Tempo. The FCC's staff has declined to rule on DBSC's request for minor modification of its authorization pending the submission to the FCC of interference data based on the proposed new satellite design. DBSC has submitted relevant data; and by order released September 29, 1997, the FCC's International Bureau conditionally approved the requested modification application.

    EchoStar III was launched on October 5, 1997 pursuant to FCC authority which was conditionally granted by the September 29, 1997 order of the FCC's International Bureau. The International Bureau's September 29, 1997 order also conditionally granted DBSC an STA to test all transponders on EchoStar III for the earlier of eight weeks after launch or seven days prior to the launch of a satellite to that orbital location by an authorized entity. The International Bureau's order is subject to review by the full Commission and ultimately the Court of Appeals, and there can be no assurance that the order will not be challenged, or that any such challenges will not be successful. EchoStar also expects to file applications for authority to operate the satellite as well as feeder link earth stations and antennas for TT&C communications with EchoStar
III. On October 3, 1997 EchoStar filed an application for authority to operate one of the earth station antennas that it plans to deploy for TT&C and feeder link communications with EchoStar III. There can be no assurance that this application will be granted. Also on October 3, 1997, EchoStar filed a request for an STA to allow it to begin testing that antenna immediately upon the launch of EchoStar III. On the same date, the FCC staff verbally gave EchoStar a 90-day STA to conduct such testing subject to certain power restrictions.

    In the event EchoStar at any time fails to comply with applicable Communications Act requirements and FCC regulations, including the FCC's required schedule for construction and launch of any of EchoStar's satellites, the FCC has the authority to revoke, condition, or decline to extend or renew the authorizations for that and any subsequent satellites and, in connection with that action, could exercise its authority to rescind these authorizations. The FCC has, in fact, indicated it may revoke DBS permits if there are delays in the satellite construction schedule submitted by the permittee to the FCC or if the permittee fails to meet other due diligence construction and operation obligations. The schedule submitted to the FCC by DBSC called for the completion of construction at 61.5 DEG. WL of EchoStar III by July 31, 1997, and that milestone was met. DBSC and DirectSat also must have operational satellites at 175 DEG. WL by 1998 and 1999, respectively, and DirectSat must have an operational satellite at 110 DEG. WL by 1999. Both DBSC and DirectSat must comply with other intermediate milestones. Any delay in this schedule may cause total or partial revocation of DBSC's or DirectSat's permits. The FCC also has declared that it will carefully monitor the semi-annual reports required to be filed by DBS permittees. Failure of EchoStar to file adequate semi-annual reports or to demonstrate progress in the construction of its DBS systems may result in cancellation of its permits. EchoStar has not filed all required progress reports with the FCC. There is a risk that the FCC may find that EchoStar has not complied fully with the FCC's due diligence requirements, including without limitation the filing of semi-annual progress reports and satisfaction of construction and payment obligations consistent with the FCC's rules and the semi-annual progress reports filed by EchoStar.

    Further, the FCC has not yet completed its review to determine whether EchoStar's contract for the construction of the western satellite of its system meets the FCC's requirements and has deferred a decision on whether to extend EchoStar Satellite Corporation's ("ESC") permit for western assignments. Therefore, the FCC has not yet assigned to EchoStar frequencies for that satellite. While it is possible that DBSC, DirectSat and ESC may construct a satellite for joint use by all three at 175 DEG. WL (provided that ESC is found to have a firm contract and receives frequency assignments at 175 DEG. WL), EchoStar will still be required to construct and launch two or more satellites in addition to EchoStar I, EchoStar II, EchoStar III and EchoStar IV in order to preserve all of its DBS permits (plus additional satellites for the single frequencies at each of the 110 DEG. WL and 166 DEG. WL orbital slots in order to avoid loss of those frequencies). Finally, with respect to the 24 orbital assignments at the 148 DEG. WL orbital slot, EchoStar must complete contracting for a satellite by December 20, 1997, must complete construction by December 20, 2000, and must launch and operate a satellite by December 20, 2002. Absent infusion of additional significant capital, EchoStar will not be able to retain all of its assigned frequencies and orbital slots. There can be no assurance that EchoStar will be able to comply with the FCC's due diligence requirements or that the FCC will determine that EchoStar has complied with such due diligence requirements.

    In addition, ESC recently received from the FCC's International Bureau a conditional license for two FSS satellites in the Ka-band. That license was based on an orbital plan agreed upon by applicants in EchoStar's processing round. Certain of these applicants have now requested changes to that orbital plan. One company (Norris) has filed a request to stay the plan, and petitions for reconsideration are also pending against certain of the licenses covered by the plan. There can be no assurance that review of the recently granted Ka-band licenses and orbital plan by the International Bureau and the full FCC will not eliminate the basis for EchoStar's conditional license and result in loss of that license.

    In November 1996, ESC also received a conditional license for two Ku-band FSS satellites, subject, among other things, to submitting additional proof of its financial qualifications. While ESC has submitted such proof, GE Americom and PrimeStar have challenged it and have requested cancellation of ESC's license. GE Americom and PrimeStar have also requested reconsideration of ESC's license and reassignment of one EchoStar satellite to a different orbital slot, on the ground that the satellite will interfere with the GE Americom satellite used by PrimeStar for its medium-power Ku-band service. Finally, GE Americom and PrimeStar have opposed ESC's request to add C-band capabilities to one satellite of its Ku-band system, and EchoStar Ku-X Corporation's pending application for an extended Ku-band system has also been opposed. There can be no assurance as to how the FCC will rule with respect to any of these challenges. Rulings in favor of these challengers would adversely affect EchoStar's ability to use these FSS satellites.

    EchoStar also must comply with certain construction and launch milestones imposed or expected to be imposed with respect to its conditionally authorized operations in the Ku and Ka-bands. Failure to comply with such requirements may result in termination of the authorizations.

    RISK OF INABILITY TO MANAGE RAPIDLY EXPANDING OPERATIONS. EchoStar must expand its operations rapidly to achieve its business objectives. Several of EchoStar's key activities, including satellite in-orbit control, satellite receiver manufacturing, billing and subscriber management are out-sourced to third party vendors. To manage its growth effectively, EchoStar must continue to develop its internal and external sales force, installation capability, customer service operations, and information systems, and maintain its relationships with third party vendors. EchoStar will also need to continue to expand, train and manage its employee base, and its management personnel will be required to assume even greater levels of responsibility. If EchoStar is unable to manage its growth effectively, EchoStar's business and results of operations could be materially adversely affected.

    SUBSCRIBER TURNOVER. Since commencing operation of the DISH Network in March 1996, EchoStar's monthly subscriber turnover (which represents the number of subscriber disconnects during the period divided by the weighted-average number of subscribers during the period) has averaged less than 1.25%. To date, a majority of EchoStar's subscribers have purchased annual subscriptions. EchoStar expects that subscriber turnover may increase as annual subscribers renew and convert to month-to-month subscriptions, as the number of overall DISH Network subscribers increases, and as a result of certain other factors. In the event that EchoStar is unable to control subscriber turnover, its financial condition and results of operations would be adversely affected.

    LIMITED MARKETING EXPERIENCE. EchoStar began marketing the EchoStar DBS System in March 1996. The Company markets EchoStar Receiver Systems throughout the U.S. through its own sales and marketing organization using national and regional broadcast and print advertising, independent distributors and retailers and consumer electronics stores and outlets. The Company's success will ultimately depend in large part upon its ability to successfully demonstrate to consumers the ease of use, reliability and cost-effectiveness of the EchoStar DBS System, and upon its ability to have EchoStar Receiver Systems distributed in consumer mass marketing channels, such as consumer electronics stores and outlets.

    EchoStar is presently selling EchoStar Receiver Systems through a limited number of consumer electronics stores. Some of EchoStar's competitors, including DirecTv, began selling their products through consumer electronics stores before EchoStar and, as a result, are carried by a greater number of retailers and have a competitive advantage in the consumer electronics distribution channel. Further, some of EchoStar's competitors have maintained this competitive advantage through extensive monetary support of consumer electronics advertising campaigns. This is particularly true in the case of those consumer electronics outlet chains that have chosen, for the time being, to sell only one or a limited number of DBS receiver products. Consequently, there can be no assurance that EchoStar will be able to effectively market its EchoStar Receiver Systems.

    RISK OF SATELLITE DEFECT, LOSS OR REDUCED PERFORMANCE. Satellites are subject to significant risks, including satellite defects, launch failure, destruction and damage that may result in incorrect orbital placement or prevent proper commercial operation. Approximately 15% of all commercial geosynchronous satellite launches have resulted in a total or constructive total loss. The failure rate varies by launch vehicle and manufacturer. While the FCC granted EchoStar authority in 1995 to construct a satellite to serve as a ground spare for EchoStar I and EchoStar II, EchoStar has not constructed ground spares for its DBS system, and therefore may not have satellites immediately available to use as replacements in the event of a serious in-orbit problem which could cause a substantial delay in the restoration of EchoStar's DBS service.

    In the event of a failure or loss of any of EchoStar I, EchoStar II, or EchoStar III, and subject to FCC consent, EchoStar may relocate EchoStar IV and utilize the satellite as a replacement for the failed or lost satellite. Such a relocation would require prior FCC approval and, among other things, a showing to the FCC that EchoStar IV would not cause additional interference compared to EchoStar I, EchoStar II, or EchoStar III. Should EchoStar choose to utilize EchoStar IV in this manner, there can be no assurance that such use would not adversely affect EchoStar's ability to meet the construction, launch and operation deadlines associated with its permits. Failure to meet such deadlines could result in the loss of such permits and would have an adverse effect on EchoStar's planned operations.

    In the event of a launch or in-orbit failure of EchoStar III, under the 1996 Notes Indenture EchoStar would be required to use the proceeds from any launch insurance to purchase satellites or, at ESBC's option, to make an offer to repurchase the maximum amount of 1996 Notes that can be purchased with those proceeds. Similarly, in the event of a launch failure of EchoStar IV, under the 1997 Notes Indenture DBS Corp would be required to use the proceeds from any launch insurance to purchase satellites or, at DBS Corp's option, to make an offer to repurchase the maximum amount of 1997 Notes that can be purchased with those proceeds.

    EchoStar III was launched on October 5, 1997 on an Atlas IIAS launch vehicle. Although all tests to date have been successful, EchoStar III has not yet achieved geostationary orbit. The ultimate success of the launch of EchoStar III will not be determinable until up to 60 days after its October 5 launch date.

    A number of satellites constructed by Lockheed Martin Corporation ("Lockheed Martin") over the past three years have experienced defects resulting in total or partial loss following launch. The type of failures experienced have varied widely. Lockheed Martin constructed EchoStar I, EchoStar II and EchoStar III and is constructing EchoStar IV. No assurances can be given that EchoStar I, EchoStar II, EchoStar III or EchoStar IV will perform according to specifications.

    Launch delays could result from weather conditions or technical problems with any EchoStar satellite or any launch vehicle utilized by the launch provider for EchoStar IV, or from other factors beyond EchoStar's control. If the launch of any of EchoStar's satellites, including EchoStar IV, is delayed, EchoStar's strategy to provide additional programming to DISH Network subscribers using transponders on these satellites would be adversely affected.

    RISK OF SIGNAL THEFT. The delivery of subscription programming requires the use of encryption technology. Signal theft or "piracy" in the C-band DTH, cable television and European DBS industries has been widely reported. There can be no assurance that the encryption technology used by the EchoStar DBS System will remain totally effective. If EchoStar's encryption technology is compromised in a manner which is not promptly corrected, EchoStar's revenue and its ability to contract for video and audio services provided by programmers would be adversely affected. Recent published reports indicate that the DirecTv and USSB encryption systems have been compromised. There can be no assurance that continued theft of DirecTv programming will not adversely affect EchoStar's operations. A Canadian court recently ruled that pirating of DirecTv programming is not illegal in Canada. This ruling may encourage the attempted piracy of EchoStar programming in Canada, resulting in lost revenue for EchoStar and increased piracy of DirecTv programming. Piracy of DirecTv programming could result in increased sales of DirecTv receivers at the expense of loss of potential DISH Network subscribers.

    RISKS OF FAILURE OF COMPLEX TECHNOLOGY. The EchoStar DBS System is highly complex. New applications and adaptations of existing and new technology (including compression, conditional access, on screen guides and other matters), and significant software development, are integral to the EchoStar DBS System. As a result of the introduction of such new applications and adaptations from time to time, the EchoStar DBS System may, at times, not function as expected.

    Technology in the satellite television industry is in a rapid and continuing state of change as new technologies develop. Although the digital compression technology utilized in connection with the EchoStar DBS System is the world standard, the integration and implementation of that technology is also undergoing rapid change. There can be no assurance that EchoStar and its suppliers will be able to keep pace with technological developments. In addition, delays in the delivery of components or other unforeseen problems in the EchoStar DBS System may occur that could adversely affect performance, cost or timely deployment and operation of the EchoStar DBS System and could have an adverse effect on EchoStar. Further, in the event that a competitive satellite receiver technology becomes commonly accepted as the standard for satellite receivers in the U.S., EchoStar would be at a significant technological disadvantage. See "Business--Programming."

    CONTROL OF ECHOSTAR BY PRINCIPAL STOCKHOLDER. Although Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar, currently owns 73% of the total equity securities of EchoStar (assuming exercise of employee stock options), he currently possesses approximately 96% of the total voting power. Thus, Mr. Ergen has the ability to elect a majority of the directors of EchoStar and to control all other matters requiring the approval of EchoStar's stockholders. See "Security Ownership of Certain Beneficial Owners and Management." For Mr. Ergen's total voting power in EchoStar to be reduced to below 51%, his percentage ownership of the equity securities of EchoStar would have to be reduced to below 10%. Following consummation of the Common Offering, Mr. Ergen will own approximately 65% of the total equity securities of EchoStar and would possess approximately 95% of the total voting power. Assuming conversion of all of the shares of Preferred Stock and following consummation of the Common Offering, Mr. Ergen would own approximately 61% of the total equity securities of EchoStar and would possess approximately 94% of the total voting power.

    The holders of the Preferred Stock, upon the occurrence of certain events, may elect two directors. See "Description of Preferred Stock--Voting Rights." These directors, however, will not have the ability, acting alone, to control Board decisions, nor will there exist any prohibition which would prevent the Board from increasing its size to reduce the influence of any Board members so elected by the holders of Preferred Stock.

    LIMITATIONS ON WARRANTIES AND INSURANCE. Pursuant to satellite construction contracts between Lockheed Martin and EchoStar and certain of its subsidiaries (collectively, the "Satellite Contracts"), and EchoStar's launch services contracts (the "Launch Contracts"), EchoStar and certain of its subsidiaries are the beneficiaries of limited warranties on their satellites and launch vehicles. However, the limited warranties do not cover a substantial portion of the risk inherent in satellite launches or satellite operations.

    EchoStar is required under the 1994 Notes Indenture to maintain in-orbit insurance for EchoStar I and EchoStar II. EchoStar is required under the 1996 Notes Indenture to maintain in-orbit insurance for EchoStar III and is required under the 1997 Notes Indenture to obtain launch and in-orbit insurance for EchoStar IV. EchoStar has procured the required in-orbit insurance for EchoStar I, EchoStar II and EchoStar III. The launch insurance policies contain (or are expected to contain), and the insurance policies with respect to in-orbit operation contain (or are expected to contain), standard commercial satellite insurance provisions, including a material change condition, that, if successfully invoked, will give insurance carriers the ability to increase the cost of the insurance (potentially to a commercially impracticable level), require exclusions from coverage that would leave the risk uninsured or rescind their coverage commitment entirely. The in-orbit insurance policies for EchoStar I, EchoStar II and EchoStar III also are subject to annual renewal provisions. There can be no assurance that such renewals will be at rates or on terms favorable to EchoStar. If renewal is not possible, there can be no assurance that EchoStar will be able to obtain replacement insurance policies on terms favorable to EchoStar. For example, in the event EchoStar I, EchoStar II, EchoStar III or other similar satellites experience anomalies while in orbit, the cost to renew in-orbit insurance could increase significantly or coverage exclusions for similar anomalies could be required. Further, although EchoStar has obtained binders for the launch insurance required for EchoStar IV (including in-orbit insurance for 365 days after launch), there can be no assurance that EchoStar will be able to obtain or maintain insurance for EchoStar IV. See "Business--Insurance."

    If the launch of any EchoStar satellite is a full or partial failure or if, following launch, any EchoStar satellite does not perform to specifications, there may be circumstances in which insurance will not fully reimburse EchoStar for any loss. In addition, insurance will not reimburse EchoStar for business interruption, loss of business and similar losses that might arise from delay in the launch of any EchoStar satellite. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    LIMITED LIFE OF SATELLITES. Each EchoStar satellite has a limited useful life. A number of factors affect the useful lives of the satellites, including the quality of their construction, the durability of their component parts, the longevity of their orbits and the launch vehicle used. The minimum design life of each of EchoStar I, EchoStar II, EchoStar III and EchoStar IV is 12 years. There can be no assurance, however, as to the useful lives of the satellites. EchoStar's operating results would be adversely affected in the event the useful life of any of these satellites were significantly shorter than 12 years. The Satellite Contracts contain no warranties in the event of a failure of EchoStar I, EchoStar II, EchoStar III or EchoStar IV following launch. Additionally, a move of any of these satellites, either temporarily or permanently, to another orbital location, would result in a decrease in the orbital life of the satellite of up to six months per movement.

    RISK OF SATELLITE DAMAGE OR LOSS FROM ACTS OF WAR, ELECTROSTATIC STORM AND SPACE DEBRIS. The loss, damage or destruction of any EchoStar satellites as a result of military actions or acts of war, anti-satellite devices, electrostatic storm or collision with space debris would have a material adverse effect on EchoStar. EchoStar's insurance policies include customary exclusions including:
(i) military or similar actions; (ii) laser, directed energy or nuclear anti-satellite devices; and (iii) insurrection and similar acts or governmental action.

    STATE TAXES. In addition to being subject to FCC regulation, operators of satellite broadcast systems in the U.S. may be affected by imposition of state and/or local sales taxes on satellite-delivered programming. According to the Satellite Broadcasting and Communications Association, several states, including Maryland, Missouri, North Dakota, New York and Washington, have either adopted or proposed such taxes. Other states are in various stages of considering proposals that would tax providers of satellite-delivered programming and other communications providers. The adoption of state imposed sales taxes could have adverse consequences to EchoStar's business.

    POSSIBLE VOLATILITY OF STOCK PRICE. There may be significant volatility in the market price for the Common Stock. Quarterly operating results of the Company, changes in general conditions in the economy, the financial markets, competition and changes in the subscription television industry, regulatory changes, launch and satellite failures, operating results below future expectations or other developments affecting EchoStar and its competitors could cause the market price of the Common Stock and the Preferred Stock to fluctuate substantially. In addition, price and volume fluctuations in the stock markets may affect the market price of the Common Stock and the Preferred Stock for reasons unrelated to EchoStar's operating performance.

    NO PRIOR PUBLIC MARKET FOR PREFERRED STOCK. Prior to the Preferred Offering, there has been no public market for the Preferred Stock. The Underwriters have informed the Company that they currently intend to make a market in the Preferred Stock. However, they are not obligated to do so, and any market making with respect to the Preferred Stock may be discontinued at any time without notice. There can be no assurance that an active trading market for the Preferred Stock will develop or that the Preferred Stock will trade subsequent to this Offering at or above the initial public offering price. See "Underwriting."

    CONSEQUENCE OF ORIGINAL ISSUE DISCOUNT. As a result of the deposit of $ million of the net proceeds from the Preferred Offering in the Deposit Account, and, in light of the fact that dividends will not accrue on the Preferred Stock
until            , 1999, the shares of Preferred Stock will be considered as having been issued, for Federal tax purposes, at a substantial discount from their liquidation preference amount. Consequently, purchasers of the Preferred Stock generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to purchasers of the Preferred Stock.

    In light of the foregoing, if a bankruptcy petition is filed by or against EchoStar under the United States Bankruptcy Code after the issuance of the Preferred Stock, the claim of a holder of Preferred Stock with respect to the liquidation preference thereof may be limited to an amount equal to the sum of:
(i) the liquidation preference for the Preferred Stock less the discount at which such shares of Preferred Stock are deemed to have been issued; and (ii) that portion of the original discount that is not deemed to constitute "unmatured interest" or accretion within the meaning of the United States Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing could constitute "unmatured interest."

                                USE OF PROCEEDS

    The net proceeds to EchoStar from the Preferred Offering are estimated to be approximately $ million (approximately $ million if the Underwriters' over-allotment option is exercised in full) after deducting underwriting discounts and commissions and the estimated expenses of the Preferred Offering and excluding approximately $ million to be deposited by the purchasers of the Preferred Stock into the Deposit Account. The net proceeds to EchoStar from the Common Offering are estimated to be approximately $109.8 million (approximately $126.4 million if the Underwriters over-allotment option is exercised in full), based on a closing market price of $23 1/8 per share on October 9, 1997, after deducting underwriting discounts and commissions and the estimated expenses of the Common Offering. EchoStar presently intends to use the net proceeds of the Offerings to fund subscriber acquisition and marketing expenses and for other general corporate purposes.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

    EchoStar's Class A Common Stock is quoted on the Nasdaq National Market under the symbol "DISH." Prior to June 21, 1995, there was no established trading market for EchoStar's Class A Common Stock. The high and low closing sale prices of the Class A Common Stock for 1995, 1996 and 1997 on the Nasdaq National Market (as reported by Nasdaq) are set forth below:

1995                                                                                   HIGH                  LOW
-----------------------------------------------------------------------------         ------                ------
Second Quarter (beginning June 21, 1995).....................................         17                    14  3/4
Third Quarter................................................................         17                    13  1/2
Fourth Quarter...............................................................         24  1/4               12  1/4

1996
-----------------------------------------------------------------------------

First Quarter................................................................         38  3/4               21  9/16
Second Quarter...............................................................         36                    27  3/4
Third Quarter................................................................         28  1/2               24
Fourth Quarter...............................................................         32  1/4               21  3/4

1997
-----------------------------------------------------------------------------

First Quarter................................................................         26  3/4               15
Second Quarter...............................................................         21  3/8               11  3/8
Third Quarter................................................................         24  1/4               13  1/2
Fourth Quarter (through October 9, 1997).....................................         25  15/16             23  1/8

    On October 9, 1997, the last reported sale price for the Common Stock on the Nasdaq National Market was $23 1/8 per share.

    As of October 7, 1997, there were approximately 2,334 record holders of the EchoStar's Class A Common Stock, not including stockholders who beneficially own Class A Common Stock held in nominee or street name. As of October 7, 1997, all 29,804,401 outstanding shares of EchoStar's Class B Common Stock were held by Charles W. Ergen, EchoStar's Chief Executive Officer. There is currently no trading market for EchoStar's Class B Common Stock.

    EchoStar has never declared or paid any cash dividends on any class of its common stock and does not expect to declare dividends in the foreseeable future. Furthermore, under the terms of the 1996 Notes Indenture and the Certificate of Designation related to the Series B Preferred Stock, EchoStar may only pay cash dividends on its equity securities in limited circumstances. See "Risk Factors--Substantial Leverage", "Description of Certain Indebtedness--1996 Notes" and "Description of EchoStar Capital Stock." Payment of any future dividends will depend upon the earnings and capital requirements of EchoStar, EchoStar's debt facilities, and other factors the Board of Directors considers appropriate. EchoStar currently intends to retain its earnings, if any, to support future growth and expansion. EchoStar's ability to declare dividends is affected by covenants in its financing agreements that prohibit it from declaring dividends and EchoStar's subsidiaries from transferring funds in the form of cash dividends, loans or advances to EchoStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 CAPITALIZATION

    The following table sets forth: (i) the consolidated capitalization of EchoStar, on a historical basis as of June 30, 1997; (ii) the pro forma consolidated capitalization of EchoStar as of June 30, 1997, which gives effect to the Series B Preferred Offering; and (iii) as adjusted to give effect to the Offerings and the application of the net proceeds thereof. The historical information in this table is derived from the Consolidated Financial Statements of EchoStar, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                              AS OF JUNE 30, 1997 (UNAUDITED)
                                        ----------------------------------------------------------------------------
                                                                      AS ADJUSTED
                                                                        FOR THE         AS ADJUSTED     AS ADJUSTED
                                                                       PREFERRED          FOR THE         FOR THE
                                         ACTUAL      PRO FORMA       OFFERING(17)     COMMON OFFERING   OFFERINGS(17)
                                        ---------  --------------  -----------------  ----------------  ------------
                                                                       (IN THOUSANDS)
Cash, cash equivalents, and marketable
  investment securities (1)...........  $ 187,804    $  380,804       $   465,004        $  490,637      $  574,837
                                        ---------  --------------  -----------------  ----------------  ------------
                                        ---------  --------------  -----------------  ----------------  ------------
Long-term debt (net of current
  portion):
  Mortgages and notes payable.........     45,379        45,379            45,379            45,379          45,379
  1994 Notes..........................    467,210       467,210           467,210           467,210         467,210
  1996 Notes..........................    411,256       411,256           411,256           411,256         411,256
  1997 Notes..........................    375,000       375,000           375,000           375,000         375,000
                                        ---------  --------------  -----------------  ----------------  ------------
    Total long-term debt..............  1,298,845     1,298,845         1,298,845         1,298,845       1,298,845

Series B Preferred Stock..............          -       193,000           193,000           193,000         193,000

Stockholders' Equity (Deficit):
  Preferred Stock, $.01 par value,
    20,000,000 shares authorized, the
    following series issued and
    outstanding:
      Series A Preferred Stock,
        1,616,681 shares issued and
        outstanding, including accrued
        dividends of $3,949,000.......     19,001        19,001            19,001            19,001          19,001
      Preferred Stock.................          -             -            87,700                --          87,700
  Class A Common Stock, $.01 par
    value, 200,000,000 shares
    authorized, 11,821,513 shares
    issued and outstanding, actual and
    pro forma; 16,821,513 shares
    issued and outstanding, as
    adjusted..........................        118           118               118               168             168
  Class B Common Stock, $.01 par
    value, 100,000,000 shares
    authorized, 29,804,401 shares
    issued and outstanding............        298           298               298               298             298
  Class C Common Stock, $.01 par
    value, 100,000,000 shares
    authorized, none outstanding......          -             -                 -                 -               -
  Common Stock Warrants...............         11            11                11                11              11
  Additional paid-in capital..........    170,701       170,701           167,201           280,484         276,984
  Unrealized holding losses on
    available-for-sale securities, net
    of deferred taxes.................        (11)          (11)              (11)              (11)            (11)
  Accumulated deficit.................   (242,986)     (242,986)         (242,986)         (242,986)       (242,986)
                                        ---------  --------------  -----------------  ----------------  ------------
    Total stockholders' equity
      (deficit).......................    (52,868)      (52,868)           31,332            56,965         141,165
                                        ---------  --------------  -----------------  ----------------  ------------
Total capitalization..................  $1,245,977   $1,438,977       $ 1,523,177        $1,548,810      $1,633,010
                                        ---------  --------------  -----------------  ----------------  ------------
                                        ---------  --------------  -----------------  ----------------  ------------

------------------------

(1) Excludes approximately $12.3 million to be deposited by purchasers of the Preferred Stock into the Deposit Account.

(2) Excludes restricted cash and marketable investment securities which totaled $229.6 million as of June 30, 1997.

                            SELECTED FINANCIAL DATA

    The following selected financial data as of, and for the five years ended December 31, 1996, are derived from the consolidated financial statements of EchoStar, audited by Arthur Andersen LLP, independent public accountants. The following selected financial data at June 30, 1997 and with respect to the six months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, such data reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year. The data set forth in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," EchoStar's Consolidated Financial Statements and the Notes thereto and the other financial information included elsewhere in this Prospectus.

                                                                                                              SIX MONTHS ENDED
                                                                   YEARS ENDED DECEMBER 31,                       JUNE 30,
                                                     -----------------------------------------------------  --------------------
                                                     1992 (1)   1993 (1)     1994       1995       1996       1996       1997
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA, RATIOS, SUBSCRIBERS AND SATELLITE
                                                                                   RECEIVERS SOLD)
                                                                                                                (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Revenue:
  DTH products and technical services..............  $ 157,473  $ 206,311  $ 172,753  $ 146,910  $ 135,812  $  97,199  $  33,649
  DISH Network subscription television services....          -          -          -          -     37,898      6,046     57,588
  DISH Network promotions--subscription television
    services and products (2)......................          -          -          -          -     22,746          -     76,251
  C-band programming...............................      6,436     10,770     14,540     15,232     11,921      6,643      4,079
  Loan origination and participation income........      1,179      3,860      3,690      1,748      3,034      5,103      1,278
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total revenue......................................    165,088    220,941    190,983    163,890    211,411    114,991    172,845
Expenses:
  DTH products and technical services..............    120,826    161,447    133,635    116,758    123,790     90,278     27,718
  Subscriber promotion subsidies (2)...............          -          -          -          -     33,591          -     31,013
  DISH Network programming.........................          -          -          -          -     19,079      1,769     45,259
  C-band programming...............................      6,225      9,378     11,670     13,520     10,510      6,058      3,308
  Selling, general and administrative..............     25,708     30,235     30,219     38,525     90,372     29,816     66,389
  Amortization of subscriber acquisition costs
    (2)............................................          -          -          -          -     15,991         92     61,418
  Depreciation and amortization....................      1,043      1,677      2,243      3,114     27,423      9,664     25,357
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total expenses.....................................    153,802    202,737    177,767    171,917    320,756    137,677    260,462
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss)............................  $  11,286  $  18,204  $  13,216  $  (8,027) $(109,345) $ (22,686) $ (87,617)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)..................................  $   7,529  $  12,272  $      90  $ (11,486) $(100,986) $ (29,775) $(126,655)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) attributable to common shares....  $   7,529  $  12,272  $    (849) $ (12,690) $(102,190) $ (30,377) $(127,257)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Weighted-average common shares outstanding.........     32,221     32,221     32,442     35,562     40,548     40,404     41,265
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) per common and common-equivalent
  share............................................  $    0.23  $    0.38  $   (0.03) $   (0.36) $   (2.52) $   (0.75) $   (3.08)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
  EBITDA (3).......................................  $  12,329  $  19,881  $  15,459  $  (4,913) $ (65,931) $ (12,930) $    (842)
  Ratio of earnings to combined fixed charges and
    preferred stock dividends (4)..................       15.0x      18.0x         -          -          -          -          -
  Deficiency of earnings to combined fixed charges
    and preferred stock dividends (4)..............          -          -  $  (6,145) $ (44,198) $(188,701) $ (61,657) $(143,845)
  DBS subscribers (end of period)..................                                                350,000     70,000    590,000
  Satellite receivers sold (in units):
    Domestic.......................................    116,000    132,000    114,000    131,000    518,000    155,000    348,000
    International..................................     85,000    203,000    289,000    331,000    239,000    126,000     91,000
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total........................................    201,000    335,000    403,000    462,000    757,000    281,000    439,000
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                AS OF DECEMBER 31,                                 AS OF JUNE 30, 1997
                               -----------------------------------------------------  ----------------------------------------------
                                                                                                            AS ADJUSTED  AS ADJUSTED
                                                                                                              FOR THE      FOR THE
                                                                                                    PRO      PREFERRED     COMMON
                                 1992       1993       1994       1995       1996      ACTUAL    FORMA(5)   OFFERING(6)   OFFERING
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------

                                                                                                       (UNAUDITED)
BALANCE SHEETS DATA:
  Cash, cash equivalents and
    marketable investment
    securities (7)...........  $  22,031  $  27,232  $ 233,975  $  37,424  $  58,038  $ 187,804  $ 380,804   $ 465,004    $ 490,637
  Total assets...............     88,529    106,476    472,492    623,091  1,141,380  1,534,480  1,727,480   1,811,680    1,837,313
  Long-term obligations (less
    current portion):
    1994 Notes...............          -          -    334,206    382,218    437,127    467,210    467,210     467,210      467,210
    1996 Notes...............          -          -          -          -    386,165    411,256    411,256     411,256      411,256
    1997 Notes...............          -          -          -          -          -    375,000    375,000     375,000      375,000
    Notes payable to
      stockholder............      2,274     14,725          -          -          -          -          -           -           --
    Other long-term
      obligations............      4,876      4,702      5,393     33,444     58,580     58,436     58,436      58,436       58,436
Series B Preferred Stock
  (8)........................          -          -          -          -          -          -    193,000     193,000      193,000
Preferred Stock..............          -          -          -          -          -          -          -      87,700           --
Total stockholders' equity
  (deficit)..................     52,328     49,700    103,808    156,686     61,197    (52,868)   (52,868)     31,332       56,965



                               AS ADJUSTED
                                 FOR THE
                               OFFERINGS(6)
                               -----------

BALANCE SHEETS DATA:
  Cash, cash equivalents and
    marketable investment
    securities (7)...........   $ 574,837
  Total assets...............   1,921,513
  Long-term obligations (less
    current portion):
    1994 Notes...............     467,210
    1996 Notes...............     411,256
    1997 Notes...............     375,000
    Notes payable to
      stockholder............          --
    Other long-term
      obligations............      58,436
Series B Preferred Stock
  (8)........................     193,000
Preferred Stock..............      87,700
Total stockholders' equity
  (deficit)..................     141,165

------------------------

(1) Certain of EchoStar's subsidiaries operated under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and comparable provisions of applicable state income tax laws, until December 31, 1993. The net income for 1992 and 1993 presented above is net of pro forma income taxes of $3,304 and $7,846, respectively, determined as if EchoStar had been subject to corporate Federal and state income taxes for those years. Earnings per share has been calculated and presented on a pro forma basis as if the shares of EchoStar issued to reflect the December 31, 1993 reorganization were outstanding for the years ended December 31, 1992 and 1993, respectively. See Notes 1 and 7 of Notes to EchoStar's Consolidated Financial Statements.

(2) For accounting and financial purposes, the excess of EchoStar's aggregate costs over related transaction proceeds associated with the 1996 Promotion are expensed upon shipment of the equipment and reflected in the Company's consolidated statements of operations as subscriber promotion subsidies. Remaining transaction costs (excluding programming) are capitalized as subscriber acquisition costs and amortized over the initial prepaid subscription period. Programming costs are accrued and expensed as the service is provided. Excluding expected incremental revenues from premium and pay-per-view programming, the accounting treatment described above results in revenue recognition over the initial period of service equal to the sum of programming costs and amortization costs. The excess of transaction costs over related proceeds associated with the 1997 Promotion (which commenced June 1, 1997) will be recognized as subscriber promotion subsidies in the Company's statements of operations. EBITDA in future periods will be negatively affected to the extent that a larger portion of future subscriber additions result from the 1997 Promotion rather than from the 1996 Promotion. This adverse EBITDA impact will result from the immediate recognition of all transaction costs at activation under the 1997 Promotion.

(3) EBITDA represents earnings before interest (net), taxes, depreciation and amortization (including amortization of subscriber acquisition costs of $16.0 million for the year ended December 31, 1996 and $92,000 and $61.4 million for the six months ended June 30, 1996 and 1997, respectively). EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. See EchoStar's Consolidated Financial Statements contained elsewhere in this Prospectus.

(4) For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends and the deficiency of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes, plus fixed charges, excluding capitalized interest. Fixed charges consist of interest incurred on all indebtedness and the computed interest components of rental expense under noncancelable operating leases. Preferred stock dividends consist of the dividends accrued on the Company's Series A Preferred Stock. For the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, earnings were insufficient to cover fixed charges.

(5) Gives effect to the Series B Preferred Stock Offering and the application of the net proceeds thereof.

(6) Excludes approximately $12.3 million to be deposited by purchasers of the Preferred Stock into the Deposit Account.

(7) Excludes restricted cash and marketable investment securities which totaled $229.6 million as of June 30, 1997.

(8) Net of estimated discounts and commissions and offering costs of $7.0 million.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    ALL STATEMENTS CONTAINED HEREIN, AS WELL AS STATEMENTS MADE IN PRESS RELEASES AND ORAL STATEMENTS THAT MAY BE MADE BY ECHOSTAR OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF ECHOSTAR ACTING ON ITS BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF ECHOSTAR TO BE MATERIALLY DIFFERENT FROM HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FOLLOWING: THE UNAVAILABILITY OF SUFFICIENT CAPITAL ON SATISFACTORY TERMS TO FINANCE ECHOSTAR'S BUSINESS PLAN; INCREASED COMPETITION FROM CABLE, DBS, OTHER SATELLITE SYSTEM OPERATORS AND OTHER PROVIDERS OF SUBSCRIPTION TELEVISION SERVICES; CONTINUED MARKET ACCEPTANCE FOR DBS IN ITS CURRENT BROADCASTING FORMAT AND PRICING STRUCTURE, THE INTRODUCTION OF NEW TECHNOLOGIES AND COMPETITORS INTO THE SUBSCRIPTION TELEVISION BUSINESS; INCREASED SUBSCRIBER ACQUISITION COSTS AND SUBSCRIBER PROMOTION SUBSIDIES; THE INABILITY OF ECHOSTAR TO CONTINUE TO HOLD AND TO OBTAIN ADDITIONAL NECESSARY SHAREHOLDER AND BONDHOLDER APPROVAL OF ANY STRATEGIC TRANSACTIONS; THE INABILITY OF ECHOSTAR TO OBTAIN AND HOLD NECESSARY AUTHORIZATIONS FROM THE FEDERAL COMMUNICATION COMMISSION ("FCC"); THE OUTCOME OF ANY LITIGATION IN WHICH ECHOSTAR MAY BE INVOLVED; GENERAL BUSINESS AND ECONOMIC CONDITIONS; THOSE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS"; AND OTHER RISK FACTORS DESCRIBED FROM TIME TO TIME IN ECHOSTAR'S REPORTS FILED WITH THE COMMISSION. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE SUCH RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT INCLUDE THE TERMS "BELIEVES," "BELIEF," "EXPECTS," "PLANS," "ANTICIPATES," "INTENDS" OR THE LIKE TO BE UNCERTAIN AND FORWARD-LOOKING. ALL CAUTIONARY STATEMENTS MADE HEREIN SHOULD BE READ AS BEING APPLICABLE TO ALL FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR. IN THIS CONNECTION, INVESTORS SHOULD CONSIDER THE RISKS DESCRIBED HEREIN.

OVERVIEW

    EchoStar currently operates four related businesses: (i) operation of the DISH Network and the EchoStar DBS System; (ii) design, manufacture, marketing, installation and distribution of various DTH products worldwide (including EchoStar Receiver Systems and C-band systems); (iii) domestic distribution of DTH programming services; and (iv) consumer financing of EchoStar's domestic products and programming services. During March 1996, EchoStar began broadcasting and selling programming packages available from the DISH Network. EchoStar expects to derive its future revenue principally from periodic subscription fees for DISH Network programming and, to a lesser extent, from the sale of DBS equipment. The growth of DBS service and equipment sales has had, and will continue to have, a material negative impact on EchoStar's domestic sales of C-band DTH products. However, during the year ended December 31, 1996, that negative impact was more than offset by sales of EchoStar Receiver Systems. EchoStar expects the decline in its sales of domestic C-band DTH products to continue at an accelerated rate.

    ECHOSTAR MARKETING PROMOTIONS. Since August 1996, EchoStar has introduced several marketing promotions, the most significant of which is the 1996 Promotion, which allows independent retailers to offer a standard EchoStar Receiver System to consumers for a suggested retail price of $199 (as compared to the original average retail price in March 1996 of approximately $499), conditioned upon the consumer's prepaid one-year subscription to the DISH Network's America's Top 50 CD programming package for approximately $300. Total transaction proceeds to EchoStar are less than its aggregate costs (equipment, programming and other) for the initial prepaid subscription period for DISH Network service.

    NEW MARKETING PROMOTION. Beginning June 1, 1997, EchoStar implemented a new marketing program in which independent retailers are permitted to offer standard EchoStar Receiver Systems to consumers for a suggested retail price of $199 (the "1997 Promotion"). Previously, consumers could purchase EchoStar Receiver Systems for approximately $199, but were also required to purchase a prepaid one-year subscription to the DISH Network's America's Top 50 CD programming package for $300. The

1997 Promotion allows consumers to subscribe to the DISH Network's various programming offerings on a month-to-month basis without an extended subscription commitment. While there can be no assurance, EchoStar believes that by reducing the "up front" cost to the consumer significantly and eliminating extended subscription commitments, the 1997 Promotion may significantly increase consumer demand for DISH Network services.

RESULTS OF OPERATIONS

    SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO THE SIX MONTHS ENDED JUNE 30,
     1996.

    REVENUE. Total revenue for the six months ended June 30, 1997 was $172.8 million, an increase of $57.8 million, or 50%, as compared to total revenue for the six months ended June 30, 1996 of $115.0 million. The increase in total revenue in 1997 was primarily attributable to the introduction of EchoStar's DISH Network service during March 1996, combined with significant DISH Network subscriber growth since the launch of service. As of June 30, 1997, EchoStar had approximately 590,000 DISH Network subscribers compared to approximately 70,000 at June 30, 1996 and 350,000 at December 31, 1996.

    The increase in total revenue for the six months ended June 30, 1997 was partially offset by a decrease in international and domestic sales of C-band satellite receivers and equipment. The domestic and international demand for C-band DTH products continued to decline during the first half of 1997.

    Revenue from domestic sales of DTH products and technical services decreased $66.2 million, or 88%, to $8.7 million for the six months ended June 30, 1997. Domestically, EchoStar sold approximately 348,000 satellite receivers during the six months ended June 30, 1997, as compared to approximately 155,000 receivers sold during the comparable period of 1996. Of the total number of satellite receivers sold during the six months ended June 30, 1997, approximately 345,000 were EchoStar Receiver Systems. Although there was a significant increase in the number of satellite receivers sold during the six months ended June 30, 1997 as compared to same period in 1996, overall revenue from domestic sales of DTH products decreased as a result of decreased prices charged for DBS satellite receivers combined with the revenue recognition policy applied to DBS satellite receivers sold under EchoStar's promotions.

    Revenue from international sales of analog DTH products for the six months ended June 30, 1997 totaled $13.0 million, a decrease of $9.2 million, or 42%, as compared to the same period in 1996. This decrease was directly attributable to a decrease in the number of analog satellite receivers sold, combined with decreased prices on products sold. Internationally, EchoStar sold approximately 91,000 analog satellite receivers during the six months ended June 30, 1997, a decrease of 28%, compared to approximately 126,000 units sold in the comparable period in 1996. As more fully described below, EchoStar expects to focus its future international efforts on the sale of digital set-top boxes and the provision of consulting services to other DBS operators. As a result, during the remainder of 1997, EchoStar expects to streamline its international operations, including selected personnel reductions and the eventual elimination of all sales of analog DTH products.

    To expand its presence in international digital and DBS markets, EchoStar has entered into distribution and consulting agreements with international digital service providers. In January 1997, EchoStar entered into an agreement (the "ExpressVu Agreement") with ExpressVu, Inc. ("ExpressVu") a majority owned subsidiary of BCE, Inc. ("Bell Canada"). The first phase of this agreement includes an initial order for 62,000 satellite receivers, and primary uplink integration payments, which combined are expected to exceed $40.0 million. Pursuant to the ExpressVu Agreement, EchoStar is assisting ExpressVu with the construction of a digital broadcast center for use in conjunction with ExpressVu's DTH service, which commenced operations in September 1997, and will act as a distributor of satellite receivers and related equipment for ExpressVu's Canadian DTH service. Among other things, EchoStar has agreed not to provide DTH service in Canada and ExpressVu has agreed not to provide DTH service, including DBS service, in the U.S. EchoStar recognized revenues of approximately $11.9 million related to the ExpressVu Agreement during the six months ended June 30, 1997 (included within the "DTH products and technical services" caption in the Company's statements of operations).

    Additionally, in June 1997, Distribuidora de Television Digital S.A. ("Telefonica"), a DBS joint venture in Spain, selected EchoStar to supply digital set-top boxes for its satellite television service which commenced operations in September 1997. Revenues from Telefonica's initial order of 100,000 digital set-top boxes are expected to approximate $40.0 million. EchoStar expects to begin delivery of set-top boxes to Telefonica in September 1997 and to fulfill approximately one-half of the contract during the remainder of 1997. EchoStar expects to fulfill the remainder of the contract during early 1998 and while there can be no assurance, hopes to receive further orders during 1998.

    While EchoStar continues to actively pursue other similar distribution opportunities, no assurance can be given that any such additional negotiations will be successful. Further, EchoStar's future revenue from the sale of DBS equipment and receivers in international markets depends largely on the success of the DBS operator in that country, which, in turn, depends on other factors, such as the level of consumer acceptance of DBS products and the intensity of competition for international subscription television subscribers. No assurance can be given regarding the level of expected future revenues which could be generated from EchoStar's alliances with these, and potentially other, foreign DBS operators.

    C-band programming revenue totaled $4.1 million for the six months ended June 30, 1997, a decrease of $2.6 million, or 39%, compared to the six months ended June 30, 1996. This decrease was primarily attributable to the industry-wide decline in demand for domestic C-band programming services.

    DTH AND DISH NETWORK EXPENSES. DTH and DISH Network expenses for the six months ended June 30, 1997 aggregated $107.3 million, an increase of $9.2 million, or 9% compared to the same period in 1996. DTH products and technical services expense decreased $62.6 million, or 69%, to $27.7 million during the six months ended June 30, 1997. These expenses include the costs of C-band systems and the costs of EchoStar Receiver Systems and related components sold prior to commencement of EchoStar's promotions. Subscriber promotion subsidies aggregated $31.0 million for the six months ended June 30, 1997. DISH Network programming expenses totaled $45.3 million for the six months ended June 30, 1997 as compared to $1.8 million for the comparable period in 1996. The increase is directly attributable to the increase in DISH Network subscribers at June 30, 1997 compared to June 30, 1996.

    C-band programming expenses totaled $3.3 million for the six months ended June 30, 1997, a decrease of $2.8 million, or 45%, as compared to the same period in 1996. This decrease is consistent with the decrease in C-band programming revenue.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, General and Administrative ("SG&A") expenses totaled $66.4 million for the six months ended June 30, 1997, an increase of $36.6 million as compared to the same period in 1996. SG&A expenses as a percentage of total revenue increased to 38% for the six months ended June 30, 1997 as compared to 26% for the same period in 1996. The increase in SG&A expenses was principally attributable to increased personnel expenses to support the growth of DISH Network service and increased expenses associated with the operation of the EchoStar DBS System. In future periods, EchoStar expects that SG&A expenses as a percentage of total revenue will decrease as subscribers are added.

    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. Earnings before interest, taxes, depreciation and amortization (including amortization of subscriber acquisition costs) ("EBITDA") was negative $842,000 for the six months ended June 30, 1997, an improvement of $12.1 million, compared to negative EBITDA of $12.9 million for the same period in 1996. This improvement in negative EBITDA resulted from the factors affecting revenue and expenses discussed above.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses for the six months ended June 30, 1997 (including amortization of subscriber acquisition costs of $92,000 and $61.4 million for the six months ended June 30, 1996 and June 30, 1997, respectively) aggregated $86.8 million, an increase of $77.0 million, as compared to the same period 1996. The increase in depreciation and amortization expenses primarily was attributable to amortization of subscriber acquisition costs and depreciation expense associated with its second DBS satellite ("EchoStar II") (placed in service during the fourth quarter of 1996).

    OTHER INCOME AND EXPENSE. Other expense, net totaled $39.0 million for the six months ended June 30, 1997, an increase of $15.1 million, as compared to the same period 1996. The increase in other expense in the first half of 1997 resulted primarily from an increase in interest expense associated with the March 1996 issuance of the 1996 Notes combined with the continued accretion of the 1994 Notes. Additionally, interest income decreased approximately $6.0 million as a result of a decrease in invested balances. EchoStar capitalized $16.6 million and $14.4 million of interest in the six months ended June 30, 1997 and 1996, respectively.

    INCOME TAX BENEFIT. The decrease in the income tax benefit of $16.9 million (from $16.8 million for the six months ended June 30, 1996 to an income tax provision of $44,000 for the six months ended June 30, 1997) principally resulted from EchoStar's decision to fully reserve the 1997 additions to its net deferred tax asset.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995.

    REVENUE. Total revenue for 1996 was $211.4 million, an increase of $47.5 million, or 29%, as compared to total revenue for 1995 of $163.9 million. The increase in total revenue in 1996 was primarily attributable to the introduction of EchoStar's DISH Network service during March 1996. In the future, EchoStar expects to derive its revenue principally from DISH Network subscription television services. As of December 31, 1996, EchoStar had approximately 350,000 DISH Network subscribers.

    The increase in total revenue in 1996 was partially offset by a decrease in international and domestic sales of C-band satellite receivers and equipment. The domestic and international markets for C-band DTH products continued to decline during 1996. Consistent with the increases in total revenue during 1996, EchoStar experienced a corresponding increase in trade accounts receivable at December 31, 1996.

    Revenue from domestic sales of DTH products and technical services increased $4.7 million, or 5%, to $98.3 million during 1996. Domestically, EchoStar sold approximately 518,000 satellite receivers in 1996, an increase of 295% as compared to approximately 131,000 receivers sold in 1995. Of the total number of satellite receivers sold during 1996, approximately 474,000 were EchoStar Receiver Systems. Although there was a significant increase in the number of satellite receivers sold in 1996 as compared to 1995, overall revenue did not increase proportionately as a result of the revenue recognition policy applied to DBS satellite receivers sold under the 1996 Promotion, combined with decreasing sales of, and lower prices charged for, C-band products. Included in the number of DTH satellite receivers sold are sales of a competitor's DBS receiver manufactured and supplied by a third-party manufacturer. Such sales, which ceased during the second quarter of 1996 coincident with the launch of the DISH Network service, totaled approximately 19,000 units during 1996, as compared to 67,000 units sold in 1995. Revenues generated from the sale of competitor DBS receivers aggregated $8.0 million during 1996, compared to $34.0 million in 1995. No revenue will be generated from the sale of competitor DBS receivers in 1997.

    Revenue from international sales of DTH products for the year ended December 31, 1996 was $37.5 million, a decrease of $15.8 million, or 30%, as compared to 1995. This decrease was directly attributable to a decrease in the number of analog satellite receivers sold, combined with decreased prices on products sold. Internationally, EchoStar sold approximately 239,000 analog satellite receivers in 1996, a decrease of 28%, compared to approximately 331,000 units sold in 1995.

    C-band programming service revenue totaled $11.9 million in 1996, a decrease of $3.3 million, or 22%, compared to 1995. This decrease was primarily attributable to the industry-wide decline in demand for domestic C-band programming services. C-band programming revenue is expected to continue to decrease for the foreseeable future.

    Loan origination and participation income in 1996 was $3.0 million, an increase of $1.3 million or 74%, as compared to 1995. The increase in loan origination and participation income during 1996 was primarily due to an increase in the number of consumer loans and leases funded.

    DTH AND DISH NETWORK EXPENSES. DTH and DISH Network expenses in 1996 aggregated $187.0 million, an increase of $56.7 million, or 44%, as compared to 1995. This increase is directly attributable to the introduction of DISH Network service in March 1996, partially offset by decreases in other DTH expenses. DTH products and technical services expense increased $7.0 million, or 6%, to $123.8 million during 1996. These expenses include the costs of EchoStar Receiver Systems and related components sold prior to commencement of the 1996 Promotion. Subscriber promotion subsidies aggregated $33.6 million during 1996 and represent expenses associated with the 1996 Promotion. DISH Network programming expenses totaled $19.1 million for the year ended December 31, 1996.

    C-band programming expenses totaled $10.5 million during the year ended December 31, 1996, a decrease of $3.0 million, or 22%, as compared to 1995. This decrease is consistent with the decrease in C-band programming revenue. Gross margins realized on C-band programming sales remained relatively constant.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses totaled $90.4 million in 1996, an increase of $51.8 million or 135%, as compared to 1995. Such expenses as a percentage of total revenue increased to 43% in 1996 as compared to 24% in 1995. The increase in SG&A expenses was principally attributable to:
(i) increased personnel expenses as a result of introduction of DISH Network service in March 1996 (EchoStar's number of employees doubled during 1996 as compared to 1995); (ii) marketing and advertising expenses associated with the launch and ongoing operation of the DISH Network; (iii) increased expenses related to the Digital Broadcast Center, which commenced operations in the third quarter of 1995; and (iv) increased expenses associated with operation of DISH Network call centers and subscription management related services.

    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. EBITDA (including amortization of subscriber acquisition costs of $16.0 million for the year ended December 31, 1996) for 1996 was a negative $65.9 million, an decrease of $61.0 million compared to 1995. This decrease resulted from the factors affecting revenue and expenses described above.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense for the year ended December 31, 1996, including the amortization of subscriber acquisition costs, aggregated $43.4 million, an increase of $40.3 million, as compared to 1995. The increase in depreciation and amortization expenses resulted from depreciation expenses associated with the Digital Broadcast Center, EchoStar I and EchoStar II (placed in service during the fourth quarter of 1995, the first quarter of 1996, and the fourth quarter of 1996, respectively), and amortization of subscriber acquisition costs.

    OTHER INCOME AND EXPENSE. Other expense, net totaled $46.3 million in 1996, an increase of $37.1 million, as compared to 1995. The increase in other expense in 1996 resulted primarily from an increase in interest expense associated with the issuance of the 1996 Notes. This increase in interest expense was partially offset by an increase in interest income attributable to increases in invested balances as a result of the investment of proceeds received from the issuance of the 1996 Notes. Interest capitalized relating to development of the EchoStar DBS System during 1996 was $31.8 million (compared to $27.1 million during 1995).

    INCOME TAX BENEFIT. The increase in the income tax benefit of $48.9 million (from $5.7 million in 1995 to $54.7 million in 1996) principally resulted from the increase in EchoStar's loss before income taxes. EchoStar's net deferred tax assets (approximately $66.8 million at December 31, 1996) relate to temporary differences for amortization of original issue discount on the 1994 and 1996 Notes, net operating loss carryforwards, and various accrued expenses which are not deductible until paid. No valuation allowance was provided because EchoStar believed it was more likely than not that these deferred tax assets would ultimately be realized.

    YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994.

    REVENUE. Total revenue for 1995 was $163.9 million, a decrease of $27.1 million, or 14%, as compared to total revenue for 1994 of $191.0 million. Revenue from domestic sales of DTH products for 1995 was $93.6 million, a decrease of $25.4 million, or 21%, as compared to 1994. This decrease in domestic revenues was primarily due to an expected decline of $26.9 million, or 23%, in revenue from sales of satellite receivers and related accessories, during 1995, as compared to 1994. The decrease in domestic revenues for 1995 was partially offset by $12.5 million in sales of non-proprietary descrambler modules compared to $11.0 million in 1994. The domestic market for C-band DTH products continued to decline during 1995. EchoStar also decreased its emphasis on relatively high cost, low margin descrambler modules beginning in the second quarter of 1994.

    Domestically, EchoStar sold approximately 131,000 satellite receivers in 1995, an increase of 15% as compared to approximately 114,000 receivers sold in 1994. Although there was an increase in the number of satellite receivers sold in 1995 as compared to 1994, overall revenues declined as a result of a change in product mix resulting from the introduction of lower priced DBS receivers and related accessories, and an approximate 23% reduction in the average selling price of C-band receivers. Included in the number of satellite receivers sold are those sold for a competitor's DBS system ("Competitor DBS Receivers") manufactured and supplied by a third party manufacturer ("Competing DBS Manufacturer") which totaled approximately 67,000 for 1995, as compared to 21,000 for 1994. Competitor DBS Receiver revenues were $34.0 million for 1995, as compared to $15.0 million for 1994. Competitor DBS Receiver revenues were 21% of total revenues for 1995.

    Revenue from international sales of DTH products for 1995 was $53.3 million, a decrease of approximately $500,000, or 1%, as compared to 1994. The decrease for 1995 resulted principally from reduced sales to the Middle East where EchoStar's largest international DTH customer is based. This decline was partially offset by increased sales in Africa. Revenue from sales of DTH products in the Middle East suffered beginning in August 1995 as a result of restrictions implemented against imports. Historic sales levels may not be reached because of new digital service planned for the Middle East beginning in the first quarter of 1996. Internationally, EchoStar sold approximately 331,000 satellite receivers in 1995, an increase of 15%, compared to approximately 289,000 units sold during 1994. The increase was primarily due to a continued emphasis by EchoStar on lower priced products in 1995 to meet marketplace demands. For 1995, the effects of volume increases were offset by a 17% decrease in the average selling price as compared to 1994.

    In the second half of 1994 and throughout 1995, an increasing percentage of domestic DTH satellite retailers relied on attractive financing packages to generate sales. During most of 1994, certain of EchoStar's competitors offered consumer financing that retailers considered more attractive than financing offered by EchoStar. This competitive financing advantage resulted in retailers selling competing products rather than EchoStar products and was partially responsible for the decline in C-band DTH unit sales and revenue.

    Commencing in 1995, EchoStar stopped receiving monthly participation payments from Household Retail Services, Inc. ("HRSI") on its loan portfolio, contributing to a decrease in loan origination and participation income from 1994. Loan origination and participation income for 1995 was $1.7 million, a decrease of $1.9 million, or 53%, compared to 1994.

    EchoStar aggressively marketed its C-band DTH products by offering competitive pricing and financing in order to minimize the decline in domestic C-band DTH sales resulting from the increased popularity of "small dish" equipment. Additionally, EchoStar sold competitor DBS Receivers for reception of programming offered by other service providers. Competitor DBS Receiver sales partially offset the decline in domestic C-band sales in 1995.

    Programming revenue for 1995 was $15.2 million, an increase of $692,000, or 5%, as compared to 1994. The increase was primarily due to additional sales of programming packages through retailers and, to a lesser extent, the renewal and retention of existing customers as a result of more attractive pricing and more effective marketing.

    DTH EXPENSES. Costs of DTH products sold were $116.8 million for 1995, a decrease of $16.9 million, or 13%, as compared to 1994. The decrease in DTH operating expenses for 1995 resulted primarily from the decrease in sales of DTH products. DTH product expenses as a percentage of DTH product revenue were 79% for 1995, as compared to 77% for 1994. The increase was principally the result of declining sales prices of C-band DTH products as described above, during 1995 as compared to 1994.

    C-band programming expenses were $13.5 million for 1995, an increase of $1.9 million, or 16%, as compared to 1994. Programming expenses as a percentage of programming revenue were 89% for 1995 as compared to 80% for 1994. Programming expenses increased at a greater rate than revenues from programming principally because the prior periods included the flow through of certain volume discounts.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses totaled $38.5 million for 1995, an increase of $8.3 million, or 27%, as compared to 1994. Such expenses as a percentage of total revenue increased to 24% for 1995 as compared to 16% for 1994. The change was principally the result of the reduction of revenues from domestic sales of DTH products and increased costs to support, among other things, expansion of the EchoStar DTH product installation network and administrative costs associated with development of the DISH Network. In addition, $1.1 million of compensation expense was recorded with regard to 55,000 shares of Class A Common Stock contributed by EchoStar to EchoStar's 401(k) plan.

    Research and development costs totaled $5.0 million during 1995 as compared to $5.9 million during 1994. The decrease was principally due to the reduction in research necessary to provide C-band receivers to domestic and international markets. EchoStar expenses such costs as incurred and includes such costs in selling, general and administration expenses.

    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. EBITDA for 1995 was a negative $4.9 million, a decrease of $20.4 million, or 132%, as compared to 1994. The decrease resulted from the factors affecting revenue and expenses discussed above.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses totaled $3.1 million during 1995, an increase of $871,000, or 39%, as compared to 1994. The overall increase primarily resulted from depreciation on assets placed in service during the third and fourth quarters of 1995.

    OTHER INCOME AND EXPENSE. Other expense for 1995 was $9.2 million, a decrease of $3.5 million, or 28%, as compared to 1994. The difference in other income and expense for 1995 compared to 1994 resulted primarily from the amortization of original issue discount and deferred debt issuance costs of $23.5 million in 1995, and $20.7 million in 1994, net of capitalized interest, on the 1994 Notes, which were issued on June 7, 1994. Other expense was reduced by investment income on monies deposited in an escrow account of $8.8 million for 1995, and $6.5 million for 1994. Interest capitalized relating to development of the EchoStar DBS System for 1995 totaled $27.1 million as compared to $5.7 million for 1994.

    BENEFIT FROM/PROVISION FOR INCOME TAXES. An income tax benefit of $5.7 million was recognized during 1995 as compared to the income tax provision for 1994 of $399,000. This change was principally the result of changes in components of income and expenses discussed above during 1995 and 1994, respectively. EchoStar's deferred tax assets (approximately $13.9 million at December 31, 1995) relate principally to temporary differences for amortization of original issue discount on the 1994 Notes and various accrued expenses which are not deductible until paid. No valuation allowance was provided because EchoStar believed it was more likely than not that these assets would be realized.

LIQUIDITY AND CAPITAL RESOURCES

    EchoStar's working capital and capital expenditure requirements were substantial during the three-year period ended December 31, 1996. Those expenditures principally resulted from the construction of EchoStar's DBS system during 1994, 1995 and 1996, and the commercial launch of DISH Network service in March 1996. Capital expenditures, including expenditures for satellite systems under construction, totaled $119.3 million, $133.6 million and $221.9 million during the years ended December 31, 1994, 1995 and 1996, respectively, and $81.5 million and $67.1 million during the six-month periods ended June 30, 1996 and 1997, respectively. Additionally, during 1996, EchoStar expended $55.4 million for DBS authorizations obtained from the FCC, principally relating to its acquisition of 24 DBS frequencies at the 148 DEG. WL orbital slot. Those frequencies were acquired at the FCC's January 1996 auction of certain DBS frequencies.

    During 1994, 1995 and 1996 and the six months ended June 30, 1997, EchoStar's capital expenditure and working capital requirements principally were funded from proceeds of the 1994 Notes offering, the 1995 initial public offering of EchoStar's Class A Common Stock (the "IPO"), and the 1996 Notes offering. In June 1994, EchoStar issued 624,000 units consisting of $624.0 million principal amount at stated maturity of the 1994 Notes and 3,744,000 Warrants (representing 2,808,000 shares of EchoStar Class A Common Stock) for aggregate net proceeds to the Company of approximately $323.3 million. In June 1995, EchoStar completed the IPO of 4.0 million shares of its Class A Common Stock, resulting in net proceeds to EchoStar of approximately $62.9 million. In March 1996, ESBC consummated the 1996 Notes Offering. In connection therewith, ESBC issued $580.0 million principal amount at stated maturity of 1996 Notes, resulting in aggregate net proceeds to the Company of approximately $337.0 million. As of June 30, 1997, substantially all of the Warrants issued in connection with the 1994 Notes Offering had been exercised. In June 1997, DBS Corp consummated the 1997 Notes offering resulting in net proceeds of approximately $362.5 million, including approximately $109.0 million restricted to fund interest payments on the 1997 Notes through January 1, 2000 (the "Interest Escrow"). In October 1997, EchoStar consummated the Series B Preferred Offering resulting in net proceeds of approximately $193.0 million.

    During the years ended December 31, 1995 and 1996, net cash flows used in operations totaled $20.3 million and $27.4 million, respectively. Net cash flows used in operations totaled $9.2 million for the six months ended June 30, 1997, compared to $20.1 million used by operations for the six months ended June 30, 1996. EchoStar anticipates that its capital expenditure and working capital requirements, including subscriber acquisition costs, will increase substantially throughout 1997 as it aggressively builds its DISH Network subscriber base. Such working capital requirements could vary if any of the following, among other factors, occur: (i) subscriptions to DISH Network programming differ from anticipated levels;

(ii) actual expenses differ from present estimates; or (iii) the investment in subscriber acquisition costs increases from planned levels. EchoStar had anticipated meeting its 1997 capital requirements with $200.0 million of interim financing which was to be provided by News pursuant to the News Agreement (the "News Funding"). As a result of the litigation between News and EchoStar, EchoStar's receipt of all or any portion of the News Funding, and the timing thereof, is subject to significant uncertainty at this time. Accordingly, EchoStar consummated the 1997 Notes Offering and plans to consummate this Offering to fund its short- and medium-term capital requirements.

    EFFECTS OF CAMPAIGNS TO ACQUIRE SUBSCRIBERS

    The 1997 Promotion will significantly increase EchoStar's working capital requirements. Transaction proceeds associated with the 1997 Promotion, which commenced in June, vary dependent on the type of EchoStar Receiver System and the number of additional outlet receivers purchased, but are expected to approximate $225 to $275 per new subscriber. Transaction costs, consisting of costs of goods sold, activation fees paid to dealers and distributors, and other promotional costs, are expected to range from $425 to $500 per new subscriber. Thus, each subscriber initially added pursuant to the 1997 Promotion will result in a net use of cash of approximately $200 to $275. Comparatively, EchoStar's prior promotion (which requires an annual prepaid DISH Network subscription) (the "1996 Promotion"), which will continue to be available to consumers, results in approximately breakeven net cash flows at the time of subscriber activation. EchoStar expects that transaction costs associated with both the 1996 and 1997 Promotions will decrease during the remainder of 1997 as additional manufacturing cost reductions for EchoStar Receiver Systems are realized, thereby reducing the initial net cash outflow per new subscriber. From time to time, EchoStar offers other promotions and incentives to attract additional DISH Network subscribers. Costs associated with these additional promotions and incentives are expensed as incurred (reported as a component of subscriber promotion subsidies). After giving effect to these other promotions and incentives, EchoStar expects that its aggregate net use of cash (i.e., subscriber acquisition costs) will approximate $300 per activation.

    The excess of transaction costs over related proceeds from the 1996 Promotion and net transaction costs resulting from the 1997 Promotion are recognized as subscriber promotion subsidies in EchoStar's statements of operations. EBITDA in future periods will be negatively affected to the extent that a larger portion of future subscriber additions result from the 1997 Promotion rather than from the 1996 Promotion. Since the 1997 Promotion was not commenced until June 1997, the majority of EchoStar's second quarter subscriber additions resulted from consumers who purchased EchoStar Receiver Systems pursuant to the 1996 Promotion rather than the 1997 Promotion. EchoStar expects that a significant percentage of its future subscriber additions will result from the 1997 Promotion. The adverse EBITDA impact of the 1997 Promotion (relative to the 1996 Promotion) results from the immediate recognition of all transaction costs at the time of subscriber activation. Comparatively, a portion of 1996 Promotion transaction costs are deferred and amortized over the initial prepaid subscription period.

    On August 1, 1997, EchoStar began offering an internally-financed lease program to consumers. The lease provides for an 18 month lease term at competitive rates to qualified consumers. At the end of the lease term, the consumer has the option of purchasing the equipment. Each subscriber activation under the lease program is expected to result in a net use of cash to EchoStar of approximately $400 to $600 (depending on the number of outlets). Accordingly, the lease program will result in a greater investment per customer than either the 1997 Promotion or the 1996 Promotion. While there can be no assurance, EchoStar believes that its investment per lease customer will significantly improve at the end of the lease term when the subscriber either continues on a month-to-month basis, purchases the equipment from EchoStar or returns the equipment to the retailer. EchoStar believes the lease program will be attractive to consumers who would otherwise subscribe to a DBS service but for the initial "up front" costs associated with DBS service. The lease program allows the consumer (for less than $100) to receive an upgraded EchoStar Receiver System, including a professional installation. Upon activation of service, the consumer is charged a low monthly equipment rental fee in addition to charges associated with programming services purchased.

    Historically, EchoStar has maintained agreements with third-party finance companies to make consumer credit available to EchoStar customers. These financing plans provide consumers the opportunity to lease or finance EchoStar Receiver Systems, including installation costs and certain DISH Network programming packages, on competitive terms. Consumer financing provided by third parties is generally non-recourse to EchoStar. EchoStar currently maintains one such agreement which expires in the near future. The third-party finance company with which EchoStar maintains the above mentioned agreement has notified the Company that it does not intend to renew the agreement. EchoStar is currently negotiating similar agreements with other third-party finance companies and expects to consummate at least one such agreement prior to the expiration of its existing consumer financing agreement. There can be no assurance that EchoStar will be successful in these negotiations, or if successful, that any such new agreements will commence prior to the termination of the existing agreement. In the event that EchoStar is unsuccessful in executing a new agreement with a third-party finance company during 1997, growth of the DISH Network subscriber base may be negatively impacted.

    1997 CAPITAL REQUIREMENTS

    As of June 30, 1997, in addition to the working capital requirements discussed above, during the remainder of 1997 EchoStar expects to expend approximately $128.1 million in connection with the construction launch, insurance and deployment of EchoStar III ($83.6 million) and EchoStar IV ($44.5 million). Additionally, EchoStar will expend approximately $1.3 million per month to meet debt service requirements relative to deferred satellite construction payments for EchoStar I and EchoStar II. EchoStar's debt service requirements on the deferred satellite construction payments will increase to approximately $1.6 million per month during the fourth quarter of 1997 as a result of the launch of EchoStar III on October 5, 1997. Capital expenditures related to EchoStar IV may increase in the event of delays, cost overruns, increased costs associated with certain potential change orders under the Company's satellite or launch contracts, or a change in launch provider.

    EchoStar's 1997 working capital, capital expenditure and debt service requirements are expected to be funded from existing unrestricted cash and investment balances, the satellite escrow established in connection with the 1997 Notes offering (the "Satellite Escrow"), cash generated from operations, and the proceeds from the Series B Preferred Stock Offering, and the Offerings. Increases in subscriber acquisition costs, inadequate supplies of DBS receivers, or significant launch delays or failures would significantly and adversely affect EchoStar's operating results and financial condition.

    FUTURE CAPITAL REQUIREMENTS

    During 1998, EchoStar will expend approximately $64.5 million to construct, launch and support EchoStar IV, which is scheduled to be launched during the first quarter of 1998. These expenditures will be funded from the Satellite Escrow. EchoStar's debt service requirements relative to the deferred satellite construction payments will increase to approximately $1.9 million per month upon the successful launch of EchoStar IV (currently scheduled for launch in the first quarter of 1998). Additionally, beginning in January 1998, EchoStar will be required to make semi-annual interest payments of $23.4 million on the 1997 Notes. The first five such semi-annual interest payments will be funded from the Interest Escrow.

    EchoStar may require additional funds to acquire DISH Network subscribers. In addition, EchoStar has applications pending with the FCC for a two satellite Ku-band system, a two satellite FSS Ka-band system, a two satellite extended Ku-band system and a six satellite low earth orbit ("LEO") satellite system. EchoStar will need to raise additional funds for the foregoing purposes. Further, there are a number of factors, some of which are beyond EchoStar's control or ability to predict, that could require EchoStar to raise additional capital. These factors include unexpected increases in operating costs and expenses, a defect in or the loss of any satellite, or an increase in the cost of acquiring subscribers due to additional competition, among other things. There can be no assurance that additional debt, equity or other financing will be available on terms acceptable to EchoStar, or at all.

    As of June 30, 1997, EchoStar had approximately $1.3 billion of outstanding long-term debt (including the 1994 Notes, the 1996 Notes, the 1997 Notes, Deferred Payments on EchoStar I and EchoStar II, and mortgage notes payable). Interest on the 1994 Notes and the 1996 Notes accrues, but currently is not payable in cash. Semi-annual cash interest payments of approximately $40.2 million on the 1994 Notes commence December 1, 1999. The 1994 Notes Indenture requires principal reductions of $156.0 million on each of June 1, 2002 and 2003. These principal reductions will result in decreases in semi-annual cash interest payments to $30.1 million and $20.1 million, effective December 1, 2002 and December 1, 2003, respectively. Semi-annual cash interest payments of $38.1 million on the 1996 Notes commence on September 15, 2000. Semi-annual cash interest payments of $23.4 million on the 1997 Notes commence January 1, 1998. The first five such semi-annual interest payments will be funded from the Interest Escrow Account. Gross Deferred Payments totaled $64.0 million for EchoStar I and EchoStar II. As of June 30, 1997, approximately $52.2 million of such Deferred Payments was outstanding. The Deferred Payments bear interest at 8.25% and are payable in equal monthly installments over five years following launch of the respective satellites. Deferred Payments of $15.0 million will be used for each of EchoStar III and EchoStar IV. The terms of such Deferred Payments for EchoStar III and EchoStar IV will be similar to the terms associated with EchoStar I and EchoStar II.

    AVAILABILITY OF OPERATING CASH FLOW TO ECHOSTAR

    Since all of EchoStar's, DBS Corp's, ESBC's and Dish's operations are conducted through subsidiaries, the cash flow of EchoStar, DBS Corp, ESBC and Dish and their ability to service debt, including the 1994 Notes, the 1996 Notes and the 1997 Notes are dependent upon the earnings of their respective subsidiaries and, in general, the payment of funds by such subsidiaries to Dish, by the payment of funds by Dish to ESBC, by the payment of funds by ESBC to DBS Corp and by the payment of funds by DBS Corp to EchoStar in the form of loans, dividends or other payments.

    The cash flow generated by subsidiaries of Dish will only be available if and to the extent that Dish is able to make such cash available to ESBC in the form of dividends, loans or other payments. The indentures related to the 1994 Notes, 1996 Notes and the 1997 Notes impose various restrictions on the transfer of funds among EchoStar and its subsidiaries. The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish's subsidiaries; (vi) merge, consolidate or sell substantially all of its assets; and (vii) enter into transactions with affiliates. In addition, Dish, may pay dividends on its equity securities only if (1) no default exists under the 1994 Notes Indenture; and (2) after giving effect to such dividends, Dish's ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish's consolidated net income (less 100% of consolidated net losses) from April 1, 1994, plus 100% of the aggregate net proceeds to Dish from the sale and issuance of certain equity interests of Dish (including common stock).

    The 1996 Notes Indenture contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell substantially all of its assets; and (vii) enter into transactions with affiliates. The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to DBS Corp without restrictions.

    The 1997 Notes Indenture and the Certificate of Designation for the Series B Preferred contain restrictive covenants that, among other things, impose limitations on DBS Corp with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to EchoStar's subsidiaries; (vi) merge, consolidate or sell substantially all of its assets; (vii) enter into transactions with affiliates; and (viii) pay dividends. In general, DBS Corp may pay dividends on its equity securities only if: (i) no default exists under the 1997 Notes Indenture; and (ii) after giving effect to such dividends, DBS Corp's ratio of total indebtedness to cash flow would not exceed 6.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of (A) the difference of consolidated cash flow (less 100% of such deficit) minus 150% of consolidated interest expense, in each case from July 1, 1997, plus (B) 100% of the aggregate net proceeds to DBS Corp and its subsidiaries from the sale of certain equity interests of DBS Corp or EchoStar.

    The Exchange Indenture for the Series B Exchange Notes (as defined) issuable upon the exchange of the Series B Preferred Stock contains restrictive covenants that, among other things, restricts the ability of EchoStar and certain of its subsidiaries to (i) pay dividends with the proceeds from the Series B Preferred Offering, (ii) pay cash dividends on any junior or parity securities and (iii) incur indebtedness or pledge the stock of certain subsidiaries as collateral. The certificate of designation associated with the Series B Preferred Stock also restricts the ability of DBS Corp and its subsidiaries to (i) make restricted payments, (ii) incur certain indebtedness or issue disqualified stock or preferred equity interests, (iii) create payment restrictions affecting subsidiaries, (iv) engage in transactions with affiliates or (v) engage in certain asset sales. A majority of the covenants contained in the certificate of designation associated with the Series B Preferred Stock and the indenture related to the Series B Exchange Notes are applicable solely to DBS Corp and its subsidiaries and do not impose restrictions or limitations on EchoStar or any of EchoStar's subsidiaries which are not also subsidiaries of DBS Corp.

    If cash generated from operation of the DISH Network is not sufficient to meet the debt service requirements of the 1994 Notes, the 1996 Notes and the 1997 Notes, EchoStar would be required to obtain cash from other financing sources. There can be no assurance that such financing would be available on terms acceptable to EchoStar, or if available, that the proceeds of such financing would be sufficient to enable EchoStar to meet all of its obligations. See "Description of Certain Indebtedness--1994 Notes," "--1996 Notes" and "--1997 Notes" for other restrictions associated with the 1994 Notes, the 1996 Notes and the 1997 Notes. See "Description of Capital Stock."

EFFECTS OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128), which supersedes Accounting Principles Board Opinion No. 15, "Earnings Per Share" ("APB No. 15"). SFAS No. 128 simplifies the requirements for reporting earnings per share ("EPS") by requiring companies only to report "basic" and "diluted" EPS. SFAS No. 128 is effective for both interim and annual periods ending after December 15, 1997 but requires retroactive restatement upon adoption. EchoStar will adopt SFAS No. 128 in the fourth quarter of 1997. EchoStar does not believe such adoption will have a material effect on either its previously reported or future EPS.

    In March 1997, the FASB issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" (SFAS No. 129), which continues the existing requirements of APB No. 15 but expands the number of companies subject to portions of its requirements. Specifically, SFAS No. 129 requires that entities previously exempt from the requirements of APB No. 15 disclose the pertinent rights and privileges of all securities other than ordinary common stock. SFAS No. 129 is effective for periods ending after December 15, 1997. EchoStar was not exempt from APB No. 15; accordingly, the adoption of SFAS No. 129 will not have any effect on EchoStar.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"), which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 does not require a specific format for that financial statement but requires that the enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 130 will require additional disclosure in EchoStar's financial statements.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information," ("SFAS No. 131"), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The adoption of SFAS No. 131 will require additional disclosure in EchoStar's financial statements.

INFLATION

    Inflation has not materially affected EchoStar's operations during the past three years. EchoStar believes that its ability to increase charges for its products and services in future periods will depend primarily on competitive pressures. EchoStar does not have any material backlog of its products.

                                    BUSINESS

GENERAL

    EchoStar is a leading provider of DBS programming services in the United States. The Company commenced its DISH Network in March 1996, after the successful launch of EchoStar I in December 1995. The Company launched EchoStar II in September 1996 and EchoStar III in October 1997. Since December 31, 1996, EchoStar has increased its DISH Network subscriber base from 350,000 to approximately 820,000 subscribers on September 30, 1997. During the third quarter of 1997, EchoStar believes that it captured approximately 40% of all new DBS satellite subscribers in the U.S. Average monthly programming revenue during 1997 has been approximately $39 per subscriber.

    The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in U.S. history, surpassing the rollout of color televisions, VCRs and compact disc players. As of September 30, 1997, approximately 5.6 million U.S. households subscribed to DBS and other digital DTH satellite service. Industry sources project that the market could grow to as many as 19 million subscribers by the year 2002.

    EchoStar believes that there is significant unsatisfied demand for high-quality, reasonably-priced television programming. Of the approximately 96 million television households in the U.S., it is estimated that more than 60 million subscribers pay an average of $34 per month for multichannel programming services. EchoStar's primary target market for the DISH Network includes cable subscribers in urban and suburban areas who are dissatisfied with the quality or price of their cable programming, or who want niche programming services not available from most cable operators. Other target markets for the DISH Network include the approximately 7 million households not passed by cable television systems and the approximately 21 million households currently passed by cable television systems with relatively limited channel capacity.

    EchoStar has rights to more U.S. licensed DBS frequencies than any of its competitors, and currently controls 90 frequencies, including 21 frequencies at an orbital slot capable of providing nationwide DBS service. The Company currently provides approximately 120 channels of digital television programming and over 30 channels of CD quality audio programming to the entire continental U.S. DISH Network subscribers can choose from a variety of programming packages that EchoStar believes have a better price-to-value relationship than packages currently offered by most pay television providers.

    DISH Network programming is available to any subscriber who purchases or leases an EchoStar Receiver System. EchoStar Receiver Systems are fully compatible with MPEG-2, the world digital standard for computers and consumer electronics products, and provide image and sound quality superior to current analog cable or wireless cable service. EchoStar Receiver Systems are designed and engineered by the Company's wholly-owned subsidiary, HTS. Satellite receivers designed by HTS have won numerous awards from dealers, retailers and industry trade publications.

    The Company's primary objective is to become the leading provider of subscription television services in the U.S. To achieve this objective, the Company will seek to:

        EXPAND PROGRAMMING OFFERINGS. The Company launched EchoStar III on October 5, 1997, and expects to launch EchoStar IV in the first quarter of 1998. EchoStar III, which will serve the eastern half of the U.S. from
   61.5 DEG. WL and EchoStar IV, which is expected to serve the western half of the U.S. from 148 DEG. WL, should enable EchoStar to retransmit local broadcast signals in 20 of the largest U.S. television markets (assuming receipt of all required retransmission consents and copyright licenses and/or congressional or regulatory actions necessary to extend and clarify the scope of the statutory compulsory license to cover local satellite-retransmission of network-affiliated station signals) and to provide subscribers with additional sports, foreign language, cultural, business, educational and other niche programming. EchoStar III and EchoStar IV will also enable EchoStar to offer subscribers HDTV and popular Internet and other computer data at high transmission speeds. By expanding its programming services EchoStar believes it may be able to differentiate itself from other providers of subscription television services, which may not be able to cost-effectively, or do not have the capacity to, offer similar services.

        CONTINUE TO EXPAND DISTRIBUTION CHANNELS. The Company continues to strengthen its sales and distribution channels, which include consumer retail outlets, consumer electronics retailers and direct sales representatives. For example, the Company recently announced an agreement with JVC, under which JVC will purchase EchoStar Receiver Systems for distribution through existing JVC channels under the JVC and DISH Network brand names. All consumers who purchase JVC branded satellite receiver systems will subscribe to DISH Network programming. In addition, on September 15, 1997, EchoStar announced that Sears will begin to carry JVC branded EchoStar Receiver Systems. Beginning in October, 1997 JVC branded EchoStar Receiver Systems are available in more than 800 full-line, mall-based Sears stores.

        PROVIDE ATTRACTIVELY PRICED PROGRAMMING AND SYSTEMS. EchoStar's entry level America's Top 40 programming package is priced at $19.99 per month, as compared to, on average, over $30 per month for comparable cable service. Consumers can add six premium movie channels for an additional $10 per month, the same amount cable subscribers typically pay for one movie channel. On June 1, 1997, the Company announced a new marketing program, offering subscribers a standard EchoStar Receiver System for $199 (as compared to an average retail price in March 1996 of $499), without requiring an extended subscription commitment or significant up front programming payments.

        EMPHASIZE ONE-STOP SHOPPING. The Company believes that providing outstanding service, convenience and value are essential to developing long-term customer relationships. The Company offers consumers a "one-stop shopping" service which includes programming, installation, maintenance, reliable customer service and satellite reception equipment. To enhance the Company's responsiveness to its customers, the Company has established a single telephone number (1-800-333-DISH), which customers can call 24 hours a day, seven days a week, to order EchoStar Receiver Systems, activate programming services, schedule installation and obtain technical support. The Company believes it is the only DBS provider to offer a comprehensive single-point customer service function.

DBS INDUSTRY OVERVIEW

    DBS, as used in this Prospectus, describes a high power satellite broadcast service in the Ku frequency band that, by international agreement, contemplates unique wide orbital spacing among satellites, permitting higher powered transmissions that can be received on an 18-inch satellite dish. Other DTH services include FSS, which describes low power (C-band) and medium power (Ku-band) satellite services. Small dish size generally increases consumer acceptance and provides a substantial competitive advantage over other DTH services.

    Although the concept of DBS was introduced in 1982, it did not become commercially viable until the last several years because available satellite technology did not allow for the power required to transmit to small dishes and digital compression technology had not been adequately developed. Today, DBS provides the most cost efficient national point to multi-point transport of video, audio and data services.

    DBS satellites operate in geosynchronous orbit above the equator, from orbital positions or "slots." Orbital slots are designated by their longitude and comprise both a physical location and an assignment of broadcast spectrum in the applicable frequency band, divided into 32 frequency channels, each with a useable bandwidth of 24 MHz. With digital compression technology, each frequency channel can be converted on average into six or more digital channels of programming. The ITU has allotted to the U.S. eight DBS orbital slots, each with 32 frequency channels, for use by U.S. licensed DBS providers. The FCC has indicated its belief that only the 101 DEG. WL, 110 DEG. WL and 119 DEG. WL slots provide full-CONUS coverage and, therefore, these three slots are considered the most strategic. With respect to a fourth orbital position,
61.5 DEG. WL, coverage of a majority of the continental U.S. is commercially possible.

    The FCC has issued or, EchoStar believes, may issue licenses or construction permits for DBS orbital locations as follows:

                                                                        FREQUENCY ASSIGNMENTS FOR U.S. DBS ORBITAL SLOTS
                                                               -------------------------------------------------------------------
                                                                    TOTAL
                                                                 FREQUENCIES     61.5 DEG.    101 DEG.     110 DEG.     119 DEG.
                                                               ---------------     -----         ---          ---          ---
EchoStar (1).................................................            90             11                         1           21
DirecTv......................................................            54                          27
MCI/News Corp. (2)...........................................            28                                       28
Continental (3)..............................................            22             11
Tempo (2)....................................................            22                                                    11
Dominion.....................................................            16              8
USSB.........................................................            16                           5            3
Unassigned...................................................             8              2
                                                                                        --           --           --           --
                                                                        ---
Totals.......................................................           256             32           32           32           32
                                                                                        --           --           --           --
                                                                                        --           --           --           --
                                                                        ---
                                                                        ---

                                                                148 DEG.     157 DEG.     166 DEG.     175 DEG.
                                                                   ---          ---          ---          ---
EchoStar (1).................................................          24                         1           32
DirecTv......................................................                       27
MCI/News Corp. (2)...........................................
Continental (3)..............................................                                    11
Tempo (2)....................................................                                    11
Dominion.....................................................                                     8
USSB.........................................................           8
Unassigned...................................................                        5            1
                                                                       --           --           --           --
Totals.......................................................          32           32           32           32
                                                                       --           --           --           --
                                                                       --           --           --           --

------------------------

(1) Includes 10 frequencies at 175 DEG. WL and one frequency at 166 DEG. WL that EchoStar may be assigned if the FCC finds that EchoStar has a firm satellite construction contract. There can be no assurance in this regard. EchoStar has not yet developed a business plan for the 175 DEG. WL orbital slot, which has limited utility for service to the continental U.S.

(2) Does not take into account the recently announced proposed combination of the MCI and the Tempo licenses under PrimeStar. See "Risk
    Factors--Competition from DBS and Other Satellite System Operators."

(3) On May 14, 1997, the FCC granted its consent to the transfer of Continental's permit (the "Permit") for 11 frequencies at each of 61.5 DEG. WL and 166 DEG. WL to R/L DBS Company L.L.C. (a subsidiary of Loral) ("R/L") subject to certain conditions.

    The operator of a digital satellite television service typically enters into agreements with programmers, who deliver their programming content to the digital satellite service operator via commercial satellite, fiber optics or microwave transmissions. The digital satellite service operator generally monitors such signals for quality, and may add promotional messages, public service programming or other system-specific content. The signals are then digitized, compressed, encrypted and combined with other programming sharing a given transponder and other necessary data streams (such as conditional access information). Each transponder's signal is then uplinked, or transmitted, to the transponder owned or leased by the service operator on the service's satellite, which receives and transmits the signal to consumers.

    In order to receive the programming, a subscriber requires: (i) a dish, a low noise block converter and related equipment; (ii) an integrated receiver/decoder ("IRD," sometimes referred to herein as the "satellite receiver" or "set-top box"), which receives the data stream from each broadcasting transponder, separates it into separate digital programming signals, decrypts and decompresses those signals that the subscriber is authorized to receive and converts such digital signals into analog radio frequency signals; and (iii) a television set, to view and listen to the programming contained in such analog signals. A subscriber's IRD is generally connected to the digital satellite service operator's authorization center by telephone to report the purchase of premium and pay-per-view channels.

    The Cable Act and the FCC's rules, subject to certain exceptions, require programmers affiliated with cable companies to offer programming to all multi-channel video programming distributors on non-discriminatory terms and conditions. The Cable Act and the FCC rules also prohibit certain exclusive programming contracts. EchoStar anticipates purchasing a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC. As a result, any expiration of, amendment to, or interpretation of, the

Cable Act or the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of EchoStar, could adversely affect EchoStar's ability to acquire programming or to acquire programming on a cost-effective basis. Additionally, although not required by law, in EchoStar's experience substantially all unaffiliated programmers have made their programming available on fair and reasonable terms. Pay-per-view programming has also generally been made available to DBS providers on substantially the same terms and conditions as are available to cable operators. See "Risk Factors--Risks of Adverse Effects of Government Regulation."

MARKET FOR DIGITAL SATELLITE SERVICES

    DBS SERVICES. Digital satellite television has been one of the fastest selling consumer electronics products in U.S. history. As of September 30, 1997, approximately 5.6 million U.S. households subscribed to DBS and other digital DTH satellite services. This installed base represents a greater than 100% increase from the approximately 2.2 million DBS subscribers as of the end of 1995 and more than ten times the approximately 500,000 DBS subscribers as of the end of 1994. The Company believes that the market for digital satellite products and services is growing and that there is significant unsatisfied demand for high quality, reasonably priced television programming. Of the approximately 96 million television households in the U.S., it is estimated that more than 60 million subscribers pay an average of $34 per month for multichannel programming services. The Company believes, therefore, that the potential market in the U.S. for video, audio and data programming services consists of: (i) existing cable subscribers who desire a greater variety of programming, improved video and audio quality, better customer service and fewer transmission interruptions;
(ii) the approximately 7 million households not passed by cable and the approximately 21 million households currently underserved by cable; (iii) the approximately 8 million households headed by persons of foreign nationality living in the U.S. who demand international, cultural and niche programming typically not provided by cable television; (iv) the U.S. households which are seeking an alternative provider of high-speed Internet and other data services;
(v) the mobile, commercial and institutional markets; (vi) businesses; and (vii) the approximately 2.2 million C-band subscribers who may desire to migrate to digital services. The large base of potential subscribers enhances the Company's opportunity to significantly increase its DISH Network subscriber base.

    HOUSEHOLDS PASSED BY CABLE. EchoStar has specifically targeted the approximately 85 million households that are passed by cable television. Management believes that over 60% of the Company's DISH Network subscriber base consists of households that are passed by cable. Although programming offerings of cable systems in major metropolitan areas are significant, most cable systems have a typical analog capacity of 30 to 80 channels. In order to expand their service offering to one comparable to that offered by the DISH Network, the Company believes that cable systems would have to upgrade their analog networks to fiber-based digital service. Fiber upgrade implementation is in progress in a few cable systems in select metropolitan markets, with a resultant increase of channel capacity anticipated to be available in five to ten years. Due to the substantial capital investment required for widescale deployment of fiber-based services, several cable companies have delayed originally-announced deployment schedules. The Company believes that the cost of such upgrades, when undertaken, will ultimately be passed on to the consumer, which may further enhance the attractiveness of the service offerings of the DISH Network to the consumer. The Company believes that consumers will continue to demand the improved audio and video quality, and expanded programming offerings, that are currently available with DBS technology, but not available from over-the-air VHF and UHF broadcasters or from cable. The Company believes that the quality and variety of its DISH Network service offerings relative to even the most advanced cable television systems makes it an attractive alternative to traditional cable.

    HOUSEHOLDS UNSERVED OR UNDERSERVED BY CABLE. The Company is also targeting the approximately 7 million households which are not passed by cable and the approximately 21 million households that are in areas served by cable systems with fewer than 40 channels. Even the largest cable systems with sufficient channel capacity (generally 54 or more channels) and good quality cable plant will require costly upgrades to add bandwidth or incur significant maintenance costs in order to offer digital programming services. The Company believes however, that based on current compression technology, the number of channels that a cable system would have to remove from its existing service offerings in order to use them for digital services may, in the case of cable systems with limited channel capacity, result in the value of their analog programming offering being degraded and their subscribers alienated. Accordingly, pending the availability of advanced digital compression technology now under development, such smaller cable systems will be required to incur substantial costs to upgrade their plant and distribution systems to expand their channel capacity before they can introduce digital services. Due to the limited number of subscribers across which any plant upgrades would be spread, the smaller cable systems may find that the cost of such upgrades cannot be justified economically. The Company believes areas served by cable systems which have not been fully upgraded currently provide a prime market for digital satellite services.

    INTERNATIONAL, CULTURAL AND NICHE MARKETS. The Company believes that there are approximately 8 million households headed by persons of foreign nationality living in the U.S, encompassing approximately 23 million foreign-born persons living in the U.S. who demand international, cultural and other niche programming typically not provided by cable television, and who represent a prime market for its DISH Network service offerings. Generally, it is not cost effective for traditional broadcast television or cable companies to provide targeted programming to these households due to the relatively low number of such niche customers in any particular local market. These customers, along with other customers interested in receiving international and other cultural programming, are an important target market for the Company. The Company's incremental cost to provide multicultural and niche programming is relatively insignificant given the ability of digital DBS service to utilize a national delivery system for all programming offerings. The Company believes that, by directly marketing international programming to these potential customers, it will also sell more of its most popular programming.

    HIGH-SPEED INTERNET AND OTHER DATA SERVICES. The Company currently intends to make space available on EchoStar III to begin test-marketing its high-speed Internet and other related data services. The Company believes that there is significant unsatisfied demand for alternative providers of such services and believes that if it can provide a comparable product at a reasonable price, many of its current DISH Network subscribers would also subscribe to the Company's Internet and data services, thus leading to an increase in the average recurring revenue per subscriber. Further, the Company believes that by offering Internet and other high-speed data services, it may be able to attract additional subscribers to the DISH Network who would otherwise not have subscribed.

    MOBILE, COMMERCIAL AND INSTITUTIONAL MARKETS. Other target markets for DBS services include mobile, commercial and institutional markets. Historically, many owners of recreational vehicles own C-band satellite dishes. Management believes that the lower equipment prices and the smaller dish size will attract many more recreational vehicle owners to DBS service. The Company also believes that digital satellite services are well suited for hotels, motels, bars, multiple-dwelling units ("MDUs"), schools and other organizations within the commercial markets. In addition to the wide variety of entertainment, sports, news and other general programming desired by such commercial organizations, the Company expects that some commercial organizations will in the future provide a market for educational, foreign language, and other niche video and audio programming.

    BUSINESS COMMUNICATION NETWORKS. The Company has had success in providing its programming services to business and commercial subscribers, such as multi-level marketing organizations and legal, medical and real estate professionals. A number of large corporations are using the Company's DBS business communication services, and over 1,000 EchoStar Receiver Systems are in use for these services. The Company is in advanced discussions with numerous business and trade organizations regarding its business communications services and intends to continue the aggressive marketing of its services to business users.

    C-BAND SUBSCRIBERS. The Company believes that the lower equipment prices combined with the higher-quality digital video and audio output provided by DBS and the smaller dish size will attract many more current C-band subscribers to DBS. The Company believes that its historical presence in the C-band satellite industry has enhanced its ability to persuade current C-band subscribers to migrate to DISH Network service.

ECHOSTAR'S EXPERIENCE IN THE DBS MARKET

    The Company commenced commercial operations of the DISH Network in March 1996 and since that time has experienced rapid subscriber growth. As of September 30, 1997, the Company had approximately 820,000 subscribers to its DISH Network programming services. During the third quarter of 1997, the Company believes that it captured approximately 40% of all new DBS subscribers in the U.S. The Company also has had a significant amount of success in marketing its services to its primary target market--existing cable television subscribers. Management believes that more than 60% of current DISH Network subscribers have come from homes that are passed by cable. The DISH Network has been marketed to consumers as an alternative to traditional cable services and the Company has had much success in differentiating itself from cable providers based on its superior quality video and audio programming relative to cable, combined with a better price-to-value relationship of its programming offerings. For example, the Company's America's Top 50 CD programming package is priced at $26.99 per month. Comparatively, on a national average, a similar package of cable programming costs the consumer approximately $42 per month. Additionally, according to industry estimates, more than 75% of subscribers are satisfied with the DBS picture quality. Further, approximately 94% of those same consumers said they would recommend satellite television to their friends. This high-level of consumer satisfaction has been evident in the Company's low level of subscriber turnover, which has averaged less than 1.25% per month. EchoStar's first year of operations in the DBS industry also resulted in higher average revenue per subscriber than initial expectations. This is due largely in part to the popularity of the Company's multichannel premium service offerings, which have proven to be very popular among subscribers.

DBS AND RELATED SERVICES

    PROGRAMMING. EchoStar now provides approximately 120 channels of digital television programming and over 30 channels of CD-quality audio programming to the entire continental United States. EchoStar's America's Top 40 package is priced at $19.99 per month and America's Top 50 CD is priced at $26.99 per month. Multichannel premium services are also available for separate purchase, at prices currently ranging from $10 to $25 per month, depending upon the number of services purchased. EchoStar's DISH Network service currently offers ten channels of pay-per-view programming. EchoStar's future plans include, among other things, increasing the number of pay-per-view channels offered to subscribers.

    EchoStar's primary programming packages include:

                    AMERICA'S TOP 40                          AMERICA'S TOP 50 CD         PREMIUM SERVICES (1)
--------------------------------------------------------  ---------------------------  ---------------------------
A&E                          Home & Garden Television     All of America's Top 40      Multichannel Cinemax (3)
Cartoon Network              Home Shopping Network        PLUS:                        FLIX
CNBC                         The Learning Channel         Animal Planet                Multichannel HBO (6)
CNN                          Lifetime                     BET                          The Movie Channel (2)
Court TV                     MTV                          CNN-fn                       Multichannel Showtime (3)
Comedy Central               NET--Political NewsTalk      CNN International            Sundance Channel
C-SPAN                       Network                      Game Show Network
C-SPAN 2                     Nickelodeon                  KTLA-Los Angeles
Country Music Television     Nick at Nite Classic TV      MTV2
The Discovery Channel        QVC                          Turner Classic Movies
Disney (2)                   The Sci-Fi Channel           WGN-Chicago
E!                           The Travel Channel           WPIX-New York
ESPN                         TBS                          WSBK--Boston
ESPN 2                       TBN                          One Regional Sports Network
ESPNews                      TNN
EWTN                         TNT
The Family Channel           TV Land
Food Network                 USA
Headline News                VH-1
The History Channel          The Weather Channel

------------------------
(1) Premium Services are available on an a-la-carte basis. Numbers in parentheses represent the number of channels available through each Premium Service.

    EchoStar intends to offer programming telecast by local affiliates of national television networks to certain population centers within the continental U.S. via DBS satellite. In order to retransmit this programming to any DISH Network subscriber in a particular local market, EchoStar must obtain the retransmission consent of the local affiliate. Furthermore, the compulsory license provided in the SHVA may not extend to EchoStar's retransmission of local network station signals, and any use of the compulsory license is subject to the restrictions of the SHVA as described below. There can be no assurance that the Company will obtain retransmission consents of any local affiliate. The inability to transmit such programming into the local markets from which the programming is generated could have an adverse effect on the Company.

    The SHVA establishes a "statutory" (or compulsory) copyright license that generally allows a DBS operator, for a statutorily-established fee, to retransmit local affiliate programming to subscribers for private home viewing so long as that retransmission is limited to those persons in "unserved households." An "unserved household", with respect to a particular television network, is defined as one that cannot receive an over-the-air network signal of "grade B" intensity (a predictive standard of signal intensity employed by the FCC) of a primary network station affiliated with that network through the use of a conventional outdoor rooftop antenna and has not, within the 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides the signal of an affiliate of that network. While management believes the SHVA could be read to allow the Company to retransmit this programming to certain local markets via DBS satellite, management also believes that the compulsory copyright license under the SHVA may not be sufficient to permit the Company to implement its strategy to retransmit such programming in the most efficient and comprehensive manner. On August 28, 1997, a Copyright Arbitration Royalty Panel ("CARP"), appointed to recommend royalties for satellite retransmission of network-affiliated television and superstation signals pursuant to the compulsory license of Section 119 of the Copyright Act, delivered its Report to the Librarian of Congress. In the CARP's recommendation, which must be either adopted or changed by the Copyright Office within 60 days from August 28, 1997, the CARP held it has no jurisdiction to set royalties for local satellite retransmissions of the signals of network-affiliated television stations, on the ground that the compulsory license of the Copyright Act does not extend to such retransmissions. While EchoStar has petitioned the Librarian to modify the CARP report, the petition has been opposed, and there can be no assurance that the petition will be granted. Moreover, EchoStar is continuing its efforts to secure passage of legislation that will clarify and extend the scope of the compulsory license with respect to local network signals. There can be no assurance that EchoStar will

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be successful in these efforts. If the CARP's position is upheld by the
Librarian and legislation to clarify and extend the scope of the compulsory license is not passed, EchoStar would be prevented from relying on the compulsory copyright license to retransmit local network-affiliated stations' signals and may have to engage in the relatively cumbersome process of negotiating and obtaining copyright licenses from all individual copyright holders instead.

    The CARP also recommended setting at zero the royalty rate for local retransmissions of superstation signals. This recommendation may be considered favorable to EchoStar because it may provide a basis for the proposition that the royalty rate for all local-into-local retransmission (to the extent permitted) should be zero. However, there can be no assurance that the Librarian will adopt the CARP's recommendation or that, in the absence of the legislation whose passage is sought by EchoStar, EchoStar would be successful in any litigation with copyright owners regarding this issue.

DBS SALES AND MARKETING

    EchoStar primarily utilizes its existing nationwide network of over 7,000 independent distribution and retail stores and outlets to market and distribute DISH Network systems and programming services to its target markets. EchoStar intends to enhance consumer awareness of its product relative to other providers of DTH services by forming alliances with nationally recognized distributors of other consumer electronics products. As discussed previously, in May 1997 EchoStar entered into a strategic alliance with JVC, pursuant to which JVC will distribute DISH Network satellite receiver systems under a private label through its JVC national retail network. EchoStar also has expanded its marketing efforts into direct sales. To enhance the Company's responsiveness to its customers, the Company has established a single telephone number (1-800-333-DISH) which customers can call 24 hours a day, seven days a week to order EchoStar Receiver Systems, activate programming services, schedule installation and obtain technical support. The Company believes it is the only DBS provider to offer a comprehensive single-point customer service function. EchoStar also is expanding into other less-traditional means of distribution such as alliances with electric and other utilities, multi-level marketing firms and other non-consumer electronic retail businesses. Based on its knowledge of these distribution channels from its marketing of C-band DTH products and services domestically over the last 15 years and its marketing of DBS products in Europe and the U.S., EchoStar believes it will be able to optimize the marketing of its DBS products and services to distinguish itself from other DBS suppliers.

    EchoStar's marketing strategy includes national and regional broadcast and print advertising, promoting the benefits of the DISH Network. EchoStar has comprehensive dealer guides describing all aspects of the DISH Network and its integrated product lines (programming, hardware, financing and installation). These dealer guides are provided to distributors during nationwide educational seminars. EchoStar expects to continue to offer a high level of retail support and to provide comprehensive point of sale literature, product displays, demonstration kiosks and signage for retail outlets. EchoStar also provides a promotional channel as well as a programming subscription for in-store viewing. EchoStar's mobile sales and marketing team visits retail outlets on a regular basis to reinforce training and ensure point-of-sale needs are quickly fulfilled. A DISH Network merchandise catalogue is also available for distributors to add to their promotional materials. Additionally, one channel of programming on the DISH Network provides information about additional services and promotions offered by the DISH Network. That channel is geared towards educating retailers, satellite dealers and current and potential subscribers.

    EchoStar offers a commission program that it believes is competitive with that offered by other DBS operators. The program pays qualified distributors and retailers a percentage of programming revenues generated by subscribers to whom they sell DISH Network systems. Commissions are earned by distributors and retailers over an extended period.

    EchoStar's marketing programs and pricing strategies, such as the 1996 Promotion and the 1997 Promotion, have significantly increased the affordability of EchoStar Receiver Systems for consumers. The

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primary purposes of the 1996 Promotion and the 1997 Promotion are to rapidly build a subscriber base, to expand retail distribution of EchoStar's products, and to build consumer awareness of the DISH Network brand. These promotions are consistent with, and emphasize, EchoStar's long-term business strategy which focuses on generating the majority of its future revenue through the sale of DISH Network programming to a large subscriber base. The 1996 and 1997 Promotions have resulted in, and will continue to result in, EchoStar incurring significant costs to acquire subscribers. EchoStar believes such costs will be fully recouped from future programming revenues expected to be generated from customers obtained as a result of these promotions. DISH Network reception equipment cannot be utilized with competitors' systems. Consequently, subscribers cannot seamlessly migrate to alternative DBS providers. Further, based on high DBS industry consumer satisfaction ratings, initial feedback from consumers and dealers, and low DISH Network subscriber turnover rates (to date less than 1.25% per month), EchoStar anticipates high service renewal rates leading to an expected average minimum subscriber life of at least three years. Furthermore, a majority of DISH Network subscribers have purchased premium and pay-per-view programming for incremental amounts above the prepaid minimum subscription required by the 1996 Promotion. Such incremental revenues reduce the length of time necessary to recoup the average cost of acquiring new subscribers.

    EchoStar's present marketing strategy is based on current competitive conditions, which may change; any such changes could be adverse to EchoStar. Future changes in marketing strategy may include additional promotions, including promotions geared toward further increasing the affordability to consumers of EchoStar Receiver Systems and related accessories which, among other things, could increase EchoStar's cost of acquiring new subscribers.

ECHOSTAR RECEIVER SYSTEMS

    DISH Network programming is available to consumers in the continental U.S. who purchase or lease an EchoStar Receiver System. A typical EchoStar Receiver System includes an 18-inch satellite dish, an EchoStar digital satellite receiver (which processes and descrambles signals for television viewing), a user-friendly remote control, and related components. EchoStar Receiver Systems are available in a variety of models. Subscribers can receive local broadcast signals, either through a standard television antenna (a traditional rooftop or set-top antenna) or by subscribing to basic cable. The standard EchoStar Receiver System incorporates infrared remote control technology, an on-screen program guide and the ability to switch between DISH Network and local programming signals using the remote control. In addition to the on-screen program guide and local programming access features of the basic model, the mid-level model features UHF remote control technology (which allows the subscriber to control their EchoStar Receiver System from up to 150 feet away through walls), and a high-speed data port. EchoStar's premium receiver system includes UHF remote control technology, a high-speed data port, enhanced on-screen program guide capabilities (including local program information and seamless integration of local and satellite channels), and on-screen caller identification capability.

    The EchoStar DBS System integrates digital video and audio compression. Authorization information for subscription programming is stored on microchips placed on a credit card-sized access, or smart card. The smart card, which can easily be updated or replaced periodically at low cost, provides a simple and effective method to adjust a subscriber's level of programming services. If the receiver's smart card is authorized for a particular channel, the data is decrypted and passed on for video and audio decompression.

    While EchoStar Receiver Systems are internally designed and engineered, EchoStar does not manufacture EchoStar Receiver Systems directly. Rather, EchoStar has contracted for the manufacture of EchoStar Receiver Systems with a high-volume contract electronics manufacturer. SCI is currently EchoStar's only source of MPEG-2 DBS receivers. JVC also manufactures limited quantities of other consumer electronics products, which incorporate EchoStar Receiver Systems. EchoStar has managed its inventory levels based on its goal of reaching one million subscribers by the end of 1997. There can be no

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assurance that EchoStar will be successful in achieving this goal. To the extent that EchoStar exceeds this goal, it may experience shortages of certain models of EchoStar Receiver Systems. As previously described, EchoStar is negotiating with several brand-name consumer electronics manufacturers to produce receivers for use with the DISH Network. No assurances can be provided regarding the ultimate success of such negotiations.

FINANCING

    Historically, EchoStar has maintained agreements with third-party finance companies to make consumer credit available to its customers. These financing plans provide consumers the opportunity to lease or finance their EchoStar Receiver Systems, including installation costs and certain DISH Network programming packages, on competitive terms. The third-party finance company that provides the program currently utilized by EchoStar has notified EchoStar that it does not intend to renew the agreement, which expires during October 1997. On August 1, 1997, EchoStar began offering an internally-financed consumer lease plan to prospective DISH Network customers. This plan provides for an 18 month lease term at competitive rates to qualified consumers.

INSTALLATION

    Currently, a majority of EchoStar Receiver System installations are performed either by third-parties or are self-installed by consumers. A subsidiary of EchoStar also offers installation services. EchoStar anticipates that demand for its installation services may increase as demand for its DISH Network service grows.

OTHER COMPONENTS OF DBS SERVICE

    SUBSCRIBER MANAGEMENT. EchoStar outsources its subscriber management, billing and remittance services for DISH Network subscribers. Under the terms of the outsourcing agreement, EchoStar is provided with access to a subscriber management system maintained by the service provider. The provider facilitates the authorization of programming to the subscriber and coordinates billing and renewal functions.

    CUSTOMER CARE CALL CENTER. EchoStar currently maintains call centers in Thornton, Colorado and Harrisburg, Pennsylvania. Potential and existing subscribers can call a single phone number to receive assistance for hardware, programming, installation or service. The call center in Thornton, Colorado is owned by the Company. The Pennsylvania facility is operated by a third party.

    DIGITAL BROADCAST CENTER. The first step in the delivery of satellite programming to the customer is the uplink of that programming to the satellite. Uplink is the process by which signals are received from either the programming originator or distributor and transmitted to a satellite. EchoStar's Digital Broadcast Center is located in Cheyenne, Wyoming. The Digital Broadcast Center contains fiber optic lines and downlink antennas to receive programming and other data at the center, as well as a number of large uplink antennas and other equipment necessary to modulate and demodulate the programming and data signals. The compression and encryption of the programming signals is also performed at EchoStar's Digital Broadcast Center.

    CONDITIONAL ACCESS SYSTEM. EchoStar has contracted with Nagra Plus, SA for the provision of access control systems, including smart cards used with each EchoStar Receiver System. The smart cards contain the authorization codes necessary to receive DISH Network programming. The access control system is central to the security network that prevents unauthorized viewing of programming. Access control systems of other DBS providers have been commercially pirated. To date, the Company is unaware of any compromises of its access control system. While there can be no assurance that breaches of EchoStar's access control system will not occur in the future, the Company believes its access control system will

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
adequately prevent commercially viable unauthorized access to programming. Further, the smart cards have been designed with the flexibility to completely change the access control system in the event of a security breach. In the event that such systems or products fail to operate as intended, EchoStar's business would be adversely affected if the vendor could not rapidly implement corrective measures.

    COMPRESSION SYSTEM. EchoStar has entered into an agreement with a third party to provide the necessary equipment to digitize, compress and encrypt the analog signals transmitted by programmers to EchoStar's digital broadcast center. Digitized signals are then multiplexed and modulated into an MPEG-2 transport stream for transmission to EchoStar's satellites. Once a customer has ordered programming from EchoStar, an authorization code is transmitted to the customer's satellite receiver, allowing the customer to receive the programming within minutes after placing the order.

    TRACKING, TELEMETRY AND CONTROL OF SATELLITES AFTER LAUNCH. Once a satellite is placed at its orbital location, ground stations control it until the end of its in-orbit lifetime. EchoStar has contracted for TT&C services with respect to EchoStar I, EchoStar II and EchoStar III, including orbital analysis and oversight of the construction phase-related to the satellite. The agreement limits the liability of the contractor in the event it negligently performs its services under the agreement or otherwise terminates the agreement prior to the expiration of its term. It is expected that such risks will be covered by in-orbit insurance; however, no assurances can be given that such insurance can continue to be obtained on commercially reasonable terms. While TT&C services have not yet been procured for EchoStar IV, EchoStar believes that these services can be timely obtained from a number of providers.

    The FCC has granted EchoStar conditional authority to use C-band frequencies for TT&C for EchoStar I, stating that the required coordination process with Canada and Mexico had been completed. In January 1996, however, the FCC received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. Although the Company believes it is unlikely, there can be no assurance that such objections will not subsequently require EchoStar to relinquish use of such C-band frequencies for TT&C purposes. This could result in the inability to control EchoStar I, and a total loss of the satellite. Further, the FCC has granted EchoStar conditional authority to use "extended" C-band frequencies for TT&C function for EchoStar II, but only until January 1, 1999, at which time the FCC will review the suitability of those frequencies for TT&C operations. There can be no assurance that the FCC will extend the authorization to use these C-band frequencies for TT&C purposes beyond that date. Such failure to extend the authorization could result in the inability to control EchoStar II and a total loss of the satellite.

DBS AND OTHER PERMITS

    EchoStar's subsidiaries have been assigned 21 DBS frequencies at 119 DEG. WL, a U.S. licensed orbital slot that provides full-CONUS coverage. Of these frequencies, 11 are held by ESC and ten are held by DirectSat. Eleven of the 16 transponders on EchoStar I and ten of the 16 transponders on EchoStar II are being utilized to operate those frequencies.

    In addition to its frequencies at 119 DEG. WL, DirectSat has been assigned 11 frequencies at 175 DEG. WL and one frequency at 110 DEG. WL. DBSC holds a conditional satellite construction permit and specific orbital slot assignments for 11 DBS frequencies at each of 61.5 DEG. WL and 175 DEG. WL. ESC has a permit for 11 unassigned western frequencies. While a firm business plan has not yet been finalized, DirectSat's, DBSC's and ESC's frequencies at 175 DEG. WL could be used to provide a high power DBS service to the western continental U.S., Hawaii and Alaska. These frequencies also could provide a satellite programming link between the U.S. and the Pacific Rim, if FCC and ITU coordination can be arranged and authorizations in the receiving countries obtained.

                                       55
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    The FCC has granted Dominion a conditional construction permit and related rights to eight frequencies at 61.5 DEG. WL, the same orbital location where EchoStar III will be located. Dominion and certain EchoStar subsidiaries are parties to the Dominion Agreement pursuant to which Dominion, subject to appropriate FCC approvals, has the right to use eight transponders on EchoStar III to exploit the Dominion frequencies. Additionally, the Dominion Agreement provides that until EchoStar III is operational, Dominion can use an entire transponder on an EchoStar satellite located at 119 DEG. WL by paying EchoStar $1 million per month. From December 1996 through April 1997, in consideration of the use of such transponder for a period of five months, Dominion issued five $1 million promissory notes to EchoStar, each due May 10, 1997. When Dominion did not repay these notes, EchoStar exercised its right under the Dominion Agreement, subject to obtaining any necessary FCC approvals, to use and program, for the expected life of the satellite, six of the eight transponders on EchoStar III that Dominion has the right to use and that would operate on frequency channels assigned to Dominion. Dominion has pending FCC applications to modify its permit to rely on the Dominion Agreement to satisfy its due diligence and to extend its permit. These applications have not yet been approved. The Dominion Agreement may also require further FCC approval. Assuming the necessary FCC approvals are obtained and any further required approvals (including any required transfer of control approvals) are obtained, EchoStar would have the right to use a total of up to 17 transponders on EchoStar III. However, EchoStar's ability to use a total of up to 17 transponders depends on obtaining all necessary FCC approvals, and there can be no assurance that these approvals will be obtained.

    Applications to modify the permit for EchoStar III and for a launch authorization for the satellite, which was launched on October 5, 1997, were conditionally granted by International Bureau of the FCC. See "--Government Regulation--FCC Permits and Licenses."

    ESC's, DirectSat's, DBSC's and DBS Corp's permits are subject to continuing due diligence requirements imposed by the FCC. See "--Government Regulation--FCC Permits and Licenses" and "--Government Regulation--DBS Rules." Each company's applications to extend their DBS permits have been conditionally approved by the FCC and are subject to further FCC and appellate review (or, in the case of ESC's western assignments, are still pending), but there can be no assurance that the FCC will determine in the future that ESC, DirectSat or DBSC have complied with the due diligence requirements. Failure to comply with due diligence requirements could result in the revocation of EchoStar's DBS permits.

    During January 1996, the FCC held an auction for 24 frequencies at the 148 DEG. WL orbital slot. EchoStar acquired a DBS construction permit for the use of the 24 frequencies at the 148 DEG. WL orbital slot for $52.3 million. EchoStar will be required to complete construction of that satellite by December 20, 2000, and the satellite must be in operation by December 2002.

    EchoStar's DBS system also requires feeder link earth stations, for which EchoStar holds authorizations from the FCC. To EchoStar's knowledge, its earth station authorizations are not subject to any pending regulatory challenges.

    EchoStar has been granted a license for a two satellite FSS Ku-band system, which is conditioned on EchoStar making an additional financial showing. EchoStar has also been granted a license for a two-satellite FSS Ka-band system and has an application pending for a two-satellite extended Ku-band satellite system. EchoStar also requested a modification of its proposed Ku-band system to add C-band capabilities to one satellite. GE Americom and PrimeStar have filed petitions for reconsideration or cancellation and petitions to deny against EchoStar's Ku-band conditional license, the additional financial showing made by EchoStar, and EchoStar's C-band modification application. There can be no assurance that the FCC will consider EchoStar's additional showing to be adequate or that it will deny GE Americom's or PrimeStar's petitions. Moreover, EchoStar's Ka-band license was based on an orbital plan agreed upon by applicants in EchoStar's processing round. That plan is subject to several modification requests and a request for a stay. If the pending applications are granted, and EchoStar successfully constructs and launches Ku-band, extended Ku-band, and Ka-band satellites, those satellites might be used to complement the Company's

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DISH Network business, or for a variety of other uses. It is possible that the unique FSS Ku-band and Ka-band orbital locations requested by EchoStar and others could permit construction of satellites with sufficient power to allow reception of satellite signals by relatively small dishes. All of these projects are in an early stage of development, and there can be no assurance that EchoStar's applications will be granted by the FCC or that, if granted, EchoStar will be able to successfully capitalize on any resulting business opportunities. All of these applications are currently being challenged by several companies with interests adverse to those of EchoStar.

    An 80% owned subsidiary of EchoStar has applied for authority to construct, launch and operate a six-satellite, Little LEO system, and its application has been opposed. While primary applications for the Little LEO system are unrelated to DBS, it is possible that the system could serve as a path for wireless communication with EchoStar's DBS customers, particularly for periodic polling of units for pay-per-view purchases and relatively rapid feedback on viewer pay-per-view buy rates and preferences. This project is in an early stage of development and there can be no assurance that EchoStar's application will be granted by the FCC or that, if granted, EchoStar will be able to successfully capitalize on any resulting business opportunity. In exchange for certain payments to EchoStar, EchoStar and DBSI (the holder of the remaining 20% interest in this subsidiary) have entered into an agreement that contemplates the grant of an option to DBSI to hold an 80.1% interest in the subsidiary, with EchoStar's holding reduced to a carried interest equivalent to approximately 19.9%. The agreement also contemplates an EchoStar right to use approximately 20% of the capacity of the subsidiary's system. Exercise of such an option would be subject to FCC approval.

SATELLITES

    EchoStar I and EchoStar II are each Lockheed Martin Series 7000 satellites equipped with 16 Ku-band transponders. Each transponder is equipped with 130 Watts of power, approximately eight times the power of typical C-band transponders. EchoStar III is, and EchoStar IV will be, Lockheed Martin Series 2100AX satellites equipped with 32 transponders that will operate at approximately 120 watts per channel (switchable to 16 transponders operating at over 200 watts per channel). Each transponder will be capable of transmitting multiple digital video, audio and data channels. EchoStar's satellites have a minimum design life of 12 years. The majority of the purchase price for the satellites is required to be paid in progress payments, with the remainder payable in the form of Deferred Payments. The Deferred Payments bear interest at rates ranging from 7.75% to 8.25% and are due in equal monthly installments over five years following the launch of the respective satellite. The loss, damage or destruction of any EchoStar satellite as a result of military actions or acts of war, anti-satellite devices, electrostatic storm or collision with space debris would have a material adverse effect on EchoStar.

    Lockheed Martin owns each satellite (and the components thereof) it constructs for EchoStar until the launch of the satellite. Lockheed Martin also is required to pay penalties to EchoStar if it fails to deliver EchoStar IV on time.

    Satellites are subject to significant risks, including satellite defects, launch failure, destruction and damage that may result in incorrect orbital placement or prevent proper commercial operation. Approximately 15% of all commercial geosynchronous satellite launches have resulted in a total or constructive total loss. The failure rate varies by launch vehicle and manufacturer. A number of satellites constructed by Lockheed Martin over the past three years have experienced defects resulting in total or partial loss following launch. The type of failures experienced have varied widely. Lockheed Martin constructed EchoStar I, EchoStar II and EchoStar III, and is constructing EchoStar IV. Although EchoStar has been informed by Lockheed Martin that it has made changes in its satellites to rectify the defects responsible for past failures, no assurances can be given that EchoStar I, EchoStar II, EchoStar III or EchoStar IV will perform according to specifications.

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    Launch delays could result from weather conditions or technical problems with any EchoStar satellite or any launch vehicle utilized by the launch provider for EchoStar IV or from other factors beyond EchoStar's control. If the launch of EchoStar IV is delayed, the Company's strategy to provide additional programming to DISH Network subscribers using transponders on these satellites would be adversely affected.

SATELLITE LAUNCHES

    EchoStar has contracted with LKE for the launch of EchoStar IV during the first quarter of 1998 from the Baikonur Cosmodrome in the Republic of Kazakhstan. EchoStar will launch EchoStar IV on a Proton K/Block DM four stage launch vehicle. Astra 1F, the first commercial launch on a Proton K/Block DM, was successfully launched on April 9, 1996 and Inmarsat 3 F2, the second such commercial launch was successfully launched on September 6, 1996. LKE now markets commercial Proton launches through ILS, a joint venture between LKE and Lockheed Services. ILS has contracts providing for the launch of at least six non-EchoStar western satellites throughout 1997.

    The first commercial Proton launch in 1997 was successfully launched on May 24, carrying the Telestar 5 payload. ILS has a current commercial backlog of 18 satellites to be launched by the end of 1999 on Proton. However, two of the launches of the Proton four stage launch vehicle have failed in the last twelve months. In February 1996, a Proton Block DM failed during launch when its main engine did not start properly. Based on representations made by ILS, the Company believes that corrective actions have been taken that should prevent a recurrence of that failure. In November 1996, the main engine of a Proton Block D-Z failed to properly start a planned second burn during the launch of the Mars 96 spacecraft. According to ILS, an analysis of the November launch failure indicates that the improper start was most likely due to faulty guidance and control system commands from the Mars 96 spacecraft. The Proton Block DM, which will carry EchoStar IV, carries its own fully integrated and system level guidance and control system, unlike the Proton Block D-2 used in the November launch. Based on representations made by ILS, the Company believes that the differences between the Proton Block D-2 and the Proton Block DM make a recurrence of the causes of the Mars 96 launch failure unlikely during the launch of EchoStar IV.

    In order for EchoStar IV to be launched from Kazakhstan, the satellite contractor will need to obtain a technical data exchange license and a satellite export license from the U.S. government. There can be no assurance those licenses can be obtained in a timely manner to avoid a launch delay. Any political or social instability, such as that recently experienced in the former Soviet bloc countries could affect the cost, timing and overall advisability of utilizing LKE as a launch provider for EchoStar's satellites.

    Either party may request a delay in the launch period, subject to the payment of penalties based on the length of the delay and the proximity of the request to the launch date. EchoStar has the right, in its sole discretion, to terminate the LKE Contract at any time, subject to the forfeiture of certain amounts paid to LKE. In addition, EchoStar has the right to terminate the LKE Contract and receive a full refund of all amounts paid to LKE in certain circumstances, including: (i) a launch delay caused by LKE which exceeds nine months from the last day of the original launch period; (ii) an increase in the price or change in payment or other terms necessitated by compliance with, or implementation of, a trade agreement between the U.S. and Russia; (iii) EchoStar's inability to obtain necessary export licenses; (iv) the failure of Proton launch vehicles; and (v) EchoStar's inability to procure launch insurance on commercially reasonable terms. In the event termination of the LKE Contract is caused by the failure of Proton launch vehicles, however, LKE would be entitled to retain up to $15.0 million, depending on the number and proximity of Proton failures to EchoStar's scheduled launch.

INSURANCE

    Under the terms of the satellite contract for EchoStar IV, Lockheed Martin bears the risk of loss during the construction phase up to launch. At launch, title and risk of loss pass to EchoStar, at which time launch insurance becomes operative; EchoStar contracted for launch insurance coverage for EchoStar II in

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the amount of approximately $220 million and, together with the cash segregated and reserved on its balance sheet, satisfied its insurance obligations under the 1994 Notes Indenture.

    The launch insurance policy for EchoStar I and EchoStar II covered the period from launch through completion of testing and commencement of commercial operations. The policy also provided for in-orbit insurance for EchoStar II through September 9, 1997. The policy protected against losses resulting from the failure of the satellite to perform in accordance with its operational performance parameters. The 1994 Notes Indenture also requires in-orbit insurance to be kept in force for EchoStar I and EchoStar II in specified amounts. EchoStar has procured the required in-orbit insurance for EchoStar I through June 25, 1998 and for EchoStar II through September 9, 1998. The in-orbit insurance policies for EchoStar I and EchoStar II include standard commercial satellite insurance provisions, including a material change condition, that, if successfully invoked, will give insurance carriers the ability to increase the cost of the insurance (potentially to a commercially impracticable level), require exclusions from coverage that would leave the risk uninsured or rescind their coverage commitment entirely. The in-orbit insurance policies for EchoStar I and EchoStar II also are subject to annual renewal provisions. While the Company expects it will be able to renew such policies as they expire, there can be no assurance that such renewals will be at rates or on terms favorable to the Company. If renewal is not possible, there can be no assurance that EchoStar will be able to obtain replacement insurance policies on terms favorable to EchoStar. For example, in the event EchoStar I, EchoStar II or other similar satellites experience anomalies while in orbit, the cost to renew in-orbit insurance could increase significantly or coverage exclusions for similar anomalies could be required. Further, although EchoStar has obtained binders for the launch insurances required for EchoStar III and EchoStar IV (including in-orbit insurance for 365 days after launch), there can be no assurance that EchoStar will be able to obtain or maintain insurance for EchoStar III and EchoStar IV.

    The launch insurance policies for EchoStar III and EchoStar IV contain standard commercial satellite insurance provisions, including a material change condition, that would result in the cancellation of insurance or alter the effective rate, depending upon customary exclusions, including: (i) military or similar actions; (ii) laser, directed energy, or nuclear anti-satellite devices;
(iii) insurrection and similar acts; (iv) governmental confiscation; (v) nuclear reaction or radiation contamination; and (vi) willful or intentional acts of EchoStar or its contractors. The policies also contain provisions limiting insurance for incidental and consequential damages and third-party claims against EchoStar.

    If the launch of any EchoStar satellite is a full or partial failure or if, following launch, any EchoStar satellite does not perform to specifications, there may be circumstances in which insurance will not fully reimburse EchoStar for any loss. In addition, insurance will not reimburse EchoStar for business interruption, loss of business and similar losses that might arise from delay in the launch of any EchoStar satellite.

    The 1996 Notes Indenture requires EchoStar to obtain in-orbit insurance for EchoStar III in an amount equal to the cost to construct, launch and insure EchoStar III (in the case of in-orbit insurance with a deductible no greater than 20%). The 1997 Notes Indenture requires the Company to obtain in-orbit insurance for EchoStar IV in an amount equal to the cost to construct, launch and insure EchoStar IV (in the case of in-orbit insurance with a deductible no greater than 20%). EchoStar has bound approximately $220 million of insurance for the launch of each of EchoStar III and EchoStar IV including in-orbit insurance until 365 days after the launch.

OTHER PRODUCTS AND RELATED SERVICES

    EchoStar currently offers a broad range of products, from approximately $250 DTH systems in Europe that can receive signals from only one or two co-located satellites, to approximately $3,000 systems at retail that are capable of receiving signals from 20 or more satellites. Principal product lines include EchoStar-Registered Trademark-, HTS Premier-TM- and HTS Tracker-TM- name brands, with good, better and best options typically available for each line and each geographic reception area. EchoStar sold approximately 264,000 C-band satellite receivers worldwide in 1996. EchoStar's sales of DTH products are somewhat seasonal, with

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higher domestic sales normally occurring in the late summer and fall months in advance of increased consumer programming demand during the fall and winter months.

    DOMESTIC. Satellite retailers have historically sold large C-band satellite receiver systems to consumers in rural areas through store fronts or small home-based businesses. The decline in the number of conventional satellite retailers in the U.S., which form the core of EchoStar's distribution system, was significant during 1995 and continued during 1996 as a result of competition from the sale of DBS systems through consumer electronic outlets. Those satellite retailers who do not market DBS systems or cannot adopt to a high-volume, low-margin market, may be particularly vulnerable. However, new satellite retailers continue to enter the market, which partially offsets the aforementioned decline in the number of satellite retailers.

    INTERNATIONAL. EchoStar's international product line includes a broad range of DTH and commercial satellite equipment and accessories, including satellite receivers, integrated receiver decoders, antennas, actuators, feeds and LNBs. During 1996, the equipment was distributed, primarily with the EchoStar-Registered Trademark- brand name, through EchoStar's distribution centers. EchoStar's products are tailored to each country's standard television formats. In addition, on-screen instructions and pre-programmed channels are available in a variety of languages. EchoStar's international receivers can process C-band and Ku-band signals with both 110- and 240-volt power sources and have been designed to withstand the fluctuating power sources often found in developing countries. Prospectively, EchoStar expects to focus its international efforts on the sale of digital set-top boxes and the provision of consulting services to other DBS operators. As a result, during the remainder of 1997, EchoStar expects to streamline its international operations, including selected personnel reductions.

    EchoStar Receiver Systems are designed and engineered by HTS, the Company's wholly-owned subsidiary. HTS has entered into an agreement to sell satellite receivers to ExpressVu, Inc. ("ExpressVu") a majority-owned affiliate of BEC, Inc. (Bell Canada). The first phase of this agreement includes an initial order for 62,000 satellite receivers, and primary uplink integration payments, which combined exceed $40 million. Pursuant to this agreement, EchoStar is assisting ExpressVu with the construction of a digital broadcast center for use in conjunction with ExpressVu's DTH service, which commenced operations in September 1997, and will act as a distributor of satellite receivers and related equipment for ExpressVu's planned DTH service in Canada. Among other things, EchoStar has agreed not to provide DTH service in Canada and ExpressVu has agreed not to provide DTH service, including DBS service, in the U.S. EchoStar recognized revenues of approximately $11.9 million related to the ExpressVu Agreement during the six months ended June 30, 1997.

    On June 2, 1997, the Company announced that Telefonica has selected EchoStar to supply digital set top boxes for its satellite television service in Spain, which commenced operations in September 1997. In addition, EchoStar will license its proprietary electronic programming guide for use in connection with the digital receivers for Telefonica. Revenues from Telefonica's initial order of 100,000 digital set-top boxes are expected to approximate $40 million. EchoStar expects to fulfill approximately one-half of the contract during the remainder of 1997 and the remainder of the contract during early 1998.

    In addition to the orders described above, EchoStar has subsequently received additional purchase orders from ExpressVu and Telefonica totaling $50 million. These orders are for first quarter 1998 delivery of digital set-top boxes.

    Information regarding EchoStar's operations in different geographic areas as of December 31, 1994, 1995 and 1996, and for the years then ended, is presented in Note 13 to EchoStar's consolidated financial statements.

    PROGRAMMING. Since 1986, EchoStar has acquired DTH programming directly from programming providers, and packaged and distributed that programming throughout the U.S. to C-band system users through EchoStar's independent retailer network. EchoStar has non-exclusive affiliation agreements for the distribution of many of the most popular programming services available from domestic satellites,

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including A&E-Registered Trademark-, CNN-Registered Trademark-, The Discovery
Channel-Registered Trademark-, The Disney Channel-Registered Trademark-, ESPN-Registered Trademark-, HBO-Registered Trademark-,
MTV-Registered Trademark-, Showtime-Registered Trademark-, TBS-TM-, TNT-TM-, USA-Registered Trademark-, national networks, broadcast superstations, and other "best of cable" programming.

RESEARCH AND DEVELOPMENT AND MANUFACTURING

    Satellite receivers designed by EchoStar's research and development group have won numerous awards from dealers, retailers and industry trade publications. EchoStar's research and development personnel focus on shaping the EchoStar and HTS product lines to meet specific consumer needs and to compete effectively against products designed and manufactured by larger consumer electronics companies. EchoStar's quality assurance standards require all EchoStar product models to undergo extensive testing. EchoStar also sets and enforces product design and quality assurance requirements at non-EchoStar manufacturing facilities in the U.S., Taiwan, Hong Kong, Korea, China, Malaysia, India and the Philippines.

COMPETITION

    Each of the businesses in which EchoStar operates is highly competitive. EchoStar's existing and potential competitors include a wide range of companies offering video, audio, data, programming and entertainment services. EchoStar also faces competition from companies offering products and services that perform similar functions, including companies that offer hardwire cable television products and services, wireless cable products and services, DTH products and services, as well as DBS and other satellite programming, and companies developing new technologies. Many of EchoStar's competitors have substantially greater financial and marketing resources than EchoStar. EchoStar expects that quality and variety of programming, quality of picture and service, and cost will be the key bases of competition.

    Advances in communications technology, as well as changes in the marketplace and the regulatory and legislative environment, are constantly occurring. The Company cannot predict the effect that ongoing or future developments might have on the video programming distribution industry generally or the Company specifically.

    CABLE TELEVISION. Cable television service is currently available to the vast majority of U.S. television households. The U.S. cable television industry currently serves over 60 million subscribers, representing approximately 65% of U.S. television households. As an established provider of subscription television services, cable television is a formidable competitor in the overall market for television households. Cable television systems generally offer 30 to 80 analog channels of video programming. Cable television operators currently have an advantage relative to EchoStar with regard to the provision of local programming as well as the provision of service to multiple television sets within the same household. Many cable television operators have either announced their intention to, or are in the process of, upgrading their distribution systems to expand their existing channel capacity for purposes of providing digital product offerings similar to those offered by DBS providers. In addition, such expanded capacity may be used to provide interactive and other new services.

    Many of the largest cable systems in the U.S. have announced plans to offer access to telephony services through their existing cable equipment, and have entered into agreements with major telephony providers to further these efforts. In some cases, certain cable systems have actually commenced trial offerings of such services. If such trials are successful, many consumers may find cable service to be more attractive than DBS for the reception of programming.

    Since reception of DBS signals requires line of sight to the satellite, it may not be possible for some households served by cable to receive DBS signals. In addition, the DISH Network is not available to households in apartment complexes or other multiple dwelling units that do not facilitate or allow the installation of EchoStar Receiver Systems. Additionally, the initial cost required to receive DISH Network programming may reduce the demand for EchoStar Receiver Systems, since EchoStar Receiver Systems must be purchased, while cable and certain of EchoStar's satellite competitors lease their equipment to the

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consumer with little if any initial hardware payment required. The compulsory copyright license granted to satellite providers by the Satellite Home Viewer Act is narrower in scope than the compulsory license granted to cable operators, thus creating another competitive advantage for cable operators.

    In addition, TSAT has announced that it currently intends to provide digital programming to TSAT and other cable subscribers from Tempo's DBS satellite launched in March 1997. Tempo's DBS satellite would allow TSAT to provide at least 65 digital video channels to cable subscribers. These subscribers could maintain current cable programming service, including local programming. Through the use of a digital set top receiver system, a household subscribing to cable programming and Tempo's DBS digital programming could simultaneously view digital video programming on one television and different cable programming on any number of other televisions. Currently, DISH Network subscribers must purchase multiple EchoStar Receiver Systems in order to view different programming on different televisions simultaneously. TSAT's complementary DBS service could make cable a stronger competitor to the DISH Network. As indicated below, the 11 full-CONUS frequencies assigned to Tempo are the subject of an application for FCC consent to assignment to PrimeStar.

    OTHER DBS AND HOME SATELLITE OPERATORS. In addition to EchoStar, several other companies have DBS authorizations and are positioned to compete with EchoStar for home satellite subscribers.

    DirecTv has channel assignments at a full-CONUS orbital slot. USSB owns and operates five transponders on DirecTv's first satellite and offers a programming service separate from, and complimentary to, DirecTv's service. DirecTv and USSB together offer over 150 channels of combined DBS video programming. EchoStar currently offers approximately 120 channels of digital video programming. DirecTv currently has exclusive distribution rights for out-of-market National Football League telecasts. While EchoStar intends to offer similar services in the future, its current inability to provide such programming places it at a competitive disadvantage. As of September 30, DirecTv had approximately 2.9 million subscribers, approximately one-half of whom subscribe to USSB programming. DirecTv recently filed an application with the FCC to construct, launch and operate six additional DBS satellites. DirecTv requested three orbital slots for these satellites--96.5 DEG. WL, 101 DEG. WL, and 105.5 DEG. WL. These satellites would operate on frequencies that are not currently allocated domestically for this use, and DirecTv has also requested an FCC rulemaking to secure such allocations.

    AT&T and DirecTv have entered into an exclusive agreement for AT&T to market and distribute DirecTv's DBS service. As part of the agreement, AT&T made an initial investment of approximately $137.5 million to acquire 2.5% of the equity of DirecTv with an option to increase its investment to up to 30% over a five-year period. This agreement provides a significant base of potential customers for the DirecTv DBS system and allows AT&T and DirecTv to offer customers a bundled package of digital entertainment and communications services. As a result, EchoStar is at a competitive disadvantage marketing to these customers. The AT&T and DirecTv agreement has increased the competition EchoStar encounters in the overall market for pay television customers. Affiliates of the National Rural Telecommunications Cooperative have acquired territories in rural areas of the U.S. as distributors of DirecTv programming, thereby increasing the distribution capacity of DirecTv.

    PrimeStar currently offers medium power Ku-band programming service to customers using dishes approximately three feet in diameter. PrimeStar is owned by a group of multiple-system cable operators and provides nationwide service. As a result of the successful launch and operation of a new satellite in early 1997, PrimeStar increased its medium-power programming services to approximately 150 channels. This new satellite will potentially enable PrimeStar to reduce its dishes to approximately 29 inches for most subscribers within the continental U.S. In addition, PrimeStar is expected to have access to significant DBS capacity via Tempo's DBS satellite, which is capable of providing full-CONUS service. PrimeStar has announced plans to use Tempo's DBS satellite to provide a mix of sports, multichannel movie services, pay-per-view services, and popular cable networks to traditional broadcast television, basic cable and other analog programming customers. As of September 30, 1997, PrimeStar had approximately 1.8 million subscribers.

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    On June 11, 1997, TSAT announced that a binding letter of intent had been signed for the restructuring of PrimeStar. PrimeStar, which is currently owned by a group of multiple-system cable operators including TCI, has entered into an agreement to combine its assets with ASkyB, a satellite venture formed by News and MCI, into a single DBS provider. Each PrimeStar partner will contribute its PrimeStar customers and partnership interests into the newly formed entity. ASkyB has announced that it will contribute two satellites under construction and 28 full-CONUS frequencies at the 110 DEG. WL orbital location. In addition, Tempo Satellite, Inc., a subsidiary of TSAT, has a license for a satellite using 11 full-CONUS frequencies at the 119 DEG. WL orbital location, and recently launched a satellite to that location. PrimeStar also has agreed to acquire Tempo's license.

    On July 18, 1997, PrimeStar and TSAT filed an application with the FCC requesting FCC approval for the assignment of Tempo's authorizations to PrimeStar in connection with the PrimeStar "roll-up" restructuring. On August 15, 1997, MCI and PrimeStar also filed an FCC application requesting approval for the assignment of MCI's DBS authorizations to PrimeStar. The parties to the two transactions have also initiated the antitrust clearance process with the Department of Justice for each transaction, and EchoStar understands that clearance has been obtained for one of the two transactions (the PrimeStar roll-up). The FCC applications have been placed on public notice and have been opposed by EchoStar and others, but there can be no assurance that any of these oppositions will be successful.

    The proposed restructuring of PrimeStar, if approved and consummated, would create a significant additional competitor with substantial financial and other resources, including a significantly greater number of channels capable of serving the entire continental U.S., than any other DBS provider. Several of the companies that would own interests in a restructured PrimeStar entity provide programming to cable television operators, other terrestrial systems and DBS system operators, including EchoStar. These content providers, including News, Turner, Time Warner, TCI, Cox, Comcast and US WEST would likely provide a significant amount of programming to the new PrimeStar entity and may decide to provide this programming to PrimeStar on better terms and at a lower cost than to other cable or DBS operators. Additionally, those content providers could raise programming prices to all cable, DBS and other providers (including PrimeStar), thereby increasing the Company's cost of programming to rates that are effectively higher than those borne by PrimeStar's owners. Although the current programming access provisions under the Cable Act and the FCC's rules require cable-affiliated content providers to make programming available to multi-channel video programming distributors on non-discriminatory terms, there are exceptions to these requirements and they are currently set to expire in 2002. Any amendment to, or interpretation of, the Cable Act or the FCC's rules which would revise or eliminate these provisions could adversely affect EchoStar's ability to acquire programming on a cost-effective basis.

    The FCC has allocated certain additional U.S. licensed DBS frequencies to DirecTv, USSB and other parties. These frequencies could provide additional capacity for existing DBS operators thereby enhancing their competitive position relative to the Company. Further, such presently unused frequencies could enable new competitors to enter the DBS market.

    DirecTv, USSB and PrimeStar have instituted aggressive promotional campaigns marketing their respective DBS and Ku-band services. Their marketing efforts have focused on the breadth of popular programming and cost of service. In the case of DirecTv and USSB, their marketing efforts have been joined by AT&T, RCA, Sony Electronics, Inc., and other manufacturers which market DBS receivers and related components. Several other manufacturers have begun manufacturing such equipment, including Uniden America Corp., Toshiba America Consumer Products, Inc., and Hughes Network Systems, Inc.

    Due to their substantially greater resources, earlier market entry, greater number of channels, manufacturing alliances with low-cost, high-volume manufacturers with established retail distribution, possible volume discounts for programming offerings, and, in the case of PrimeStar, relationship with cable programmers, EchoStar is currently at a competitive disadvantage to DirecTv, USSB and PrimeStar.

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    OTHER POTENTIAL PROVIDERS OF DBS OR SIMILAR SERVICES.  In addition to MCI,
DirectSat, USSB and Tempo/PrimeStar, two other companies have been granted conditional permits by the FCC for DBS but are not yet operational.

    Continental currently has an assignment of 11 frequencies at the 61.5 DEG. WL orbital slot covering the eastern and central U.S. and 11 frequencies at the 166 DEG. WL orbital slot covering the western U.S. On November 21, 1995, the FCC granted Continental an extension of its permit until August 15, 1999. On May 14, 1997 the FCC granted its consent to the assignment of Continental's permit to R/L. The FCC has granted Dominion a conditional construction permit and related rights to eight frequencies at 61.5 DEG. WL, the same orbital location where EchoStar III will be located. Dominion and certain EchoStar subsidiaries are parties to the Dominion Agreement pursuant to which Dominion, subject to appropriate FCC approvals, has the right to use eight transponders on EchoStar III to exploit the Dominion frequencies. Additionally, the Dominion Agreement provides that until EchoStar III is operational, Dominion can use an entire transponder on an EchoStar satellite located at 119 DEG. WL by paying EchoStar $1 million per month. From December 1996 through April 1997, in consideration of the use of such transponder for a period of five months, Dominion issued five $1 million promissory notes to EchoStar, each due May 10, 1997. When Dominion did not repay the notes, EchoStar exercised its right under the Dominion Agreement, subject to obtaining any necessary FCC approvals, to use and program, for the expected life of the satellite, six of the eight transponders on EchoStar III that Dominion has the right to use and that would operate on frequency channels assigned to Dominion. Dominion has pending FCC applications to modify its permit to rely on the Dominion Agreement to satisfy its due diligence and to extend its permit. These applications have not yet been approved. The Dominion Agreement may also require further FCC approval. Assuming the necessary FCC approvals are obtained and any further required approvals (including any required transfer of control approvals) are obtained, EchoStar would have the right to use a total of up to 17 transponders on EchoStar III. However, EchoStar's ability to use a total of up to 17 transponders depends on obtaining all necessary FCC approvals, and there can be no assurance that those approvals will be obtained. Dominion also has an assignment of 8 frequencies at the 166 DEG. WL orbital slot covering the western and central U.S.

    During March 1996, AlphaStar Television Network, which is owned by Tee-Comm Electronics, Inc., a Canadian company, began offering DTH programming in the U.S. on a limited basis. The service uses MPEG-2/DVB digital compression technology to receive medium power Ku-band signals via 24 to 36 inch dishes. On May 27, 1997, AlphaStar filed for bankruptcy protection under Chapter 11.

    Foreign satellite systems also are potential providers of DBS within the U.S. In May 1996, in its DISCO II proceeding, the FCC proposed permitting non-U.S. satellite systems to serve the U.S. if the home country of the foreign-licensed satellite offers open "effective competitive opportunities" ("ECO") in the same satellite service to U.S. licensed satellites. In the February 1997 World Trade Organization Agreement, the U.S. offer contained an exemption from market opening commitments for, among other things, DBS and DTH services. The FCC initiated a proceeding in July 1997 proposing to maintain the ECO test with respect to foreign-licensed satellites seeking to provide DBS and DTH service in the United States.

    The FCC has indicated that it may apply to the ITU for allocation of additional DBS orbital locations capable of providing service to the U.S. Further, Canada, Mexico, and other countries have been allocated various DBS orbital locations which are capable of providing service to part or all of the continental U.S. In general, non-U.S. licensed satellites are not allowed to provide domestic DBS or DTH service in the U.S. However, in November 1996, the U.S. and Mexico signed a Protocol for cross-border DBS and DTH service, and Mexico has indicated that it will auction one or more of its DBS orbital locations.

    Pursuant to the protocol, the FCC already has permitted a company to provide DTH services in the U.S. through a Mexican satellite. Televisa International, LLC ("Televisa") is currently in the process of developing DTH television and related services in Mexico, Latin America, North America, and Europe. Televisa received authorization from the FCC to operate one million receive-only earth stations in the U.S.

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which are capable of receiving DTH television services from Mexico's Solidaridad
II satellite. The Solidaridad II satellite operates at 113 DEG. WL providing full-CONUS coverage, and is licensed by the Mexican Government.

    The FCC authorized Televisa to operate receive dishes that are larger, and possibly less attractive to consumers, than the dishes made available by EchoStar. Further, the FCC authorization for Televisa does not provide Televisa's earth stations with protection from unacceptable radio interference from nearby satellite networks. Nevertheless, the authorization of Televisa to provide service from the 113 DEG. WL orbital slot may produce additional competition to the full-CONUS service by EchoStar from EchoStar I and EchoStar II.

    In addition, the U.S. has indicated its willingness to enter into similar agreements with other countries in North, Central, and South America. If the U.S. government moves forward with these initiatives, or if other countries authorize DBS providers to use their orbital slots to serve the U.S., additional competition could be created, and EchoStar's DBS authorizations could become less valuable. At this time, EchoStar cannot predict whether these or other recent developments will ultimately result in any additional service to the U.S.

    In addition, it may be possible to utilize extended Ku-band spectrum and mid- and high-power FSS spectrum to serve the U.S. DTH market. A significant amount of available full-CONUS spectrum exists in these bands. Further, it may be possible to utilize Ka-band spectrum for DTH satellite applications, particularly for spot-beam applications. Finally, other potential competitors may provide television programming at any time by leasing transponders from an existing satellite operator.

    WIRELESS CABLE. Multichannel, multipoint distribution ("wireless cable") systems typically offer 20 to 40 channels of programming, which may include local programming (a potential advantage over most digital satellite systems). Developments in high compression digital statistical multiplexing technology are expected to increase significantly the number of channels and video and audio quality of wireless cable systems. Wireless cable operators currently provide an analog signal, with limited capacity and inferior image and sound quality compared to DBS. In order to upgrade their systems to implement digital transmission of high-quality video and audio signals, wireless cable operators will be required to install digital decoders in each customer's home at a cost comparable to the cost of an EchoStar Receiver System and make certain modifications to their transmission facilities. The cost of such digital upgrades will be significant and will have to be amortized over a smaller base of potential customers. Wireless cable also requires direct line of sight from the receiver to the transmission tower, which creates the potential for substantial interference from terrain, buildings and foliage in the line of sight. Wireless cable served approximately 1 million subscribers at the end of 1996.

    TELEPHONE COMPANIES. Certain telecommunications carriers, including regional bell operating companies and long distance telephone companies, could become significant competitors in the future, as they have expressed an interest in becoming subscription television and information providers. The 1996 Act, which was enacted in February 1996, permits telephone companies to provide a variety of competitive video services, including owning cable systems, with certain regulatory safeguards. It is also possible for telephone companies to provide high-power DBS service, although any telephone company desiring to become a high-power DBS broadcaster must still obtain an FCC license for an available orbital location. The 1996 Act removes barriers to entry which previously inhibited telephone companies from competing in the provision of video programming and information services. Several large telephone companies have announced plans to acquire or merge with existing cable and wireless cable systems. As more telephone companies begin to provide cable programming and other information and communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with virtually every household in their service area, substantial economic resources, and an existing infrastructure and may be able to subsidize the delivery of programming through their position as the sole source of telephone service to the home.

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    VHF/UHF BROADCASTERS.  Most areas of the U.S. are covered by traditional terrestrial VHF/UHF television broadcasts that typically include three to ten channels. These broadcasters are often low to medium power operators with a limited coverage area and provide local, network and syndicated programming. The local content nature of the programming may be important to the consumer, and VHF/ UHF programming is typically free of charge. The FCC has allocated additional digital spectrum to licensed broadcasters. During a transition period ending in 2006, each existing television station will be able to transmit programming on a digital channel that may permit multiple programming services per channel.

    PRIVATE CABLE. Private cable is a multi-channel subscription television service where the programming is received by a satellite receiver and then transmitted via coaxial cable throughout private property, often MDUs, without crossing public rights of way. Private cable generally operates under an agreement with a private landowner to service a specific MDU, commercial establishment or hotel. These agreements are often exclusive arrangements with lengthy (E.G., ten-year) terms, and private cable systems generally are not subject to substantial federal, state or local regulations. The FCC recently amended its rules to allow the provision of point-to-point delivery of video programming by private cable operators and other video delivery systems in the 18 GHz bandwidth. Private cable operators compete with EchoStar for customers within the general market of consumers of subscription television services.

    LOCAL MULTI-POINT DISTRIBUTION SERVICE. In March 1997, the FCC announced its intention to offer two LMDS licenses, one for 1150 MHz and the other for 150 MHz, in each of 493 Basic Trading Areas ("BTAs") pursuant to an auction in the case of mutually exclusive applications. Incumbent local exchange carriers and cable operators will not be allowed to obtain in-region licenses for the larger spectrum block for three years. The LMDS auction is scheduled to occur in December 1997. The broadband 28 GHz LMDS spectrum allocation may enable LMDS providers to offer subscribers a wide variety of audio, video and interactive service options.

    UTILITIES. The 1996 Act also authorizes registered utility holding companies and their subsidiaries to provide video programming services, notwithstanding the Public Utility Holding Company Act. Utilities must establish separate subsidiaries and must apply to the FCC for operating authority. Several such utilities have been granted broad authority by the FCC to engage in activities which could include the provision of video programming.

    DTH PRODUCTS. EchoStar faces competition in the sale of satellite receivers in North America from other manufacturers and distributors. EchoStar, General Instrument Corporation and Uniden America Corporation comprise the three largest competitors in the North American DTH products market (exclusive of DBS products).

    Most major manufacturers of satellite receivers in North America offer a variety of models, from relatively low-priced units to more expensive receivers with a greater number of features. There are few patented components in DTH systems. Competition in the sale of DTH products occurs primarily on the basis of quality, price, service, marketing and features. EchoStar believes that it generally competes effectively in all of these areas. In recent years, EchoStar has consistently been highly rated in most of these categories by polls conducted by industry trade publications.

    EchoStar also faces competition in the distribution of DTH systems from approximately 30 distributors in North America. The large number of distributors creates intense competition, primarily with respect to price, marketing and service. EchoStar responds to that competition by offering 24-hour turnaround time on repairs, same day order fulfillment, and what it believes to be one of the top satellite retailer incentive programs in the industry.

    In addition, EchoStar competes against DBS technology and medium power Ku-band DTH systems. As a result of the smaller dish size, DBS and medium power Ku-band systems are more widely accepted than C-band systems, particularly in urban areas. DBS and medium power Ku-band competition have

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negatively affected, and will continue to negatively affect, C-band sales.
However, EchoStar believes that many consumers may continue to choose to purchase C-band systems for the next several years because of the remaining orbital life of existing C-band satellites, the amount and quality of programming available, and the continuing marketing efforts by programmers and others designed to attract and retain C-band subscribers, among other factors.

    Internationally, EchoStar competes against a variety of manufacturers and distributors in different countries. In certain regions, EchoStar has a small market share, while in others, such as Africa, EchoStar believes that it has a larger market share than any of its competitors. In some markets, EchoStar cannot effectively compete due to local restrictions on foreign companies and due to the necessity of using proprietary products for which EchoStar does not hold licenses.

    DTH PROGRAMMING. EchoStar competes with many large DTH programming packages, some of which are affiliated with well-known, large program originators, and some of which are affiliated with cable operators. EchoStar competes by offering promotional programming packages in conjunction with its sales of DTH systems. Since a significant portion of EchoStar's programming sales are generated through DTH retailers, EchoStar also competes for retailer relationships on the basis of commission rates and quality of service offered to the retailer and its customers. In addition, the programming market faces competition from cable television as well as emerging technologies such as DBS services, wireless cable systems, and others. The largest competitors of EchoStar in programming distribution include NetLink Satellite USA, owned by TCI, SuperStar Satellite Entertainment, National Programming Service, Turner Home Satellite, Inc., HBO Direct, Inc. and Showtime Satellite Networks. These competitors have substantially greater financial resources than EchoStar, have substantially more subscribers, and are therefore able to obtain more favorable pricing from programmers than EchoStar.

GOVERNMENT REGULATION

    THE FOLLOWING SUMMARY OF REGULATORY DEVELOPMENTS AND LEGISLATION DOES NOT PURPORT TO DESCRIBE ALL PRESENT AND PROPOSED GOVERNMENT REGULATION AND LEGISLATION AFFECTING THE VIDEO PROGRAMMING DISTRIBUTION INDUSTRY. OTHER EXISTING GOVERNMENT REGULATIONS ARE CURRENTLY THE SUBJECT OF JUDICIAL PROCEEDINGS, LEGISLATIVE HEARINGS OR ADMINISTRATIVE PROPOSALS THAT COULD CHANGE, IN VARYING DEGREES, THE MANNER IN WHICH THIS INDUSTRY OPERATES. NEITHER THE OUTCOME OF THESE PROCEEDINGS NOR THEIR IMPACT UPON THE INDUSTRY OR THE COMPANY CAN BE PREDICTED AT THIS TIME. THIS SECTION SETS FORTH A BRIEF DESCRIPTION OF REGULATORY ISSUES PERTAINING TO OPERATIONS OF THE COMPANY.

    Authorizations and permits issued by the FCC and foreign regulatory agencies performing similar functions are required for the construction, launch and operation of satellites and other components of the EchoStar DBS System, and the sale of satellite receivers and other EchoStar products in certain countries. In addition, as the operator of a privately owned U.S. satellite system, EchoStar is subject to the regulatory authority of the FCC and the Radio Regulations promulgated by the ITU. As a distributor of television programming, EchoStar is also affected by numerous laws and regulations, including the Communications Act. EchoStar believes that it remains free to set prices and serve customers according to its business judgment, without rate regulation or the statutory obligation under Title II of the Communications Act to avoid undue discrimination among customers. Even if, under a future interpretation of the 1996 Act, EchoStar were to be classified as a telecommunications carrier subject to Title II, EchoStar believes that such reclassification would not likely increase substantially the regulatory burdens imposed on EchoStar or have an adverse impact on EchoStar's DBS operations, although there can be no assurance in this regard. EchoStar believes that, because it is engaged in a subscription programming service, it is not subject to many of the regulatory obligations imposed upon broadcast licensees. However, there can be no assurances that the FCC will not find in the future that EchoStar should be treated as a broadcast licensee with respect to its current and future operations. If the FCC were to determine that EchoStar is, in fact, a broadcast licensee, EchoStar could be required to comply with all regulatory obligations imposed upon broadcast licensees. EchoStar also requires import and general destination export licenses issued by the

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U.S. Department of Commerce for the delivery of its manufactured products to overseas destinations. Finally, because EchoStar has engaged a Russian launch provider for EchoStar IV, U.S. export regulations apply to the delivery of the satellite and to providing related technical information to the launch provider.

    FCC PERMITS AND LICENSES. As the operator of a DBS system, EchoStar is subject to FCC jurisdiction and review primarily for: (i) assignment of frequencies and orbital slots; (ii) compliance with the terms and conditions of such assignments and authorizations, including required timetables for construction and operation of satellites; (iii) authorization of individual satellites (I.E., meeting minimum financial, legal and technical standards) and earth stations; (iv) avoiding interference with other radio frequency emitters;
(v) compliance with rules the FCC has established specifically for holders of U.S. DBS satellite and earth station authorizations, including construction milestones and due diligence requirements; and (vi) compliance with applicable provisions of the Communications Act. The FCC has granted ESC a license to cover 11 specified frequencies for EchoStar I at 119 DEG. WL. ESC also has a conditional construction permit for 11 unspecified western frequencies. EchoStar's subsidiary DirectSat has a license to cover ten additional frequencies at the 119 DEG. WL orbital location. The FCC also has issued DirectSat a conditional permit for one frequency at 110 DEG. WL and 11 frequencies at 175 DEG. WL. DBSC holds a conditional construction permit and specific orbital slot assignments for 11 DBS frequencies at each of 61.5 DEG. WL and 175 DEG. WL.

    During January 1996, the FCC held an auction for 24 frequencies at the 148 DEG. WL orbital slot. EchoStar acquired a DBS construction permit for the use of the 24 frequencies at the 148 DEG. WL orbital slot for $52.3 million. EchoStar will be required to complete construction of that satellite by December 20, 2000, and the satellite must be in operation by December 20, 2002.

    EchoStar's FCC permits are conditioned on satisfaction of ongoing due diligence, construction, reporting and related obligations. There can be no assurance that EchoStar will be able to comply with the FCC's due diligence obligations or that the FCC will determine that it has complied with such due diligence obligations. EchoStar's permits and extension requests have been and may continue to be contested in FCC proceedings and in court by several companies with interests adverse to EchoStar's, including Dominion, PrimeStar, Advanced, Tempo, DirecTv and others.

    By an Order released January 11, 1996 in File No. 129-SAT-EXT-95, the International Bureau of the FCC granted an extension of ESC's permit to August 15, 1996 with respect to the 119 DEG. WL orbital location. It deferred decision on ESC's request for an extension of time with respect to ESC's permit for western assignments pending the FCC's analysis of EchoStar's 1992 due diligence showing for these assignments. By separate Order released January 11, 1996, File No. DBS-88-1, the FCC's International Bureau conditionally granted ESC launch and positioning authority for EchoStar I. ESC and DirectSat have licenses to cover their satellites at 119.2 DEG. WL and 118.8 DEG. WL. The precise location of ESC's and DirectSat's licensed EchoStar I and EchoStar II satellites may be outside the parameters set forth in their licenses. Therefore, ESC and DirectSat have filed a joint request for an STA to enable them to operate, for 180 days, EchoStar I at 119.05 DEG. WL and EchoStar II at 118.95 DEG. WL, which also would improve signal quality and facilitate better customer service. That application was not timely opposed. The FCC has not yet ruled on ESC's and DirectSat's request. The 180 day STA, if granted, would commence contemporaneous with an FCC ruling in ESC's and DirectSat's favor. On February 26, 1997, the FCC staff notified EchoStar of its concern that the requested STA might cause interference to the Tempo satellite at 118.8 DEG. WL. The FCC required EchoStar to submit a technical analysis in support of the request. EchoStar has submitted such analysis, and Tempo has submitted its own technical analysis supporting a contrary position. There can be no assurance that the FCC will grant or, if granted, renew EchoStar's request. Failure of the FCC to grant EchoStar's request would require EchoStar to take steps to ensure that EchoStar I and EchoStar II are positioned consistent with present FCC authorizations, or to reposition the satellites, and could have an adverse effect on the operation of these satellites. If EchoStar I and EchoStar II were found to have been operated outside their authorized parameters, the FCC could impose monetary forfeitures or other

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penalties on EchoStar. If the FCC denied the STA, EchoStar believes that this event would not have a material impact on the Company.

    The FCC has granted EchoStar conditional authority to use C-band frequencies for TT&C functions for EchoStar I, stating that the required coordination process with Canada and Mexico has been completed. In January 1996, the FCC received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. While EchoStar believes that it is unlikely that the FCC will subsequently require EchoStar to relinquish the use of such C-band frequencies for TT&C purposes, such relinquishment could result in the inability to control EchoStar I and the total loss of the satellite.

    Among other regulatory requirements, all of EchoStar's DBS systems are required to conform to the ITU Region 2 Plan for Broadcast Satellite Service ("BSS Plan"). Any operations that are not consistent with the BSS Plan (including, among other things, the EchoStar system's digital transmissions) can only be authorized on a non-interference basis pending successful modification of the BSS Plan or the agreement of all affected administrations to the non-conforming operations. Accordingly, unless and until the BSS Plan is modified to include the technical parameters of a DBS applicant's operations, non-standard satellites must not cause harmful electrical interference to, and are not entitled to any protection from, interference caused by other assignments that are in conformance with the BSS Plan. The ITU has requested certain technical information in order to process the requested modification of the BSS plan for EchoStar I and EchoStar II, and EchoStar has cooperated, and continues to cooperate, with the FCC in the preparation of its responses to any ITU requests. The Company cannot predict when the ITU will act upon this request for modification or if it will be granted.

    By an Order released January 11, 1996 in File No. 131-SAT-EXT-95, the International Bureau extended the construction permit of DirectSat to August 15, 1999. This grant was subject to the condition that DirectSat make significant progress toward construction and operation of its DBS system substantially in compliance with the timetable submitted pursuant to Amendment No. 7 of its satellite construction contract, dated June 17, 1995, or with a more expedited timetable. The International Bureau also urged DirectSat to expedite construction and launch of additional satellites for its DBS system. PrimeStar has filed an application for review requesting that the FCC reverse the International Bureau's decision to extend DirectSat's construction permit. By Order released on September 9, 1996, in File No. DBS-88-02/94-01M, the International Bureau granted DirectSat's request for authority to launch the EchoStar II satellite to 118.8 DEG. WL and for approval of certain modifications made to the design of that satellite. In a separate order issued on the same date in File No. 53-SAT-ML-95, the International Bureau granted DirectSat conditional authority to use extended C-band frequencies to perform TT&C functions for the EchoStar II satellite until January 1, 1999, subject to the condition that it cause no harmful interference to other satellites, at which time the FCC will review the suitability of those frequencies for TT&C operations. There can be no assurance that the FCC will extend the authorization to use these C-band frequencies for TT&C purposes. The FCC's refusal to extend such authorization could result in the inability to control EchoStar II and a total loss of the satellite unless the satellite could be moved to another orbital slot with FCC approval.

    By an Order released December 8, 1995, DA 95-2439, in File No. 129-SAT-EXT-95, the FCC has also conditionally granted the request of DBSC for an extension of its permit to November 30, 1998 subject to the condition that the FCC may reconsider the extension and modify or cancel it if DBSC fails to progress towards construction and operation of its system in accordance with the timetable DBSC has submitted to the FCC. PrimeStar has filed an application for review requesting that the FCC reverse the International Bureau's decision to extend DBSC's construction permit. By Order released August 30, 1996, DA-96-1482, in File Nos. DBS 87-01, 55-SAT-AL-96, the FCC consented to the assignment of DBSC's permit to a subsidiary of EchoStar. ESC has a pending application for assignment of western frequencies and an orbital position, which has been opposed. In 1992, the FCC held that ESC had not completed contracting for its western assignments, which is a prerequisite to the grant of specific assignments. The FCC asked

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
ESC to submit amended contract documentation. While EchoStar has submitted such documentation, the FCC has not yet ruled on whether ESC has completed contracting for that satellite. There are no assurances that the FCC will rule favorably on this issue to enable ESC to receive western assignments. The FCC has also deferred action on whether to extend ESC's permit for the western assignments pending a ruling on completion of contracting. The FCC also has declared that it will carefully monitor the semi-annual reports required to be filed by DBS permittees. Failure of EchoStar to file adequate semi-annual reports or to demonstrate timely progress in the construction of its DBS systems may result in cancellation of its permits. EchoStar has not filed all required progress reports with the FCC, and there is a risk that the filed reports may be found by the FCC not to comply fully with its due diligence requirements.

    EchoStar III was launched on October 5, 1997 pursuant to FCC authority which was conditionally granted by the September 29, 1997 order of the FCC's International Bureau. The International Bureau's September 29, 1997 order also conditionally granted DBSC an STA to test all transponders on EchoStar III for the earlier of eight weeks after launch or seven days prior to the launch of a satellite to that orbital location by an authorized entity. The International Bureau's order is subject to review by the full Commission and ultimately the Court of Appeals, and there can be no assurance that the order will not be challenged, or that any such challenges will not be successful. EchoStar also expects to file applications for authority to operate the satellite as well as feeder link earth stations and antennas for TT&C communications with EchoStar
III. On October 3, 1997 EchoStar also filed an application for authority to operate one of the earth station antennas that it plans to deploy for TT&C and feeder link communications with EchoStar III. There can be no assurance that this application will be granted. On that same date, EchoStar filed a request for an STA to allow it to begin testing that antenna immediately upon the launch of EchoStar III. On the same date, the FCC staff verbally gave EchoStar a 90-day STA to conduct such testing subject to certain power restrictions.

    In the event of a failure or loss of any of EchoStar I, EchoStar II, or EchoStar III, and subject to FCC consent, EchoStar may relocate EchoStar IV and utilize the satellite as a replacement for the failed or lost satellite. Such a relocation would require prior FCC approval and, among other things, a showing to the FCC that EchoStar IV would not cause additional interference compared to EchoStar I, EchoStar II, or EchoStar III. Should EchoStar choose to utilize EchoStar IV in this manner, there can be no assurances that such use would not adversely affect EchoStar's ability to meet the construction, launch and operation deadlines associated with its permits. Failure to meet such deadlines could result in the loss of such permits and would have an adverse effect on EchoStar's planned operations.

    The licenses which the FCC issues for an operational DBS system to use frequencies at a specified orbital location are for a term of ten years. At the expiration of the initial license term, the FCC may renew the satellite operator's license or authorize the operator to operate for a period of time on special authority, but there can be no assurance that the FCC will take such actions. In the event the FCC declines to renew the operator's license, the operator would be required to cease operations and the frequencies would revert to the FCC. EchoStar also requires FCC authority to operate earth stations, including the earth stations necessary to uplink programming to its satellites.

    On July 18, 1997, EchoStar filed a request for an STA to use the 11 channels assigned to Tempo at the 119 DEG. WL orbital location, on the ground that Tempo, while it launched a satellite to that location on March 8, 1997, has not yet started providing service. Tempo has opposed this request on several grounds, including that it is currently testing its satellite. There can be no assurance that the FCC will grant EchoStar's request.

    On November 21, 1996, EchoStar was granted conditional authorization for two-Ku-band FSS satellites to be located at 83 WL and 121 WL, subject, among other things, to submitting additional proof of its financial qualifications (the "ESC License"). While ESC has submitted such proof, PrimeStar and GE Americom have challenged it, and on March 10, 1997 and March 12, 1997, respectively, have separately filed petitions to cancel the ESC License on the ground that the supplemental financial

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
information, filed by ESC in response to the condition set forth in the ESC License, is not adequate. If the FCC granted these petitions, ESC would lose the ESC License. On December 23, 1996, PrimeStar and GE Americom separately filed petitions for reconsideration of the ESC License and the reassignment of one EchoStar satellite to a different orbital slot on the ground that the satellite in dispute will interfere with the GE Americom satellite used by PrimeStar for its medium-power Ku-band service. If the FCC granted these petitions, the satellite in dispute may be reassigned to another orbital location or it may become subject to significant limitation on its power. Finally, PrimeStar and GE Americom have opposed ESC's request for authorization to add C-band capabilities to one satellite of its Ku-band system (the "C-band Capabilities") by separately filing petitions to deny ESC's application to add the C-band Capabilities (on March 10, 1997) on similar grounds set forth in their petitions outlined above. If the FCC granted these petitions, ESC will not get the requested authorization to add the C-band Capabilities. There can be no assurances as to how the FCC will rule with respect to any of these challenges. While EchoStar has not finalized a business plan which incorporates use of this spectrum and is not relying on this spectrum for the generation of future revenues, if the FCC were to rule against EchoStar, a potential future business opportunity would be lost.

    EchoStar has also been granted a conditional license for a two-satellite FSS Ka-band system. That license was based on an orbital plan agreed upon by applicants in EchoStar's processing round. Certain of these applicants have now requested changes to that orbital plan. One company (Norris) has requested a stay of the plan, and petitions for reconsideration are pending against certain of the licenses covered by the plan. There can be no assurance that review of the recently granted Ka-band licenses and orbital plan by the International Bureau and the full FCC will not eliminate the basis for EchoStar's conditional license and result in loss of that license.

    EchoStar also has an application pending with the FCC for two extended Ku-band FSS satellites to be located at 85 DEG. WL and 91 DEG. WL. EchoStar also has requested FCC authorization to modify its proposed Ku-band system to add C-band capabilities to one satellite. These applications and requests for modification have been opposed by various parties. There can be no assurance that the FCC will grant any of these applications or requests for modifications. Any such initial applications that are granted would have a ten-year license term and the same renewal obligations as pertain to DBS licenses.

    On August 20, 1997, GE Americom filed an application requesting modification of its license for a C-band/Ku-band satellite currently located at 89 DEG. WL, to allow relocation of that satellite to 83 DEG.WL. In support of that request, GE has argued that the license for that satellite is set to expire before EchoStar's FSS satellite is expected to be launched to that location. EchoStar has opposed the modification application, but has stated that it would not oppose a request for temporary relocation of GE's satellite to that slot on an STA basis.

    DBS RULES. Once the FCC grants a conditional construction permit, the permittee must proceed with due diligence in constructing the system. The FCC has adopted specific milestones that must be met in order to retain the permit, unless the FCC determines that an extension or waiver is appropriate, and permittees must file semi-annual reports on the status of their due diligence efforts. The due diligence milestones require holders of conditional permits to complete contracting for construction of their systems within one year of grant of the permit (with no unresolved contingencies that could preclude substantial construction of the satellites), and to place all satellite stations comprising the system in operation within six years of grant of the permit. In addition, holders of permits received after January 19, 1996 must complete construction of the first satellite in their system within four years of grant of the permit. The FCC also may impose other conditions on the grant of the permit. The holders of new DBS authorizations issued on or after January 19, 1996 must also provide DBS service to Alaska and Hawaii where the service is technically feasible from the acquired orbital locations, which includes 148 DEG. WL. Those holding DBS permits as of January 1996 must either provide DBS service to Hawaii or Alaska from at least one of their orbital locations or relinquish their western assignments. Subject to applicable regulations governing non-DBS operations, a licensee may make unrestricted use of its assigned frequencies for non-DBS purposes

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during the first five years of the ten-year license term. After the first five years, the licensee may continue to provide non-DBS service so long as at least half of its total capacity at a given orbital location is used each day to provide DBS service.

    Failure to comply with applicable Communications Act requirements and FCC rules, regulations, policies, and orders may result in the FCC's revoking, conditioning, or declining to review or extend an authorization.

    FOREIGN OWNERSHIP LIMITATIONS. The Communications Act of 1934, as amended, and the FCC's implementing regulations provide that, where subsidiaries of a holding company hold certain types of FCC licenses, foreign nationals or their representatives may not own in excess of 25% of the total equity of the holding company, considered on a fully-diluted basis, except upon an FCC public interest determination. While the FCC's International Bureau has ruled that these limitations do not apply to DBS authorizations, the ruling has been challenged and the question remains open. Furthermore, the limitations will apply to EchoStar's FSS authorizations if EchoStar holds itself out as a common carrier or if the FCC decides to treat it as such a carrier.

    A recent survey of EchoStar's equity owners discloses that EchoStar's foreign ownership in May of this year was under 5%, well below these limitations, if they were to apply. However, if the purchase by foreigners or their representatives of EchoStar's existing or new equity securities or exercise of any right to convert existing or new securities, including the securities issued in the Offerings, would cause the foreign ownership limitations to be exceeded, a separate FCC determination that such ownership was consistent with the public interest would be required in order to avoid a violation of the Act and/or the FCC's rules.

    LIMITATIONS ON TRANSFER OF CONTROL AND ASSIGNMENT OF LICENSES. The Communications Act of 1934, as amended, requires prior FCC approval of transfers of control over, or assignment of Title III licenses. If the purchase of the securities subject to the Offerings (or exercise of the right to convert the Preferred Stock) would result in a transfer of control over the FCC licenses and permits, such transfer would require prior approval of the FCC.

    THE 1996 ACT. The 1996 Act clarifies that the FCC has exclusive jurisdiction over DTH satellite services and that criminal penalties may be imposed for piracy of DTH satellite services. The 1996 Act also offers DBS operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, DBS operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. The FCC recently promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building regulation, or any private covenant, homeowners' association rule, or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent it impairs the installation, maintenance or use of a DBS receiving antenna that is one meter or less in diameter or diagonal measurement, except where such restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. The FCC also issued a further notice of proposed rulemaking seeking comment on whether the 1996 Act applies to restrictions on property not within the exclusive use or control of the viewer and in which the viewer has no direct or indirect property interest. The 1996 Act also preempted local (but not state) governments from imposing taxes or fees on DTH services, including DBS. Finally, the 1996 Act required that multichannel video programming distributors such as DBS operators fully scramble or block channels providing indecent or sexually explicit adult programming. If a multi-channel video programming distributor cannot fully scramble or block such programming, it must restrict transmission to those hours of the day when children are unlikely to view the programming (as determined by the FCC). On March 24, 1997, the U.S. Supreme Court let stand a lower court ruling that allows enforcement of this provision pending a constitutional challenge. In response to this ruling, the FCC declared that its rules implementing the scrambling provision would become effective on May 18, 1997.

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    THE CABLE ACT.  In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Act was intended to establish and support existing and new multi-channel video services, such as wireless cable and DBS, to provide subscription television services. EchoStar has benefited from the programming access provisions of the Cable Act and implementing rules, in that it has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained certain programming services at reduced cost. Any amendment to, or interpretation of, the Cable Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors such as EchoStar in making programming available (or to discriminate in the terms and conditions of such availability) could adversely affect EchoStar's ability to acquire programming on a cost-effective basis. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC extends such restrictions.

    The Cable Act also requires the FCC to conduct a rulemaking that will impose public interest requirements for providing video programming by DBS licensees, including, at a minimum, reasonable and non-discriminatory access by qualified candidates for election to public office and the obligation to set aside four to seven percent of the licensee's channel capacity for non-commercial programming of an educational or informational nature. Within this set-aside requirement, DBS providers must make capacity available to "national educational programming suppliers" at below-cost rates. The FCC is conducting a rulemaking to implement this statutory provision.

    While DBS operators like EchoStar currently are not subject to the "must carry" requirements of the Cable Act, the cable industry has argued that DBS operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DBS operators, or to the extent that new legislation of a similar nature is enacted, EchoStar's future plans to provide local programming will be adversely affected, and such must-carry requirements could cause the displacement of possibly more attractive programming.

    SATELLITE HOME VIEWER ACT. The SHVA establishes a "statutory" (or compulsory) copyright license that generally allows a DBS operator, for a statutorily-established fee, to retransmit local affiliate programming to subscribers for private home viewing so long as that retransmission is limited to those persons in "unserved households." An "unserved household", with respect to a particular television network, is defined as one that cannot receive an over-the-air network signal of "grade B" intensity (a predictive standard of signal intensity employed by the FCC) of a primary network station affiliated with that network through the use of a conventional outdoor rooftop antenna and has not, within the 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides the signal of an affiliate of that network. While management believes the SHVA could be read to allow the Company to retransmit this programming to certain local markets via DBS satellite, management also believes that the compulsory copyright license under the SHVA may not be sufficient to permit the Company to implement its strategy to retransmit such programming in the most efficient and comprehensive manner. On August 28, 1997, a Copyright Arbitration Royalty Panel ("CARP"), appointed to recommend royalties for satellite retransmission of network-affiliated television and superstation signals pursuant to the compulsory license of
Section 119 of the Copyright Act, delivered its Report to the Librarian of Congress. In the CARP's recommendation, which must be either adopted or changed by the Copyright Office within 60 days from August 28, 1997, the CARP held it has no jurisdiction to set royalties for local satellite retransmissions of the signals of network-affiliated television stations, on the ground that the compulsory license of the Copyright Act does not extend to such retransmissions. While EchoStar has petitioned the Librarian to modify the CARP report, the petition has been opposed, and there can be no assurance that the petition will be granted. Moreover, EchoStar is continuing its efforts to secure passage of legislation that will clarify and extend the scope of the compulsory license with respect to local network signals. There can be no assurance that EchoStar will be successful in these efforts. If the CARP's position is upheld by the Librarian and legislation to clarify and extend the scope of the compulsory license is not passed, EchoStar would be prevented from relying on the compulsory copyright license to retransmit local network-affiliated

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stations' signals and may have to engage in the relatively cumbersome process of negotiating and obtaining copyright licenses from all individual copyright holders instead.

    The CARP also recommended setting at zero the royalty rate for local retransmissions of superstation signals. This recommendation may be considered favorable to EchoStar because it may provide a basis for the proposition that the royalty rate for all local-into-local retransmission (to the extent permitted) should be zero. However, there can be no assurance that the Librarian will adopt the CARP's recommendation or that, in the absence of the legislation whose passage is sought by EchoStar, EchoStar would be successful in any litigation with copyright owners regarding this issue.

    Subject to the foregoing considerations, EchoStar intends to offer local programming, including local network programming, to certain population centers within the continental U.S. In order to retransmit local programming into a market, EchoStar must obtain the retransmission consent of the local stations, in addition to any requisite copyright licenses. EchoStar's ability to transmit local programming via satellite into the markets from which the programming is generated may attract incremental subscribers who would not otherwise be willing to purchase satellite systems.

    In addition, in its August 28, 1997 report, the CARP recommended that the royalty rate for satellite retransmissions of distant network-affiliated station and distant superstation signals be set at 27 cents per subscriber per month--a substantial increase compared to the previously applicable rates, which ranged from 6 to 17.5 cents. While the Satellite Broadcasting & Communications Association, of which EchoStar is a member, has requested modifications to the CARP report, this request has been opposed, and there can be no assurance that this request will be granted. Several Congressman have publicly voiced their opposition to the 27 cent royalty rate recommended by CARP; a sub-committee chairman and ranking member have requested that the Librarian of Congress stay the CARP's recommendation for 18 months.

    EchoStar believes that it may be able to pass through the recommended increases (should they be adopted) to its customers by separately tiering the channels involved, so that its operating margins are not substantially affected. However, the recommended increases may adversely affect the competitiveness of EchoStar vis-a-vis cable operators, which pay lower rates to copyright holders.

    EXPORT REGULATION. From time to time, EchoStar requires import licenses and general destination export licenses to receive and deliver components of DTH systems. EchoStar has contracted with LKE for the launch of EchoStar IV from the Republic of Kazakhstan. Export licenses will be required to be obtained from the Department of Commerce for the transport of any satellites to the Republic of Kazakhstan. Lockheed Martin will be required to obtain technical data exchange licenses from the Department of Commerce permitting the exchange between Lockheed Martin and LKE of certain information necessary to prepare the satellites for launch. No assurances can be given that the data exchange or export licenses will be granted, or that implementation of a trade agreement between the U.S. and Russia will not negatively affect EchoStar's ability to launch EchoStar IV. LKE has advised EchoStar, however, that, while no assurances can be given, it believes the necessary technical data and hardware export licenses can be obtained in time for the scheduled launch of EchoStar IV. There can be no assurance those licenses will be obtained in a timely manner to avoid a launch delay.

PATENTS AND TRADEMARKS

    EchoStar uses a number of trademarks for its products and services, including "EchoStar-Registered Trademark-," "DISH Network-TM-," "DISH Network," "America's Top 40," "America's Top 50 CD," and others. Certain of these trademarks are registered by EchoStar, and those trademarks that are not registered are generally protected by common law and state unfair competition laws. Although EchoStar believes that these trademarks are not essential to EchoStar's business, EchoStar has taken affirmative legal steps to protect its trademarks in the past and intends to actively protect these trademarks in the future.

    EchoStar is the assignee of certain patents for products and product components manufactured and sold by EchoStar, none of which EchoStar considers to be significant to its continuing operations. In addition, EchoStar has obtained and, although no assurances can be given, expects to obtain, licenses for certain patents necessary to the manufacture and sale by EchoStar and others of DBS receivers and related components. EchoStar has been notified that certain features of the EchoStar Receiver System allegedly infringe on patents held by others, and that royalties are therefore required to be paid. EchoStar is investigating allegations of infringement and, if appropriate, intends to vigorously defend against any suit filed by the parties. There can be no assurance that the Company will be able to successfully defend any suit, if brought, or that the Company will be able to obtain a license for any patent that might be required. See "Business--Legal Proceedings."

EMPLOYEES

    EchoStar had approximately 1,650 employees at September 30, 1997, of which approximately 1,575 worked in EchoStar's domestic operations and approximately 75 of which worked in EchoStar's international operations. EchoStar is not a party to any collective bargaining agreement and considers its relations with its employees to be good. EchoStar intends to hire additional personnel as required.

PROPERTIES

    EchoStar owns its corporate headquarters, its future corporate headquarters, its Digital Broadcast Center in Cheyenne, Wyoming, its customer call center in Thornton, Colorado, and office/warehouse facilities in three additional locations. The following table sets forth certain information concerning EchoStar's properties.

                                                                                         APPROXIMATE       OWNED
DESCRIPTION/USE                                                     LOCATION            SQUARE FOOTAGE   OR LEASED
--------------------------------------------------------  ----------------------------  --------------  -----------
Future Corporate Headquarters...........................  Littleton, Colorado                156,000         Owned
Corporate Headquarters and Warehouse Distribution         Englewood, Colorado
  Center................................................                                     155,000         Owned
Office and Distribution Center..........................  Sacramento, California              78,500         Owned
Digital Broadcast Center................................  Cheyenne, Wyoming                   55,000         Owned
Customer Call Center....................................  Thornton, Colorado                  55,000         Owned
European Headquarters and Warehouse.....................  Almelo, The Netherlands             53,800         Owned
Warehouse Facility......................................  Denver, Colorado                    40,000         Owned
Office and Distribution Center..........................  Bensenville, Illinois               19,000        Leased
Office and Distribution Center..........................  Miami, Florida                      16,500        Leased
Office and Distribution Center..........................  Norcross, Georgia                   16,000        Leased
Office and Distribution Center..........................  Columbia, Maryland                  17,600        Leased
Office and Distribution Center..........................  Dallas, Texas                       11,200        Leased
Office and Distribution Center..........................  Phoenix, Arizona                    10,000        Leased
Asian Distribution Center...............................  Singapore                            7,000        Leased
Office..................................................  Madrid, Spain                        2,100        Leased
Asian Headquarters......................................  Singapore                            1,900        Leased
Office..................................................  Bombay, India                        1,200        Leased
Office..................................................  Beijing, China                       1,000        Leased
Office..................................................  Bangalore, India                     1,200        Leased

LEGAL PROCEEDINGS

    On July 29, 1996, EAC, DNCC, ESC and Echosphere Corporation (collectively, "EchoStar Credit"), filed a civil action against Associates which is currently pending in the U.S. District Court in the District of Colorado. EchoStar Credit alleges that Associates, among other things, breached its contract with EchoStar Credit pursuant to which Associates agreed to finance the purchase of EchoStar Receiver Systems by consumers. EchoStar Credit alleges that Associates' refusal to finance certain prospective consumers has resulted in the loss of prospective customers to EchoStar's competitors. In addition, EchoStar Credit alleges that the loss of sales due to Associate's action forced EchoStar to lower the price on its products. Associates filed counterclaims against EAC for fraud and breach of contract. Associates seeks approximately $10.0 million by way of its counterclaims. EAC intends to vigorously defend against such counterclaims. A trial date has not yet been set. It is too early in the litigation to make an assessment of the probable outcome.

    On April 25, 1997, ESC and Sagem, S.A., ("Sagem"), a French corporation, signed a settlement and release agreement under which Sagem agreed to return a $10.0 million down payment made to Sagem and agreed to release the $15.0 million placed in escrow with a bank in connection with a manufacturing agreement entered into in April 1995. ESC and Sagem have released all claims against each other.

    Certain purchasers of C-band and DISH Network systems have filed actions in various state courts in Alabama naming EchoStar, EAC or Echosphere Corporation as a defendant and seeking actual and punitive damages. At least ten actions have been filed. EchoStar believes additional actions may be filed. Plaintiffs' attorneys also may attempt to certify a class and/or add additional plaintiffs to the existing actions and seek greater damages. A trial date (March 2, 1998) has been established for only one of the aforementioned actions. The actions filed to date also name as defendants the dealer and its employees who sold the equipment and the EAC financing source, which owns the consumer loans, made to the purchasers. Four of the actions involve EAC and HRSI and six claims involve EAC and Bank One Dayton, N.A. EchoStar denies liability and intends to vigorously defend against the claims, which include allegations of fraud and lending law violations. While the actual damages claimed are not material, EchoStar is aware that juries in Alabama have recently issued a number of verdicts awarding substantial punitive damages on actual damage claims of less than $10,000.

    EAC and HRSI entered into a Merchandise Financing Agreement in 1989 (the "Merchant Agreement") pursuant to which HRSI acted as a consumer financing source for the purchase of, among other things, satellite systems distributed by Echosphere Corporation, a subsidiary of EchoStar, to consumers through EAC dealers. HRSI terminated the Merchant Agreement as of December 31, 1994. During February 1995, EAC and Echosphere (the "EAC Parties") filed suit against HRSI. The case is pending in U.S. District Court in Colorado (the "HRSI Litigation"). The EAC Parties have alleged, among other things, breach of contract, breach of fiduciary duty, fraud and wanton and willful conduct by HRSI in connection with termination of the Merchant Agreement and related matters. The EAC parties are seeking damages in excess of $10.0 million. HRSI's counterclaims have been dismissed with prejudice. Summary judgment motions have been pending on all remaining issues since May 1996. A trial date has not been set.

    On February 24, 1997, EchoStar and News announced the News Agreement pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110 DEG. WL purchased by MCI for over $682 million following a 1996 FCC auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

    On May 8, 1997, EchoStar filed a Complaint in the Court, Civil Action No. 97-960, requesting that the Court confirm EchoStar's position and declare that News is obligated pursuant to the News Agreement to lend $200 million to EchoStar without interest and upon such other terms as the Court orders.

    On May 9, 1997, EchoStar filed a First Amended Complaint significantly expanding the scope of the litigation, to include breach of contract, failure to act in good faith, and other causes of action. EchoStar seeks specific performance of the News Agreement and damages, including lost profits based on, among other things, a jointly prepared ten-year business plan showing expected profits for EchoStar in excess of $10 billion based on consummation of the transactions contemplated by the News Agreement.

    On June 9, 1997, News filed an answer and counterclaims seeking unspecified damages. News' answer denies all of the material allegations in the First Amended Complaint and asserts numerous defenses, including bad faith, misconduct and failure to disclose material information on the part of EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. The counterclaims, in which News is joined by its subsidiary American Sky Broadcasting, L.L.C., assert that EchoStar and Ergen breached their agreements with News and failed to act and negotiate with News in good faith. EchoStar has responded to News' answer and denied the allegations in their counterclaims. EchoStar also has asserted various affirmative defenses. EchoStar intends to diligently defend against the counterclaims. The parties are now in discovery. The case has been set for a five week trial commencing June 1, 1998, but that date could be postponed.

    While EchoStar is confident of its position and believes it will ultimately prevail, the litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation.

    EchoStar is a party to certain other legal proceedings arising in the ordinary course of its business. EchoStar does not believe that any of these proceedings will have a material adverse affect on EchoStar's financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The following table sets forth information concerning certain officers and directors of EchoStar:

NAME                                               AGE                                POSITION
---------------------------------------------      ---      ------------------------------------------------------------
Charles W. Ergen.............................          44   Chairman, Chief Executive Officer, President and Director
Alan M. Angelich.............................          53   Director
Raymond L. Friedlob..........................          52   Director
James DeFranco...............................          44   Executive Vice President and Director
R. Scott Zimmer..............................          41   Vice Chairman and Vice President
David K. Moskowitz...........................          39   Senior Vice President, General Counsel and Secretary
Michael T. Dugan.............................          48   Senior Vice President, Consumer Products Division
Steven B. Schaver............................          43   Chief Financial and Chief Operating Officer
John R. Hager................................          35   Treasurer and Controller

    CHARLES W. ERGEN. Mr. Ergen has been Chairman of the Board of Directors, Chief Executive Officer and President of EchoStar since its formation and, during the past five years, has held various positions with EchoStar's subsidiaries, including President and Chief Executive Officer of Echosphere, Echonet Business Network, Inc. ("EBN") and ESC, and Director of Echosphere, HTS, EchoStar International Corporation ("EIC"), ESC and EBN. Mr. Ergen, along with his spouse and James DeFranco, was a co-founder of EchoStar in 1980. Commencing in March 1995, Mr. Ergen also became a director of SSET, a company principally engaged in the manufacture and sale of satellite telecommunications equipment.

    ALAN M. ANGELICH. Mr. Angelich has been a director of EchoStar and a member of its Audit and Executive Compensation Committees since October 1995. Mr. Angelich is presently a principal with Janco Partners, Inc., an investment banking firm specializing in the telecommunications industry. From May 1982 to October 1993, Mr. Angelich served in various executive capacities with Jones Intercable, Inc., including Vice Chairman of its Board of Directors from December 1988 to October 1993. From August 1990 to October 1993, Mr. Angelich was also the Chief Executive Officer of Jones Capital Markets, Inc.

    RAYMOND L. FRIEDLOB. Mr. Friedlob has been a director of EchoStar and a member of its Audit and Executive Compensation Committees since October 1995. Mr. Friedlob is presently a member of the law firm of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC. Prior to 1995, Mr. Friedlob was a partner of Raskin & Friedlob, where he had practiced since 1970. Mr. Friedlob specializes in federal securities law, corporate law, leveraged acquisitions, mergers and taxation.

    JAMES DEFRANCO. Mr. DeFranco, currently the Executive Vice President of EchoStar, has been a Vice President and a Director of EchoStar since its formation and, during the past five years, has held various positions with EchoStar's subsidiaries, including President of HTS, EAC and HT Ventures, Inc. ("HTV"), Executive Vice President of ESC, Senior Vice President of Echosphere and EBN, and Director of SSI, Echosphere, HTS, EAC, EBN and HTV. Mr. DeFranco, along with Mr. Ergen and Mr. Ergen's spouse, was a co-founder of EchoStar in 1980.

    R. SCOTT ZIMMER. Mr. Zimmer has been a Vice President and a Director of EchoStar since its formation. For the past five years, Mr. Zimmer has managed the international operations of EchoStar and its subsidiaries.

    DAVID K. MOSKOWITZ. Mr. Moskowitz is the Senior Vice President, Secretary and General Counsel of EchoStar. Mr. Moskowitz joined EchoStar in March 1990. Mr. Moskowitz is responsible for all legal and certain of the business affairs of EchoStar and its subsidiaries. From June 1986 to March 1990,

Mr. Moskowitz was corporate counsel for M.D.C. Holdings, Inc., a publicly-held home builder and mortgage finance company.

    MICHAEL T. DUGAN. Mr. Dugan is the Senior Vice President of the Consumer Products Division of EchoStar. In that capacity, Mr. Dugan is responsible for all engineering and manufacturing operations at EchoStar. Mr. Dugan has been with EchoStar since 1990.

    STEVEN B. SCHAVER. Mr. Schaver was named the Chief Financial Officer of EchoStar in February 1996. In November 1996, Mr. Schaver also was named Chief Operating Officer. From November 1993 to February 1996, Mr. Schaver was the Vice President of EchoStar's European and African operations. From July 1992 to November 1993, Mr. Schaver was the Director of Sales and Marketing for EchoStar's largest Spanish customer, Internacional de Telecomunicaciones, S.A. in Madrid, Spain. Prior to July 1992 and since joining EchoStar in 1984, he has held various positions with subsidiaries of EchoStar, including Vice President of European operations. Prior to joining EchoStar Mr. Schaver was a Banking Officer with Continental Illinois National Bank.

    JOHN R. HAGER. Mr. Hager has been Treasurer and Controller of EchoStar since February 1997. From August 1993 to February 1997, Mr. Hager was Controller of American Telecasting, Inc., a national operator of multiple wireless cable systems. Previously, Mr. Hager was with the Denver office of Ernst & Young from May 1984 until August 1993, most recently as Audit Senior Manager.

    The Board of Directors of EchoStar currently has an Audit Committee and an Executive Compensation Committee, both of which were established in October 1995. The present members of the Audit and Executive Compensation Committees are Messrs. Angelich and Friedlob. The principal functions of the Audit Committee are: (i) to recommend to the Board of Directors the selection of independent public accountants; (ii) review management's plan for engaging EchoStar's independent public accountants during the year to perform non-audit services and consider what effect these services will have on the independence of the accountants; (iii) review the annual financial statements and other financial reports which require approval by the Board of Directors; (iv) review the adequacy of EchoStar's system of internal accounting controls; and (v) review the scope of the independent public accountants' audit plans and the results of the audit. The principal function of the Executive Compensation Committee is to award grants under and administer EchoStar's Stock Incentive Plan.

EXECUTIVE COMPENSATION

    Executive Officers are compensated by certain subsidiaries of EchoStar. The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 1996, 1995 and 1994 for the Named Executive Officers.

                                                                         SUMMARY COMPENSATION TABLE
                                              --------------------------------------------------------------------------------
                                                                                                 LONG TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS/
                                                                                OTHER ANNUAL    SECURITIES
                                                                                COMPENSATION    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR       SALARY      BONUS         (1)          OPTIONS     COMPENSATION (2)
--------------------------------------------  ---------  ----------  ---------  -------------  -------------  ----------------
Charles W. Ergen............................       1996  $  190,000  $       -   $         -        17,030       $  140,680
Chairman and                                       1995     190,000          -             -        14,705           15,158
Chief Executive Officer                            1994     177,578          -             -        53,568              888
Carl E. Vogel (3)...........................       1996     166,923          -             -             -           12,798
President                                          1995     150,000          -             -        21,641           11,346
                                                   1994     107,300          -             -       375,776              500

R. Scott Zimmer.............................       1996     160,000          -        36,265             -           22,461
Vice Chairman and                                  1995     160,000          -        88,229        14,705           32,390
Vice President                                     1994     148,006          -        74,396        42,855           18,990

James DeFranco..............................       1996     160,000          -             -             -           48,990
Executive Vice President and Director              1995     156,923          -             -        11,764           15,158
                                                   1994     154,461          -             -        42,855            1,000

Steven B. Schaver...........................       1996     142,498     11,787        14,340             -           12,516
Chief Operating Officer and Chief                  1995     116,755     21,012         4,777        23,240           10,597
Financial Officer                                  1994      85,602          -             -        10,713                -

David K. Moskowitz..........................       1996     142,692     10,000             -         7,495           12,994
Senior Vice President and General                  1995     130,000     10,000             -        28,048           13,270
Counsel                                            1994     125,384          -             -        53,568            1,000

------------------------

(1) With respect to Mr. Zimmer and Mr. Schaver, "Other Annual Compensation" includes housing and car allowances related to their overseas assignments. While each Named Executive Officer enjoys certain other perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of each Officer's salary and bonus.

(2) "All Other Compensation" includes amounts contributed to the EchoStar's 401(k) plan and health insurance premiums paid on behalf of the Named Executive Officers. With respect to Mr. Ergen, Mr. DeFranco and Mr. Zimmer, "All Other Compensation" also includes payments made in connection with a tax indemnification agreement between the Corporation and such individuals. With respect to Mr. Zimmer, "All Other Compensation" also includes home leave and education allowances related to his overseas assignment.

(3) Mr. Vogel tendered his resignation in March 1997.

    The following table provides information concerning grants of options to purchase shares of Class A Common Stock of EchoStar made in 1996 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            NUMBER OF     PERCENT OF
                                           SECURITIES    TOTAL OPTIONS
                                           UNDERLYING     GRANTED TO      EXERCISE
                                             OPTIONS      EMPLOYEE IN     PRICE PER                       GRANT DATE
NAME                                         GRANTED         1996           SHARE      EXPIRATION DATE   PRESENT VALUE
-----------------------------------------  -----------  ---------------  -----------  -----------------  -------------
Charles W. Ergen.........................    17,030(1)          12.3%     $   29.36   August 1, 2006     $   280,804(2)
David K. Moskowitz.......................     7,495(1)           5.4%         26.69   August 1, 2006         127,601(2)

------------------------

(1) In August 1996, the Company granted options to the Named Executive Officers, among other key employees, to purchase shares of Class A Common Stock. The options vest 20% on August 1, 1997, and 20% thereafter on August 1, 1998, 1999, 2000 and 2001. See "--Stock Incentive Plan." The options expire five years from the date on which each portion of the option first becomes exercisable, subject to early termination in certain circumstances.

(2) Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of 62%, risk free rate of return of 6.8%, dividend yield of 0%, and time to exercise of six years.

    The following table provides information as of December 31, 1996, concerning unexercised options to purchase Class A Common Stock:

                         FISCAL YEAR END OPTION VALUES

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                           NUMBER OF                         OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                            SHARES                       DECEMBER 31, 1996         DECEMBER 31, 1996 (1)
                                           ACQUIRED       VALUE      --------------------------  --------------------------
NAME                                      ON EXERCISE    REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------  -----------  ------------  -----------  -------------  -----------  -------------
Charles W. Ergen........................          --   $         --      24,367        60,936     $ 268,108    $   465,963
R. Scott Zimmer.........................      17,000        300,589       3,082        37,478        16,499        384,532
Carl E. Vogel...........................     322,208      8,566,272      25,753        49,456       286,619        468,031
James DeFranco..........................          --             --      19,494        35,125       228,898        372,767
Steven B. Schaver.......................          --             --       8,931        25,022        76,524        170,486
David K. Moskowitz......................          --             --      27,034        62,077       289,817        480,824

------------------------

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of Class A Common Stock underlying the option by the difference between the exercise price of the option and the closing price (as quoted in the Nasdaq National Market) of a share of Class A Common Stock on December 31, 1996.

    EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Prior to October 1995, the Company did not have an Executive Compensation Committee, and its Board of Directors determined all matters concerning executive compensation.

    DIRECTOR COMPENSATION. Directors of the Company who are not also Executive Officers of the Company receive $500 for each meeting of the Board of Directors attended and are reimbursed for reasonable travel expenses related to attendance at Board meetings. Directors of the Company are elected annually by the stockholders of the Company. Directors of the Company are not compensated for their services as Directors. Directors who are not also employees of the Company are granted shares of options under the 1995 Nonemployee Director Stock Option Plan (the "Director Plan") to acquire 1,000 shares of Class A Common Stock of the Company upon election to the Board. Each of Messrs. Angelich and Friedlob was granted options to acquire 1,000 shares of Class A Common Stock of the Company on December 22, 1995 pursuant to the Director Plan. These options were 100% vested upon issuance and have an exercise price of $20.25 per share and a term of five years. Additionally, in February 1997, each of Messrs. Angelich and Friedlob was granted options to acquire 5,000 shares of Class A Common Stock of the Company. These options were 100% vested upon issuance and have an exercise price of $17.00 and a term of five years.

    STOCK INCENTIVE PLAN. The Company adopted the Incentive Plan to provide incentives to attract and retain Executive Officers and other key employees. The Company's Executive Compensation Committee administers the Incentive Plan. Key employees are eligible to receive awards under the Incentive Plan, in the Committee's discretion.

    Awards available under the Incentive Plan include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. The Company has reserved up to 10.0 million shares of Class A Common Stock for granting awards under the Incentive Plan. Under the terms of the Incentive Plan, the Executive Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to reprice awards.

    Pursuant to the Incentive Plan, the Company has granted options to its Executive Officers and other key employees for the purchase of a total of 1,303,147 shares of Class A Common Stock. These options generally vest at the rate of 20% per year, commencing one year from the date of grant and 20% thereafter on each anniversary of the date of grant. The exercise prices of these options range between $9.33 and $29.36 per share of Class A Common Stock. Effective July 1, 1997, the Executive Compensation Committee of the Board of Directors (the "Executive Compensation Committee") voted to reprice all outstanding options with an exercise price greater than $17.00 per share of Class A Common Stock to $17.00 per share of Class A Common Stock. The price to which the options were repriced exceeded the fair market value of EchoStar's Class A Common Stock as of the date of the repricing. Options to purchase approximately 288,000 shares of Class A Common Stock were affected by this repricing.

    LAUNCH BONUS PLAN. Effective September 9, 1996 EchoStar granted a performance award of ten shares of Class A Common Stock to all full-time employees with more than 90 days of service. The total number of shares granted relative to the September performance award approximated 7,390 shares. EchoStar granted a performance award of ten shares of its Class A Common Stock to all full-time employees with more than 90 days of service in connection with the launch of EchoStar III, which occurred on October 5, 1997. The total number of shares granted relative to the October performance award approximated 12,250.

    401(K) PLAN. In 1983 EchoStar adopted a defined-contribution tax-qualified 401(k) plan. EchoStar's employees become eligible for participation in the 401(k) plan upon completing six months of service with the Corporation and reaching age 21. 401(k) plan participants may contribute an amount equal to not less than 1% and not more than 15% of their compensation in each contribution period. EchoStar may make a 50% matching contribution up to a maximum of $1,000 per participant per calendar year. EchoStar may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) plan with the approval of the Board of Directors.

    401(k) plan participants are immediately vested in their voluntary contributions, plus actual earnings thereon. The balance of the vesting in 401(k) plan participants' accounts is based on years of service. A participant becomes 10% vested after one year of service, 20% vested after two years of service, 30%
vested after three years of service, 40% vested after four years of service, 60% vested after five years of service, 80% vested after six years of service, and 100% vested after seven years of service.

    In March 1997, EchoStar contributed an additional 55,000 shares of Class A Common Stock to the 401(k) plan as a discretionary employer stock contribution. A total of 60,000 shares of Class A Common Stock (including 5,000 shares of Class A Common Stock which were contributed for plan year 1995 but not allocated) were allocated to individual participant 401(k) accounts in proportion to their 1996 eligible compensation. These shares are subject to the seven-year vesting schedule previously described. Shares of Class A Common Stock allocated to the 401(k) accounts of the Named Executive Officers pursuant to the 1996 discretionary employer stock contribution were as follows: (i) Charles W. Ergen, 677 shares; (ii) Carl E. Vogel, 677 shares; (iii) R. Scott Zimmer, 677 shares; (iv) James DeFranco, 677 shares; (v) Steven B. Schaver, 676 shares; (vi) David K. Moskowitz, 677 shares; and (vii) all Officers and Directors as a group, 4,736 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain subsidiaries of EchoStar have agreed to indemnify Charles W. Ergen, Chairman and Chief Executive Officer of EchoStar, James DeFranco, Executive Vice President of EchoStar, R. Scott Zimmer, Vice Chairman and Vice President of EchoStar, and Cantey M. Ergen, a former Director of HTS and the spouse of Charles W. Ergen, for any adjustments to such individuals' federal, state or local income taxes resulting from adjustments to EchoStar's subsidiaries' taxable income or loss, tax credits or tax credit recapture for years during which such individuals were shareholders of such subsidiaries and such subsidiaries elected to be taxed as Subchapter S corporations. This indemnity agreement also covers interest, penalties and additions to tax, as well as fees and expenses, including attorneys' and accountants' fees, if any.

    As of December 31, 1996 and June 30, 1997, accrued dividends on the Series A Preferred Stock payable to Messrs. Ergen and DeFranco aggregated $3.18 million and $3.75 million, and $167,000 and $198,000, respectively.

    Since March 1995, Mr. Ergen has served on the Board of Directors of SSET. In 1994, EchoStar purchased $8.75 million of SSET's seven-year, 6.5% subordinated convertible debentures. In December 1994, DirectSat Corporation, a subsidiary of SSET, was merged with a wholly-owned subsidiary of EchoStar. As a result of this merger, SSET acquired 800,780 shares of Class A Common Stock of EchoStar. On September 6, 1996, SSET repurchased $3.5 million of the outstanding convertible debentures and paid all outstanding accrued interest through that date. As of December 31, 1996, the SSET debentures, if converted, would have represented approximately 5% of SSET's outstanding common stock. The total amount owed by SSET to EchoStar as of December 31, 1996 and June 30, 1997 related to the convertible debentures was approximately $3.6 million and $4.1 million, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, to the best knowledge of the EchoStar, the beneficial ownership of the EchoStar's equity securities as of August 31, 1997 by: (i) each person known by EchoStar to be the beneficial owner of more than five percent of any class of EchoStar's capital stock; (ii) each Director of EchoStar; (iii) each person acting as an executive officer of EchoStar; and (iv) all Directors and Executive Officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person's name.

                                                                                         NUMBER OF     PERCENTAGE OF
  NAME (1)                                                                                 SHARES          CLASS
--------------------------------------------------------------------------------------  ------------  ---------------
SERIES A PREFERRED STOCK:
  Charles W. Ergen (2)................................................................     1,535,847          95.0%
  James DeFranco......................................................................        80,834           5.0%
  All Directors and Executive Officers as a Group (nine persons)......................     1,616,681         100.0%
CLASS A COMMON STOCK:
  Charles W. Ergen (3), (4), (5)......................................................    31,387,620          72.0%
  James DeFranco (6), (4).............................................................     1,525,320           3.5%
  FMR Corp. (7).......................................................................     1,186,459           2.7%
  R. Scott Zimmer (8), (4)............................................................       819,836           1.9%
  T. Rowe Price Associates, Inc. (9)..................................................       755,000           1.7%
  SSE Telecom, Inc. (10)..............................................................       709,780           1.6%
  Chancellor LGT Asset Management, Inc. (11)..........................................       609,200           1.4%
  David K. Moskowitz (12), (4)........................................................        49,521             *
  Steven B. Schaver (13), (4).........................................................        12,781             *
  All Directors and Executive Officers as a Group (nine persons)(4),(14)..............    33,831,528          77.6%
CLASS B COMMON STOCK:
  Charles W. Ergen....................................................................    29,804,401         100.0%
  All Directors and Executive Officers as a Group (nine persons)......................    29,804,401         100.0%

------------------------

*   Less than 1%.

(1) Except as otherwise noted, the address of each such person is 90 Inverness Circle East, Englewood, Colorado 80112-5300.

(2) Includes 1,125,000 Series A Preferred Stock held in trust for the benefit of Mr. Ergen's minor children and other members of his family. Mr. Ergen's spouse is the trustee for that trust.

(3) Includes: (i) the right to acquire 41,428 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (ii) 29,804,401 shares of Class A Common Stock issuable upon conversion of Mr. Ergen's shares of Class B Common Stock; (iii) 410,847 shares of Class A Common Stock issuable upon conversion of Mr. Ergen's Series A Preferred Stock; and (iv) 1,125,000 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock held in trust for the benefit of Mr. Ergen's minor children and other members of his family.

(4) Beneficial ownership percentage was calculated assuming exercise or conversion of all shares of Class B Common Stock, Series A Preferred Stock, Warrants and employee stock options exercisable within 60 days (collectively, the "Derivative Securities") into shares of Class A Common Stock by all holders of such Derivative Securities. Assuming exercise or conversion of Derivative Securities by such person, and only by such person, the beneficial ownership of shares of Class A Common Stock would be as follows: Mr. Ergen, 72.6%; Mr. DeFranco, 12.8%; Mr. Zimmer, 6.9%; Mr. Moskowitz and Mr. Schaver, less than one percent, and all Officers and Directors as a group, 77.9%.

(5) The percentage of total voting power held by Mr. Ergen is 95.8% after giving effect to the exercise of the Warrants and employee stock options.

(6) Includes: (i) the right to acquire 30,417 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (ii) 80,834 shares of Class A Common Stock issuable upon conversion of Mr. DeFranco's Series A Preferred Stock; (iii) 751 shares of Class A Common Stock held as custodian for his minor children; and (iv) 375,000 shares of Class A Common Stock controlled by Mr. DeFranco as general partner of a partnership.

(7) Based on information available to the Company, FMR Corp. owned 10.0% of the shares of Class A Common Stock. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8) Includes: (i) the right to acquire 14,593 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (ii) 700 shares of Class A Common Stock owned jointly with members of his family; and (iii) 100,000 shares of Class A Common Stock held in trust for the benefit of Mr. Zimmer's children and other members of his family. Mr. Zimmer's spouse is the trustee for that trust.

(9) Based on information available to the Company, T. Rowe Price Associates, Inc. owned 6.4% of the shares of Class A Common Stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(10) Based on information available to the Company, SSET owns 6.0% of the shares of Class A Common Stock. The address of SSET is 8230 Leesburg Pike, Suite 710, Vienna, Virginia 22182.

(11) Based on information available to the Company, Chancellor LGT Asset Management, Inc. owned 5.1% of the shares of Class A Common Stock. The address of Chancellor LGT Asset Management, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

(12) Includes (i) the right to acquire 41,893 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (ii) 166 shares of Class A Common Stock held as custodian for his minor children; (iii) 1,023 shares of Class A Common Stock held as trustee for Mr. Ergen's children; and (iv) 3,000 shares of Class A Common Stock owned jointly with Mr. Moskowitz's spouse.

(13) Includes the right to acquire 12,761 shares of Class A Common Stock within 60 days upon the exercise of employee stock options.

(14) Includes: (i) the right to acquire 177,274 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (ii) 375,000 shares of Class A Common Stock held in a partnership; (iii) 1,616,681 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock; (iv) 29,804,401 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock; (v) 102,041 shares of Class A Common Stock held in the name of, or in trust for, minor children and other family members; and (vi) 3,700 shares of Class A Common Stock owned by or jointly with family members.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    Set forth below is a summary of certain indebtedness to which Dish, ESBC and DBS Corp are subject. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable agreements, copies of which may be obtained from EchoStar.

1994 NOTES

    On June 7, 1994, Dish issued 624,000 units, consisting of the 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes"), and 3,744,000 Class A Common Stock Purchase Warrants (the "Warrants"). Issuance of the 1994 Notes resulted in net proceeds to Dish of approximately $323.3 million (including amounts attributable to issuance of the Warrants and after payment of underwriting discount and other issuance costs aggregating approximately $12.6 million). The 1994 Notes bear interest at a rate of 12 7/8%, computed on a semi-annual bond equivalent basis. Interest on the 1994 Notes will not be payable in cash prior to June 1, 1999, with the 1994 Notes accreting to a principal amount at stated maturity of $624.0 million by that date. Commencing December 1, 1999, interest on the 1994 Notes will be payable in cash on December 1 and June 1 of each year. The 1994 Notes mature on June 1, 2004.

    The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish and PARI PASSU in right of payment with all other senior indebtedness of Dish, subject to the terms of an Intercreditor Agreement between Dish, certain of its principal subsidiaries, and certain creditors thereof. The 1994 Notes are secured by liens on certain assets of Dish and its subsidiaries, including EchoStar I and EchoStar II and all other components of the EchoStar DBS System owned by Dish and its subsidiaries. The 1994 Notes are further guaranteed by each material direct subsidiary of Dish. Although the 1994 Notes are titled "Senior": (i) Dish has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior and (ii) the 1994 Notes are subordinated to certain obligations of Dish's subsidiaries with respect to deferred payments on EchoStar I and EchoStar II. The 13 1/8% Senior Secured Discount Notes due 2004 (the "1996 Notes") and the 12 1/2% Senior Secured Notes due 2004 (the "1997 Notes") are effectively subordinated to the 1994 Notes and all other liabilities of Dish and its subsidiaries.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish's option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999 to 100% of principal amount at stated maturity on or after June 1, 2002, together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002 and June 1, 2003, Dish will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of principal value at stated maturity thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes matures on June 1, 2004.

    In the event of a change of control and upon the occurrence of certain other events, as described in the indenture relating to the 1994 Notes (the "1994 Notes Indenture"), Dish will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.

    The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish and its subsidiaries with respect to their ability to: (i) incur additional indebtedness (including the guarantee of indebtedness); (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish's subsidiaries; (vi) merge, consolidate or sell substantially all of their assets; and (vii) enter into transactions with affiliates. In addition, Dish, may pay dividends on its equity securities only if (1) no default exists under the 1994 Notes

Indenture; and (2) after giving effect to such dividends, Dish's ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish's consolidated net income (less 100% of consolidated net losses) (calculated in accordance with the 1994 Notes Indenture) from April 1, 1994, plus 100% of the aggregate net proceeds received by Dish from the sale and issuance of certain equity interests of Dish (including common stock). As of the date of this Prospectus, Dish does not meet the above specified ratios and is therefore unable to pay dividends or make other distributions to EchoStar.

    The Warrants became separately transferable and exercisable on December 1, 1994. Each Warrant entitles the registered holder thereof to purchase from Dish one share of Class A Common Stock at a purchase price of $0.01 per share, which price has been paid in advance. No additional amounts are required to be paid upon exercise of the Warrants. The Warrants expire on June 1, 2004. Substantially all of the Warrants have been exercised.

1996 NOTES

    On March 25, 1996, ESBC completed the offering related to the 1996 Notes (the "1996 Notes Offering") consisting of $580.0 million aggregate principal amount at stated maturity of the 1996 Notes. The 1996 Notes Offering resulted in net proceeds to ESBC of approximately $336.9 million (after payment of underwriting discount and other issuance costs aggregating approximately $13.1 million). The 1996 Notes bear interest at a rate of 13 1/8%, computed on a semi-annual bond equivalent basis. Interest on the 1996 Notes will not be payable in cash prior to March 15, 2000, with the 1996 Notes accreting to a principal amount at stated maturity of $580.0 million by that date. Commencing September 15, 2000, interest on the 1996 Notes will be payable in cash on September 15 and March 15 of each year. The 1996 Notes mature on March 15, 2004.

    The 1996 Notes rank PARI PASSU in right of payment with all senior indebtedness of ESBC. The 1996 Notes are guaranteed on a subordinated basis by EchoStar and are secured by liens on certain assets of ESBC, EchoStar and certain of EchoStar's subsidiaries, including all of the outstanding capital stock of Dish, which currently owns substantially all of EchoStar's operating subsidiaries. Although the 1996 Notes are titled "Senior": (i) ESBC has not issued, and does not have any plans to issue, any indebtedness to which the 1996 Notes would be senior; and (ii) the 1996 Notes are effectively subordinated to all liabilities of EchoStar (except liabilities to general creditors) and its other subsidiaries (except liabilities of ESBC), including liabilities to general creditors.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1996 Notes are not redeemable at ESBC's option prior to March 15, 2000. Thereafter, the 1996 Notes are subject to redemption, at the option of ESBC, in whole or in part, at redemption prices ranging from 106.5625% during the year commencing March 15, 2000 to 100% on or after March 15, 2003 of principal amount at stated maturity, together with accrued and unpaid interest thereon to the redemption date. The entire principal balance of the 1996 Notes will mature on March 15, 2004.

    In the event of a change of control, as described in the 1996 Notes Indenture, ESBC will be required to make an offer to each holder of 1996 Notes to repurchase all of such holder's 1996 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to March 15, 2000, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after March 15, 2000.

    The indenture relating to the 1996 Notes (the "1996 Notes Indenture") contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness (including the guarantee of indebtedness); (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell assets; and (vii) enter into transactions with affiliates.

The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to EchoStar, or any of EchoStar's wholly-owned subsidiaries, without restrictions, but restricts the ability of EchoStar to pay dividends and make other distributions.

1997 NOTES

    On June 25, 1997, DBS Corp completed the offering related to the 1997 Notes (the "1997 Notes Offering") consisting of $375.0 million aggregate principal amount of the 1997 Notes. The 1997 Notes Offering resulted in net proceeds to DBS Corp of approximately $363.8 million (after payment of underwriting discount and other issuance costs aggregating approximately $11.2 million). The 1997 Notes bear interest at a rate of 12 1/2%, computed on a semi-annual bond equivalent basis. Interest on the 1997 Notes is payable in cash semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. The 1997 Notes mature July 1, 2002.

    The 1997 Notes rank PARI PASSU in right of payment with all senior indebtedness of DBS Corp. The 1997 Notes are guaranteed on a subordinated basis by EchoStar, and contingent upon the occurrence of certain events, will be guaranteed by ESBC and Dish and certain other subsidiaries of DBS Corp and EchoStar. The 1997 Notes are secured by liens on the capital stock of DBS Corp, the EchoStar IV satellite and certain other assets of DBS Corp and EchoStar. Although the 1997 Notes are titled "Senior": (i) DBS Corp has not issued, and does not have any plans to issue, any indebtedness to which the 1997 Notes would be senior; and (ii) the 1997 Notes are effectively subordinated to all liabilities of DBS Corp's subsidiaries, including liabilities to general creditors (except to the extent that any subsidiary of DBS Corp may guarantee the 1997 Notes), and the guarantee of EchoStar is effectively subordinated to all liabilities of EchoStar, except liabilities to general creditors.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1997 Notes are not redeemable at DBS Corp's option prior to July 1, 2000. Thereafter, the 1997 Notes are subject to redemption, at the option of DBS Corp, in whole or in part, at redemption prices ranging from 106.5625% during the twelve month period commencing July 1, 2000 to 100% on or after July 1, 2002

    In the event of a change of control, as described in the 1997 Notes Indenture, DBS Corp will be required to make an offer to each holder of 1997 Notes to repurchase all of such holder's 1997 Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

    The indenture relating to the 1997 Notes (the "1997 Notes Indenture") contains restrictive covenants that, among other things, impose limitations on DBS Corp with respect to its ability to: (i) incur additional indebtedness (including the guarantee of indebtedness); (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to DBS Corp's subsidiaries; (vi) merge, consolidate or sell assets; and (vii) enter into transactions with affiliates.

                     DESCRIPTION OF ECHOSTAR CAPITAL STOCK

GENERAL

    Pursuant to EchoStar's Amended and Restated Articles of Incorporation, as in effect on the date hereof, EchoStar's authorized capital stock consists of: (i) 400,000,000 shares of common stock, of which 200,000,000 shares are designated "Class A Common Stock," 100,000,000 shares are designated "Class B Common Stock," and 100,000,000 shares are designated "Class C Common Stock;" and (ii) 20,000,000 shares of preferred stock, including the following series which have been authorized: 1,616,681 shares of Series A Preferred Stock and 900,000 shares of Series B Preferred Stock. As of October 7, 1997, 11,870,521 shares of Class A Common Stock were issued and outstanding and held of record by 2,334 stockholders, 29,804,401 shares of Class B Common Stock were issued and outstanding and held of record by Charles W. Ergen, EchoStar's President and Chief Executive Officer, and no shares of Class C Common Stock were issued and outstanding. At October 7, 1997, there were 1,616,681 shares of Series A Preferred Stock outstanding held by Messrs. Ergen and DeFranco, and 200,000 shares of Series B Preferred Stock outstanding held by certain qualified institutional buyers. See "Security Ownership of Certain Beneficial Owners and Management." All outstanding shares of the Class A Common Stock and Class B Common Stock are fully paid and nonassessable. The designation and the powers, preferences and rights of the shares of each class of common stock and each series of preferred stock and the qualifications, limitations and restrictions thereof are as set forth below.

    The transfer agent for EchoStar's capital stock, including the Class A Common Stock, is American Securities Transfer & Trust, Inc.

CLASS A COMMON STOCK

    Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock owned of record on all matters submitted to a vote of stockholders. Except as otherwise required by law, the Class A Common Stock votes together with the Class B Common Stock, the Class C Common Stock and the Series A Preferred Stock on all matters submitted to a vote of stockholders. Subject to the preferential rights of any outstanding series of Preferred Stock and to the restrictions on payment of dividends imposed by the 1994 Notes, the 1996 Notes and the 1997 Notes (see "Description of Certain Indebtedness") and any other indebtedness of EchoStar, the holders of Class A Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor, and, together with the holders of the Class B Common Stock, are entitled, after payment of all prior claims, to receive pro rata all assets of EchoStar upon the liquidation, dissolution or winding up of EchoStar. Holders of Class A Common Stock have no redemption, conversion or preemptive rights.

CLASS B COMMON STOCK

    Each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock on all matters submitted to a vote of stockholders. Except as otherwise required by law, the Class B Common Stock votes together with the Class A Common Stock, the Class C Common Stock and the Series A Preferred Stock on all matters submitted to a vote of the stockholders. Each share of Class B Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. The conversion ratio is subject to adjustment from time to time upon the occurrence of certain events, including: (i) dividends or distributions on Class A Common Stock payable in Class A Common Stock or certain other capital stock; (ii) subdivisions, combinations or certain reclassifications of Class A Common Stock; and (iii) issuances of rights, warrants or options to purchase Class A Common Stock at a price per share less than the fair market value of the Class A Common Stock. Each share of Class B Common Stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A Common Stock.

CLASS C COMMON STOCK

    Each holder of Class C Common Stock is entitled to one vote for each share of Class C Common Stock on all matters submitted to a vote of stockholders. Except with respect to transactions involving the issuance of capital stock which negatively affect the rights of holders of Series A Preferred Stock, or as otherwise required by law, the Class C Common Stock votes together with Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock on all matters submitted to a vote of the stockholders. Each share of Class C Common Stock is convertible into Class A Common Stock on the same terms as the Class B Common Stock. Each share of Class C Common Stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A Common Stock. Upon a Change of Control (as defined) of EchoStar, each holder of outstanding shares of Class C Common Stock is entitled to cast ten votes for each share of Class C Common Stock held by such holder. "Change of Control" has the same meaning as set forth in each of the Notes Indentures. See "Description of Certain Indebtedness." EchoStar has no present intention to issue any shares of Class C Common Stock and, under current NASD rules, will not be able to issue so long as the Class A Common Stock is quoted on the Nasdaq National Market.

SERIES A PREFERRED STOCK

    EchoStar's Board of Directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the preferences and rights and the qualifications, limitations, or restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designation of such series. The Board of Directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and could have certain anti-takeover effects.

    Each share of Series A Preferred Stock is convertible, at the option of the holder, into one share of Class A Common Stock, subject to adjustment from time to time upon the occurrence of certain events, including: (i) dividends or distributions on Class A Common Stock payable in Class A Common Stock or certain other capital stock; (ii) subdivisions, combinations or certain reclassifications of Class A Common Stock; and (iii) issuances of rights, warrants or options to purchase Class A Common Stock at a price per share less than the liquidation preference per share. The aggregate liquidation preference for all outstanding shares of Series A Preferred Stock is limited to approximately $15.1 million plus cumulative unpaid dividends. At June 30, 1997, accrued and unpaid dividends on the Series A Preferred Stock totaled $3.9 million. The holders of the Series A Preferred Stock contractually subordinated their rights to receive dividends to the Series B Preferred Stock.

    Each share of Series A Preferred Stock is entitled to receive dividends equal to eight percent per annum of the liquidation preference for such share calculated from May 6, 1994. The 1994 Notes Indenture, the 1996 Notes Indenture, the 1997 Notes Indenture and the Series B Preferred Stock Certificate of Designation restrict the Company's ability to pay dividends on the Series A Preferred Stock. The Company currently has no intention to begin paying dividends on the Series A Preferred Stock.

    Shares of Series A Preferred Stock automatically convert into shares of Class A Common Stock in the event they are transferred to any person other than permitted transferees. Each share of Series A Preferred Stock is entitled to the equivalent of ten votes for each share of Class A Common Stock into which it is convertible and, except with respect to transactions involving the issuance of capital stock which negatively affects the rights of holders of Series A Preferred Stock (as more particularly described in the Certificate of Designations, Preferences and Rights for the Series A Preferred Stock) or as otherwise required by law, votes together with the Class A Common Stock, Class B Common Stock and Class C Common Stock as a single class on all matters submitted to a vote of stockholders.

SERIES B PREFERRED STOCK

    In 1997, EchoStar established from authorized preferred stock its Series B Preferred Stock consisting of 900,000 shares authorized, and issued 200,000 shares to qualified institutional buyers. Each share of Series B Preferred Stock is entitled to dividends at 12 1/8% per annum, payable when, as, and if declared quarterly in cash or, at the sole discretion of EchoStar, in additional shares of Series B Preferred Stock, on each January 1, April 1, July 1 and October 1 of each year, commencing January 1, 1998. The liquidation preference of the Series B Preferred Stock is $1,000 per share, plus accumulated and unpaid dividends. On or after July 1, 2000, the Series B Preferred Stock will be redeemable in cash, at the option of EchoStar, in whole or in part, at a price equal to the redemption price (expressed as a percentage of the liquidation preference thereof), together with accumulated and unpaid dividends thereon to the applicable redemption date. At any time prior to July 1, 2000, EchoStar may, subject to and upon compliance with certain conditions, redeem shares of Series B Preferred Stock at a redemption price, payable in cash (expressed as a percentage of the liquidation preference thereof, plus an amount equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date), with the net proceeds of one public or private sale of equity interests of EchoStar or any of its subsidiaries. The Series B Preferred Stock will be subject to mandatory redemption in whole on July 1, 2004 at a price, payable in cash, equal to the liquidation preference thereof, plus all accumulated and unpaid dividends to the date of redemption.

    Upon the occurrence of a Change of Control (as such term is defined in the Certificate of Designation for the Series B Preferred Stock), EchoStar will be required, provided certain conditions are met, to make an offer to each holder of Series B Preferred Stock to repurchase all or any part of such holder's Series B Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of repurchase.

    The Series B Preferred Stock ranks: (i) senior to all common stock of EchoStar and to each series of preferred stock existing on September 26, 1997 and to each other class of capital stock or series of preferred stock issued by EchoStar, which is established after September 26, 1997, the terms of which do not expressly provide that it ranks senior to or on a parity with Series B Preferred Stock; (ii) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by EchoStar, which is established after September 26, 1997, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock; and (iii) subject to certain conditions, junior to each class of capital stock or series of preferred stock issued by EchoStar, which is established after September 26, 1997, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock.

    Holders of the Series B Preferred Stock have no voting rights with respect to general corporate matters except as provided by law or set forth in the certificate of designation for the Series B Preferred Stock. The certificate of designation for the Series B Preferred Stock restricts, among other things, the ability of EchoStar and certain of its subsidiaries to (i) pay dividends with the proceeds from the offering of the Series B Preferred Stock, (ii) pay cash dividends on any junior or parity securities and (iii) incur indebtedness or pledge the stock of certain subsidiaries as collateral. The Series B Preferred Stock has not been registered under the Securities Act and is subject to certain conditions on transfer.

    Subject to certain conditions, the Series B Preferred Stock is exchangeable into additional shares of Series B Preferred Stock or shares of a new series of preferred stock with substantially identical rights and preferences or into Series B Exchange Notes, in an aggregate principal amount equal to the aggregate liquidation preference of, plus accumulated but unpaid dividends on, the Series B Preferred Stock to the date of exchange, at any time at the option of EchoStar, in whole, but not in part. Each Series B Exchange Note will bear interest at 12 1/8% per annum and interest is payable on April 1 and October 1 of each year. EchoStar will pay interest on the Series B Exchange Notes in additional Series B Exchange Notes or in cash. On or after July 1, 2000, the Series B Exchange Notes will be redeemable in cash, at the option of EchoStar, in whole or in part, at a price equal to the redemption price (expressed as a percentage of the principal amount thereof), together with accrued and unpaid interest thereon to the applicable redemption date. At any time prior to July 1, 2000, EchoStar may redeem Series B Exchange Notes at a redemption price, payable in cash, equal to 112.125% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date, with net proceeds of one public or private sale of equity interests of EchoStar or any of its subsidiaries.

    Upon the occurrence of a Change of Control (as such term is defined in the Indenture for the Series B Exchange Notes), EchoStar will be, provided certain conditions are met, required to make an offer to each holder of Series B Exchange Notes to repurchase all or any portion of such holder's Series B Exchange Notes at a cash purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase. In addition, upon the occurrence of an certain events, EchoStar will be, provided certain conditions are met, required to make an offer to repurchase one-half of all outstanding Series B Exchange Notes at a cash purchase price of 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. The holders of the Series B Preferred Stock are entitled to certain registration rights pursuant to a Registration Rights Agreement.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Amended and Restated Articles of Incorporation provide that a director of EchoStar will not be personally liable to EchoStar or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Nevada General Corporate Law ("NGCL"). The provision has no effect on any non-monetary remedies that may be available to EchoStar or its stockholders, nor does it relieve EchoStar or its directors from compliance with federal or state securities laws. The Amended and Restated Articles of Incorporation and the By-Laws of EchoStar provide for indemnification, to the fullest extent permitted by the NGCL, of any person who is or was involved in any manner in any investigation, claim or other proceeding by reason of the fact that such person is or was a director or officer of EchoStar, or is or was serving at the request of EchoStar as a director or officer of another corporation, against all expenses and liabilities actually and reasonably incurred by such person in connection with the investigation, claim or other proceeding except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to EchoStar.

NEVADA LAW AND LIMITATIONS ON CHANGES IN CONTROL

    The NGCL prevents an "interested stockholder" (defined in Section 78.423 of the NGCL, generally, as a person owning 10% or more of a corporation's outstanding voting stock) from engaging in a "combination" (as defined in
Section 78.416) with a publicly-held Nevada corporation for three years following the date such person became an interested stockholder unless, before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approves the combination.

    The provisions authorizing the Board of Directors to issue Preferred Stock without stockholder approval and the provisions of the NGCL relating to combinations with interested stockholders could have the effect of delaying, deferring or preventing a change in control of EchoStar or the removal of existing management. Each of the Notes Indentures for the 1994, 1996 and 1997 Notes also contains provisions with respect to a change of control of EchoStar. See "Description of Certain Indebtedness." The Series B Preferred Stock certificate of designation also contains certain change of control provisions.

    Charles W. Ergen, President and Chief Executive Officer of EchoStar, owns 29,804,401 shares of Class B Common Stock, which constitute all of the outstanding shares of such stock. These shares are transferable to other persons subject to securities laws limitations. In the event Mr. Ergen transferred approximately 50.8% or more of his shares of Class B Common Stock, a change in control of EchoStar would result and Mr. Ergen would receive any premium paid for control of EchoStar. In addition, any such change in control would result in an obligation on the part of EchoStar to offer to purchase at a premium all 1994 Notes. See "Description of Certain Indebtedness."

                       DESCRIPTION OF THE PREFERRED STOCK

GENERAL

    Under EchoStar's Amended and Restated Articles of Incorporation, EchoStar's Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 20,000,000 shares of preferred stock, par value $.01 per share, in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. As of the date of this Prospectus, EchoStar had 1,616,681 shares of its 8% Series A Cumulative Preferred Stock (the "Series A Preferred Stock") outstanding and 200,000 shares of its 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004 (the "Series B Preferred Stock", which term also includes any series of preferred stock issued in exchange for the Series B Preferred Stock) outstanding (and an additional 700,000 shares of Series B Preferred Stock reserved for issuance upon the occurrence of certain events). The Preferred Stock will rank junior to the Series B Preferred Stock, PARI PASSU with the Series A Preferred Stock and senior to all classes of common stock with respect to dividends and upon liquidation, dissolution or winding up of the Company.

    The holders of the Preferred Stock will have no preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Preferred Stock will, when issued, be fully paid and nonassessable.

    Simultaneously with the closing of the Preferred Offering, the purchasers of the Preferred Stock will deposit approximately $ million into an account (the "Deposit Account"), and will be entitled to a quarterly cash payment from the Deposit Account in an amount equal to $ per share of Preferred Stock (the
"Quarterly Return Amount"), commencing             , 1998 and continuing until
            , 1999. After such date, dividends will begin to accrue on the Preferred Stock. EchoStar may, prior to the date on which any Quarterly Return Amount would otherwise be payable, deliver notice instructing the deposit agent
(i) to purchase from EchoStar, for transfer to each holder of Preferred Stock, in lieu of the Quarterly Return Amount, that number of whole shares of Class A Common Stock determined by dividing the Quarterly Return Amount by 95% of the Market Value of the Class A Common Stock as of the date of such notice or (ii) defer delivery of the Quarterly Return Amount to holders of Preferred Stock on such quarterly payment date until the next quarterly payment date or any
subsequent payment date. However, no later than             , 1999 (the "Deposit
Expiration Date"), any amounts remaining in the Deposit Account, as of such date, or which have previously been deferred, will be (i) paid to the holders of the Preferred Stock or (ii) used to purchase from EchoStar for transfer to each holder of Preferred Stock that number of whole shares of Class A Common Stock determined by dividing the balance remaining in the Deposit Account by 95% of the Market Value of the shares of Class A Common Stock as of the Deposit Expiration Date. For a discussion of the Federal taxation treatment of the Deposit Account, and payments therefrom, see "Certain Federal Income Tax Consequences."

    The transfer agent, registrar, redemption, conversion and dividend disbursing agent for shares of the Preferred Stock will be American Securities Transfer & Trust, Inc. (the "Transfer Agent"). The Transfer Agent will send notices to stockholders of any special meetings at which holders of the Preferred Stock have the right to vote. See "--Voting Rights" below.

    Set forth below is a description of the terms of the Preferred Stock and the Deposit Account and the circumstances under which holders of shares of Preferred Stock may be expected to receive payments from the Deposit Account. The following summary of the Preferred Stock and the Deposit Account does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Amended and Restated Articles of
Incorporation and Certificate of Designation of the    % Series C Cumulative
Preferred Stock of EchoStar (the "Certificate of Designation") and the Deposit Agreement, copies of which will be filed as exhibits to the Registration Statement of which this Prospectus forms a part. Application will be made to list the Preferred Stock on the NASDAQ National Market.

DEPOSIT ACCOUNT

    The funds deposited in the Deposit Account will be invested in U.S. government obligations, which, together with the earnings thereon, will be sufficient to pay the aggregate Quarterly Return Amount through the Deposit Expiration Date. See "Certain Federal Income Tax Consequences."

    Unless on or prior to the Notice Date (as defined) EchoStar shall have delivered to the Deposit Agent a Direction Notice (as defined), the Deposit Agent will deliver to each holder of Preferred Stock the Quarterly Return Amount
on       ,       ,       and       of each year (each such date being a "Deposit
Payment Date"), commencing       , 1998 and continuing until the Deposit
Expiration Date. In the event that EchoStar shall have delivered a Direction Notice to the Deposit Agent on or prior to the Notice Date, the Deposit Agent shall, as instructed by EchoStar in such Direction Notice, (i) purchase from EchoStar, for transfer to each holder of Preferred Stock in lieu of the Quarterly Return Amount on the next Deposit Payment Date, that number of whole shares of Class A Common Stock determined by dividing the Quarterly Return Amount by 95% of the Market Value of the Class A Common Stock as of the Notice Date or (ii) defer payment of any Quarterly Return Amount until the next Deposit Payment Date or any subsequent Deposit Payment Date. At the written request of the Deposit Agent, EchoStar has agreed under the terms of the Deposit Agreement to deliver, for and on behalf of the Deposit Agent, the shares of Class A Common Stock acquired by the Deposit Agent directly to holders of Preferred Stock. The Deposit Agreement further provides that the Deposit Agent's obligation to purchase shares of Class A Common Stock from EchoStar is secured by the funds in the Deposit Account.

    In the event of any conversion of the Preferred Stock prior to the Deposit Expiration Date, EchoStar shall immediately after such conversion be paid any funds remaining in the Deposit Account allocable to the shares of Preferred Stock so converted. Such allocation shall be made pro rata based upon the number of shares of Preferred Stock so converted. The cumulative amount of any allocable deferred Quarterly Return Amounts, at the time of such conversion, shall be paid to the holders of Preferred Stock who are converting their Preferred Stock at the time of such conversion. The Deposit Agent shall make any such payment in cash unless, prior thereto, EchoStar delivers a Direction Notice to the Deposit Agent requiring the Deposit Agent to purchase from EchoStar for transfer to holders who are converting their Preferred Stock that number of whole shares of Class A Common Stock determined by dividing the allocable deferred Quarterly Return Amounts by 95% of the Market Value of the Class A Common Stock as of the date of the Direction Notice.

    On the Deposit Expiration Date, the Deposit Agreement requires the Deposit Agent to deliver to the holders of Preferred Stock any cash remaining in the Deposit Account on such date unless, prior thereto, EchoStar delivers a Direction Notice to the Deposit Agent requiring the Deposit Agent to purchase from EchoStar for transfer to holders who are converting their Preferred Stock that number of whole shares of Common Stock determined by dividing the Deferred Amounts by 95% of the Market Value of the Common Stock as of the conversion date.

    As a result of the foregoing, holders of Preferred Stock who have not converted their Preferred Stock as of the Deposit Expiration Date will receive through, and including, such Deposit Expiration Date, cash distributions or shares of Class A Common Stock or a combination thereof in an aggregate amount
or value equal to $         for each share of Preferred Stock held by such
holder.

    The term "Notice Date" means the twentieth day prior to the applicable Deposit Payment Date or Deposit Expiration Date, as the case may be. The term "Market Value" means, as of any date, the average of the daily closing price for the five consecutive trading days ending on such date. The closing price for each day shall be the last sales price or in case no such reported sales take place on such day, the average of the last reported bid and asked price, in either case on the principal national securities exchange on which the shares of Class A Common Stock are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by the Nasdaq National Market, or other similar organization if the Nasdaq National Market is no longer reporting such information, or if not so available, the fair market price as determined, in good faith, by the Board of Directors of EchoStar.

DIVIDENDS

    On and after the Deposit Expiration Date, holders of the Preferred Stock
will be entitled to receive cumulative dividends at an annual rate of    % of
the Liquidation Preference, payable quarterly out of assets legally available
therefor on       ,       ,       and       of each year, commencing       ,
2000, when, as and if declared by the Board of Directors. Dividends will accrue
from       , 1999, and as a result the Company will not make any dividend
payments on the Preferred Stock until       , 2000. Dividends, to the extent
declared by EchoStar's Board of Directors, may, at the option of EchoStar, be paid in cash, by delivery of fully paid and nonassessable shares of Class A Common Stock, or a combination thereof. Dividends will be payable to holders of record as they appear on EchoStar's stock register on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by EchoStar's Board of Directors. Dividends payable on the Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the Preferred Stock for any period less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Preferred Stock will not be entitled to any dividend, whether payable in cash, property or securities, in excess of the full cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any accumulated and unpaid dividends.

    If EchoStar elects to pay dividends in shares of Class A Common Stock, the number of shares of Class A Common Stock to be distributed will be calculated by dividing such payment by 95% of the Market Value as of the dividend payment date.

    No dividends or distributions (other than a dividend or distribution in stock of EchoStar ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may be declared, made or paid or set apart for payment upon any stock of EchoStar ranking junior to or PARI PASSU with the Preferred Stock as to dividends, nor may any stock of EchoStar ranking junior to or PARI PASSU with the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock unless such monies comprise proceeds from a sale of such shares) by EchoStar (except by conversion into or exchange for stock of EchoStar ranking junior to the Preferred Stock as to dividends and upon liquidation) unless full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. The Preferred Stock, with respect to dividends and upon liquidation, dissolution or winding up, will rank junior to the Series B Preferred Stock, and PARI PASSU with the Series A Preferred Stock.

    Notwithstanding the foregoing, if full dividends have not been declared and paid or set apart on the Preferred Stock and any other preferred stock ranking PARI PASSU with the Preferred Stock as to dividends, dividends may be declared and paid on the Preferred Stock and such other PARI PASSU preferred stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such other PARI PASSU preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Preferred Stock and such other preferred stock bear to each other; provided, that if such dividends are paid in cash on the other PARI PASSU preferred stock, dividends will also be paid in cash on the Preferred Stock.

    The holders of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payment on those shares (except that holders of shares called for redemption on a redemption date between the record date and the dividend payment date will be entitled to receive such dividend on such redemption date as indicated under "--Optional Redemption") on the corresponding dividend payment date notwithstanding the subsequent conversion thereof or EchoStar's default in payment of the dividend due on that dividend payment date. Except as provided in the immediately preceding sentence, EchoStar shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Class A Common Stock issued upon conversion.

    EchoStar's ability to declare and pay cash dividends and make other distributions with respect to its capital stock, including the Preferred Stock, is limited by provisions contained in various financing agreements which restrict dividend payments to EchoStar by its subsidiaries and which restrict the payment of cash dividends by EchoStar or any of its subsidiaries on their respective equity securities. Similarly, EchoStar's ability to declare and pay dividends may be limited by applicable Nevada law.

LIQUIDATION PREFERENCE

    The shares of Preferred Stock will be issued with a liquidation preference equal to $50 per share (the "Liquidation Preference"). See also "Certain Federal Income Tax Consequences."

    If upon any voluntary or involuntary dissolution, liquidation or winding up of EchoStar, the amounts payable with respect to the liquidation preference of the Preferred Stock and any other shares of stock of EchoStar ranking as to any such distribution PARI PASSU with the Preferred Stock are not paid in full, the holders of the Preferred Stock and of such other shares will share pro rata in proportion to the full distributable amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Preferred Stock will have no right or claim to any of the remaining assets of EchoStar. Neither the sale of all or substantially all of the property or business of EchoStar (other than in connection with the winding up of its business), nor the merger or consolidation of EchoStar into or with any other corporation, will be deemed to be dissolution, liquidation or winding up, voluntary or involuntary, of EchoStar. In the event of any voluntary or involuntary dissolution, liquidation or winding up of EchoStar, the Deposit Agent will be required to return to the holders of the Preferred Stock any funds at the time remaining in the Deposit Account.

OPTIONAL REDEMPTION

    The Preferred Stock is not subject to any sinking fund or other similar
provisions. The Preferred Stock may not be redeemed prior to       , 2000. On or
after       , 2000, the Preferred Stock may be redeemed, in whole or in part, at the option of EchoStar, in cash, by delivery of fully paid and nonassessable shares of Class A Common Stock or a combination thereof, upon not less than 20 days' notice nor more than 60 days' notice, during the twelve-month periods
commencing on       of the years indicated below, at the following redemption
prices per share, plus in each case all accumulated and unpaid dividends to the redemption date:

                                                                                                       REDEMPTION
                                                                                                        PRICE PER
YEAR                                                                                                      SHARE
-----------------------------------------------------------------------------------------------------  -----------
2000.................................................................................................   $
2001.................................................................................................
2002.................................................................................................
2003.................................................................................................
                                                                                                       -----------
2004 and thereafter..................................................................................
                                                                                                       -----------
                                                                                                       -----------

    In the event that fewer than all the outstanding shares of the Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata. If EchoStar elects to make redemption payments in shares of Class A Common Stock, the number of shares of Class A Common Stock to be distributed will be calculated by dividing such payment by 95% of the Market Value as of the redemption notice date.

    From and after the applicable redemption date (unless EchoStar shall be in default of payment of the redemption price), dividends on the shares of the Preferred Stock to be redeemed on such redemption date shall cease to accumulate, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of EchoStar (except the right to receive the redemption price) will cease.

    If any dividends on the Preferred Stock are in arrears, no shares of the Preferred Stock will be redeemed unless all outstanding shares of the Preferred Stock are simultaneously redeemed.

VOTING RIGHTS

    Except as required by law, holders of the Preferred Stock will have no voting rights except as set forth below. Under Nevada law, holders of the Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Certificate of Designation, whether or not entitled to vote thereon by the Certificate of Designation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the Shares of such class so as to affect them adversely.

    If the dividends payable on the Preferred Stock are in arrears for six quarterly periods, the holders of the Preferred Stock voting separately as a class with the shares of any other preferred stock or preference securities having similar voting rights will be entitled at the next regular or special meeting of stockholders of EchoStar to elect two directors of EchoStar (such voting rights will continue only until such time as the dividend arrearage on the Preferred Stock has been paid in full). The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Stock will be required for the issuance of any class or series of stock (or security convertible into stock or evidencing a right to purchase any shares of any class or series of stock) of EchoStar ranking senior to or PARI PASSU with the Preferred Stock as to dividends, liquidation rights or voting rights (other than additional shares of Series B Preferred Stock or PARI PASSU securities with an aggregate liquidation preference, at any one time outstanding, not to exceed $100 million), and for amendments to EchoStar's Articles of Incorporation that would affect adversely the rights of holders of the Preferred Stock, including, without limitation, (i) any increase in the authorized number of shares of Preferred Stock and (ii) the issuance of any shares of Preferred Stock in excess of the number of shares of such stock authorized in the Certificate of Designation thereof as of the date of the original issuance of the Preferred Stock. In all such cases each share of Preferred Stock shall be entitled to one vote.

CONVERSION RIGHTS

    The Preferred Stock will be convertible at any time at the option of the holder thereof into such number of whole shares of Common Stock as is equal to
the Liquidation Preference divided by an initial conversion price of $         ,
subject to adjustment as described below (such price or adjusted price being referred to as the "Conversion Price"). EchoStar may elect to pay all unpaid dividends on the Preferred Stock which have accumulated since the Deposit Expiration Date to the date of conversion in cash or by issuing that whole number of shares of Class A Common Stock equal to the amount of accumulated and unpaid dividends divided by 95% of the Market Value as of the conversion date. A share of Preferred Stock called for redemption will be convertible into shares of Class A Common Stock up to and including but not after the close of business on the second business day prior to the date fixed for redemption unless EchoStar defaults in the payment of the amount payable upon redemption.

    No fractional shares of Class A Common Stock or securities representing fractional shares of Class A Common Stock will be issued upon conversion. Any fractional interest in a share of Class A Common Stock resulting from conversion will be paid in cash based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market (or any national securities exchange or authorized quotation system on which the Class A Common Stock is then listed) at the close of business on the trading day next preceding the date of conversion if EchoStar is legally and contractually able to purchase such fractional shares on such date.

    The Conversion Price is subject to adjustment (in accordance with formulas set forth in the Certificate of Designation) in certain events, including (i) any redemption payment or payment of a dividend (or other distribution) payable in shares of any class of common stock on any class of capital stock of EchoStar (other than the issuance of shares of Class A Common Stock in connection with the payment in redemption for, of dividends on or the conversion of the Preferred Stock), (ii) any issuance to all holders of shares of any class of common stock of rights, options or warrants entitling them to subscribe for or purchase shares of common stock or securities convertible into or exchangeable for shares of common stock at less than Market Value as of the date of conversion or exchange; PROVIDED, HOWEVER, that no adjustment shall be made with respect to such a distribution if the holder of shares of Preferred Stock would be entitled to receive such rights, option or warrants upon conversion at any time of shares of Preferred Stock into Class A Common Stock and PROVIDED FURTHER, that if such options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur, (iii) any subdivision, combination or reclassification of any class of common stock,
(iv) any distribution consisting exclusively of cash (excluding any cash distributed upon a merger or consolidation to which the second succeeding paragraph applies) to all holders of shares of any class of common stock in an aggregate amount that, combined together with (a) all other such all-cash distributions made within the then-preceding 12-months in respect of which no adjustment has been made and (b) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by EchoStar or any of its subsidiaries for shares of any class of common stock concluded within the then-preceding 12-months in respect of which no adjustment has been made, exceeds 15% of EchoStar's market capitalization (defined as the product of the then-current market price of the Class A Common Stock times the number of shares of Class A Common Stock then outstanding) on the record date of such distribution, (v) the completion of a tender or exchange offer made by EchoStar or any of its subsidiaries for shares of any class of common stock that involves an aggregate consideration that, together with (a) any cash and other consideration payable in a tender or exchange offer by EchoStar or any of its subsidiaries for shares of any class of common stock expiring within the then-preceding 12-months in respect of which no adjustment has been made and (b) the aggregate amount of any such all-cash distributions referred to in (iv) above to all holders of shares of common stock within the then-preceding 12-months in respect of which no adjustments have been made, exceeds 15% of EchoStar's market capitalization on the expiration of such tender offer or (vi) a distribution to all holders of any class of common stock consisting of evidences of indebtedness, shares of capital stock other than common stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above). No adjustment of the Conversion Price will be required to be made until the cumulative adjustments (whether or not made) amount to 1.0% or more of the Conversion Price as last adjusted. EchoStar reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event EchoStar elects to make such a reduction in the Conversion Price, EchoStar will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

    In the event that EchoStar distributes rights or warrants (other than those referred to in (ii) in the preceding paragraph) PRO RATA to holders of shares of any class of common stock, so long as any such rights or warrants have not expired or been redeemed by EchoStar, the holder of any Preferred Stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of common stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of common stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of common stock into which such Preferred Stock was immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants. In the event the holders of the Preferred Stock are not entitled to receive such rights or warrants, the Conversion Price will be subject to adjustment upon any declaration or distribution of such rights or warrants.

    In case of any reclassification, consolidation or merger of EchoStar with or into another person or any merger of another person with or into EchoStar (with certain exceptions), or in case of any sale, transfer or conveyance of all or substantially all of the assets of EchoStar (computed on a consolidated basis), each share of Preferred Stock then outstanding will, without the consent of any holder of Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Class A Common Stock into which such Preferred Stock was convertible immediately prior thereto, after giving effect to any adjustment event.

    In the case of any distribution by EchoStar to its stockholders of substantially all of its assets, each holder of Preferred Stock will participate PRO RATA in such distribution based on the number of shares of Class A Common Stock into which such holders' shares of Preferred Stock would have been convertible immediately prior to such distribution.

CHANGE OF CONTROL

    Notwithstanding the foregoing, upon a Change of Control (as defined below), holders of Preferred Stock shall, in the event that the Market Value at such time is less than the Conversion Price, have a one time option, upon not less than 30 days' notice nor more than 60 days' notice, to convert all of their outstanding shares of Preferred Stock into shares of Class A Common Stock at an adjusted Conversion Price equal to the greater of (i) the Market Value as of the Change of Control Date and (ii) 66.67% of the Market Value as of the date of this Prospectus. In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, EchoStar may, at its option, make a cash payment equal to the Market Value of such Class A Common Stock otherwise issuable.

    EchoStar's Certificate of Designation defines "Change of Control" as any of the following events: (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals (as defined) and their Related Parties (as defined) or an entity controlled by the Principals and their Related Parties cease to (i) be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total Equity Interests (as defined) in EchoStar and (ii) have the voting power to elect at least a majority of the Board of Directors of EchoStar; (b) the first day on which a majority of the members of the Board of Directors of EchoStar are not Continuing Directors; (c) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or any entity controlled by the Principals and their Related Parties cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total Equity Interests in DBS Corp. and have the voting power to elect at least a majority of the Board of Directors of DBS Corp. or (d) the first day on which a majority of the members of the Board of Directors of DBS Corp. are not Continuing Directors.

    The phrase "all or substantially all" of the assets of EchoStar is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of "all or substantially all" of the assets of EchoStar.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND
  STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of EchoStar or any of its Affiliates, as such, shall have any liability for any obligations of EchoStar under the Preferred Stock or the Certificate of Designation or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Preferred Stock waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Preferred Stock. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

AMENDMENT, SUPPLEMENT AND WAIVER

    Without the consent of any holder of Preferred Stock, EchoStar may amend or supplement the Certificate of Designation to cure any ambiguity, defect or inconsistency, to provide for uncertificated Preferred Stock in addition to or in place of certificated Preferred Stock, to provide for the assumption of EchoStar's obligations to holders of the Preferred Stock in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Preferred Stock or that does not adversely affect the legal rights under the Certificate of Designation of any such holder.

BOOK ENTRY; THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company ("DTC") will act as securities depository for the shares of Preferred Stock offered hereby. The shares of Preferred Stock will be issued only as fully-registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully-registered global certificates will be issued, representing in the aggregate the total number of shares of Preferred Stock, and will be deposited with DTC (collectively, the "Global Certificate").

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive from. Such laws may impair the ability to transfer beneficial interests in the shares of Preferred Stock represented by a Global Certificate.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

    Purchases of shares of Preferred Stock within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Stock on DTC's records. The ownership interest of each actual purchaser of a share of Preferred Stock ("Beneficial Owner") is in turn to be recorded on the Direct or Indirect Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased the Preferred Stock. Transfers of ownership interests in the Preferred Stock are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Stock, except upon a resignation of DTC or upon a decision by EchoStar to discontinue the book-entry system for the Preferred Stock.

    To facilitate subsequent transfers, all the Preferred Stock deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of shares of Preferred Stock with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Stock; DTC's records reflect only the identity of the Direct Participants to whose accounts such shares of Preferred Stock are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices with respect to the shares of Preferred Stock shall be sent to Cede & Co. If less than all of the shares of Preferred Stock are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such securities to be redeemed.

    Although voting with respect to the Preferred Stock is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Preferred Stock. Under its usual procedures, DTC would mail an "Omnibus Proxy" (I.E., a proxy conferring on Direct Participants the right to vote as their interests appear) to the Direct Participants as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Stock are credited on the record date (identified in a listing attached to the Omnibus Proxy). EchoStar believes that the arrangements among DTC, Direct and Indirect Participants and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a Direct Participant.

    Cash distribution payments and distribution payments in shares of Class A Common Stock on the shares of Preferred Stock will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer from or registered in "street name," and will be the responsibility of such Participant and not of DTC or EchoStar, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of EchoStar, disbursement of such payments to Direct Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    Except as provided herein, a Beneficial Owner in a Global Certificate will not be entitled to receive physical delivery of shares of Preferred Stock. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Stock, including elections as to form of payment.

    DTC may discontinue providing its services as securities depositary with respect to the Preferred Stock at any time by giving reasonable notice to EchoStar. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates representing the shares of Preferred Stock will be printed and delivered. If EchoStar decides to discontinue use of the system of book-entry transfers through DTC (or a successor depositary), certificates representing the shares of Preferred Stock will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that EchoStar believes to be reliable, but EchoStar takes no responsibility for the accuracy thereof.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of certain of the Federal income tax consequences of the purchase, ownership, and disposition of the Preferred Stock, and any Common Stock received as dividends thereon or in connection with an ownership interest in the Deposit Account, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed Treasury Regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of Federal income taxation that may be relevant to an investor's decision to purchase shares of Preferred Stock, nor any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This summary is not intended to be applicable to all categories of investors, such as dealers in securities, banks, insurance companies, tax-exempt organizations, foreign persons, persons that hold the Preferred Stock or Common Stock as part of a straddle or conversion transaction, or holders subject to the alternative minimum tax, which may be subject to special rules. In addition, this discussion is limited to persons who hold the Preferred Stock or Common Stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. ALL PROSPECTIVE PURCHASERS OF PREFERRED STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF PREFERRED STOCK AND THE RECEIPT OF COMMON STOCK.

CONSEQUENCES TO HOLDERS OF PREFERRED STOCK

    INCLUSION IN INCOME

    The Liquidation Preference with respect to each share of Preferred Stock will exceed the amount EchoStar receives upon the issuance of the Preferred
Stock and the Preferred Stock will pay no dividends until       , 1999. The
precise treatment of preferred stock with these terms is not entirely clear. However, EchoStar intends to treat the Preferred Stock as if it were purchased at a discount from its Liquidation Preference and provided for accretion in its
Liquidation Preference equal to $         on each Deposit Payment Date, so long
as the Preferred Stock remains outstanding.

    Under Section 305(b)(4) of the Code, the accretion in the Liquidation Preference of the Preferred Stock on each Deposit Payment Date should be treated as a dividend taxable as ordinary income to the Preferred Stock holders to the extent of EchoStar's current and accumulated earnings and profits as determined under U.S. federal income tax principles. The amount of the distribution on each share of Preferred Stock will equal the fair market value of the accretion in the Liquidation Preference with respect to the Preferred Stock. To the extent that the value of the accretion in Liquidation Preference on the Preferred Stock exceeds current and accumulated earnings and profits, such accretion will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of such Preferred Stock in the hands of each holder (but not below zero). However, such reduction will be exactly offset by an increase in basis resulting from the holder's receipt of the additional Liquidation Preference. If the value of any accretion in Liquidation Preference exceeds the adjusted tax basis of the Preferred Stock in the hands of the holder, such excess will be treated as capital gain and will be either long-term, mid-term or short-term capital gain depending on the holder's holding period for the Preferred Stock.

    On and after the Deposit Expiration Date, a holder of Preferred Stock will
be entitled to receive dividends at an annual rate of    % of the Liquidation
Preference in cash or at the option of the EchoStar in EchoStar Common Stock. In the event EchoStar exercises its rights to pay dividends in Common Stock, (after the expiration of the Deposit Agreement) the number of shares of such Common Stock to be distributed shall be determined by dividing the amount of cash that would be paid by 95% of the Market Value of the Common Stock. A holder of Preferred Stock must include in income as ordinary income the amount of any such cash distributions and the fair market value of any Common Stock distributions to the extent that EchoStar has current or accumulated earnings and profits. If EchoStar has no current or accumulated earnings and profits, distributions are first treated as a return of capital to the extent of the Preferred Stock holder's basis, and thereafter as capital gain.

    EchoStar presently does not have any current or accumulated earnings and profits as determined under United States federal income tax principles and it is unlikely to have current or accumulated earnings and profits in the foreseeable future. As a result, until such time as EchoStar has earnings and profits, an increase in the Liquidation Preference on a distribution will reduce the adjusted tax basis (but not below zero) in the hands of each holder of the shares of Preferred Stock. The basis reduction should be offset for each share of Preferred Stock by a corresponding increase in tax basis for a holder resulting from the increase in Liquidation Preference. Further, until EchoStar has current or accumulated earnings and profits, any accretion in the Liquidation Value or other distributions with respect to the Preferred Stock will not be treated as dividends for United States federal income tax purposes and, thus, will not qualify for any dividends received deduction as described below. Holders would recognize gain to the extent that any distribution was to exceed current or accumulated earnings and profits and basis in the Preferred Stock.

    DIVIDENDS TO CORPORATE SHAREHOLDERS

    In general, a distribution that is treated as a dividend for Federal income tax purposes and that is made to a corporate shareholder with respect to the Preferred Stock or Common Stock will qualify for the 70% dividends-received deduction under Section 243 of the Code. Holders should note, however, that there can be no assurance that EchoStar will have current or accumulated earnings and profits in the future. Accordingly, there can be no assurance that the dividends-received deduction will apply to distributions on the Preferred Stock or Common Stock.

    In addition, there are many exceptions and restrictions relating to the availability of the dividends received deduction such as restrictions relating to (i) the holding period of stock the dividends on which are sought to be deducted, (ii) debt-financed portfolio stock, (iii) dividends treated as "extraordinary dividends" for purposes of Section 1059 of the Code, and (iv) taxpayers that pay alternative minimum tax. Corporate shareholders should consult their own tax advisors regarding the extent, if any, to which such exceptions and restrictions (as amended by the Taxpayer Relief Act of 1997) may apply to their particular factual situation.

    COMMON STOCK--HOLDING PERIOD

    A stockholder's holding period for shares of Common Stock received in lieu of cash dividends (after the expiration of the Deposit Agreement) or in connection with EchoStar's rights to transfer shares of Common Stock under the Deposit Agreement will commence on the day following the date of transfer and will not include such stockholder's holding period for the shares of Preferred Stock with respect to which the shares of Common Stock were distributed. However, a stockholder's holding period for Common Stock received on conversion of the Preferred Stock will include the stockholder's holding period for the Preferred Stock.

    SALE OR REDEMPTION

    Upon a sale or other disposition (other than a redemption or a conversion of Preferred Stock into Common Stock) of Preferred Stock or Common Stock, a holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received by the holder in such sale or other disposition and such holder's adjusted tax basis in such shares. Such gain or loss will be long-term gain or loss if the holder's holding period for such Preferred Stock or Common Stock is more than 12 months. In the case of individuals, long-term capital gains with respect to property held for more than 18 months are taxed at a maximum 20% federal tax rate, and long-term capital gains with respect to property held more than twelve months but no more than 18 months are taxed at a maximum

28% federal tax rate. Net capital gain of corporations is taxed the same as ordinary income, with a maximum federal tax rate of 35%.

    Any gain or loss recognized by a holder upon redemption of the Preferred Stock or Common Stock will be treated as gain or loss from the sale or exchange of Preferred Stock or Common Stock, if, taking into account stock that is actually or constructively owned as determined under Section 318 of the Code,
(i) such holder's interest in the Company's Common and Preferred Stock is completely terminated as a result of the redemption, (ii) such holder's percentage ownership in the Company's voting stock immediately after the redemption is less than 80% of such percentage ownership immediately before such redemption, or (iii) the redemption is "not essentially equivalent to a dividend" (within the meaning of Section 302 of the Code). If a redemption of the Preferred Stock or Common Stock is treated as a distribution that is taxable as a dividend, the holder will be taxed on the payment received in the same manner as described above under "--Distributions," and the holder's adjusted tax basis in the redeemed Preferred Stock or Common Stock will be transferred to any remaining shares held by such holder in the Company.

    CONVERSION OR EXCHANGE OF PREFERRED STOCK

    A holder of Preferred Stock will generally not recognize gain or loss by reason of receiving Common Stock in exchange for Preferred Stock upon the redemption or conversion of the Preferred Stock, except that gain or loss will be recognized with respect to any cash received in lieu of fractional shares and the fair market value of any shares of Common Stock attributable to dividend arrearages will be treated as a constructive distribution as described above under "--Distributions." The adjusted tax basis of the Common Stock (including fractional share interests) so acquired will be equal to the tax basis of the shares of Preferred Stock exchanged therefor and the holding period of the Common Stock received upon conversion will include the holding period of the shares of Preferred Stock exchanged. The tax basis of any Common Stock treated as a constructive distribution taxable as a dividend will be equal to its fair market value on the date of the exchange.

    ADJUSTMENT OF CONVERSION PRICE

    If at any time the Company makes a distribution of property to holders of Common Stock that would be taxable to such stockholders as a dividend for Federal income tax purposes and, in accordance with the antidilution provisions, the Conversion Price of the Preferred Stock is decreased, the amount of such decrease may be deemed to be the payment of a taxable dividend to holders of Preferred Stock. For example, a decrease in the Conversion Price in the event of distributions of indebtedness or assets of the Company will generally result in deemed dividend treatment to holders of the Preferred Stock, but generally, a decrease in the event of stock dividends or the distribution of rights to subscribe for the Common Stock will not result in a taxable stock dividend.

    DEPOSIT ACCOUNT

    Pursuant to the terms of the Deposit Agreement, each holder of Preferred Stock will be treated as owning a pro-rata portion of the cash deposited in the Deposit Account. Although there is no authority directly on point with respect to the treatment of the Deposit Account, EchoStar believes that the intended treatment is appropriate, because (1) such cash is not subject to the claims of EchoStar's creditors, (2) except in the event that EchoStar elects to sell additional shares of Common Stock to the holders of the Preferred Stock in exchange for the cash in the Deposit Account, EchoStar will under no circumstances be entitled to receive the cash in the Deposit Account, and (3) the holders are entitled to distributions of all earnings generated by the cash held in the Deposit Account.

    Cash distributions of $         per share of Preferred Stock on each Deposit
Payment Date should be treated as withdrawals by the holders of the Preferred Stock of amounts deposited in the Deposit

Account. Income earned on the cash deposited in the Deposit Account, if any, will be included in income by each holder of shares of Preferred Stock pro rata in proportion to the number of shares of Preferred Stock held by such holder. Each holder will include such amounts in income in the same manner as though the holder directly owned a pro rata share of the cash in the Deposit Account.

    Distributions of Common Stock by the Deposit Agent to the holders of the Preferred Stock following an election by EchoStar to transfer Common Stock to the Deposit Agent should be treated as a purchase by each holder of Preferred Stock of such Common Stock for an amount equal to the Preferred Stockholder's share of the cash deposited in the Deposit Account allocated to such purchase.

    BACKUP WITHHOLDING

    Under the backup withholding provisions of the Code and applicable Treasury Regulations, a holder of Preferred Stock or Common Stock may be subject to backup withholding at the rate of 31% with respect to dividends paid on, or the proceeds of a sale, exchange or redemption of, Preferred Stock or Common Stock unless such holder (a) is a corporation or comes within certain other exempt categories and when required demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder's Federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Underwriters have severally agreed to purchase from EchoStar, the shares of Preferred Stock set forth opposite the name of such Underwriter below:

                                                                                                 NUMBER OF SHARES
                                                                                                   OF PREFERRED
UNDERWRITER                                                                                            STOCK
-----------------------------------------------------------------------------------------------  -----------------
Donaldson, Lufkin & Jenrette Securities Corporation............................................
Lehman Brothers Inc............................................................................
                                                                                                 -----------------
Total..........................................................................................        2,000,000
                                                                                                 -----------------
                                                                                                 -----------------

    The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Preferred Stock offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all the shares of Preferred Stock offered hereby (other than in connection with the over-allotment option described below) if any are taken.

    The Underwriters have advised EchoStar that the Underwriters propose to offer the shares of Preferred Stock directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to
certain dealers at such price less a concession not in excess of $      per
share. Any Underwriter may allow, and such dealers may re-allow, a discount not
in excess of $      per share to any other Underwriter and to certain other
dealers. After the initial public offering of the shares of Preferred Stock, the public offering price and other selling terms may be changed by the Underwriters.

    Pursuant to the Underwriting Agreement, EchoStar has granted to the Underwriters an option, exercisable for 30 days from the date hereof, to purchase up to an additional 300,000 shares of Preferred Stock at the public offering price less the underwriting discounts and commissions set forth on the cover page hereof. The Underwriters may exercise such option to purchase additional shares solely for the purpose of covering over-allotments, if any, made in connection with the sale of the shares of Preferred Stock offered hereby. To the extent such over-allotment option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of shares set forth on the cover page hereof.

    EchoStar and certain directors and executive officers of EchoStar will agree with the Underwriters not to offer, sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock or any securities convertible into or exercisable or exchangeable for, or warrants, rights or options to acquire, capital stock, or enter into any agreement to do any of the foregoing for a period of 180 days after the date of this Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ").

    EchoStar and its direct and indirect subsidiaries have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

    In connection with this Preferred Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Preferred Stock. Specifically, the Underwriters may overallot this Preferred Offering, creating a syndicate short position. In addition, the Underwriters may bid for, and purchase, shares of the Preferred Stock in the open market to cover syndicate shorts or to stabilize the price of the Preferred Stock. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributed Preferred Stock (in syndicate covering transactions, in stabilization transactions or otherwise). Any of these activities may stabilize or maintain the market price of the Preferred Stock above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

    DLJ acted as underwriter in connection with the 1994 Notes Offering, the June 1995 IPO, the 1996 Notes Offering 1997 Notes Offering, and the Series B Preferred Stock Offering, and received customary underwriting discounts and commissions in connection therewith. In addition, in August 1994, certain officers and other employees of DLJ purchased an aggregate of 324,006 shares of Class A Common Stock from EchoStar for an aggregate purchase price of approximately $3.8 million. Further, in January 1996, certain affiliates of DLJ received a commitment fee, in connection with the FCC Auction, of $3.0 million from EchoStar. DLJ has also rendered financial advisory services to EchoStar and may do so in the future. Lehman Brothers Inc. acted as underwriter in connection with the 1997 Notes Offering and the Series B Preferred Stock Offering and received customary underwriting discounts and commissions in connection therewith.

                                 LEGAL MATTERS

    The legality of the Preferred Stock to be sold in the Preferred Offering will be passed upon for EchoStar by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC ("Friedlob Sanderson"). Mr. Friedlob, a member of Friedlob Sanderson, is also a member of the Board of Directors of EchoStar, and owns options to purchase 6,000 shares of Class A Common Stock of EchoStar. Certain legal matters relating to the Preferred Offering will be passed on for the Underwriters by Paul, Hastings, Janofsky & Walker LLP (a limited liability partnership including professional corporations) ("Paul, Hastings"). Friedlob Sanderson and Paul, Hastings will rely upon the opinion of Hale, Lane, Peek, Dennison, Howard, Anderson and Pearl as to certain matters of Nevada law.

                            INDEPENDENT ACCOUNTANTS

    The audited financial statements of EchoStar included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving such report.

                             AVAILABLE INFORMATION

    EchoStar is subject to the informational requirements of the Exchange Act and, in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by EchoStar may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W. Washington D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Class A Common Stock is traded on the Nasdaq National Market and reports and other information herein and therein concerning EchoStar can also be inspected at the Nasdaq National Market Exchange, 1735 K Street, N.W., Washington, D.C. 20546. Such material may also be accessed electronically by means of the Commission's home page on the Internet at HTTP://WWW.SEC.GOV.

    EchoStar has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Preferred Stock offered hereby and the Common Stock issuable upon conversion thereof or in redemption therefor or as a dividend thereon. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to EchoStar and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission are incorporated by reference into this Prospectus:

            (i) EchoStar's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996;

            (ii) EchoStar's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997;

           (iii) EchoStar's Current Reports on Form 8-K dated March 3, 1997, April 28, 1997, and September 11, 1997;

            (iv) EchoStar's definitive proxy statement for its annual meeting of shareholders held on September 12, 1997.

    All documents filed by EchoStar pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Preferred Offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    EchoStar hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Investor Relations, EchoStar Communications Corporation, 90 Inverness Circle East, Englewood, Colorado 80112, telephone number (303) 799-8222.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                      ECHOSTAR COMMUNICATIONS CORPORATION

Consolidated Financial Statements:
  Report of Independent Public Accountants............................................        F-2
  Consolidated Balance Sheets at December 31, 1995 and 1996 and June 30, 1997.........        F-3
  Consolidated Statements of Operations for the years ended December 31, 1994, 1995
    and 1996, and the six months ended June 30, 1996 and 1997.........................        F-4
  Consolidated Statements of Stockholders' Equity (Deficit) for the years ended
    December 31, 1994, 1995 and 1996, and the six months ended June 30, 1997..........        F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995
    and 1996, and the six months ended June 30, 1996 and 1997.........................        F-6
  Notes to Consolidated Financial Statements..........................................        F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EchoStar Communications Corporation:

    We have audited the accompanying consolidated balance sheets of EchoStar Communications Corporation (a Nevada corporation) and subsidiaries, as described in Note 1, as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EchoStar Communications Corporation and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                         ARTHUR ANDERSEN LLP

Denver, Colorado,

March 14, 1997.

                      ECHOSTAR COMMUNICATIONS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                    DECEMBER 31,
                                                                                --------------------   JUNE 30,
                                                                                  1995       1996        1997
                                                                                ---------  ---------  -----------
                                                                                                      (UNAUDITED)
                                                     ASSETS
Current Assets:
  Cash and cash equivalents...................................................  $  21,754  $  39,231   $ 182,852
  Marketable investment securities............................................     15,670     18,807       4,952
  Trade accounts receivable, net of allowance for uncollectible accounts of
    $1,106, $1,494 and $1,642, respectively...................................      9,179     13,516      29,475
  Inventories.................................................................     38,769     72,767      63,043
  Income tax refund receivable................................................      3,554      4,830         145
  Deferred tax assets.........................................................      1,779          -           -
  Subscriber acquisition costs, net...........................................          -     68,129      68,584
  Other current assets........................................................     13,037     18,356      10,177
                                                                                ---------  ---------  -----------
Total current assets..........................................................    103,742    235,636     359,228
Restricted Cash and Marketable Investment Securities:
  1994 Notes escrow...........................................................     73,291          -           -
  1996 Notes escrow...........................................................          -     47,491           -
  Satellite Escrow............................................................          -          -     112,086
  Interest Escrow.............................................................          -          -     109,084
  Other.......................................................................     26,400     31,800       8,445
                                                                                ---------  ---------  -----------
Total restricted cash and marketable investment securities....................     99,691     79,291     229,615
Property and equipment, net...................................................    354,000    590,621     728,237
FCC authorizations, net.......................................................     11,309     72,667      94,386
Deferred tax assets...........................................................     12,109     79,339      79,339
Other noncurrent assets.......................................................     42,240     83,826      43,675
                                                                                ---------  ---------  -----------
    Total assets..............................................................  $ 623,091  $1,141,380  $1,534,480
                                                                                ---------  ---------  -----------
                                                                                ---------  ---------  -----------

                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Trade accounts payable......................................................  $  19,063  $  40,819   $  49,752
  Deferred revenue--DISH Network subscriber promotions........................          -     97,959     117,121
  Deferred programming revenue -- DISH Network................................          -      4,407       5,269
  Deferred programming revenue--C-band........................................        584        734         588
  Accrued expenses and other current liabilities..............................     26,314     30,495      78,186
  Deferred tax liabilities....................................................          -     12,563      12,198
  Current portion of long-term obligations....................................      4,782     11,334      12,332
                                                                                ---------  ---------  -----------
Total current liabilities.....................................................     50,743    198,311     275,446
Long-term obligations, net of current portion:
  Long-term deferred signal carriage revenue..................................          -      5,949       7,366
  1994 Notes..................................................................    382,218    437,127     467,210
  1996 Notes..................................................................          -    386,165     411,256
  1997 Notes..................................................................          -          -     375,000
  Mortgage and other notes payable, excluding current portion.................     33,444     51,428      45,379
  Other long-term obligations.................................................          -      1,203       5,691
                                                                                ---------  ---------  -----------
Total long-term obligations, net of current portion...........................    415,662    881,872   1,311,902
                                                                                ---------  ---------  -----------
    Total liabilities.........................................................    466,405  1,080,183   1,587,348
Commitments and Contingencies (Note 11)
Stockholders' Equity (Deficit) (Notes 2 and 9):
  Preferred Stock, 20,000,000 shares authorized, 1,616,681 shares of 8% Series
    A Cumulative Preferred Stock issued and outstanding, including accrued
    dividends of $2,143, $3,347 and $3,949, respectively......................     17,195     18,399      19,001
  Class A Common Stock, $.01 par value, 200,000,000 shares authorized,
    10,535,003, 11,115,582 and 11,821,513 shares issued and outstanding,
    respectively..............................................................        105        111         118
  Class B Common Stock, $.01 par value, 100,000,000 shares authorized,
    29,804,401 shares issued and outstanding..................................        298        298         298
  Class C Common Stock, $.01 par value, 100,000,000 shares authorized, none
    outstanding...............................................................          -          -           -
  Common Stock Warrants.......................................................        714         16          11
  Additional paid-in capital..................................................    151,674    158,113     170,701
  Unrealized holding gains (losses) on available-for-sale securities, net of
    deferred taxes............................................................        239        (11)        (11)
  Accumulated deficit.........................................................    (13,539)  (115,729)   (242,986)
                                                                                ---------  ---------  -----------
Total stockholders' equity (deficit)..........................................    156,686     61,197     (52,868)
                                                                                ---------  ---------  -----------
    Total liabilities and stockholders' equity (deficit)......................  $ 623,091  $1,141,380  $1,534,480
                                                                                ---------  ---------  -----------
                                                                                ---------  ---------  -----------

          See accompanying Notes to Consolidated Financial Statements.

                      ECHOSTAR COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             SIX MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,               JUNE 30,
                                                     -----------------------------------  -----------------------
                                                        1994        1995        1996         1996        1997
                                                     ----------  ----------  -----------  ----------  -----------

                                                                                                (UNAUDITED)
REVENUE:
  DTH products and technical services..............  $  172,753  $  146,910  $   135,812  $   97,199  $    33,649
  DISH Network promotions -- subscription
    television services and products...............          --          --       22,746          --       76,251
  DISH Network subscription television services....          --          --       37,898       6,046       57,588
  C-band programming...............................      14,540      15,232       11,921       6,643        4,079
  Loan origination and participation income........       3,690       1,748        3,034       5,103        1,278
                                                     ----------  ----------  -----------  ----------  -----------
Total revenue......................................     190,983     163,890      211,411     114,991      172,845

EXPENSES:
  DTH products and technical services..............     133,635     116,758      123,790      90,278       27,718
  DISH Network programming.........................          --          --       19,079       1,769       45,259
  C-band programming...............................      11,670      13,520       10,510       6,058        3,308
  Selling, general and administrative..............      30,219      38,525       90,372      29,816       66,389
  Subscriber promotion subsidies...................          --          --       33,591          --       31,013
  Amortization of subscriber acquisition costs.....          --          --       15,991          92       61,418
  Depreciation and amortization....................       2,243       3,114       27,423       9,664       25,357
                                                     ----------  ----------  -----------  ----------  -----------
Total expenses.....................................     177,767     171,917      320,756     137,677      260,462
                                                     ----------  ----------  -----------  ----------  -----------
Operating income (loss)............................      13,216      (8,027)    (109,345)    (22,686)     (87,617)
Other Income (Expense):
  Interest income..................................       8,420      14,059       15,630       9,383        3,343
  Interest expense, net of amounts capitalized.....     (21,408)    (23,985)     (61,487)    (33,184)     (42,043)
  Minority interest in loss of consolidated joint
    venture and other..............................         261         722         (477)       (134)        (294)
                                                     ----------  ----------  -----------  ----------  -----------
Total other income (expense).......................     (12,727)     (9,204)     (46,334)    (23,935)     (38,994)
                                                     ----------  ----------  -----------  ----------  -----------
Income (loss) before income taxes..................         489     (17,231)    (155,679)    (46,621)    (126,611)
Income tax (provision) benefit, net................        (399)      5,745       54,693      16,846          (44)
                                                     ----------  ----------  -----------  ----------  -----------
Net income (loss)..................................  $       90  $  (11,486) $  (100,986) $  (29,775) $  (126,655)
                                                     ----------  ----------  -----------  ----------  -----------
                                                     ----------  ----------  -----------  ----------  -----------
Net loss attributable to common shares.............  $     (849) $  (12,690) $  (102,190) $  (30,377) $  (127,257)
                                                     ----------  ----------  -----------  ----------  -----------
                                                     ----------  ----------  -----------  ----------  -----------
Weighted-average common shares outstanding.........      32,442      35,562       40,548      40,404       41,265
                                                     ----------  ----------  -----------  ----------  -----------
                                                     ----------  ----------  -----------  ----------  -----------
Loss per common and common equivalent share........  $    (0.03) $    (0.36) $     (2.52) $    (0.75) $     (3.08)
                                                     ----------  ----------  -----------  ----------  -----------
                                                     ----------  ----------  -----------  ----------  -----------

          See accompanying Notes to Consolidated Financial Statements.

                      ECHOSTAR COMMUNICATIONS CORPORATION

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                 (IN THOUSANDS)

                                                                                                              ACCUMULATED
                                                                                                              DEFICIT AND
                                           SHARES OF                                                           UNREALIZED
                                            COMMON                                    COMMON     ADDITIONAL     HOLDING
                                             STOCK         PREFERRED     COMMON        STOCK       PAID-IN       GAINS
                                          OUTSTANDING        STOCK        STOCK      WARRANTS      CAPITAL      (LOSSES)
                                       -----------------  -----------  -----------  -----------  -----------  ------------
                                        (NOTES 1 AND 9)
Balance, December 31, 1993...........         32,221       $       -    $     322    $       -    $  49,378    $        -
  Issuance of Class A Common Stock:
    For acquisition of DirectSat,
      Inc. ..........................            999               -           11            -        8,989             -
    For cash.........................            324               -            3            -        3,830             -
  Issuance of 1,616,681 shares of 8%
    Series A Cumulative Preferred
    Stock............................              -          15,052            -            -            -             -
  Issuance of Common Stock
    Warrants.........................              -               -            -       26,133            -             -
  8% Series A Cumulative Preferred
    Stock dividends..................              -             939            -            -            -          (939)
  Net income.........................              -               -            -            -            -            90
                                              ------      -----------       -----   -----------  -----------  ------------
Balance, December 31, 1994...........         33,544          15,991          336       26,133       62,197          (849)
  8% Series A Cumulative Preferred
    Stock dividends..................              -           1,204            -            -            -        (1,204)
  Issuance of Class A Common Stock
    pursuant to initial public
    offering, net of stock issuance
    costs of $5,067..................          4,004               -           40            -       62,893             -
  Exercise of Common Stock
    Warrants.........................          2,731               -           26      (25,419)      25,393             -
  Employee Savings Plan contribution
    and launch bonuses funded by
    issuance of Class A Common
    Stock............................             60               -            1            -        1,191             -
  Unrealized holding gains on
    available-for-sale securities,
    net..............................              -               -            -            -            -           239
  Net loss...........................              -               -            -            -            -       (11,486)
                                              ------      -----------       -----   -----------  -----------  ------------
Balance, December 31, 1995...........         40,339          17,195          403          714      151,674       (13,300)
  8% Series A Cumulative Preferred
    Stock dividends..................              -           1,204            -            -            -        (1,204)
  Exercise of Class A Common Stock
    options..........................            442               -            4            -        2,255             -
  Exercise of Common Stock
    Warrants.........................             75               -            1         (698)         697             -
  Income tax benefit of deduction for
    income tax purposes on exercise
    of Class A Common Stock
    options..........................              -               -            -            -        2,372             -
  Employee Savings Plan contribution
    issuable and launch bonuses
    funded by issuance of Class A
    Common Stock.....................             64               -            1            -        1,115             -
  Unrealized holding losses on
    available-for-sale securities,
    net..............................              -               -            -            -            -          (250)
  Net loss...........................              -               -            -            -            -      (100,986)
                                              ------      -----------       -----   -----------  -----------  ------------
Balance, December 31, 1996...........         40,920          18,399          409           16      158,113      (115,740)
  Issuance of Class A Common Stock
    for acquisition of Direct
    Broadcasting Satellite
    Corporation (unaudited)..........            647               -            6            -       11,986             -
  8% Series A Cumulative Preferred
    Stock dividends (unaudited)......              -             602            -            -            -          (602)
  Exercise of Class A Common Stock
    options (unaudited)..............             58               -            1            -          543             -
  Exercise of Common Stock Warrants
    (unaudited)......................              -               -            -           (5)           5             -
  Employee incentives funded by
    issuance of Class A Common Stock
    (unaudited)......................              1               -            -            -           54             -
  Net loss (unaudited)...............              -               -            -            -            -      (126,655)
                                              ------      -----------       -----   -----------  -----------  ------------
Balance, June 30, 1997 (unaudited)...         41,626       $  19,001    $     416    $      11    $ 170,701    $ (242,997)
                                              ------      -----------       -----   -----------  -----------  ------------
                                              ------      -----------       -----   -----------  -----------  ------------


                                         TOTAL
                                       ---------

Balance, December 31, 1993...........  $  49,700
  Issuance of Class A Common Stock:
    For acquisition of DirectSat,
      Inc. ..........................      9,000
    For cash.........................      3,833
  Issuance of 1,616,681 shares of 8%
    Series A Cumulative Preferred
    Stock............................     15,052
  Issuance of Common Stock
    Warrants.........................     26,133
  8% Series A Cumulative Preferred
    Stock dividends..................          -
  Net income.........................         90
                                       ---------
Balance, December 31, 1994...........    103,808
  8% Series A Cumulative Preferred
    Stock dividends..................          -
  Issuance of Class A Common Stock
    pursuant to initial public
    offering, net of stock issuance
    costs of $5,067..................     62,933
  Exercise of Common Stock
    Warrants.........................          -
  Employee Savings Plan contribution
    and launch bonuses funded by
    issuance of Class A Common
    Stock............................      1,192
  Unrealized holding gains on
    available-for-sale securities,
    net..............................        239
  Net loss...........................    (11,486)
                                       ---------
Balance, December 31, 1995...........    156,686
  8% Series A Cumulative Preferred
    Stock dividends..................          -
  Exercise of Class A Common Stock
    options..........................      2,259
  Exercise of Common Stock
    Warrants.........................          -
  Income tax benefit of deduction for
    income tax purposes on exercise
    of Class A Common Stock
    options..........................      2,372
  Employee Savings Plan contribution
    issuable and launch bonuses
    funded by issuance of Class A
    Common Stock.....................      1,116
  Unrealized holding losses on
    available-for-sale securities,
    net..............................       (250)
  Net loss...........................   (100,986)
                                       ---------
Balance, December 31, 1996...........     61,197
  Issuance of Class A Common Stock
    for acquisition of Direct
    Broadcasting Satellite
    Corporation (unaudited)..........     11,992
  8% Series A Cumulative Preferred
    Stock dividends (unaudited)......          -
  Exercise of Class A Common Stock
    options (unaudited)..............        544
  Exercise of Common Stock Warrants
    (unaudited)......................          -
  Employee incentives funded by
    issuance of Class A Common Stock
    (unaudited)......................         54
  Net loss (unaudited)...............   (126,655)
                                       ---------
Balance, June 30, 1997 (unaudited)...  $ (52,868)
                                       ---------
                                       ---------

          See accompanying Notes to Consolidated Financial Statements.

                      ECHOSTAR COMMUNICATIONS CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                           SIX MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,            JUNE 30,
                                                        -------------------------------  --------------------
                                                          1994       1995       1996       1996       1997
                                                        ---------  ---------  ---------  ---------  ---------

                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).....................................  $      90  $ (11,486) $(100,986) $ (29,775) $(126,655)
Adjustments to reconcile net income (loss) to net cash
  flows from operating activities:
    Depreciation and amortization.....................      2,243      3,114     27,423      9,664     25,357
    Amortization of subscriber acquisition costs......          -          -     15,991         92     61,418
    Deferred income tax benefit.......................     (7,330)    (4,763)   (50,365)   (11,534)      (365)
    Amortization of debt discount and deferred
      financing costs.................................     20,662     23,528     61,695     24,530     38,731
    Employee benefits funded by issuance of Class A
      Common Stock....................................          -      1,192      1,116          -          -
    Change in reserve for excess and obsolete
      inventory.......................................        502      1,212      2,866        634      1,987
    Change in long-term deferred signal carriage
      revenue.........................................          -          -      5,949      4,163      1,417
    Change in accrued interest on notes receivable
      from DBSC.......................................          -          -     (3,382)         -          -
    Change in accrued interest on convertible
      subordinated debentures from SSET...............       (279)      (860)      (484)         -          -
    Other, net........................................        (37)       375      1,215       (666)     4,542
    Changes in current assets and current liabilities,
      net(see Note 2).................................      8,354    (32,640)    11,537    (17,163)   (15,623)
                                                        ---------  ---------  ---------  ---------  ---------
Net cash flows provided by (used in) operating
  activities..........................................     24,205    (20,328)   (27,425)   (20,055)    (9,191)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities.........    (15,100)   (25,230)  (138,295)   (44,782)    (4,706)
Sales of marketable investment securities.............      4,439     40,563    135,176     15,479     18,561
Purchases of restricted marketable investment
  securities..........................................    (11,400)   (15,000)   (21,100)    (9,800)    (1,645)
Funds released from restricted cash and marketable
  investment securities -- other......................          -          -     15,700          -          -
Purchases of property and equipment...................     (3,507)    (4,048)   (50,954)    (7,537)   (19,129)
Offering proceeds and investment earnings placed in
  escrow..............................................   (329,831)    (9,589)  (193,972)  (181,778)  (221,654)
Funds released from escrow accounts...................    144,400    122,149    219,352     71,545     72,975
Investment in SSET....................................     (8,750)         -          -
Payments received on (investments in) convertible
  subordinated debentures from SSET...................          -          -      6,445          -       (500)
Investment in convertible subordinated debentures from
  DBSI................................................          -     (1,000)    (3,640)    (3,000)         -
Long-term notes receivable from and investment in
  DBSC................................................     (4,210)   (16,000)   (30,000)   (12,500)         -
Expenditures for satellite systems under
  construction........................................   (115,752)  (129,506)  (170,935)   (73,932)   (47,975)
Expenditures for FCC authorizations...................       (159)      (458)   (55,419)   (13,652)      (129)
Other.................................................      1,305          -          -          -       (478)
                                                        ---------  ---------  ---------  ---------  ---------
Net cash flows used in investing activities...........   (338,565)   (38,119)  (287,642)  (259,957)  (204,680)
CASH FLOWS FROM FINANCING ACTIVITIES:
Minority investor investment in and loan to
  consolidated joint venture..........................      1,000          -          -          -          -
Net proceeds from issuance of 1994 Notes and Common
  Stock Warrants......................................    323,325          -          -          -          -
Net proceeds from issuance of Class A Common Stock....      3,833     62,933          -          -          -
Net proceeds from issuance of 1996 Notes..............          -          -    336,916    337,043          -
Net proceeds from issuance of 1997 Notes..............          -          -          -          -    362,500
Expenditures from escrow for offering costs...........       (837)         -          -          -          -
Proceeds from refinancing of mortgage indebtedness....      4,200          -          -          -          -
Repayments of mortgage indebtedness and notes
  payable.............................................     (3,435)      (238)    (6,631)    (1,082)    (5,551)
Loans from stockholder, net...........................      4,000          -          -          -          -
Repayment of loans from stockholder...................     (4,075)         -          -          -          -
Stock options exercised...............................          -          -      2,259        722        543
Dividends paid........................................     (3,000)         -          -          -          -
                                                        ---------  ---------  ---------  ---------  ---------
Net cash flows provided by financing activities.......    325,011     62,695    332,544    336,683    357,492
                                                        ---------  ---------  ---------  ---------  ---------
Net increase in cash and cash equivalents.............     10,651      4,248     17,477     56,671    143,621
Cash and cash equivalents, beginning of year..........      6,855     17,506     21,754     21,754     39,231
                                                        ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents, end of year................  $  17,506  $  21,754  $  39,231  $  78,425  $ 182,852
                                                        ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------

          See accompanying Notes to Consolidated Financial Statements.

                      ECHOSTAR COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED
                 JUNE 30, 1996 AND JUNE 30, 1997 IS UNAUDITED)

1. ORGANIZATION AND BUSINESS ACTIVITIES

PRINCIPAL BUSINESS

    EchoStar Communications Corporation ("ECC"), and together with its subsidiaries ("EchoStar" or the "Company"), currently is one of only three direct broadcast satellite ("DBS") companies in the United States with the capacity to provide comprehensive nationwide DBS programming service. EchoStar's DBS service (the "DISH Network") commenced operations in March 1996 after the successful launch of its first satellite ("EchoStar I") in December 1995. EchoStar launched its second satellite ("EchoStar II") on September 10, 1996. EchoStar II significantly increased the channel capacity and programming offerings of the DISH Network when it became fully operational in November 1996. EchoStar currently provides approximately 120 channels of near laser disc quality digital video programming and over 30 channels of near CD quality audio programming to the entire continental United States. In addition to its DISH Network business, EchoStar is engaged in the design, manufacture, distribution and installation of satellite direct-to-home ("DTH") products, domestic distribution of DTH programming, and consumer financing of EchoStar's DISH Network and domestic DTH products and services.

    EchoStar's business objective is to become one of the leading providers of subscription television and other satellite-delivered services in the United States. EchoStar had approximately 350,000 and 590,000 subscribers to DISH Network programming as of December 31, 1996 and June 30, 1997, respectively.

RECENT DEVELOPMENTS

SERIES B SENIOR REDEEMABLE EXCHANGEABLE PREFERRED OFFERING

    On October 2, 1997, EchoStar consummated an offering (the "Preferred Offering") of 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004, par value $0.01 per share (including any additional shares of such stock issued from time to time in lieu of cash dividends, (the "Senior Preferred Stock"). The Preferred Offering resulted in net proceeds to EchoStar of approximately $193.0 million. The Senior Preferred Stock was issued in a private placement pursuant to Rule 144A of the Securities Act. Each share of Senior Preferred Stock will have a liquidation preference of $1,000 per share. Dividends on the Senior Preferred Stock are payable quarterly in arrears, commencing on January 1, 1998. EchoStar may, at its option, pay dividends in cash or by issuing additional shares of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. EchoStar may, at its option, exchange all, but not less than all, of the shares of Senior Preferred Stock then outstanding for EchoStar's 12 1/8% Senior Exchange Notes due 2004 (including any such senior notes issued from time to time in lieu of cash interest, the "Senior Exchange Notes"). The Senior Exchange Notes will bear interest at a rate of 12 1/8 per annum, payable semiannually in arrears on April 1 and October 1 of each year, commencing with the first such date to occur after the date of the exchange. Interest on the Senior Exchange Notes may, at the option of EchoStar, be paid in cash or by issuing additional Senior Exchange Notes in an aggregate principal amount equal to the amount of such interest. EchoStar presently intends to use the net proceeds of the Preferred Offering to fund subscriber acquisition and marketing expenses and for other general corporate purposes.

                      ECHOSTAR COMMUNICATIONS CORPORATION

1. ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED)
1997 NOTES OFFERING

    As more fully described in Note 7, on June 25, 1997, EchoStar DBS Corporation ("DBS Corp"), a wholly-owned subsidiary of EchoStar, consummated an offering (the "1997 Notes Offering") of 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes"). The 1997 Notes Offering resulted in net proceeds to the Company of approximately $362.5 million. Interest on the 1997 Notes is payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Approximately $109.0 million of the net proceeds of the 1997 Notes Offering were placed in an escrow account to fund the first five semi-annual interest payments (through January 1, 2000). The 1997 Notes were issued in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended. The Company agreed to exchange the privately issued notes for publicly registered notes and on September 15, 1997 filed an amendment to a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission. Upon the effectiveness of the Registration Statement, the Company will make an offer to exchange the 1997 Notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking). Prior to consummation of the 1997 Notes Offering, EchoStar contributed (the "Contribution") all of the outstanding capital stock of its wholly-owned subsidiary EchoStar Satellite Broadcasting Corporation ("ESBC") to DBS Corp. As a result of the Contribution, ESBC is a wholly-owned subsidiary of DBS Corp.

NEWS CORPORATION LITIGATION

    On February 24, 1997, EchoStar and The News Corporation Limited ("News") announced an agreement (the "News Agreement") pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110 DEG. West Longitude ("WL") purchased by MCI Communications Corporation ("MCI") for over $682 million at a Federal Communications Commission ("FCC") auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

    During May 1997, EchoStar initiated litigation alleging, among other things, breach of contract, failure to act in good faith, and other causes of action. News has denied all of EchoStar's material allegations and has asserted numerous counterclaims against EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. While EchoStar is confident of its position and believes it will ultimately prevail, the litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation.

    While EchoStar is confident of its position and believes it will ultimately prevail, the litigation could continue for many years and there can be no assurance concerning the outcome of the litigation.

ORGANIZATIONAL HISTORY AND LEGAL STRUCTURE

    Certain companies principally owned and controlled by Mr. Charles W. Ergen were reorganized in 1993 into Dish, Ltd., formerly known as EchoStar Communications Corporation (together with its subsidiaries, "Dish, Ltd."). The principal reorganized entities, Echosphere Corporation (formed in 1980) and Houston Tracker Systems, Inc. (acquired in 1986), are primarily engaged in the design, assembly, marketing and worldwide distribution of direct-to-home ("DTH") satellite television products. Satellite Source, Inc. contracts for rights to purchase C-band satellite delivered television programming for resale to

                      ECHOSTAR COMMUNICATIONS CORPORATION

1. ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED) consumers and other DTH retailers. Through January 1996, Echo Acceptance Corporation ("EAC") arranged nationwide consumer financing for purchasers of DTH systems and programming. The FCC has granted EchoStar Satellite Corporation ("ESC") licenses for certain DBS frequencies. The reorganized group also includes other less significant domestic enterprises and several foreign entities involved in related activities outside the United States.

    During 1994, Dish, Ltd. merged one of its subsidiaries with DirectSat Corporation ("DirectSat"), an approximately 80% owned subsidiary of SSE Telecom, Inc. ("SSET") at that time. DirectSat's stockholders received an approximate 3% equity interest in Dish, Ltd. (subsequently exchanged for stock of ECC) in exchange for all of DirectSat's then outstanding stock. DirectSat's principal assets are a conditional satellite construction permit and frequency assignments for ten DBS frequencies.

    In June 1994, Dish, Ltd. completed an offering of 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes," see Note 6) and Common Stock Warrants (the "Warrants") (collectively, the "1994 Notes Offering"), resulting in net proceeds of approximately $323.3 million. Dish, Ltd. and its subsidiaries are subject to the terms and conditions of the indenture related to the 1994 Notes (the "1994 Notes Indenture"). The assets of ECC are not subject to the 1994 Notes Indenture. Separate parent company only financial information for ECC is supplementally provided in Note 16. As described in Note 6, the 1994 Notes Indenture places significant restrictions on the payment of dividends or other transfers by Dish, Ltd. to ECC.

    In June 1995, ECC completed an initial public offering (the "IPO") of its Class A Common Stock, which resulted in net proceeds to the Company of approximately $62.9 million. Concurrently, Charles W. Ergen, President and Chief Executive Officer of both ECC and Dish, Ltd., exchanged all of his then outstanding shares of Class B Common Stock and 8% Series A Cumulative Preferred Stock of Dish, Ltd. for like shares of ECC (the "Exchange") in the ratio of 0.75 shares of ECC for each share of Dish, Ltd. capital stock (the "Exchange Ratio"). All employee stock options of Dish, Ltd. were also assumed by ECC, adjusted for the Exchange Ratio. In December 1995, ECC merged Dish, Ltd. with a wholly-owned subsidiary of ECC (the "Merger") and all outstanding shares of Dish, Ltd. Class A Common Stock and 8% Series A Cumulative Preferred Stock (other than those held by ECC) were automatically converted into the right to receive like shares of ECC in accordance with the Exchange Ratio. Also effective with the Merger, all outstanding Warrants for the purchase of Dish, Ltd. Class A Common Stock automatically became exercisable for shares of ECC's Class A Common Stock, adjusted for the Exchange Ratio. As a result of the Exchange and Merger, ECC owns all outstanding shares of Dish, Ltd. capital stock.

    In March 1996, EchoStar Satellite Broadcasting Corporation ("ESBC"), a wholly-owned subsidiary of ECC, completed an offering (the "1996 Notes Offering") of 13 1/8% Senior Secured Discount Notes due 2004, which resulted in net proceeds to the Company of approximately $337.0 million. In connection with the 1996 Notes Offering, EchoStar contributed all of the outstanding capital stock of Dish, Ltd. to ESBC. This transaction was accounted for as a reorganization of entities under common control whereby Dish, Ltd. was treated as the predecessor to ESBC. ESBC is subject to all, and ECC is subject to certain of, the terms and conditions of the indenture related to the 1996 Notes (the "1996 Notes Indenture"). EchoStar DBS Corporation ("DBS Corp") was formed in January 1996 as a wholly-owned subsidiary of ECC for the initial purpose of participating in a Federal Communications Commission auction. On January 26, 1996, DBS Corp submitted the winning bid of $52.3 million for 24 DBS frequencies at 148 DEG. WL. Funds necessary to complete the purchase of the DBS frequencies and commence construction of the Company's fourth DBS satellite, EchoStar IV, have been loaned to DBS Corp by ECC and EBSC.

                      ECHOSTAR COMMUNICATIONS CORPORATION

1. ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED)
    The following summarizes the Company's organizational structure for EchoStar and its significant subsidiaries as described above as of June 30, 1997.

                                             REFERRED TO HEREIN
LEGAL ENTITY                                         AS                   OWNERSHIP
------------------------------------------  --------------------  -------------------------
EchoStar Communications Corporation                     ECC       Publicly owned
EchoStar DBS Corporation                           DBS Corp       Wholly-owned by ECC
EchoStar Satellite Broadcasting                                   Wholly-owned by DBS Corp
  Corporation                                          ESBC
Dish Network Credit Corporation                        DNCC       Wholly-owned by ECC
Dish, Ltd.                                       Dish, Ltd.       Wholly-owned by ESBC
EchoStar Satellite Corporation                                    Wholly-owned by Dish,
                                                        ESC       Ltd.
Echosphere Corporation                                            Wholly-owned by Dish,
                                                   EchoCorp       Ltd.
Houston Tracker Systems, Inc.                                     Wholly-owned by Dish,
                                                        HTS       Ltd.
EchoStar International Corporation                                Wholly-owned by Dish,
                                                        EIC       Ltd.

    Substantially all of EchoStar's operating activities are conducted by subsidiaries of Dish, Ltd.

SIGNIFICANT RISKS AND UNCERTAINTIES

    The commencement of EchoStar's DBS business has dramatically changed EchoStar's operating results and financial position as compared to its historical results. EchoStar consummated the 1994 Notes Offering, the 1996 Notes Offering and the IPO to partially satisfy the capital requirements for the construction, launch and operation of its first four DBS satellites (EchoStar I, EchoStar II, EchoStar III, and EchoStar IV). As a result, annual interest expense on the 1994 and 1996 Notes, and depreciation of the investment in the satellites and related assets each exceeds historical levels of income before income taxes. Consequently, beginning in 1995, EchoStar reported significant net losses and expects such net losses to continue through at least 1999. As of December 31, 1996, EchoStar expects to invest approximately an additional $344 million to fund contractor financing obligations with respect to its first four satellites and to complete the construction phase and launch of EchoStar III and EchoStar IV (see Note 11). EchoStar's plans also include the financing, construction and launch of two fixed service satellites, additional DBS satellites, and Ku-band and KuX-band satellites, assuming receipt of all required FCC licenses and permits.

    In accordance with its agreement with News, as described above, EchoStar had expected to meet its short- and medium-term capital needs through financial commitments from News. As a result of the failure by News to honor its obligations under the News Agreement, EchoStar was required to raise additional capital to execute its contemplated business plan. In connection therewith, in June 1997 DBS Corp issued the 1997 Notes. The 1997 Notes Offering resulted in net proceeds to the Company of approximately $362.5 million, including approximately $109.0 million restricted for certain interest payments on the Notes. EchoStar intends to seek recovery from News for any costs of financing, including those costs associated with the offering of the Notes, in excess of the costs of the financing committed to by News under the News Agreement.

                      ECHOSTAR COMMUNICATIONS CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The financial statements for 1995 present the consolidation of Dish, Ltd. and its subsidiaries through the date of the Exchange (see Note 1) and the consolidation of ECC and its subsidiaries, including Dish, Ltd., thereafter. The Exchange and Merger was accounted for as a reorganization of entities under common control and the historical cost basis of consolidated assets and liabilities was not affected by the transaction. All significant intercompany accounts and transactions have been eliminated.

    The Company accounts for investments in 50% or less owned entities using the equity method. At December 31, 1995 and 1996 and June 30, 1997, these investments were not material to the consolidated financial statements.

    The consolidated financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's consolidated financial position, results of operations and cash flows. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSACTION GAINS AND LOSSES

    The functional currency of the Company's foreign subsidiaries is the U.S. dollar because their sales and purchases are predominantly denominated in that currency. Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period end translation) or realized (upon settlement of the transaction). Net transaction gains (losses) during the years ended December 31, 1994, 1995 and 1996 and the six-month periods ended June 30, 1996 and 1997 were not material to the Company's results of operations.

CASH AND CASH EQUIVALENTS

    The Company considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. Cash equivalents as of December 31, 1995 and 1996 and June 30, 1997 consist of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

                      ECHOSTAR COMMUNICATIONS CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STATEMENTS OF CASH FLOWS DATA

    The following summarizes net cash flows from changes in the Company's current assets and current liabilities:

                                                           YEARS ENDED DECEMBER 31,
                                                        -------------------------------
                                                          1994       1995       1996
                                                        ---------  ---------  ---------
Trade accounts receivable.............................  $     372  $  (1,082) $  (4,337)
Inventories...........................................      3,049    (19,654)   (36,864)
Income tax refund receivable..........................          -     (3,554)    (1,276)
Subscriber acquisition costs..........................          -          -    (84,120)
Other current assets..................................       (183)   (10,464)    (5,319)
Trade accounts payable................................      2,648      4,111     21,756
Deferred revenue--DISH Network subscriber
  promotions..........................................          -          -     97,959
Deferred programming revenue..........................        564     (1,009)     4,557
Accrued expenses and other current liabilities........      1,670       (988)    19,181
Other, net............................................        234          -          -
                                                        ---------  ---------  ---------
Net increase (decrease) in current assets and current
  liabilities.........................................  $   8,354  $ (32,640) $  11,537
                                                        ---------  ---------  ---------
                                                        ---------  ---------  ---------

    The following presents the Company's supplemental cash flow statement disclosure:

                                                                                                    SIX MONTHS ENDED
                                                                    YEARS ENDED DECEMBER 31,            JUNE 30,
                                                                 -------------------------------  --------------------
                                                                   1994       1995       1996       1996       1997
                                                                 ---------  ---------  ---------  ---------  ---------

                                                                                                      (UNAUDITED)
Cash paid for interest, net of amounts capitalized.............  $     436  $     461  $   3,007  $   7,953  $   2,352
Cash paid for income taxes.....................................      7,140      3,203          -          -          -
8% Series A Cumulative Preferred Stock dividends...............        939      1,204      1,204        602        602
Accrued satellite contract costs...............................          -     15,000          -          -     32,950
Satellite launch payment for EchoStar II applied to EchoStar I
  launch.......................................................          -          -     15,000     15,000          -
Exchange of note payable to stockholder, and interest thereon,
  for 8% Series A Cumulative Preferred Stock...................     15,052          -          -          -          -
Issuance of Class A Common Stock to acquire investment in
  DirectSat Corporation........................................      9,000          -          -          -          -
Property and equipment acquired under capital leases...........        934          -          -          -          -
Note payable issued for deferred satellite construction
  payments for EchoStar I......................................          -     32,833      3,167      3,167          -
Note payable issued for deferred satellite construction
  payments for EchoStar II.....................................          -          -     28,000          -          -
Employee Savings Plan Contribution and launch bonuses funded by
  issuance of Class A Common Stock.............................          -      1,192      1,116          8         20
The purchase price of DBS was allocated as follows in the
  realted purchase accounting:
    EchoStar III satellite under construction..................         --         --         --         --     51,321
    FCC authorizations.........................................         --         --         --         --     16,543
    Notes receivable from DBSC, including accrued interest of
      $3,382...................................................         --         --         --         --    (49,382)
    Investment in DBSC.........................................         --         --         --         --     (4,044)
    Accounts payable and accrued expenses......................         --         --         --         --     (1,946)
    Other notes payable........................................         --         --         --         --       (500)
    Common stock and additional paid-in capital................         --         --         --         --    (11,992)

                      ECHOSTAR COMMUNICATIONS CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
MARKETABLE INVESTMENT SECURITIES AND RESTRICTED CASH AND MARKETABLE INVESTMENT
  SECURITIES

    At December 31, 1995 and 1996 and June 30, 1997, the Company has classified all marketable investment securities as available-for-sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholders' equity, net of related deferred income taxes of $146,000 and $6,000 at December 31, 1995 and 1996, respectively, and $6,000 at June 30, 1997. The specific identification method is used to determine cost in computing realized gains and losses.

    Marketable investment securities as of December 31, 1995 and 1996 are as follows (in thousands):

                                                                DECEMBER 31, 1995                      DECEMBER 31, 1996
                                                      -------------------------------------  -------------------------------------
                                                                    UNREALIZED                             UNREALIZED
                                                                      HOLDING                                HOLDING
                                                       AMORTIZED       GAIN        MARKET     AMORTIZED       GAIN        MARKET
                                                         COST         (LOSS)        VALUE       COST         (LOSS)        VALUE
                                                      -----------  -------------  ---------  -----------  -------------  ---------
Commercial paper....................................   $   1,126     $       -    $   1,126   $  16,065     $       -    $  16,065
Corporate notes.....................................      12,353           (19)      12,334           -             -            -
Government bonds....................................       2,038             -        2,038       2,540             -        2,540
Mutual funds........................................         188           (16)         172         219           (17)         202
                                                      -----------          ---    ---------  -----------          ---    ---------
                                                       $  15,705     $     (35)   $  15,670   $  18,824     $     (17)   $  18,807
                                                      -----------          ---    ---------  -----------          ---    ---------
                                                      -----------          ---    ---------  -----------          ---    ---------

    Restricted Cash and Marketable Investment Securities in Escrow Accounts as reflected in the accompanying consolidated balance sheets represent the remaining net proceeds received from the 1994 Notes Offering, and a portion of the proceeds from the 1996 Notes Offering, plus investment earnings, less amounts expended to date in connection with the development, construction and continued growth of the DISH Network. These proceeds are held in separate escrow accounts (the "Dish Escrow Account" and the "ESBC Escrow Account") as required by the respective indentures, and invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the respective indentures.

    Other Restricted Cash includes balances totaling $11.4 million, $5.7 million and $5.7 million at December 31, 1995 and 1996 and June 30, 1997, respectively, which were restricted to satisfy certain covenants in the 1994 Notes Indenture regarding launch insurance for EchoStar I and EchoStar II. In addition, as of each of December 31, 1995 and 1996 and June 30, 1997, $15.0 million was held in escrow relating to a non-performing manufacturer of DBS receivers (see Note 3). Also, as of December 31, 1996 and June 30, 1997, $10.0 million was on deposit in a separate escrow account established, pursuant to an additional DBS receiver manufacturing agreement, to provide for EchoStar's future payment obligations. The $15.0 million and $10.0 million deposits were both released from these escrow accounts during May 1997.

                      ECHOSTAR COMMUNICATIONS CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The major components of Restricted Cash and Marketable Investment Securities are as follows (in thousands):

                                                      DECEMBER 31, 1995                    DECEMBER 31, 1996
                                             -----------------------------------  -----------------------------------
                                                          UNREALIZED                           UNREALIZED
                                                            HOLDING                              HOLDING
                                              AMORTIZED      GAIN       MARKET     AMORTIZED      GAIN       MARKET
                                                COST        (LOSS)       VALUE       COST        (LOSS)       VALUE
                                             -----------  -----------  ---------  -----------  -----------  ---------
Commercial paper...........................   $  66,214    $       -   $  66,214   $  77,569    $       -   $  77,569
Government bonds...........................      32,904          420      33,324         368            -         368
Certificates of deposit....................           -            -           -       1,100            -       1,100
Accrued interest...........................         153            -         153         254            -         254
                                             -----------  -----------  ---------  -----------  -----------  ---------
                                              $  99,271    $     420   $  99,691   $  79,291    $       -   $  79,291
                                             -----------  -----------  ---------  -----------  -----------  ---------
                                             -----------  -----------  ---------  -----------  -----------  ---------

INVENTORIES

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. Proprietary products are manufactured by outside suppliers to the Company's specifications. EchoStar also distributes non-proprietary products purchased from other manufacturers. Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs. Inventories consist of the following (in thousands):

                                                                                    DECEMBER 31,
                                                                                --------------------    JUNE 30,
                                                                                  1995       1996         1997
                                                                                ---------  ---------  ------------
                                                                                                      (UNAUDITED)
EchoStar Receiver Systems.....................................................  $       -  $  32,799   $   46,499
Consigned DBS receiver components.............................................          -     23,525       15,201
DBS receiver components.......................................................      9,615     15,736        2,681
Finished goods--C-band........................................................     11,161        600        4,181
Finished goods--International.................................................      9,297      3,491          359
Competitor DBS Receivers......................................................      9,404          -            -
Spare parts...................................................................      2,089      2,279        1,771
Reserve for excess and obsolete inventory.....................................     (2,797)    (5,663)      (7,649)
                                                                                ---------  ---------  ------------
                                                                                $  38,769  $  72,767   $   63,043
                                                                                ---------  ---------  ------------
                                                                                ---------  ---------  ------------

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Cost includes interest capitalized of $5.7 million, $25.8 million and $25.7 million during the years ended December 31, 1994, 1995 and 1996, respectively and $12.8 million and $11.4 million during the six-month periods ended June 30, 1996 and 1997, respectively. The costs of satellites under construction are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was realized. The amount of any such loss would be reduced to the extent of insurance proceeds received as a result of the launch or in-

                      ECHOSTAR COMMUNICATIONS CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) orbit failure. Depreciation is recorded on a straight-line basis for financial reporting purposes. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized.

FCC AUTHORIZATIONS

    FCC authorizations are recorded at cost and amortized using the straight-line method over a period of 40 years. Such amortization commences at the time the related satellite becomes operational; capitalized costs are written off at the time efforts to provide services are abandoned. FCC authorizations include interest capitalized of $1.3 million and $6.1 million during the years ended December 31, 1995 and 1996, respectively, and $1.6 million and $5.2 million during the six-month periods ended June 30, 1996 and 1997, respectively. The merger with DirectSat described in Note 1 was accounted for as a purchase. DirectSat's assets were valued at $9.0 million by the Company at the time of the merger and are included in FCC authorizations in the accompanying balance sheets.

REVENUE RECOGNITION

    Revenue from sales of DTH products is recognized upon shipment to customers. Revenue from the provision of DISH Network service and C-band programming service to subscribers is recognized as revenue in the period such programming is provided.

SUBSCRIBER PROMOTION SUBSIDIES, SUBSCRIBER ACQUISITION COSTS, AND DISH NETWORK
  PROMOTIONS--SUBSCRIPTION TELEVISION SERVICES AND PRODUCTS

    Total transaction proceeds to EchoStar from DISH Network programming and equipment sold as a package under EchoStar promotions are initially deferred and recognized as revenue over the related service period (normally one year), commencing upon authorization of each new subscriber. The excess of EchoStar's aggregate cost of the equipment, programming and other expenses for the initial prepaid subscription period for DISH Network service over proceeds received ("subscriber promotion subsidies") is expensed upon shipment of the equipment. Remaining costs, less programming costs and the amount expensed upon shipment as per above, are capitalized and reflected in the accompanying consolidated balance sheets as subscriber acquisition costs. Such costs are amortized over the related prepaid subscription term of the customer. Programming costs are expensed as service is provided. Excluding expected incremental revenues from premium and Pay-Per-View programming, the accounting followed results in revenue recognition over the initial period of service equal to the sum of programming costs and amortization of subscriber acquisition costs.

    DISH Network programming and equipment not sold as a package under EchoStar promotions are separately presented in the accompanying consolidated statements of operations.

DEFERRED DEBT ISSUANCE COSTS AND DEBT DISCOUNT

    Costs of completing the 1994 Notes Offering and 1996 Notes Offering were deferred (Note 5) and are being amortized to interest expense over their respective terms. The original issue discounts related to the 1994 Notes and the 1996 Notes (Note 6) are being accreted to interest expense so as to reflect a constant rate of interest on the accreted balance of the 1994 Notes and the 1996 Notes.

DEFERRED PROGRAMMING REVENUE

    Deferred programming revenue consists of prepayments received from subscribers to DISH Network programming. Such amounts are recognized as revenue in the period the programming is provided to the

                      ECHOSTAR COMMUNICATIONS CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) subscriber. Similarly, EchoStar defers prepayments received from subscribers to C-band programming sold by EchoStar as an authorized distributor.

LONG-TERM DEFERRED SIGNAL CARRIAGE REVENUE

    Long-term deferred signal carriage revenue consists of advance payments from certain programming providers for carriage of their programming content on the DISH Network. Such amounts are deferred and recognized as revenue on a straight-line basis over the related contract terms (up to ten years).

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

    Accrued expenses and other current liabilities consist of the following (in thousands):

                                                                                    DECEMBER 31,
                                                                                --------------------    JUNE 30,
                                                                                  1995       1996         1997
                                                                                ---------  ---------  ------------
                                                                                                      (UNAUDITED)
Accrued expenses..............................................................  $   3,850  $  20,269   $   32,378
Accrued satellite contract costs..............................................     15,000          -       32,950
Accrued programming...........................................................      4,979      9,463       12,095
Reserve for warranty costs....................................................      1,013        763          763
Other.........................................................................      1,472          -            -
                                                                                ---------  ---------  ------------
                                                                                $  26,314  $  30,495   $   78,186
                                                                                ---------  ---------  ------------
                                                                                ---------  ---------  ------------

    The Company's C-band proprietary products are under warranty against defects in material and workmanship for a period of one year from the date of original retail purchase. The reserve for warranty costs is based upon historical units sold and expected repair costs. The Company does not have a warranty reserve for its DBS products because the warranty is provided by the contract manufacturer.

ADVERTISING COSTS

    Advertising costs are expensed as incurred and totaled $2.3 million, $1.9 million and $16.5 million for the years ended December 31, 1994, 1995 and 1996, respectively.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs, which are expensed as incurred, totaled $5.9 million, $5.0 million and $6.0 million for the years ended December 31, 1994, 1995 and 1996, respectively.

NET LOSS ATTRIBUTABLE TO COMMON SHARES

    Net loss attributable to common shares is calculated based on the weighted-average number of shares of common stock issued and outstanding for the respective periods. Common stock equivalents (warrants and employee stock options) are excluded as they are antidilutive. Net loss attributable to common shares is also adjusted for cumulative dividends on the 8% Series A Cumulative Preferred Stock.

RECLASSIFICATIONS

    Certain amounts from the prior years consolidated financial statements have been reclassified to conform with the 1996 presentation.

                      ECHOSTAR COMMUNICATIONS CORPORATION

3. OTHER CURRENT ASSETS

    Other current assets consist of the following (in thousands):

                                                                                     DECEMBER 31,
                                                                                 --------------------   JUNE 30,
                                                                                   1995       1996        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
Deposit held by non-performing manufacturer....................................  $  10,000  $  10,000   $       -
Other..........................................................................      3,037      8,356      10,177
                                                                                 ---------  ---------  -----------
                                                                                 $  13,037  $  18,356   $  10,177
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

    EchoStar previously maintained agreements with two manufacturers for DBS receivers. Only one of the manufacturers produced receivers acceptable to EchoStar. EchoStar previously deposited $10.0 million with the non-performing manufacturer and, as of December 31, 1996 and June 30, 1997, had an additional $15.0 million on deposit in an escrow account as security for EchoStar's payment obligations under that contract. During 1996 EchoStar provided the non-performing manufacturer notice of its intent to terminate the contract and filed suit against that manufacturer. On April 25, 1997, the Company and the non-performing manufacturer executed a settlement and release agreement under which the non-performing manufacturer agreed to return the $10.0 million deposit and to release the $15.0 million held in escrow. The Company received these amounts in May 1997.

    EchoStar is currently dependent on one manufacturing source for its receivers. The performing manufacturer presently manufactures receivers in sufficient quantities to meet currently expected demand. If EchoStar's sole manufacturer is unable for any reason to produce receivers in a quantity sufficient to meet demand, EchoStar's liquidity and results of operations would be adversely affected.

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following (in thousands):

                                                                                      DECEMBER 31,
                                                                      LIFE       ----------------------   JUNE 30,
                                                                   (IN YEARS)       1995        1996        1997
                                                                  -------------  ----------  ----------  -----------
                                                                                                         (UNAUDITED)
EchoStar I......................................................           12    $        -  $  201,607   $ 201,607
EchoStar II.....................................................           12             -     228,694     228,694
Furniture, fixtures and equipment...............................         2-12        35,127      72,945      82,083
Buildings and improvements......................................         7-40        21,006      26,035      27,488
Tooling and other...............................................            2         2,039       3,253       3,781
Land............................................................            -         1,613       2,295       2,317
Vehicles........................................................            7         1,310       1,323       1,334
Construction in progress........................................            -       303,174      89,733     241,189
                                                                                 ----------  ----------  -----------
Total property and equipment....................................                    364,269     625,885     788,493
Accumulated depreciation........................................                    (10,269)    (35,264)    (60,256)
                                                                                 ----------  ----------  -----------
Property and equipment, net.....................................                 $  354,000  $  590,621   $ 728,237
                                                                                 ----------  ----------  -----------
                                                                                 ----------  ----------  -----------

                      ECHOSTAR COMMUNICATIONS CORPORATION

4. PROPERTY AND EQUIPMENT (CONTINUED)
    Construction in progress consists of the following (in thousands):

                                                                                   DECEMBER 31,
                                                                               ---------------------   JUNE 30,
                                                                                  1995       1996        1997
                                                                               ----------  ---------  -----------
                                                                                                      (UNAUDITED)
Progress amounts for satellite construction, launch, launch insurance, and capitalized interest:
  EchoStar I.................................................................  $  193,629  $       -   $       -
  EchoStar II................................................................      88,634          -           -
  EchoStar III...............................................................      20,801     29,123     151,570
  EchoStar IV................................................................           -     56,320      77,002
Other........................................................................         110      4,290      12,617
                                                                               ----------  ---------  -----------
                                                                               $  303,174  $  89,733   $ 241,189
                                                                               ----------  ---------  -----------
                                                                               ----------  ---------  -----------

    Construction in progress for each of EchoStar III and EchoStar IV, includes capitalized costs related to the construction, insurance and launch of such satellites. EchoStar III was launched on October 5, 1997; EchoStar IV is currently scheduled to launch during the first quarter of 1998.

5. OTHER NONCURRENT ASSETS

    Other noncurrent assets consist of the following (in thousands):

                                                                                     DECEMBER 31,
                                                                                 --------------------   JUNE 30,
                                                                                   1995       1996        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
Long-term notes receivable from DBSC and accrued interest......................  $  16,000  $  49,382   $       -
Deferred debt issuance costs...................................................     10,622     21,284      33,619
SSET convertible subordinated debentures and accrued interest..................      9,610      3,649       4,075
Investment in DBSC.............................................................      4,111      4,044           -
DBSI convertible subordinated debentures.......................................      1,000      4,640       4,640
Other, net.....................................................................        897        827       1,341
                                                                                 ---------  ---------  -----------
                                                                                 $  42,240  $  83,826   $  43,675
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

    In 1994, the Company purchased $8.75 million of SSET's 6.5% convertible subordinated debentures. During 1996, EchoStar received $6.4 million of payments from SSET ($5.2 million principal and $1.2 million interest) related to these convertible debentures. As of December 31, 1996, the debentures, if converted, would represent approximately 5% of SSET's common stock, based on the number of shares of SSET common stock outstanding at December 31, 1996. Management estimates that the fair value of the SSET debentures approximates their carrying value in the accompanying financial statements based on current interest rates and the conversion features contained in the debentures. SSET is a reporting company under the Securities Exchange Act of 1934 and is engaged in the manufacture and sale of satellite telecommunications equipment. In March 1994, the Company purchased an approximate 6% ownership interest in the stock of Direct Broadcasting Satellite Corporation ("DBSC") and certain of DBSC's notes and accounts receivable from SSET for $1.25 million.

                      ECHOSTAR COMMUNICATIONS CORPORATION

5. OTHER NONCURRENT ASSETS (CONTINUED)
    In November 1994, the Company resolved a lawsuit brought by the Company against DBSC regarding enforceability of the notes and accounts receivable. Such receivables were exchanged for shares of DBSC common stock and the Company purchased additional DBSC shares for $2,960,000 such that, together with the shares of DBSC acquired from SSET, the Company owned approximately 40% of the outstanding common stock of DBSC. DBSC's principal assets include an FCC conditional satellite construction permit and specific orbital slot assignments for a total of 22 DBS frequencies.

    In December 1995, the Company advanced DBSC $16.0 million in the form of a note receivable to enable DBSC to make required payments under its satellite construction contract (EchoStar III). Additionally, during 1996, the Company made monthly advances to DBSC, in the form of additional notes receivable, to enable DBSC to meet the commitments under its satellite construction contract. Such advances made during 1996 aggregated $30.0 million. The $16.0 million note receivable from DBSC bears interest at 11.5% and the additional $30.0 million of notes receivable from DBSC bears interest at 11.25%. These notes receivable mature monthly, beginning December 29, 2003. Under the terms of the promissory notes, equal installments of principal and interest are due annually commencing December 1997. As of December 31, 1996, these notes receivable totaled $49.4 million, including accrued interest of $3.4 million. These notes are secured by all of DBSC's assets, as defined in the Security Agreement. Management estimates that the fair value of these notes approximates carrying value in the accompanying financial statements based on current risk adjusted interest rates. On January 8, 1997, EchoStar consummated the merger of DBSC with a wholly-owned subsidiary of EchoStar ("New DBSC"). Through June 30, 1997 EchoStar had issued approximately 647,000 shares (and expects to issue an additional 11,000 shares) of its Class A Common Stock to acquire the remaining 60% of DBSC which it did not previously own. This transaction was accounted for as a purchase and the excess of the purchase price over the fair value of DBSC's tangible assets was allocated to DBSC's FCC authorizations. DBSC's principal assets include an FCC conditional construction permit and specific orbital slot assignments for certain DBS frequencies. During 1997, upon consummation of the DBSC merger, the aforementioned notes receivable were eliminated, on a consolidated basis, in the related purchase accounting.

    In 1995, the Company purchased $1.0 million of DBS Industries, Inc.'s ("DBSI") convertible subordinated debentures, which mature July 1, 1998. In January and December 1996, the Company purchased an additional $3.0 million (maturing January 12, 1999), and $640,000 (maturing December 12, 1999), respectively, of DBSI's convertible subordinated debentures. If EchoStar were to convert these debentures, it would own approximately 14% of DBSI's common stock, based on the number of shares of DBSI common stock outstanding at December 31, 1996. Each of the debentures bears interest at the prime rate plus 2%, adjusted and payable quarterly (aggregate rate of 10.25% at December 31, 1996). DBSI, which is a reporting company under the Securities Exchange Act of 1934, is engaged in the development of satellite and radio systems for use in automating the control and distribution of gas and electric power by utility companies. Management believes the fair value of the DBSI debentures approximates carrying value in the accompanying financial statements based on current interest rates and the conversion features contained in the debentures.

                      ECHOSTAR COMMUNICATIONS CORPORATION

6. LONG-TERM DEBT

1994 NOTES

    On June 7, 1994, Dish, Ltd. issued the 1994 Notes which mature on June 1, 2004. The 1994 Notes issuance resulted in net proceeds to Dish, Ltd. of $323.3 million (including amounts attributable to the issuance of the Warrants (see
Note 9) and after payment of underwriting discount and other issuance costs aggregating approximately $12.6 million).

    The 1994 Notes bear interest at a rate of 12 7/8%, computed on a semi-annual bond equivalent basis. Interest on the 1994 Notes will not be payable in cash prior to June 1, 1999, with the 1994 Notes accreting to a principal value at stated maturity of $624.0 million by that date. Commencing December 1, 1999, interest on the 1994 Notes will be payable in cash on December 1 and June 1 of each year.

    The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish, Ltd. and PARI PASSU in right of payment with all other senior indebtedness of Dish, Ltd., subject to the terms of an Intercreditor Agreement between Dish, Ltd., certain of its principal subsidiaries, and certain creditors thereof. The 1994 Notes are secured by liens on certain assets of Dish, Ltd., including EchoStar I and EchoStar II and all other components of the EchoStar DBS System owned by Dish, Ltd. and its subsidiaries. The 1994 Notes are further guaranteed by each material direct subsidiary of Dish, Ltd. (see Note
12). Although the 1994 Notes are titled "Senior," Dish, Ltd. has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior; however, the 1996 Notes are effectively subordinated to the 1994 Notes and all other liabilities of Dish, Ltd. and its subsidiaries. Furthermore, at December 31, 1995 and 1996, the 1994 Notes were effectively subordinated to approximately $5.4 million and $5.1 million of mortgage indebtedness, respectively, with respect to certain assets of Dish, Ltd.'s subsidiaries, not including the EchoStar DBS System, and rank PARI PASSU with the security interest of approximately $30.0 million of contractor financing.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish, Ltd.'s option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, Ltd., in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999 to 100% of principal value at stated maturity on or after June 1, 2002 together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002 and June 1, 2003, Dish, Ltd. will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of principal value at stated maturity thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes matures on June 1, 2004.

    In the event of a change of control and upon the occurrence of certain other events, as described in the 1994 Notes Indenture, Dish, Ltd. will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.

    The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish, Ltd. and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock;
(iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish, Ltd.'s subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In

                      ECHOSTAR COMMUNICATIONS CORPORATION

6. LONG-TERM DEBT (CONTINUED)
addition, Dish, Ltd., may pay dividends on its equity securities only if (1) no default is continuing under the 1994 Notes Indenture; and (2) after giving effect to such dividend, Dish, Ltd.'s ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to
1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish, Ltd.'s consolidated net income (calculated in accordance with the 1994 Notes Indenture) from the date of issuance of the 1994 Notes, plus 100% of the aggregate net proceeds to Dish, Ltd. from the issuance and sale of certain equity interests of Dish, Ltd. (including common stock).

1996 NOTES

    On March 25, 1996, ESBC completed the 1996 Notes Offering consisting of $580.0 million aggregate principal amount at stated maturity of the 1996 Notes. The 1996 Notes Offering resulted in net proceeds to ESBC of approximately $336.9 million (after payment of underwriting discount and other issuance costs aggregating approximately $13.1 million). The 1996 Notes bear interest at a rate of 13 1/8%, computed on a semi-annual bond equivalent basis. Interest on the 1996 Notes will not be payable in cash prior to March 15, 2000, with the 1996 Notes accreting to a principal amount at stated maturity of $580.0 million by that date. Commencing September 15, 2000, interest on the 1996 Notes will be payable in cash on September 15 and March 15 of each year. The 1996 Notes mature on March 15, 2004.

    The 1996 Notes rank PARI PASSU in right of payment with all senior indebtedness of ESBC. The 1996 Notes are guaranteed on a subordinated basis by ESBC's parent, EchoStar, and are secured by liens on certain assets of ESBC, EchoStar and certain of EchoStar's subsidiaries, including all of the outstanding capital stock of Dish, Ltd., which currently owns substantially all of EchoStar's operating subsidiaries. Although the 1996 Notes are titled "Senior,": (i) ESBC has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1996 Notes would be senior; and (ii) the 1996 Notes are effectively subordinated to all liabilities of ECC (except liabilities to general creditors) and its other subsidiaries (except liabilities of ESBC), including liabilities to general creditors. As of December 31, 1996, the liabilities of EchoStar and its subsidiaries, exclusive of the 1996 Notes, aggregated approximately $694.0 million. In addition, net cash flows generated by the assets and operations of ESBC's subsidiaries will be available to satisfy the obligations of the 1996 Notes only at any time after payment of all amounts due and payable at such time under the 1994 Notes.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1996 Notes are not redeemable at ESBC's option prior to March 15, 2000. Thereafter, the 1996 Notes will be subject to redemption, at the option of ESBC, in whole or in part, at redemption prices ranging from 106.5625% during the year commencing March 15, 2000 to 100% on or after March 15, 2003 of principal amount at stated maturity, together with accrued and unpaid interest thereon to the redemption date. The entire principal balance of the 1996 Notes will mature on March 15, 2004.

    The 1996 Notes Indenture contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, ESBC may pay dividends on its equity securities only if (1) no default is continuing under the 1996 Notes Indenture; and (2) after giving effect to such dividend, ESBC's ratio of total indebtedness to cash flow (calculated in accordance with the 1996 Notes Indenture) would not exceed 5.0 to 1.0. Moreover, the

                      ECHOSTAR COMMUNICATIONS CORPORATION

6. LONG-TERM DEBT (CONTINUED)
aggregate amount of such dividends generally may not exceed the sum of 50% of ESBC's consolidated net income (calculated in accordance with the 1996 Notes Indenture) from January 1, 1996, plus 100% of the aggregate net cash proceeds received by ESBC and its subsidiaries from the issue or sale of certain equity interests of EchoStar (including common stock). The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to EchoStar without restrictions.

    In the event of a change of control, as described in the 1996 Notes Indenture, ESBC will be required to make an offer to each holder of 1996 Notes to repurchase all of such holder's 1996 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to March 15, 2000, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after March 15, 2000.

1997 NOTES

    On June 25, 1997, DBS Corp completed the 1997 Notes Offering consisting of $375.0 million aggregate principal amount of the 1997 Notes. The 1997 Notes Offering resulted in net proceeds to DBS Corp of approximately $362.5 million (after payment of underwriting discounts and other issuance costs aggregating approximately $12.5 million). The 1997 Notes bear interest at a rate of 12 1/2%, computed semi-annually. Interest on the 1997 Notes will be payable in cash semi-annually on January 1 and July 1 of each year, with the first interest payment due January 1, 1998. Approximately $109.0 million of the net proceeds of the 1997 Notes Offering were placed in the Interest Escrow account to fund the first five semi-annual interest payments (through January 1, 2000). Approximately $112.0 million of the net proceeds of the 1997 Notes Offering were placed in the Satellite Escrow account to fund the construction launch and insurance of EchoStar's fourth DBS satellite ("EchoStar IV"). The 1997 Notes mature on July 1, 2002.

    The 1997 Notes rank PARI PASSU in right of payment with all senior indebtedness of DBS Corp. The 1997 Notes are guaranteed on a subordinated basis by DBS Corp's parent, EchoStar, and, contingent upon the occurrence of certain events, will be guaranteed by ESBC and Dish, Ltd. and certain other subsidiaries of DBS Corp and EchoStar. The 1997 Notes are secured by liens on the capital stock of DBS Corp, EchoStar IV, and certain other assets of DBS Corp and EchoStar. Although the 1997 Notes are titled "Senior:" (i) DBS Corp has not issued, and does not have any plans to issue, any significant indebtedness to which the 1997 Notes would be senior; and (ii) the 1997 Notes are effectively subordinated to all liabilities of ECC (except liabilities to general creditors). In addition, the ability of Dish, Ltd. to make distributions to DBS Corp is severely limited by the terms of an indenture to which it is subject, and the cash flow generated by the assets and operations of DBS Corp's subsidiaries will only be available to satisfy DBS Corp's obligations on the 1997 Notes to the extent that such subsidiaries are able to make distributions, directly or indirectly, to DBS Corp.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1997 Notes are not redeemable at DBS Corp's option prior to July 1, 2000. Thereafter, the 1997 Notes will be subject to redemption, at the option of DBS Corp, in whole or in part, at redemption prices decreasing from 106.25% during the year commencing July 1, 2000 to 100% on or after July 1, 2002, together with accrued and unpaid interest thereon to the redemption date.

    The 1997 Notes Indenture contains restrictive covenants that, among other things, impose limitations on the ability of DBS Corp to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment

                      ECHOSTAR COMMUNICATIONS CORPORATION

6. LONG-TERM DEBT (CONTINUED)
restrictions with respect to DBS Corp's subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, DBS Corp may pay dividends on its equity securities only if: (1) no default is continuing under the 1997 Notes Indenture; and (2) after giving effect to such dividend and the incurrence of any indebtedness (the proceeds of which are used to finance the dividend), DBS Corps's ratio of total indebtedness to cash flow (calculated in accordance with the 1997 Notes Indenture) would not exceed 6.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of the difference of cumulative consolidated cash flow (calculated in accordance with the 1997 Notes Indenture) minus 150% of consolidated interest expense of DBS Corp (calculated in accordance with the 1997 Notes Indenture) plus an amount equal to 100% of the aggregate net cash proceeds received by DBS Corp and its subsidiaries from the issuance or sale of equity interests of DBS Corp or EchoStar (other than equity interests sold to a subsidiary of DBS Corp or EchoStar, since June 25, 1997).

    In the event of a change of control, as defined in the 1997 Notes Indenture, DBS Corp will be required to make an offer to repurchase all of the 1997 Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

                      ECHOSTAR COMMUNICATIONS CORPORATION

6. LONG-TERM DEBT (CONTINUED)
OTHER LONG-TERM DEBT

    In addition to the 1994 Notes, the 1996 Notes and the 1997 Notes, other long-term debt consists of the following (in thousands, except monthly payment data):

                                                                                     DECEMBER 31,
                                                                                 --------------------   JUNE 30,
                                                                                   1995       1996        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
8.25% note payable for deferred satellite contract payments for EchoStar I due in equal monthly installments of $722,027, including interest, through
  February 2001................................................................  $  32,833  $  30,463   $  27,333
8.25% note payable for deferred satellite contract payments for EchoStar II due in equal monthly installments of $561,577, including interest, through
  November 2001................................................................          -     27,161      24,873
8.0% mortgage note payable due in equal monthly installments of $41,635, including interest, through May 2008; secured by land and office building
  with a net book value of approximately $4.1 million..........................      3,909      3,715       3,613
10.5% mortgage note payable due in equal monthly installments of $9,442, including interest, through November 1998; final payment of $854,000 due
  November 1998, secured by land and warehouse building with a net book value
  of approximately $886,000....................................................        910        892         882
9.9375% mortgage note payable due in equal quarterly principal installments of
  $10,625 plus interest through April 2009, secured by land and office building
  with a net book value of approximately $802,000..............................        574        531         510
9.5% note payable due 90 days following the successful launch and checkout of
  EchoStar III.................................................................          -          -         500
                                                                                 ---------  ---------  -----------
Total long-term debt, excluding the 1994 Notes, 1996 Notes and 1997 Notes......     38,226     62,762      57,711
Less current portion...........................................................     (4,782)   (11,334)    (12,332)
                                                                                 ---------  ---------  -----------
Long-term debt, excluding current portion......................................  $  33,444  $  51,428   $  45,379
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

                      ECHOSTAR COMMUNICATIONS CORPORATION

6. LONG-TERM DEBT (CONTINUED)
    Future maturities of amounts outstanding under the Company's long-term debt facilities as of December 31, 1996 are summarized as follows (in thousands):

                                                                            DEFERRED
                                                                            SATELLITE
                                                                            CONTRACT      MORTGAGE
                                                 1994 NOTES   1996 NOTES    PAYMENTS    NOTES PAYABLE     TOTAL
                                                 -----------  -----------  -----------  -------------  ------------
YEAR ENDING DECEMBER 31,
  1997.........................................  $         -  $         -   $  11,061     $     273    $     11,334
  1998.........................................            -            -      12,009         1,141          13,150
  1999.........................................            -            -      13,038           289          13,327
  2000.........................................            -            -      14,156           309          14,465
  2001.........................................            -            -       7,360           331           7,691
  Thereafter...................................      624,000      580,000           -         2,795       1,206,795
  Unamortized discount.........................     (186,873)    (193,835)          -             -        (380,708)
                                                 -----------  -----------  -----------       ------    ------------
  Total........................................  $   437,127  $   386,165   $  57,624     $   5,138    $    886,054
                                                 -----------  -----------  -----------       ------    ------------
                                                 -----------  -----------  -----------       ------    ------------

    The following table summarizes the book and fair values of the Company's debt facilities at December 31, 1996 (dollars in thousands). Fair values for the Company's 1994 Notes and 1996 Notes are based on quoted market prices. The fair value of the Company's Deferred Satellite Contract Payments and mortgage notes payable are estimated using discounted cash flow analyses. The interest rates assumed in such discounted cash flow analyses reflect interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

                                                                                         BOOK VALUE    FAIR VALUE
                                                                                         -----------  ------------
1994 Notes.............................................................................   $ 437,127   $    526,282
1996 Notes.............................................................................     386,165        435,986
Deferred satellite contract payments...................................................      57,624         56,471
Mortgage notes payable.................................................................       5,138          5,138
                                                                                         -----------  ------------
                                                                                          $ 886,054   $  1,023,877
                                                                                         -----------  ------------
                                                                                         -----------  ------------

DEFERRED SATELLITE CONTRACT PAYMENTS

    The majority of the purchase price for the satellites is required to be paid in progress payments, with the remainder payable in the form of non-contingent payments which are deferred until after the respective satellites are in orbit (the "Deferred Payments"). Interest rates on the Deferred Payments range between 7.75% and 8.25% (to be determined 90 days prior to the launch of the each satellite) and payments are made over a period of five years after the delivery and launch of each such satellite. EchoStar utilized $36.0 million and $28.0 million of contractor financing for EchoStar I and EchoStar II, respectively. The Deferred Payments with respect to EchoStar I and EchoStar II are secured by substantially all assets of Dish, Ltd. and its subsidiaries (subject to certain restrictions) and a corporate guarantee of ECC.

                      ECHOSTAR COMMUNICATIONS CORPORATION

6. LONG-TERM DEBT (CONTINUED)
Contractor financing of $15.0 million also will be used for each of EchoStar III and EchoStar IV. EchoStar will issue a corporate guarantee with respect to the contractor financing for EchoStar III and EchoStar IV.

BANK CREDIT FACILITY

    From May 1994 to May 1996, certain of EchoStar's subsidiaries maintained a revolving credit facility (the "Credit Facility") with a bank for the purposes of funding working capital advances and meeting letter of credit requirements associated with certain inventory purchases and satellite construction payments. The Credit Facility expired in May 1996. EchoStar currently does not intend to obtain a replacement credit facility.

7. INCOME TAXES

    The components of the (provision for) benefit from income taxes are as follows (in thousands):

                                                                                        YEARS ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1994       1995       1996
                                                                                     ---------  ---------  ---------
Current (provision) benefit:
  Federal..........................................................................  $  (5,951) $   1,350  $   4,586
  State............................................................................       (853)       (67)       (49)
  Foreign..........................................................................       (925)      (301)      (209)
                                                                                     ---------  ---------  ---------
                                                                                        (7,729)       982      4,328
Deferred benefit:
  Federal..........................................................................      6,342      4,383     47,902
  State............................................................................        988        380      2,463
                                                                                     ---------  ---------  ---------
                                                                                         7,330      4,763     50,365
                                                                                     ---------  ---------  ---------
    Total benefit (provision)......................................................  $    (399) $   5,745  $  54,693
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

    As of December 31, 1996, the Company had net operating loss carryforwards ("NOLs") for Federal income tax purposes of approximately $77.6 million. The NOLs expire beginning in year 2011. The use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. SFAS No. 109 requires that the tax benefit of NOLs for financial reporting purposes be recorded as an asset and that deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the consolidated balance sheets. To the extent that management assesses the realization of deferred tax assets to be less than "more likely than not," a valuation reserve is established.

                      ECHOSTAR COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. INCOME TAXES (CONTINUED)

    The temporary differences which give rise to deferred tax assets and liabilities as of December 31, 1995 and 1996 are as follows (in thousands):

                                                                                                  DECEMBER 31,
                                                                                              ---------------------
                                                                                                1995        1996
                                                                                              ---------  ----------
Current deferred tax assets:
  Accrued royalties.........................................................................  $       -  $    3,029
  Inventory reserves and cost methods.......................................................        834       1,811
  Accrued expenses and other................................................................        257       1,582
  Allowance for doubtful accounts...........................................................        456         674
  Reserve for warranty costs................................................................        385         284
                                                                                              ---------  ----------
Total current deferred tax assets...........................................................      1,932       7,380
Current deferred tax liabilities:
  Unrealized holding gain on marketable investment securities...............................       (153)         (6)
  Subscriber acquisition costs..............................................................          -     (19,937)
                                                                                              ---------  ----------
Total current deferred tax liabilities......................................................       (153)    (19,943)
                                                                                              ---------  ----------
    Net current deferred tax assets (liabilities)...........................................      1,779     (12,563)
Noncurrent deferred tax assets:
  Net operating loss carryforwards..........................................................          -      77,577
  Amortization of original issue discount on 1994 and 1996 Notes............................     15,439      34,914
  Other.....................................................................................          7       3,458
                                                                                              ---------  ----------
Total noncurrent deferred tax assets........................................................     15,446     115,949
Noncurrent deferred tax liabilities:
  Capitalized costs deducted for tax........................................................     (2,351)    (17,683)
  Depreciation..............................................................................       (986)    (18,927)
                                                                                              ---------  ----------
Total noncurrent deferred tax liabilities...................................................     (3,337)    (36,610)
                                                                                              ---------  ----------
    Noncurrent net deferred tax assets......................................................     12,109      79,339
                                                                                              ---------  ----------
    Net deferred tax assets.................................................................  $  13,888  $   66,776
                                                                                              ---------  ----------
                                                                                              ---------  ----------

    No valuation reserve has been provided for the above deferred tax assets because the Company currently believes it is more likely than not that these assets will be realized. If future operating results differ materially and adversely from the Company's current expectations, its judgment regarding the need for a valuation allowance may change. EchoStar has fully reserved the 1997 additions to its deferred tax assets.

    The actual tax provisions for 1994, 1995 and 1996 are reconciled to the amounts computed by applying the statutory federal tax rate to income before taxes as follows (dollars in thousands):

                                                                       1994                     1995             1996
                                                             ------------------------  ----------------------  ---------
                                                               AMOUNT       PERCENT     AMOUNT      PERCENT     AMOUNT
                                                             -----------  -----------  ---------  -----------  ---------
Statutory rate.............................................   $    (166)       (34.0)% $   6,031        35.0%  $  54,488
State income taxes, net of federal benefit.................         (88 )      (18.0 )       203         1.2       2,864
Tax exempt interest income.................................          60         12.3          10         0.1           -
Research and development credits...........................         156         31.9          31         0.2           -
Non-deductible interest expense............................        (258 )      (52.7 )      (293)       (1.7 )    (2,099)
Other......................................................        (103 )      (21.1 )      (237)       (1.5 )      (560)
                                                                  -----        -----   ---------         ---   ---------
  Total (provision for) benefit from income taxes..........  $     (399 )      (81.6 )% $   5,745       33.3%  $  54,693
                                                                  -----        -----   ---------         ---   ---------
                                                                  -----        -----   ---------         ---   ---------


                                                               PERCENT
                                                             -----------
Statutory rate.............................................        35.0%
State income taxes, net of federal benefit.................         1.8
Tax exempt interest income.................................           -
Research and development credits...........................           -
Non-deductible interest expense............................        (1.3 )
Other......................................................        (0.4 )
                                                                    ---
  Total (provision for) benefit from income taxes..........        35.1%
                                                                    ---
                                                                    ---

                      ECHOSTAR COMMUNICATIONS CORPORATION

8. EMPLOYEE BENEFIT PLAN

    The Company sponsors a 401(k) Employee Savings Plan (the "401(k) Plan") for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by the Company, subject to a maximum annual contribution by the Company of $1,000 per employee. The Company may also make an annual discretionary contribution to the plan with approval by the Company's Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. The Company's total cash contributions to the 401(k) Plan totaled $170,000, $177,000 and $226,000 during 1994, 1995 and 1996, respectively. Additionally, the Company contributed 55,000 shares of its Class A Common Stock in each of 1995 and 1996 (fair value of approximately $1.1 million and $935,000, respectively) to the 401(k) Plan as discretionary contributions.

9. STOCKHOLDERS' EQUITY

COMMON STOCK

    The Class A, Class B and Class C Common Stock are equivalent in all respects except voting rights. Holders of Class A and Class C Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Each share of Class B and Class C Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. Upon a change in control of ECC, each holder of outstanding shares of Class C Common Stock is entitled to ten votes for each share of Class C Common Stock held. ECC's principal stockholder owns all outstanding Class B Common Stock and all other stockholders own Class A Common Stock.

8% SERIES A CUMULATIVE PREFERRED STOCK

    On May 6, 1994, the Company exchanged 1,616,681 shares of its 8% Series A Cumulative Preferred Stock with its principal stockholder in consideration for the cancellation of a note, plus accrued and unpaid interest thereon. Approximately 5%, or 80,834 shares, of the 8% Series A Cumulative Preferred Stock were subsequently transferred to another stockholder and officer of the Company.

    Each share of the 8% Series A Cumulative Preferred Stock is convertible, at the option of the holder, into one share of Class A Common Stock, subject to adjustment from time to time upon the occurrence of certain events, including, among other things: (i) dividends or distributions on Class A Common Stock payable in Class A Common Stock or certain other capital stock; (ii) subdivisions, combinations or certain reclassifications of Class A Common Stock; and (iii) issuance of Class A Common Stock or rights, warrants or options to purchase Class A Common Stock at a price per share less than the liquidation preference per share. In the event of the liquidation, dissolution or winding up of EchoStar, the holders of 8% Series A Cumulative Preferred Stock would be entitled to receive an amount equal to approximately $11.38 per share as of December 31, 1996.

    The aggregate liquidation preference for all outstanding shares of 8% Series A Cumulative Preferred Stock is limited to the principal amount represented by the note, plus accrued and unpaid dividends thereon. Each share of 8% Series A Cumulative Preferred Stock is entitled to receive dividends equal to eight percent per annum of the initial liquidation preference for such share. Each share of 8% Series A Cumulative Preferred Stock automatically converts into shares of Class A Common Stock in the event they are transferred to any person other than certain permitted transferees and is entitled to the equivalent of ten votes for each share of Class A Common Stock into which it is convertible. Except as otherwise

                      ECHOSTAR COMMUNICATIONS CORPORATION

9. STOCKHOLDERS' EQUITY (CONTINUED)
required by law, holders of 8% Series A Cumulative Preferred Stock vote together with the holders of Class A and Class B Common Stock as a single class.

    All accrued dividends payable to Mr. Ergen on his Dish, Ltd. 8% Series A Cumulative Preferred Stock through the date of the Exchange ($1.4 million), and all accrued dividends payable to the remaining holder of Dish, Ltd. 8% Series A Cumulative Preferred Stock through the date of the Merger ($107,000), will remain obligations of Dish, Ltd. (Note 1); however, no additional dividends will accrue with respect to the Dish, Ltd. 8% Series A Cumulative Preferred Stock. The 1994 Notes Indenture places significant restrictions on the payment of those dividends. As of December 31, 1996 and June 30, 1997, additional accrued dividends payable to Mr. Ergen by ECC on the ECC 8% Series A Cumulative Preferred Stock totaled $1.7 million and $2.0 million, respectively. Cumulative but unpaid dividends totaled approximately $2.1 million, $3.3 million and $3.6 million at December 31, 1995 and 1996 and June 30, 1997 respectively, including amounts which remain the obligation of Dish, Ltd.

WARRANTS

    In conjunction with the 1994 Notes Offering, described in Note 6, the Company issued 3,744,000 Warrants for the purchase of Dish, Ltd. Class A Common Stock. Effective with the Merger (see Note 1), the Warrants became exercisable for 2,808,000 shares of ECC's Class A Common Stock. The Warrants were valued at $26.1 million.

    Each Warrant entitles the registered holder thereof, at such holder's option, to purchase one share of ECC Class A Common Stock at a purchase price of $0.01 per share (the "Exercise Price"). The Exercise Price with respect to all of the Warrants was paid in advance and, therefore, no additional amounts are receivable by the Company upon exercise of the Warrants. As of December 31, 1996, Warrants to purchase approximately 2,000 shares of the Company's Class A Common Stock (as adjusted for the Exchange Ratio) remain outstanding.

10. STOCK COMPENSATION PLANS

    The Company has two stock-based compensation plans, which are described below. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for its stock-based compensation plans. Under APB 25, because the exercise price of the Company's employees stock options is equal to the market price of the underlying stock on the date of the grant, no compensation expense is recognized. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting and Disclosure of Stock-Based Compensation," ("SFAS No. 123") which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected to not adopt SFAS No. 123 for expense recognition purposes.

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock-based compensation plans using the fair value method prescribed by that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rate of 6.12% and 6.80% for 1995 and 1996, respectively; dividend yields of 0.0% during each period; volatility factors of the expected market price of the

                      ECHOSTAR COMMUNICATIONS CORPORATION

10. STOCK COMPENSATION PLANS (CONTINUED)
Company's Class A Common Stock of 62%, and a weighted-average expected life of the options of six years.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The Company's pro forma net loss attributable to common shares and pro forma loss per common and common equivalent share were as follows:

                                                                                                DECEMBER 31,
                                                                                           -----------------------
                                                                                              1995        1996
                                                                                           ----------  -----------
Net loss attributable to common shares...................................................  $  (13,079) $  (103,120)
                                                                                           ----------  -----------
Loss per common and common equivalent share..............................................  $    (0.37) $     (2.54)
                                                                                           ----------  -----------
                                                                                           ----------  -----------

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based compensation awards.

    In April 1994, the Company adopted a stock incentive plan (the "Stock Incentive Plan") to provide incentive to attract and retain officers, directors and key employees. ECC assumed all outstanding options for the purchase of Dish, Ltd. common stock effective with the Exchange and Merger and has reserved up to 10 million shares of its Class A Common Stock for granting awards under the Stock Incentive Plan. Awards available under the Stock Incentive Plan include:
(i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. All options granted through December 31, 1996 have included exercise prices not less than the fair market value of the Shares at the date of grant and vest as determined by the Company's Board of Directors, generally at the rate of 20% per year.

                      ECHOSTAR COMMUNICATIONS CORPORATION

10. STOCK COMPENSATION PLANS (CONTINUED)
    A summary of the Company's incentive stock option activity for the years ended December 31, 1995 and 1996 is as follows:

                                                                            1995                     1996
                                                                   -----------------------  -----------------------
                                                                                WEIGHTED-                WEIGHTED-
                                                                                 AVERAGE                  AVERAGE
                                                                                EXERCISE                 EXERCISE
                                                                    OPTIONS       PRICE      OPTIONS       PRICE
                                                                   ----------  -----------  ----------  -----------
Options outstanding at beginning of year.........................     744,872   $    9.33    1,117,133   $   12.23
Granted..........................................................     419,772       17.13      138,790       27.02
Exercised........................................................      (4,284)       9.33     (103,766)      10.24
Forfeited........................................................     (43,227)      10.55     (126,884)      13.27
                                                                   ----------  -----------  ----------  -----------
Options outstanding at end of year...............................   1,117,133   $   12.23    1,025,273   $   14.27
                                                                   ----------  -----------  ----------  -----------
                                                                   ----------  -----------  ----------  -----------
Exercisable at end of year.......................................     142,474   $    9.33      258,368   $   11.31
                                                                   ----------  -----------  ----------  -----------
                                                                   ----------  -----------  ----------  -----------
Weighted-average fair value of options granted...................               $    9.86                $   16.96

                                                                               -----------              -----------
                                                                               -----------              -----------

    Exercise prices for options outstanding as of December 31, 1996 are as follows:

                                                                OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                                     -----------------------------------------  ------------------------
                                                       NUMBER        WEIGHTED-                    NUMBER
                                                     OUTSTANDING      AVERAGE       WEIGHTED-   EXERCISABLE   WEIGHTED-
                                                        AS OF        REMAINING       AVERAGE       AS OF       AVERAGE
                     RANGE OF                         DECEMBER      CONTRACTUAL     EXERCISE     DECEMBER     EXERCISE
                  EXERCISE PRICES                     31, 1996         LIFE           PRICE      31, 1996       PRICE
---------------------------------------------------  -----------  ---------------  -----------  -----------  -----------
$9.333-$11.870.....................................     607,462           5.50      $    9.48      203,757    $    9.41
17.000-20.250......................................     279,021           6.71          18.48       54,611        18.51
26.690-29.360......................................     138,790           7.58          27.02            -            -
                                                     -----------           ---     -----------  -----------  -----------
$9.333-$29.360.....................................   1,025,273           6.11      $   14.27      258,368    $   11.31
                                                     -----------           ---     -----------  -----------  -----------
                                                     -----------           ---     -----------  -----------  -----------

    In March 1994, the Company entered into an employment agreement with one of its executive officers. The officer was granted an option, containing certain conditions to vesting, to purchase 322,208 shares of Class A Common Stock of the Company for $1.0 million at any time prior to December 31, 1999, subject to certain limitations. One-half of this option became exercisable on December 31, 1994 and the remainder became exercisable on December 31, 1995. The option was not granted pursuant to the Stock Incentive Plan. During 1996, this option was fully exercised.

    Effective March 1995, the Company granted an additional option to a key employee to purchase 33,000 shares of EchoStar's Class A Common Stock, which vests 50% in March 1996 and 50% in March 1997. The exercise price for each share of Class A Common Stock is $11.87 per share. The option was not granted pursuant to the Stock Incentive Plan. In December 1996, the vested portion of this option was exercised and the unvested portion of the option was canceled.

                      ECHOSTAR COMMUNICATIONS CORPORATION

11. OTHER COMMITMENTS AND CONTINGENCIES

SATELLITE CONTRACTS

    EchoStar has contracted with Martin for the construction and delivery of high powered DBS satellites and for related services. Martin constructed both EchoStar I and EchoStar II and is in the construction phase on EchoStar III and EchoStar IV. The construction contract for EchoStar III includes a per diem penalty of $3,333, to a maximum of $100,000, if EchoStar III is not delivered by July 31, 1997. Beginning September 1, 1997, additional delays in the delivery of EchoStar III would result in additional per diem penalties of $33,333, up to a maximum of $5.0 million in the aggregate. The contract for EchoStar IV includes a per diem penalty of $50,000, to a maximum of $5.0 million in the aggregate, if EchoStar IV is not delivered by February 15, 1998. The contract also contains a provision whereby Martin is entitled to an early delivery incentive payment of $50,000 for each day before February 15, 1998 the satellite is delivered to the launch site of Baikonur, Kazakhstan, up to a maximum of $5.0 million in the aggregate.

    EchoStar has entered into a contract for launch services with Lockheed Martin Commercial Launch Services, Inc. ("Lockheed") for the launch of EchoStar III from Cape Canaveral Air Station, Florida during the fall of 1997, subject to delay or acceleration in certain circumstances (the "Lockheed Contract"). The Lockheed Contract provides for launch of the satellite utilizing an Atlas IIAS launch vehicle. EchoStar has made an initial payment to Lockheed of $5.0 million and the remaining price is payable in installments in accordance with the payment schedule set forth in the Lockheed Contract, which requires that substantially all payments be made to Lockheed prior to the launch.

    EchoStar has contracted with Lockheed-Khrunichev-Energia-International, Inc. ("LKE") for the launch of EchoStar IV in the first quarter of 1998 from the Baikonur Cosmodrome in the Republic of Kazakhstan, a territory of the former Soviet Union, utilizing a Proton launch vehicle (the "LKE Contract"). Either party may request a delay in the launch period, subject to the payment of penalties based on the length of the delay and the proximity of the request to the launch date. EchoStar has paid LKE $20.0 million pursuant to the LKE Contract. Additional payments to LKE are required in 1997.

    In addition to its working capital requirements, during the remainder of 1997 EchoStar expects to expend: (i) approximately $128.1 million in connection with the construction launch, insurance and deployment of EchoStar III ($83.6 million) and EchoStar IV ($44.5 million). Additionally, EchoStar will expend approximately $1.3 million per month to meet debt service requirements relative to deferred satellite construction payments for EchoStar I and EchoStar II. During the fourth quarter of 1997, EchoStar's debt service requirements on the deferred satellite construction payments will increase to approximately $1.6 million per month following the launch of EchoStar III (launched on October 5, 1997). Capital expenditures related to EchoStar IV may increase in the event of delays, cost overruns, increased costs associated with certain potential change orders under the Company's satellite or launch contracts, or a change in launch provider.

    The Company has filed applications with the Federal Communications Commission ("FCC") for authorization to construct, launch and operate a domestic fixed satellite service system ("FSS System") and a two satellite Ka-band satellite system. No assurances can be given that the Company's applications will be approved by the FCC or that, if approved, the Company will successfully develop the FSS System or the Ka-band satellite system. The Company believes that establishment of the FSS System or the Ka-band satellite system would enhance its competitive position in the DTH industry. In the event the Company's FSS or Ka-band satellite system applications are approved by the FCC, additional debt or equity financing would be required. Financing alternatives related to the FSS and Ka-band satellite systems are currently

                      ECHOSTAR COMMUNICATIONS CORPORATION

11. OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED) being pursued by the Company. No assurances can be given that financing will be available, or that it will be available on terms acceptable to the Company.

LEASES

    Future minimum lease payments under noncancelable operating leases as of December 31, 1996, are as follows (in thousands):

YEAR ENDING DECEMBER 31,
  1997..............................................................  $     869
  1998..............................................................        492
  1999..............................................................        180
  2000..............................................................         21
  2001..............................................................          2
  Thereafter........................................................          -
                                                                      ---------
Total minimum lease payments........................................  $   1,564
                                                                      ---------
                                                                      ---------

    Rental expense for operating leases aggregated $1.4 million, $1.2 million, and $950,000 during the years ended December 31, 1994, 1995 and 1996, respectively.

PURCHASE COMMITMENTS

    The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured to its specifications. As of June 30, 1997, the remaining commitments total approximately $141.7 million and the total of all outstanding purchase order commitments with domestic and foreign suppliers was $148.1 million. All of the purchases related to these commitments are expected to be made during 1997. The Company expects to finance these purchases from available cash, the proceeds of the 1997 Notes Offering, and cash flows generated from sales of DISH Network programming and related DBS inventory.

OTHER RISKS AND CONTINGENCIES

    The Company is subject to various legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

    Presented below is condensed consolidating financial information for EchoStar and its subsidiaries as of and for the years ended December 31, 1995 and 1996. See Note 6 for a more complete description of the subsidiary guarantors of each of the 1996 Notes and the 1994 Notes. Because the formations of EchoStar (incorporated in 1995), DBS Corp (incorporated in 1996) and ESBC (incorporated in 1996) were all accounted for as reorganizations of entities under common control, the consolidated financial statements of Dish, Ltd. as of December 31, 1994 and for the year then ended also represent the financial statements of EchoStar, DBS Corp and ESBC. Therefore, condensed consolidating financial information for the

                      ECHOSTAR COMMUNICATIONS CORPORATION

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED) subsidiary guarantors of the 1996 Notes and the 1994 Notes for the year ended December 31, 1994 is not presented.

    Condensed consolidating financial information is presented for the following entities:

Consolidated Dish, Ltd. (referred to as "Dish")           Consolidated DBS Corp (referred to as "DBS Corp")
ESBC Parent Company Only (referred to as "ESBC -- PC")    ECC Parent Company Only (referred to as "ECC -- PC")
Consolidating and eliminating adjustments (referred to    Other direct wholly owned subs of ECC (referred to as
  as "C&E")                                                 "Other")
Consolidated ESBC (referred to as "ESBC")                 Consolidated ECC (referred to as "ECC")
DBS Corp Parent Company Only (referred to as "DBS Corp -- PC")

CONDENSED CONSOLIDATING BALANCE SHEETS--AS OF DECEMBER 31, 1995 (IN MILLIONS)

                                                                                        ECC-
                                                                            DISH         PC          OTHER        C&E        ECC
                                                                          ---------  -----------  -----------  ---------  ---------
ASSETS
Current Assets:
  Cash and cash equivalents.............................................  $      14   $       8    $       -   $       -  $      22
  Marketable investment securities......................................          -          15            -           -         15
  Trade accounts receivable, net........................................         10           -            -           -         10
  Inventories...........................................................         39           -            -           -         39
  Other current assets..................................................         18           -            -           -         18
                                                                          ---------       -----        -----   ---------  ---------
Total current assets....................................................         81          23            -           -        104

Investments in subsidiaries.............................................          -          93            -         (93)         -
Restricted cash and marketable investment securities....................        100           -            -           -        100
Property and equipment, net.............................................        333           -           21           -        354
Advances to affiliates, net.............................................          -          21            -         (21)         -
Other noncurrent assets.................................................         45          20            -           -         65
                                                                          ---------       -----        -----   ---------  ---------
    Total assets........................................................  $     559   $     157    $      21   $    (114) $     623
                                                                          ---------       -----        -----   ---------  ---------
                                                                          ---------       -----        -----   ---------  ---------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Trade accounts payable................................................  $      19   $       -    $       -   $       -  $      19
  Deferred revenue......................................................          1           -            -           -          1
  Accrued expenses and other current liabilities........................         26           -            -           -         26
  Current portion of long-term debt.....................................          5           -            -           -          5
                                                                          ---------       -----        -----   ---------  ---------
Total current liabilities...............................................         51           -            -           -         51
Advances from affiliates, net...........................................          -           -           21         (21)         -
1994 Notes..............................................................        382           -            -           -        382
Mortgage and other notes payable, excluding current portion.............         33           -            -           -         33
                                                                          ---------       -----        -----   ---------  ---------
  Total long-term liabilities...........................................        415           -           21         (21)       415
                                                                          ---------       -----        -----   ---------  ---------
    Total liabilities...................................................        466           -           21         (21)       466
Stockholders' equity (deficit)..........................................         93         157            -         (93)       157
                                                                          ---------       -----        -----   ---------  ---------
    Total liabilities and stockholders' equity (deficit)................  $     559   $     157    $      21   $    (114) $     623
                                                                          ---------       -----        -----   ---------  ---------
                                                                          ---------       -----        -----   ---------  ---------

                      ECHOSTAR COMMUNICATIONS CORPORATION

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

CONDENSED CONSOLIDATING BALANCE SHEETS--AS OF DECEMBER 31, 1996 (IN MILLIONS)

                                                                                                                            DBS
                                                   DISH      ESBC- PC       C&E       ESBC     DBS CORP- PC      C&E       CORP
                                                 ---------  -----------  ---------  ---------  -------------  ---------  ---------
ASSETS
Current Assets:
  Cash and cash equivalents....................  $      25   $      14   $       -  $      39    $       -    $       -  $      39
  Marketable investment securities.............          -          19           -         19            -            -         19
  Trade accounts receivable, net...............         14           -           -         14            -            -         14
  Inventories..................................         73           -           -         73            -            -         73
  Subscriber acquisition costs, net............         68           -           -         68            -            -         68
  Other current assets.........................         19           -           -         19            -            -         19
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------
Total current assets...........................        199          33           -        232            -            -        232

Investment in subsidiary.......................          -           3          (3)         -            -            -          -
Restricted cash and marketable investment
  securities...................................         32          47           -         79            -            -         79
Property and equipment, net....................        500           -           -        500           29            -        529
Advances to affiliates, net....................          -         280        (135)       145            -          (76)        69
Deferred tax assets............................         74           5           -         79            -            -         79
Other noncurrent assets........................         26          12           -         38           60            -         98
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------
    Total assets...............................  $     831   $     380   $    (138) $   1,073    $      89    $     (76) $   1,086
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Trade accounts payable.......................  $      41   $       -   $       -  $      41    $       -    $       -  $      41
  Deferred revenue.............................        103           -           -        103            -            -        103
  Accrued expenses and other current
    liabilities................................         29           -           -         29            2            -         31
  Deferred tax liabilities.....................         13           -           -         13            -            -         13
  Current portion of long-term debt............         11           -           -         11            -            -         11
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------
Total current liabilities......................        197           -           -        197            2            -        199

Long-term deferred signal carriage revenue.....          6           -           -          6            -            -          6
Advances from affiliates, net..................        135           -        (135)         -           76          (76)         -
Investment in subsidiaries.....................          -           -           -          -            6           (6)         -
1994 Notes.....................................        437           -           -        437            -            -        437
1996 Notes.....................................          -         386           -        386            -            -        386
Mortgage and other notes payable, excluding
  current portion..............................         52           -           -         52           12            -         64
Other long-term liabilities....................          1           -           -          1            -            -          1
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------
  Total long-term liabilities..................        631         386        (135)       882           94          (82)       894
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------
    Total liabilities..........................        828         386        (135)     1,079           96          (82)     1,093
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------

Stockholders' equity (deficit).................          3          (6)         (3)        (6)          (7)           6         (7)
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------
  Total liabilities and stockholders' equity
    (deficit)..................................  $     831   $     380   $    (138) $   1,073    $      89    $     (76) $   1,086
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------
                                                 ---------       -----   ---------  ---------        -----    ---------  ---------


                                                   ECC- PC       OTHER        C&E        ECC
                                                    -----     -----------  ---------  ---------
ASSETS
Current Assets:
  Cash and cash equivalents....................   $       -    $       -   $       -  $      39
  Marketable investment securities.............           -            -           -         19
  Trade accounts receivable, net...............           -            -           -         14
  Inventories..................................           -            -           -         73
  Subscriber acquisition costs, net............           -            -           -         68
  Other current assets.........................           1            3           -         23
                                                      -----        -----   ---------  ---------
Total current assets...........................           1            3           -        236
Investment in subsidiary.......................           -            -           -          -
Restricted cash and marketable investment
  securities...................................           -            -           -         79
Property and equipment, net....................           -           62           -        591
Advances to affiliates, net....................           -            -         (69)         -
Deferred tax assets............................           -            1          (1)        79
Other noncurrent assets........................          70            -         (12)       156
                                                      -----        -----   ---------  ---------
    Total assets...............................   $      71    $      66   $     (82) $   1,141
                                                      -----        -----   ---------  ---------
                                                      -----        -----   ---------  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Trade accounts payable.......................   $       -    $       1   $      (1) $      41
  Deferred revenue.............................           -            -           -        103
  Accrued expenses and other current
    liabilities................................           1            -          (2)        30
  Deferred tax liabilities.....................           -            -           -         13
  Current portion of long-term debt............           -            -           -         11
                                                      -----        -----   ---------  ---------
Total current liabilities......................           1            1          (3)       198
Long-term deferred signal carriage revenue.....           -            -           -          6
Advances from affiliates, net..................           2           64         (66)         -
Investment in subsidiaries.....................           7            -          (7)         -
1994 Notes.....................................           -            -           -        437
1996 Notes.....................................           -            -           -        386
Mortgage and other notes payable, excluding
  current portion..............................           -            -         (12)        52
Other long-term liabilities....................           -            -           -          1
                                                      -----        -----   ---------  ---------
  Total long-term liabilities..................           9           64         (85)       882
                                                      -----        -----   ---------  ---------
    Total liabilities..........................          10           65         (88)     1,080
                                                      -----        -----   ---------  ---------
Stockholders' equity (deficit).................          61            1           6         61
                                                      -----        -----   ---------  ---------
  Total liabilities and stockholders' equity
    (deficit)..................................   $      71    $      66   $     (82) $   1,141
                                                      -----        -----   ---------  ---------
                                                      -----        -----   ---------  ---------

                      ECHOSTAR COMMUNICATIONS CORPORATION

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS--YEAR ENDED DECEMBER 31, 1995
  (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                 ECC-
                                                                                    DISH          PC           C&E         ECC
                                                                                 -----------  -----------  -----------  ---------
REVENUE:
  DTH products and technical services..........................................   $     147    $       -    $       -   $     147
  C-band programming...........................................................          15            -            -          15
  Loan origination and participation income....................................           2            -            -           2
                                                                                      -----          ---          ---   ---------
Total revenue..................................................................         164            -            -         164

EXPENSES:
  DTH products and technical services..........................................         117            -            -         117
  C-band programming...........................................................          13            -            -          13
  Selling, general and administrative..........................................          39            -            -          39
  Depreciation and amortization................................................           3            -            -           3
                                                                                      -----          ---          ---   ---------
Total expenses.................................................................         172            -            -         172
                                                                                      -----          ---          ---   ---------
Operating income (loss)........................................................          (8)           -            -          (8)
Other Income (Expense):
  Interest income..............................................................          13            1            -          14
  Interest expense, net of amounts capitalized.................................         (24)           -            -         (24)
  Minority interest in loss of consolidated joint venture and other............           1            -            -           1
  Equity in losses of subsidiaries.............................................           -          (12)          12           -
                                                                                      -----          ---          ---   ---------
Total other income (expense), net..............................................         (10)         (11)          12          (9)
                                                                                      -----          ---          ---   ---------
Income (loss) before income taxes..............................................         (18)         (11)          12         (17)
Income tax (provision) benefit, net............................................           6            -            -           6
                                                                                      -----          ---          ---   ---------
Net income (loss)..............................................................   $     (12)   $     (11)   $      12   $     (11)
                                                                                      -----          ---          ---   ---------
                                                                                      -----          ---          ---   ---------
Net loss attributable to common shares.........................................           -            -            -   $     (13)
                                                                                      -----          ---          ---   ---------
                                                                                      -----          ---          ---   ---------
Weighted-average common shares outstanding.....................................           -            -            -          36
                                                                                      -----          ---          ---   ---------
                                                                                      -----          ---          ---   ---------
Loss per common and common equivalent share....................................           -            -            -   $   (0.36)
                                                                                      -----          ---          ---   ---------
                                                                                      -----          ---          ---   ---------

                      ECHOSTAR COMMUNICATIONS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS-YEAR ENDED DECEMBER 31, 1996
  (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                    ESBC-                                  DBS CORP-                     DBS
                                        DISH         PC           C&E         ESBC            PC             C&E        CORP
                                      ---------  -----------     -----     -----------  ---------------     -----     ---------
                                                                (IN MILLIONS, EXCEPT PER SHARE DATA)
REVENUE:
  DTH products and technical
    services........................  $     136   $       -    $       -    $     136      $       -      $       -   $     136
  DISH Network
    promotions-subscription
    television services and
    products........................         23           -            -           23              -              -          23
  DISH Network subscription
    television services.............         38           -            -           38              -              -          38
  C-band programming................         12           -            -           12              -              -          12
  Loan origination and participation
    income..........................          1           -            -            1              -              -           1
                                      ---------       -----          ---        -----          -----          -----   ---------
Total revenue.......................        210           -            -          210              -              -         210

EXPENSES:
  DTH products and technical
    services........................        124           -            -          124              -              -         124
  DISH Network programming..........         19           -            -           19              -              -          19
  C-band programming................         11           -            -           11              -              -          11
  Selling, general and
    administrative..................         87           -            -           87              -              -          87
  Subscriber promotion subsidies....         35           -            -           35              -              -          35
  Amortization of subscriber
    acquisition costs...............         16           -            -           16              -              -          16
  Depreciation and amortization.....         27           -            -           27              -              -          27
                                      ---------       -----          ---        -----          -----          -----   ---------
Total expenses......................        319           -            -          319              -              -         319
                                      ---------       -----          ---        -----          -----          -----   ---------

Operating income (loss).............       (109)          -            -         (109)             -              -        (109)

Other Income (Expense):
  Interest income...................          4          10            -           14              -              -          14
  Interest expense, net of amounts
    capitalized.....................        (37)        (24)           -          (61)            (1)             -         (62)
  Equity in losses of
    subsidiaries....................          -         (92)          92            -           (101)           101           -
                                      ---------       -----          ---        -----          -----          -----   ---------
Total other income (expense), net...        (33)       (106)          92          (47)          (102)           101         (48)
                                      ---------       -----          ---        -----          -----          -----   ---------

Income (loss) before income taxes...       (142)       (106)          92         (156)          (102)           101        (157)
Income tax (provision) benefit,
net.................................         50           5            -           55              -              -          55
                                      ---------       -----          ---        -----          -----          -----   ---------
Net income (loss)...................  $     (92)  $    (101)   $      92    $    (101)     $    (102)     $     101   $    (102)
                                      ---------       -----          ---        -----          -----          -----   ---------
                                      ---------       -----          ---        -----          -----          -----   ---------

Net loss attributable to common
shares..............................          -           -            -            -              -              -           -
                                      ---------       -----          ---        -----          -----          -----   ---------
                                      ---------       -----          ---        -----          -----          -----   ---------

Weighted-average common shares
  outstanding.......................          -           -            -            -              -              -           -
                                      ---------       -----          ---        -----          -----          -----   ---------
                                      ---------       -----          ---        -----          -----          -----   ---------

Loss per common and common
  equivalent share..................          -           -            -            -              -              -           -
                                      ---------       -----          ---        -----          -----          -----   ---------
                                      ---------       -----          ---        -----          -----          -----   ---------

                                         ECC-
                                          PC          OTHER         C&E         ECC
                                      -----------  -----------     -----     ---------

REVENUE:
  DTH products and technical
    services........................   $       -    $       -    $       -   $     136
  DISH Network
    promotions-subscription
    television services and
    products........................           -            -            -          23
  DISH Network subscription
    television services.............           -            -            -          38
  C-band programming................           -            -            -          12
  Loan origination and participation
    income..........................           -            2            -           3
                                           -----        -----        -----   ---------
Total revenue.......................           -            2            -         212
EXPENSES:
  DTH products and technical
    services........................           -            -            -         124
  DISH Network programming..........           -            -            -          19
  C-band programming................           -            -            -          11
  Selling, general and
    administrative..................           -            3            -          90
  Subscriber promotion subsidies....           -            -           (1)         34
  Amortization of subscriber
    acquisition costs...............           -            -            -          16
  Depreciation and amortization.....           -            -            -          27
                                           -----        -----        -----   ---------
Total expenses......................           -            3           (1)        321
                                           -----        -----        -----   ---------
Operating income (loss).............           -           (1)           1        (109)
Other Income (Expense):
  Interest income...................           1            -            -          15
  Interest expense, net of amounts
    capitalized.....................           -            -            -         (62)
  Equity in losses of
    subsidiaries....................        (101)           -          101           -
                                           -----        -----        -----   ---------
Total other income (expense), net...        (100)           -          101         (47)
                                           -----        -----        -----   ---------
Income (loss) before income taxes...        (100)          (1)         102        (156)
Income tax (provision) benefit,
net.................................          (1)           1            -          55
                                           -----        -----        -----   ---------
Net income (loss)...................   $    (101)   $       -    $     102   $    (101)
                                           -----        -----        -----   ---------
                                           -----        -----        -----   ---------
Net loss attributable to common
shares..............................           -            -            -   $    (102)
                                           -----        -----        -----   ---------
                                           -----        -----        -----   ---------
Weighted-average common shares
  outstanding.......................           -            -            -          41
                                           -----        -----        -----   ---------
                                           -----        -----        -----   ---------
Loss per common and common
  equivalent share..................           -            -            -   $   (2.52)
                                           -----        -----        -----   ---------
                                           -----        -----        -----   ---------

                      ECHOSTAR COMMUNICATIONS CORPORATION

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS--YEAR ENDED DECEMBER 31, 1995 (IN MILLIONS)

                                                                                 ECC-
                                                                     DISH         PC          OTHER         C&E         ECC
                                                                   ---------  -----------  -----------  -----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)................................................  $     (12)  $     (11)   $       -    $      12   $     (11)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Equity in (earnings) losses of subsidiaries....................          -          12            -          (12)          -
  Depreciation and amortization..................................          3           -            -            -           3
  Deferred income tax benefit....................................         (5)          -            -            -          (5)
  Amortization of debt discount and deferred financing costs.....         24           -            -            -          24
  Other, net.....................................................          1           -            -            -           1
  Changes in current assets and current liabilities, net.........        (33)          -            -            -         (33)
                                                                   ---------         ---        -----          ---   ---------
Net cash flows provided by (used in) operating activities........        (22)          1            -            -         (21)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities....................         (3)        (22)           -            -         (25)
Sales of marketable investment securities........................         34           7            -            -          41
Purchases of restricted marketable investment securities.........        (15)          -            -            -         (15)
Advances (to) from affiliates, net...............................          -         (20)          20            -           -
Purchases of property and equipment..............................         (4)          -            -            -          (4)
Offering proceeds and investment earnings placed in escrow.......        (10)          -            -            -         (10)
Funds released from escrow accounts..............................        122           -            -            -         122
Investment in convertible subordinated debentures from DBSI......          -          (1)           -            -          (1)
Investment in DBSC...............................................          4          (4)           -            -           -
Long-term notes receivable from and investment in DBSC...........          -         (16)           -            -         (16)
Expenditures for satellite systems under construction............       (110)          -          (20)           -        (130)
                                                                   ---------         ---        -----          ---   ---------
Net cash flows used in investing activities......................         18         (56)           -            -         (38)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Class A Common Stock...............          -          63            -            -          63
                                                                   ---------         ---        -----          ---   ---------
Net cash flows provided by (used in) financing activities........          -          63            -            -          63
                                                                   ---------         ---        -----          ---   ---------
Net increase (decrease) in cash and cash equivalents.............         (4)          8            -            -           4
Cash and cash equivalents, beginning of year.....................         18           -            -            -          18
                                                                   ---------         ---        -----          ---   ---------
Cash and cash equivalents, end of year...........................  $      14   $       8    $       -    $       -   $      22
                                                                   ---------         ---        -----          ---   ---------
                                                                   ---------         ---        -----          ---   ---------

                      ECHOSTAR COMMUNICATIONS CORPORATION

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS--YEAR ENDED DECEMBER 31, 1996
  (IN MILLIONS)

                                                                                                    DBS
                                               DISH       ESBC- PC        C&E         ESBC        CORP-PC       C&E     DBS CORP
                                               -----     -----------     -----     -----------  -----------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................   $     (92)   $    (101)   $      92    $    (101)   $    (102)  $     101  $    (102)
Adjustments to reconcile net income (loss)
  to net cash flows from operating
  activities:
  Equity in (earnings) losses of
    subsidiaries..........................          --           92          (92)          --          101        (101)        --
  Depreciation and amortization...........          27           --           --           27           --          --         27
  Amortization of subscriber acquisition
    costs.................................          16           --           --           16           --          --         16
  Deferred income tax benefit.............         (45)          (5)          --          (50)          --          --        (50)
  Amortization of debt discount and
    deferred financing costs..............          34           24            3           61           --          --         61
  Other, net..............................          10           --           --           10           --          --         10
  Changes in current assets and current
    liabilities, net......................          14           --           --           14            1          --         15
                                                 -----        -----          ---        -----        -----   ---------  ---------
Net cash flows provided by (used in)
  operating activities....................         (36)          10            3          (23)          --          --        (23)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment
  securities..............................          --         (138)          --         (138)          --          --       (138)
Sales of marketable investment
  securities..............................          --          120           --          120           --          --        120
Purchases of restricted marketable
  investment securities...................         (21)          --           --          (21)          --          --        (21)
Funds released from restricted cash and
  marketable investment securities --
  other...................................          16           --           --           16           --          --         16
Advances (to) from affiliates, net........         138         (268)          (3)        (133)          69          --        (64)
Purchases of property and equipment.......         (46)          --           --          (46)          --          --        (46)
Offering proceeds and investment earnings
  placed in escrow........................         (11)        (183)          --         (194)          --          --       (194)
Funds released from escrow accounts.......          84          136           --          220           --          --        220
Payments received on (investments in)
  convertible subordinated debentures from
  SSET....................................           6           --           --            6           --          --          6
Investment in convertible subordinated
  debentures from DBSI....................          --           --           --           --           --          --         --
Long-term notes receivable from and
  investment in DBSC......................          --           --           --           --           --          --         --
Long-term note receivable from DBS Corp...          --           --           --           --           --          --         --
Expenditures for satellite systems under
  construction............................        (112)          --           --         (112)         (26)         --       (138)
Expenditures for FCC authorizations.......          --           --           --           --          (55)         --        (55)
Other.....................................          --           --           --           --           --          --         --
                                                 -----        -----          ---        -----        -----   ---------  ---------
Net cash flows used in investing
  activities..............................          54         (333)          (3)        (282)         (12)         --       (294)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of 1996
  Notes...................................          --          337           --          337           --          --        337
Proceeds from note payable to ECC.........          --           --           --           --           12          --         12
Repayments of mortgage indebtedness and
  notes payable...........................          (8)          --           --           (8)          --          --         (8)
Stock options exercised...................          --           --           --           --           --          --         --
                                                 -----        -----          ---        -----        -----   ---------  ---------
Net cash flows provided by (used in)
  financing activities....................          (8)         337           --          329           12          --        341
                                                 -----        -----          ---        -----        -----   ---------  ---------
Net increase (decrease) in cash and cash
  equivalents.............................          10           14           --           24           --          --         24
Cash and cash equivalents, beginning of
  year....................................          14           --           --           14           --          --         14
                                                 -----        -----          ---        -----        -----   ---------  ---------
Cash and cash equivalents, end of year....   $      24    $      14    $      --    $      38    $      --   $      --  $      38
                                                 -----        -----          ---        -----        -----   ---------  ---------
                                                 -----        -----          ---        -----        -----   ---------  ---------


                                              ECC- PC       OTHER         C&E         ECC
                                               -----     -----------     -----     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................   $    (101)   $      --    $     102   $    (101)
Adjustments to reconcile net income (loss)
  to net cash flows from operating
  activities:
  Equity in (earnings) losses of
    subsidiaries..........................         101           --         (101)         --
  Depreciation and amortization...........          --           --           --          27
  Amortization of subscriber acquisition
    costs.................................          --           --           --          16
  Deferred income tax benefit.............          --           --           --         (50)
  Amortization of debt discount and
    deferred financing costs..............          --           --           --          61
  Other, net..............................          (2)          --           --           8
  Changes in current assets and current
    liabilities, net......................           4           --           (8)         11
                                                 -----          ---        -----   ---------
Net cash flows provided by (used in)
  operating activities....................           2           --           (7)        (28)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment
  securities..............................          --           --           --        (138)
Sales of marketable investment
  securities..............................          15           --           --         135
Purchases of restricted marketable
  investment securities...................          --           --           --         (21)
Funds released from restricted cash and
  marketable investment securities --
  other...................................          --           --           --          16
Advances (to) from affiliates, net........          22           38            4          --
Purchases of property and equipment.......          --           (5)          --         (51)
Offering proceeds and investment earnings
  placed in escrow........................          --           --           --        (194)
Funds released from escrow accounts.......          --           --           --         220
Payments received on (investments in)
  convertible subordinated debentures from
  SSET....................................          --           --           --           6
Investment in convertible subordinated
  debentures from DBSI....................          (3)          --           --          (3)
Long-term notes receivable from and
  investment in DBSC......................         (30)          --           --         (30)
Long-term note receivable from DBS Corp...         (12)          --           12          --
Expenditures for satellite systems under
  construction............................          --          (33)          --        (171)
Expenditures for FCC authorizations.......          --           --           --         (55)
Other.....................................          (3)          --            3          --
                                                 -----          ---        -----   ---------
Net cash flows used in investing
  activities..............................         (11)          --           19        (286)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of 1996
  Notes...................................          --           --           --         337
Proceeds from note payable to ECC.........          --           --          (12)         --
Repayments of mortgage indebtedness and
  notes payable...........................          --           --           --          (8)
Stock options exercised...................           2           --           --           2
                                                 -----          ---        -----   ---------
Net cash flows provided by (used in)
  financing activities....................           2           --          (12)        331
                                                 -----          ---        -----   ---------
Net increase (decrease) in cash and cash
  equivalents.............................          (7)          --           --          17
Cash and cash equivalents, beginning of
  year....................................           8           --           --          22
                                                 -----          ---        -----   ---------
Cash and cash equivalents, end of year....   $       1    $      --    $      --   $      39
                                                 -----          ---        -----   ---------
                                                 -----          ---        -----   ---------

                      ECHOSTAR COMMUNICATIONS CORPORATION

13. OPERATIONS IN GEOGRAPHIC AREAS

    The Company sells its products on a worldwide basis and has established operations in Europe and the Pacific Rim. Information about the Company's operations in different geographic areas is as follows (in thousands):

                                                                 UNITED                   OTHER
                                                                 STATES      EUROPE    INTERNATIONAL    TOTAL
                                                              ------------  ---------  ------------  ------------
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1994:
  Total revenue.............................................   $  137,233   $  24,072   $   29,678   $    190,983
                                                              ------------  ---------  ------------  ------------
                                                              ------------  ---------  ------------  ------------
  Export sales..............................................   $    7,188
                                                              ------------
                                                              ------------
  Operating income..........................................   $   10,811   $   1,244   $    1,161   $     13,216
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
  Other income (expense), net...............................                                              (12,727)
                                                                                                     ------------
  Net income before income taxes............................                                         $        489
                                                                                                     ------------
                                                                                                     ------------
  Identifiable assets.......................................   $   77,172   $   6,397   $    2,359   $     85,928
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
  Corporate assets..........................................                                              386,564
                                                                                                     ------------
  Total assets..............................................                                         $    472,492
                                                                                                     ------------
                                                                                                     ------------
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995:
  Total revenue.............................................   $  110,629   $  31,351   $   21,910   $    163,890
                                                              ------------  ---------  ------------  ------------
                                                              ------------  ---------  ------------  ------------
  Export sales..............................................   $    6,317
                                                              ------------
                                                              ------------
  Operating income (loss)...................................   $   (7,916)  $     146   $     (257)  $     (8,027)
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
  Other income (expense), net...............................                                               (9,204)
                                                                                                     ------------
  Loss before income taxes..................................                                         $    (17,231)
                                                                                                     ------------
                                                                                                     ------------
  Identifiable assets.......................................   $   63,136   $  10,088   $    3,788   $     77,012
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
  Corporate assets..........................................                                              546,079
                                                                                                     ------------
  Total assets..............................................                                         $    623,091
                                                                                                     ------------
                                                                                                     ------------
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1996:
  Total revenue.............................................   $  173,919   $  26,984   $   10,508   $    211,411
                                                              ------------  ---------  ------------  ------------
                                                              ------------  ---------  ------------  ------------
  Export sales..............................................   $    1,536
                                                              ------------
                                                              ------------
  Operating loss............................................   $ (107,175)  $  (1,274)  $     (896)  $   (109,345)
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
  Other income (expense), net...............................                                              (46,334)
                                                                                                     ------------
  Loss before income taxes..................................                                         $   (155,679)
                                                                                                     ------------
                                                                                                     ------------
  Identifiable assets.......................................   $  836,596   $   5,795   $    1,871   $    844,262
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
  Corporate assets..........................................                                              297,118
                                                                                                     ------------
  Total assets..............................................                                         $  1,141,380
                                                                                                     ------------
                                                                                                     ------------

                      ECHOSTAR COMMUNICATIONS CORPORATION

14. VALUATION AND QUALIFYING ACCOUNTS

    The Company's valuation and qualifying accounts as of December 31, 1994, 1995 and 1996 are as follows (in thousands):

                                                   BALANCE AT
                                                    BEGINNING   CHARGED TO
                                                       OF        COSTS AND                BALANCE AT
                                                      YEAR       EXPENSES    DEDUCTIONS   END OF YEAR
                                                   -----------  -----------  -----------  -----------
YEAR ENDED DECEMBER 31, 1994:
  Assets:
    Allowance for doubtful accounts..............   $     346    $       8    $    (168)   $     186
    Loan loss reserve............................          50           75          (30)          95
    Reserve for inventory........................       1,403          329         (147)       1,585
  Liabilities:
    Reserve for warranty costs...................       1,350          508         (458)       1,400
    Other reserves...............................          93           --           --           93
YEAR ENDED DECEMBER 31, 1995:
  Assets:
    Allowance for doubtful accounts..............   $     186    $   1,160    $    (240)   $   1,106
    Loan loss reserve............................          95           19          (36)          78
    Reserve for inventory........................       1,585        1,511         (299)       2,797
  Liabilities:
    Reserve for warranty costs...................       1,400          562         (949)       1,013
    Other reserves...............................          93           --           (1)          92
YEAR ENDED DECEMBER 31, 1996:
  Assets:
    Allowance for doubtful accounts..............   $   1,106    $   2,340    $  (1,952)   $   1,494
    Loan loss reserve............................          78          660          (94)         644
    Reserve for inventory........................       2,797        4,304       (1,438)       5,663
  Liabilities:
    Reserve for warranty costs...................       1,013         (250)          --          763
    Other reserves...............................          92          (92)          --           --

15. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The Company's quarterly results of operations are summarized as follows (in thousands):

                                                                                THREE MONTHS ENDED
                                                                ---------------------------------------------------
                                                                 MARCH 31     JUNE 30    SEPTEMBER 30  DECEMBER 31
                                                                -----------  ----------  ------------  ------------
YEAR ENDED DECEMBER 31, 1995:
  Total revenue...............................................   $  40,413   $   39,252   $   43,606    $   40,619
  Operating income (loss).....................................        (698)         768          341        (8,438)
  Net loss....................................................      (2,240)      (1,787)        (360)       (7,099)
  Loss per common and common equivalent share                    $   (0.08)  $    (0.06)  $    (0.02)   $    (0.20)
YEAR ENDED DECEMBER 31, 1996:
  Total revenue...............................................   $  41,467   $   73,524   $   42,402    $   54,018
  Operating loss..............................................      (8,629)     (14,057)     (26,898)      (59,761)
  Net loss....................................................      (7,221)     (22,554)     (26,518)      (44,693)
  Loss per common and common equivalent share.................   $   (0.19)  $    (0.57)  $    (0.66)   $    (1.10)

    In the fourth quarter of 1995 and each quarter in 1996, the Company incurred operating and net losses principally as a result of expenses incurred related to development of the EchoStar DBS System.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS PREFERRED OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ECHOSTAR OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ECHOSTAR SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                                 --------------

                               TABLE OF CONTENTS

                                                                            PAGE
Prospectus Summary........................................................     1
Risk Factors..............................................................    10
Use of Proceeds...........................................................    28
Price Range of Common Stock and Dividend Policy...........................    28
Capitalization............................................................    29
Selected Financial Data...................................................    30
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................    32
Business..................................................................    45
Management................................................................    78
Certain Relationships and Related Transactions............................    83
Security Ownership of Certain Beneficial Owners and Management............    84
Description of Certain Indebtedness.......................................    86
Description of EchoStar Capital Stock.....................................    89
Description of the Preferred Stock........................................    93
Certain Federal Income Tax Consequences...................................   102
Underwriting..............................................................   106
Legal Matters.............................................................   107
Independent Accountants...................................................   107
Available Information.....................................................   107
Incorporation of Certain Documents by Reference...........................   108
Index to Consolidated Financial Statements................................   F-1

                                2,000,000 SHARES

                                     [LOGO]

                            ECHOSTAR COMMUNICATIONS
                                  CORPORATION
                             % SERIES C CUMULATIVE
                          CONVERTIBLE PREFERRED STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                                LEHMAN BROTHERS

                                OCTOBER  , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER  , 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
         , 1997
                                5,000,000 SHARES

                                     [LOGO]

                      ECHOSTAR COMMUNICATIONS CORPORATION
                              CLASS A COMMON STOCK

    All of the shares of Class A Common Stock, par value $0.01 (the "Class A Common Stock"), offered hereby (the "Common Offering") are being sold by EchoStar Communications Corporation ("EchoStar" or the "Company"). The Class A Common Stock is listed on the Nasdaq National Market under the symbol "DISH." The closing sale price of the Class A Common Stock on the Nasdaq National Market on October 9, 1997 was $23 1/8 per share.

    The Company is also concurrently offering, by means of a separate prospectus, 2,000,000 shares of % Series C Convertible Preferred Stock (the "Preferred Stock"). Consummation of the Common Offering is not conditioned on the Preferred Offering, and the offering of the Preferred Stock is not conditioned on consummation of the Common Offering.

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------
                                          PRICE          UNDERWRITING         PROCEEDS
                                         TO THE          DISCOUNTS AND         TO THE
                                         PUBLIC         COMMISSIONS (1)      COMPANY (2)
-------------------------------------------------------------------------------------------
Per Share.........................  $                  $                  $
Total (3).........................  $                  $                  $
-------------------------------------------------------------------------------------------

(1) ECHOSTAR HAS AGREED TO INDEMNIFY THE UNDERWRITERS (AS DEFINED) AGAINST CERTAIN LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

(2) BEFORE DEDUCTING EXPENSES OF THE COMMON OFFERING PAYABLE BY ECHOSTAR
    ESTIMATED TO BE $      .

(3) ECHOSTAR HAS GRANTED THE UNDERWRITERS AN OPTION, EXERCISABLE WITHIN 30 DAYS OF THE DATE HEREOF, TO PURCHASE UP TO 750,000 ADDITIONAL SHARES OF CLASS A COMMON STOCK AT THE PRICE TO THE PUBLIC SHOWN ABOVE. IF THE OPTION IS EXERCISED IN FULL, THE TOTAL PRICE TO THE PUBLIC, UNDERWRITING DISCOUNTS AND
    COMMISSIONS, AND PROCEEDS TO THE COMPANY WILL BE $        , $        AND
    $        RESPECTIVELY. SEE "UNDERWRITING."

    The Class A Common Stock is offered by several underwriters (the "Underwriters"), subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to certain conditions, including the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Class A Common Stock will be made through the facilities of The Depository Trust Company ("DTC") against payment therefor in immediately available funds, in New York, New York on or about October , 1997.

DONALDSON, LUFKIN & JENRETTE                                      BT ALEX. BROWN
        SECURITIES CORPORATION

    CERTAIN PERSONS PARTICPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING, AND MAY BID FOR, AND PURCHASE, SHARES OF THE PREFERRED STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "ECHOSTAR" OR THE "COMPANY" REFERS TO ECHOSTAR COMMUNICATIONS CORPORATION, A NEVADA CORPORATION, THE CLASS A COMMON STOCK OF WHICH IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "DISH" OR, IF THE CONTEXT REQUIRES, TO ECHOSTAR TOGETHER WITH ITS SUBSIDIARIES.

                                  THE COMPANY

    EchoStar is a leading provider of direct broadcast satellite ("DBS") programming services in the United States. The Company commenced its DISH Network-SM- DBS service (the "DISH Network") in March 1996, after the successful launch of its first satellite ("EchoStar I") in December 1995. The Company launched its second satellite ("EchoStar II") in September 1996, and launched its third satellite ("EchoStar III") in October 1997. Since December 31, 1996, EchoStar has increased its DISH Network subscriber base from 350,000 to approximately 820,000 subscribers as of September 30, 1997. During the third quarter of 1997, EchoStar believes that it captured approximately 40% of all new DBS satellite subscribers in the U.S. Average monthly programming revenue during 1997 has been approximately $39 per subscriber.

    The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in U.S. history, surpassing the rollout of color televisions, VCRs and compact disc players. As of September 30, 1997, approximately 5.6 million U.S. households subscribed to DBS and other digital direct-to-home ("DTH") satellite services. Industry sources project that the DTH market could grow to as many as 19 million subscribers by the year 2002.

    EchoStar believes that there is significant unsatisfied demand for high-quality, reasonably-priced television programming. Of the approximately 96 million television households in the U.S., it is estimated that more than 60 million subscribers pay an average of $34 per month for multichannel programming services. EchoStar's primary target market for the DISH Network includes cable subscribers in urban and suburban areas who are dissatisfied with the quality or price of their cable programming, or who want niche programming services not available from most cable operators. Other target markets for the DISH Network include the approximately 7 million households not passed by cable television systems and the approximately 21 million households currently passed by cable television systems with relatively limited channel capacity.

    EchoStar has rights to more U.S. licensed DBS frequencies than any of its competitors, and currently controls 90 frequencies, including 21 frequencies at an orbital slot capable of providing nationwide DBS service. The Company currently provides approximately 120 channels of digital television programming and over 30 channels of CD quality audio programming to the entire continental U.S. DISH Network subscribers can choose from a variety of programming packages that EchoStar believes have a better price-to-value relationship than packages currently offered by most pay television providers.

    DISH Network programming is available to any subscriber who purchases or leases an 18-inch satellite dish, an EchoStar digital satellite receiver, a user-friendly remote control and related components (collectively, an "EchoStar Receiver System"). EchoStar Receiver Systems are fully compatible with MPEG-2, the world digital standard for computers and consumer electronics products, and provide image and sound quality superior to current analog cable or wireless cable service. EchoStar Receiver Systems are designed and engineered by EchoStar's wholly-owned subsidiary, Houston Tracker Systems, Inc. ("HTS"). Satellite receivers designed by HTS have won numerous awards from dealers, retailers and industry trade publications.

    The Company's primary objective is to become a leading provider of subscription television services in the U.S. To achieve this objective, the Company will seek to:

        EXPAND PROGRAMMING OFFERINGS. The Company launched EchoStar III on October 5, 1997, and expects to launch its fourth satellite ("EchoStar IV") during the first quarter of 1998. EchoStar III, which will serve the eastern half of the U.S. from 61.5 DEG. West Longitude ("WL"), and EchoStar IV, which is expected to serve the western half of the U.S. from 148 DEG. WL, should enable the Company to retransmit local broadcast signals in 20 of the largest U.S. television markets (assuming receipt of all required retransmission consents and copyright licenses and/or congressional or regulatory actions necessary to extend and clarify the scope of the statutory compulsory license to cover local satellite retransmission of network-affiliated station signals) and to provide subscribers with additional sports, foreign language, cultural, business, educational and other niche programming. EchoStar III and EchoStar IV will also provide the Company the capacity to offer subscribers high definition television ("HDTV") and popular Internet and other computer data at high transmission speeds. By expanding its programming services, EchoStar believes that it may be able to differentiate itself from other providers of subscription television services, which may not be able to cost-effectively, or do not have the capacity to, offer similar services.

        CONTINUE TO EXPAND DISTRIBUTION CHANNELS. The Company continues to strengthen its sales and distribution channels, which include consumer retail outlets, consumer electronics retailers and direct sales representatives. For example, the Company recently announced an agreement with JVC Company of America ("JVC"), under which JVC will purchase EchoStar Receiver Systems for distribution through existing JVC channels under the JVC and DISH Network brand names. All consumers who purchase JVC branded satellite receiver systems will subscribe to DISH Network programming. In addition, on September 15, 1997, EchoStar announced that Sears, Roebuck and Co. ("Sears") will begin to carry JVC branded EchoStar Receiver Systems. Beginning in October 1997, JVC branded EchoStar Receiver Systems are now available in more than 800 full-line, mall-based Sears stores.

        PROVIDE ATTRACTIVELY PRICED PROGRAMMING AND SYSTEMS. The Company's entry level America's Top 40 programming package is priced at $19.99 per month, as compared to, on average, over $30 per month for comparable cable service. Consumers can add six premium movie channels for an additional $10 per month, the same amount cable subscribers typically pay for one movie channel. On June 1, 1997, the Company announced a new marketing program, offering subscribers a standard EchoStar Receiver System for $199 (as compared to an average retail price in March 1996 of $499), without requiring an extended subscription commitment or significant up front programming payments.

        EMPHASIZE ONE-STOP SHOPPING. The Company believes that providing outstanding service, convenience and value are essential to developing long-term customer relationships. The Company offers consumers a "one-stop shopping" service which includes programming, installation, maintenance, reliable customer service and satellite reception equipment. To enhance responsiveness to its customers, the Company has established a single telephone number (1-800-333-DISH), which customers can call 24 hours a day, seven days a week to order EchoStar Receiver Systems, activate programming services, schedule installation, and obtain technical support. The Company believes it is the only DBS provider to offer a comprehensive single-point customer service function.

    The principal offices of EchoStar are located at 90 Inverness Circle East, Englewood, Colorado 80112-5300, and its telephone number is (303) 799-8222.

                              RECENT DEVELOPMENTS

LAUNCH OF ECHOSTAR III

    The Company launched EchoStar III on October 5, 1997, from Cape Canaveral Air Station, Florida. EchoStar III, which will serve the eastern half of the U.S. from 61.5 DEG. WL, should enable the Company to retransmit local broadcast signals in certain U.S. television markets (assuming receipt of all required retransmission consents and copyright licenses and/or congressional or regulatory actions necessary to extend and clarify the scope of the statutory compulsory license to cover local satellite retransmission of network-affiliated station signals) and to provide subscribers with additional sports, foreign language, cultural, business, educational and other niche programming. EchoStar III will also provide the Company the capacity to offer subscribers HDTV and popular Internet and other computer data at high transmission speeds. Although all tests to date have been successful, EchoStar III has not yet achieved geostationary orbit. The ultimate success of the launch of EchoStar III will not be determinable until up to 60 days after its October 5 launch date.

SEARS TO CARRY DISH NETWORK PRODUCTS

    On September 15, 1997, EchoStar announced that Sears will begin to carry JVC branded EchoStar Receiver Systems. Beginning in October 1997, JVC branded EchoStar Receiver Systems are now available in more than 800 full-line, mall-based Sears stores, creating a nationwide retail distribution channel for such DISH compatible systems. EchoStar believes, but can give no assurance, that this additional distribution channel will further enhance EchoStar's ability to attract subscribers to the DISH Network.

SERIES B SENIOR REDEEMABLE EXCHANGEABLE PREFERRED OFFERING

    On October 2, 1997, EchoStar consummated an offering (the "Series B Preferred Offering") of 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004, (the "Series B Preferred Stock"). The Series B Preferred Offering resulted in net proceeds to EchoStar of approximately $193.0 million. The Series B Preferred Stock was issued in a private placement pursuant to Rule 144A of the Securities Act. EchoStar presently intends to use the net proceeds of the Series B Preferred Offering to fund subscriber acquisition and marketing expenses and for other general corporate purposes.

                                  THE OFFERING

Common Stock Offered..............  5,000,000 shares of Class A Common Stock

Voting Rights.....................  EchoStar's issued and outstanding capital stock consists of Class A Common Stock, Class B Common Stock, Series A
                                    Preferred Stock and Series B Preferred Stock. Each
                                    holder of Class A Common Stock is entitled to one vote
                                    per share, and each holder of Class B Common Stock and
                                    Series A Preferred Stock is entitled to ten votes per
                                    share, on all matters submitted to a vote of
                                    stockholders. Except as required by law, holders of the
                                    Class A Common Stock, the Class B Common Stock, the
                                    Class C Common Stock (which is authorized but unissued)
                                    and the Series A Preferred Stock vote together as a
                                    single class. The Series B Preferred Stock is and, in
                                    the event the Preferred Offering is consummated, the
                                    Series C Preferred Stock will be, nonvoting. Each share
                                    of Class A Common Stock and Class B Common Stock will
                                    share ratably in any dividends or other distributions,
                                    including upon the liquidation, dissolution or winding
                                    up of EchoStar. See "Description of Capital Stock."

Use of Proceeds...................  The net proceeds to EchoStar from the Common Offering, after deducting estimated underwriting discounts and
                                    commissions and expenses of the Common Offering, are
                                    estimated to be $109.8 million. EchoStar presently
                                    intends to use the net proceeds of the Common Offering
                                    to fund subscriber acquisition and marketing expenses
                                    and for other general corporate purposes.

Nasdaq Symbol.....................  DISH

Concurrent Offering...............  EchoStar is also concurrently offering, by means of a separate prospectus, 2,000,000 shares of Series C
                                    Preferred Stock (the "Preferred Offering"). Consummation
                                    of the Common Offering is not conditioned on the
                                    Preferred Offering and consummation of the Preferred
                                    Offering is not conditioned on consummation of the
                                    Common Offering.

Risk Factors......................  Prospective investors should carefully consider certain risk factors relating to an investment in the Class A
                                    Common Stock. See "Risk Factors."

                             SUMMARY FINANCIAL DATA

    The following summary financial data and the selected financial data presented elsewhere in this Prospectus for the five years ended December 31, 1996 are derived from the Consolidated Financial Statements of EchoStar, audited by Arthur Andersen LLP, independent public accountants. The following summary financial data with respect to the six months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, such data reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year. The data set forth in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," EchoStar's Consolidated Financial Statements and the Notes thereto, and other financial information included elsewhere in this Prospectus.

                                                                                                             SIX MONTHS ENDED
                                                                  YEARS ENDED DECEMBER 31,                       JUNE 30,
                                                    -----------------------------------------------------  --------------------
                                                    1992 (1)   1993 (1)     1994       1995       1996       1996       1997
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA, RATIOS, SUBSCRIBERS AND SATELLITE
                                                                                  RECEIVERS SOLD)

                                                                                                               (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenue.........................................  $ 165,088  $ 220,941  $ 190,983  $ 163,890  $ 211,411  $ 114,991  $ 172,845
  Operating income (loss).........................     11,286     18,204     13,216     (8,027)  (109,345)   (22,686)   (87,617)
  Net income (loss)...............................      7,529     12,272         90    (11,486)  (100,986)   (29,775)  (126,655)
  Net income (loss) attributable to common
    shares........................................  $   7,529  $  12,272  $    (849) $ (12,690) $(102,190) $ (30,377) $(127,257)
  Weighted-average common shares outstanding......     32,221     32,221     32,442     35,562     40,548     40,404     41,265
  Net income (loss) per common and common-
    equivalent share..............................  $    0.23  $    0.38  $   (0.03) $   (0.36) $   (2.52) $   (0.75) $   (3.08)
OTHER DATA:
  EBITDA (2)......................................  $  12,329  $  19,881  $  15,459  $  (4,913) $ (65,931) $ (12,930) $    (842)
  Ratio of earnings to combined fixed charges and
    preferred stock dividends (3).................      15.0x      18.0x         --         --         --         --         --
  Deficiency of earnings to combined fixed charges
    and preferred stock dividends (3).............         --         --  $  (6,145) $ (44,198) $(188,701) $ (61,657) $(143,845)
  DBS subscribers (end of period).................         --         --         --         --    350,000     70,000    590,000
  Satellite receivers sold (in units):
    Domestic......................................    116,000    132,000    114,000    131,000    518,000    155,000    348,000
    International.................................     85,000    203,000    289,000    331,000    239,000    126,000     91,000
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total.......................................    201,000    335,000    403,000    462,000    757,000    281,000    439,000
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                AS OF JUNE 30, 1997 (UNAUDITED)
                                                ---------------------------------------------------------------
                                                                          AS ADJUSTED  AS ADJUSTED
                                                                            FOR THE      FOR THE    AS ADJUSTED
                                                                            COMMON      PREFERRED     FOR THE
                                                 ACTUAL    PRO FORMA (4)   OFFERING    OFFERING(5)  OFFERINGS(5)
                                                ---------  -------------  -----------  -----------  -----------
BALANCE SHEET DATA:
  Cash, cash equivalents and marketable
    investment securities (6).................  $ 187,804   $   380,804    $ 490,637    $ 465,004    $ 574,837
  Total assets................................  1,534,480     1,727,480    1,837,313    1,811,680    1,921,513
  Total long-term obligations (less current
    portion)..................................  1,311,902     1,311,902    1,311,902    1,311,902    1,311,902
  Series B Preferred Stock (7)................         --       193,000      193,000      193,000      193,000
  Preferred Stock.............................         --            --           --       87,700       87,700
  Total stockholders' equity (deficit)........    (52,868)      (52,868)      56,965       31,332      141,165

                             SUMMARY SATELLITE DATA

                               ECHOSTAR I       ECHOSTAR II        ECHOSTAR III             ECHOSTAR IV
                             ---------------  ---------------  ---------------------  ------------------------
Expected launch date.......     Launched         Launched            Launched             1st Quarter 1998
Orbital slot...............    119 DEG. WL      119 DEG. WL        61.5 DEG. WL           148 DEG. WL (8)
Transponders...............    16 @ 24 MHz      16 @ 24 MHz     16/32 @ 24 MHz (9)       16/32 @ 24 MHz (9)
Approximate channel           100 channels     100 channels      100/200 channels         100/200 channels
  capacity (10)............
Output power...............     130 Watts        130 Watts         240/120 Watts           240/120 Watts
Expected end of commercial        2011             2011                2012                     2013
  life (11)................
Coverage area..............    Continental U.S. and certain         Eastern and       Western and Central U.S.
                               Regions of Canada and Mexico        Central U.S.          Alaska and Hawaii

------------------------

(1) Certain of EchoStar's subsidiaries operated under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and comparable provisions of applicable state income tax laws, until December 31, 1993. The net income for 1992 and 1993 presented above is net of pro forma income taxes of $3,304 and $7,846, respectively, determined as if EchoStar had been subject to corporate Federal and state income taxes for those years. Earnings per share has been calculated and presented on a pro forma basis as if the shares of EchoStar issued to reflect the December 31, 1993 reorganization were outstanding for the years ended December 31, 1992 and 1993, respectively. See Notes 1 and 7 of Notes to EchoStar's Consolidated Financial Statements.

(2) EBITDA represents earnings before interest (net), taxes, depreciation and amortization (including amortization of subscriber acquisition costs of $16.0 million for the year ended December 31, 1996 and $92,000 and $61.4 million for the six months ended June 30, 1996 and 1997, respectively). EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. See EchoStar's Consolidated Financial Statements contained elsewhere in this Prospectus.

(3) For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends and the deficiency of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes, plus fixed charges, excluding capitalized interest. Fixed charges consist of interest incurred on all indebtedness and the computed interest components of rental expense under noncancelable operating leases. Preferred stock dividends consist of the dividends accrued on the Company's Series A Preferred Stock. For the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, earnings were insufficient to cover fixed charges.

(4) Gives effect to the Series B Preferred Offering and the application of the net proceeds thereof.

(5) Excludes approximately $12.3 million to be deposited by purchasers of the Preferred Stock into a deposit account established pursuant to the Preferred Offering.

(6) Excludes restricted cash and marketable investment securities which totaled $229.6 million as of June 30, 1997.

(7) Net of estimated discounts and commissions and offering costs of $7.0 million.

(8) EchoStar presently intends to launch EchoStar IV into the 148 DEG. WL orbital slot during the first quarter of 1998. The Company may, however, subject in each case to applicable FCC approvals and other conditions in the 1997 Notes Indenture (as defined), determine to launch or move EchoStar IV into the 61.5 DEG. WL or the 119 DEG. WL orbital slot.

(9) The transponders on each of these satellites can be independently switched to provide a range from 16 transponders operating at 240 Watts each to 32 transponders operating at 120 Watts each.

(10) EchoStar's DBS permits cover: (i) 11 of the 16 transponders (approximately 65 of 100 channels) on EchoStar I; (ii) 10 of the 16 transponders (approximately 60 of 100 channels) on EchoStar II; (iii) 11 of the 16 transponders (approximately 65 of 100 channels) on EchoStar III; and (iv) 24 of the 32 transponders (approximately 150 of 200 channels) on EchoStar IV.

(11) The expected end of commercial life of each satellite has been estimated by EchoStar based on each satellite's actual or expected launch date and the terms of the construction and launch contracts. The minimum design life is 12 years. The licenses are issued for ten year periods, and would, unless renewed by the FCC, expire prior to the end of the minimum design life.

                           THE ECHOSTAR ORGANIZATION

    The following chart illustrates the Company's corporate structure:

                                     [LOGO]

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE CLASS A COMMON STOCK SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

    HOLDING COMPANY STRUCTURE. Since all of EchoStar's operations are conducted through its subsidiaries, its ability to make cash dividend payments, or service any debt is dependent upon the earnings of such subsidiaries and the payment of funds by such subsidiaries to EchoStar in the form of loans, dividends or other payments. As a result, EchoStar will be substantially dependent upon the receipt of funds from its wholly owned subsidiary DBS Corp, which will be dependent upon the receipt of funds from its wholly owned subsidiary ESBC, which in turn will be dependent upon the receipt of funds from its wholly owned subsidiary Dish. None of EchoStar's subsidiaries has any current obligations, contingent or otherwise, to pay any amounts in respect of the Class A Common Stock or to make any funds available therefor, whether by dividends, loans or other payments. The cash flow generated by subsidiaries of Dish will only be available if and to the extent that Dish is able to make such cash available to ESBC in the form of dividends, loans or other payments. In general, Dish may pay dividends on its equity securities only if: (i) no default exists under the 1994 Notes Indenture; and (ii) after giving effect to such dividends, Dish's ratio of total indebtedness to cash flow would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish's consolidated net income (less 100% of consolidated net losses) from April 1, 1994, plus 100% of the aggregate net proceeds to Dish from the sale and issuance of certain equity interests of Dish. The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to DBS Corp without restrictions. In general, DBS Corp may pay dividends on its equity securities only if: (i) no default exists under the 1997 Notes Indenture; (ii) after giving effect to such dividends, DBS Corp's ratio of total indebtedness to cash flow would not exceed
6.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of (A) the difference of consolidated cash flow (less 100% of such deficit) minus 150% of consolidated interest expense, in each case from July 1, 1997, plus (B) 100% of the aggregate net proceeds to DBS Corp and its subsidiaries from the sale of certain equity interests of DBS Corp or EchoStar.

    SUBSTANTIAL LEVERAGE. EchoStar is highly leveraged, which makes it very vulnerable to changes in general economic conditions.

    Substantially all of the assets of DBS Corp, ESBC and Dish and their subsidiaries are pledged as collateral for the 1997 Notes, 1996 Notes and the 1994 Notes. Further, the 1997, 1996 and 1994 Notes Indentures (as defined) and the Series B Preferred Stock and the Series B Exchange Notes, if any, severely restrict the ability of EchoStar, DBS Corp, ESBC and Dish to incur additional debt. Thus it is, and will continue to be, difficult for EchoStar and its subsidiaries to obtain additional debt if required or desired in order to implement EchoStar's business strategy. ESBC, Dish and certain of Dish's subsidiaries are also parties to other agreements (in addition to the 1997, 1996 and 1994 Notes Indenture, the Series B Preferred Stock Certificate of Designation and the Series B Exchange Notes Indenture, if any), that severely restrict their ability to obtain additional debt financing for working capital, capital expenditures and general corporate purposes. As security for the performance of its obligations under certain of such agreements, certain subsidiaries of EchoStar have pledged substantial assets as collateral.

    As of June 30, 1997, EchoStar had outstanding long-term debt (including both the current and long-term portion) of approximately $1.3 billion (including the 1997 Notes, 1996 Notes, 1994 Notes, deferred satellite contract payments on EchoStar I and EchoStar II and mortgage debt). In addition, because interest on the 1994 Notes currently is not payable in cash but accrues through June 1, 1999, liability with respect to the 1994 Notes will increase by approximately $156.8 million through that date to $624.0 million. Similarly, because interest on the 1996 Notes currently is not payable in cash but accrues through March 15, 2000, liability with respect to the 1996 Notes will increase by approximately $168.7 million through that date to $580.0 million.

    The ability of EchoStar, DBS Corp, ESBC and Dish to meet their respective payment obligations will depend on the success of EchoStar's business strategy, which is subject to uncertainties and contingencies beyond EchoStar's control.

    Under the terms of the 1996 Notes Indenture, EchoStar may pay cash dividends on its equity securities only if: (i) no default exists under the 1996 Notes Indenture; (ii) after giving effect to such dividends, EchoStar's ratio of total indebtedness to cash flow would not exceed 5.0 to 1.0; and (iii) the aggregate amount of such dividends, along with certain other payments, does not exceed the sum of 50% of EchoStar's consolidated net income (less 100% of consolidated net losses) from January 1, 1996 to the end of its most recently completed fiscal quarter plus 100% of the aggregate net proceeds received by EchoStar or its subsidiaries from a sale of EchoStar equity securities.

    COMPETITION FROM DBS AND OTHER SATELLITE SYSTEM OPERATORS. The subscription television industry is highly competitive. EchoStar faces competition from companies offering video, audio, data, programming and entertainment services. Many of these competitors have substantially greater financial and marketing resources than EchoStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    EchoStar competes with companies offering programming through various satellite broadcasting systems. One competitor, DirecTv, Inc. ("DirecTv"), has launched three DBS satellites and has 27 frequencies that are capable of transmitting to the entire continental U.S. ("full-CONUS"). DirecTv and U.S. Satellite Broadcasting Corporation ("USSB"), which owns five transponders on one of DirecTv's satellites, currently offer over 150 channels of combined DBS video programming. As of September 30, 1997, DirecTv had approximately 2.9 million subscribers, approximately one-half of which also subscribed to USSB programming. EchoStar is currently at a competitive disadvantage to DirecTv and USSB with regard to market entry, programming and, possibly, volume discounts for programming offerings. In addition, in the event desirable pay-per-view or other popular programming is obtained by competitors of EchoStar on an exclusive basis, it will be unavailable to EchoStar's DISH Network. DirecTv currently has exclusive distribution rights for out-of-market National Football League telecasts. There may be additional sports and other programming offered by other pay television providers that will not be available on the DISH Network. See "Business--Competition--Other DBS and Home Satellite Operators."

    AT&T Corporation ("AT&T") and DirecTv have entered into an exclusive agreement for AT&T to market and distribute DirecTv's DBS service. As part of the agreement, AT&T made an initial investment of approximately $137.5 million to acquire 2.5% of the equity of DirecTv with an option to increase its investment to up to 30% over a five-year period. This agreement provides a significant base of potential customers for the DirecTv DBS system and allows AT&T and DirecTv to offer customers a bundled package of digital entertainment and communications services. As a result, EchoStar is at a competitive disadvantage marketing to these customers. Further, affiliates of the National Rural Telecommunications Cooperative have acquired territories in rural areas of the U.S. as distributors of DirecTv programming, thereby increasing the distribution capacity of DirecTv.

    On June 11, 1997, TCI Satellite Entertainment, Inc. ("TSAT") announced that a binding agreement had been signed for the restructuring of PrimeStar Partners, L.P. ("PrimeStar"), which currently offers medium power Ku-band programming service to customers using dishes approximately three feet in diameter. In connection with such restructuring, PrimeStar, which is currently owned by affiliates of the five largest cable companies in the U.S., has entered into an agreement to combine its assets with American Sky Broadcasting, L.L.C. ("ASkyB"), a satellite venture formed by News Corporation ("News") and MCI Telecommunications, Inc. ("MCI"), into a single DBS provider. Each PrimeStar partner will contribute its PrimeStar customers and partnership interests into the newly formed entity. ASkyB has announced that it will contribute two satellites under construction and 28 full-CONUS frequencies at the 110 DEG. WL orbital location. In addition, Tempo Satellite, Inc. ("Tempo"), a subsidiary of TSAT, has a license for a satellite using 11 full-CONUS frequencies at the 119 DEG. WL orbital location, and recently launched a satellite to that location. PrimeStar also has agreed to acquire Tempo's license. As of September 30, 1997, according to published reports, PrimeStar had approximately 1.8 million subscribers.

    On July 18, 1997, PrimeStar and TSAT filed an application with the FCC requesting FCC approval for the assignment of Tempo authorizations to PrimeStar in connection with the PrimeStar "roll-up" restructuring. On August 15, 1997, MCI and PrimeStar also filed an FCC application requesting approval for the assignment of MCI's DBS authorizations to PrimeStar. The parties to the two transactions have also initiated the antitrust clearance process with the Department of Justice for each transaction, and EchoStar understands that clearance has been obtained for one of the two transactions (the PrimeStar roll-up). The FCC applications have been placed on public notice and have been opposed by EchoStar and others, but there can be no assurance that any of these oppositions will be successful. If the requests are approved by the FCC and if the transactions are consummated by the parties, the resulting entity would constitute a significantly strengthened competitor with substantial financial and other resources, including a significantly greater number of full-CONUS channels than any other DBS provider.

    Affiliates of several of the companies that would own interests in a restructured PrimeStar entity provide programming to cable television operators, other terrestrial systems and DBS system operators, including EchoStar. These content providers, including News, Time Warner Inc. (including its Turner Broadcasting Systems subsidiary) ("Time Warner"), TCI Communications, Inc. ("TCI"), Cox Communications Inc. ("Cox"), Comcast Corporation ("Comcast") and US WEST, Inc. ("US WEST") would likely provide a significant amount of programming to the new PrimeStar entity and may decide to provide this programming to PrimeStar on better terms and at a lower cost than to other cable or DBS operators. Additionally, those content providers could raise programming prices to all cable, DBS and other providers (including PrimeStar), thereby increasing the Company's cost of programming to rates that are effectively higher than those borne by PrimeStar's owners. Although the current programming access provisions under the Cable Television Consumer Protection and Competition Act of 1992, as amended (the "Cable Act"), and the FCC's rules generally require cable company affiliated content providers to make programming available to competitors on non-discriminatory terms, there are exceptions to these requirements and certain of these requirements are set to expire in 2002 unless extended by the FCC. Moreover, any amendment to, or interpretation of, the Cable Act or the FCC's rules which would revise or eliminate these provisions could adversely affect EchoStar's ability to acquire programming on a cost-effective basis.

    The FCC has indicated that it may apply to the International Telecommunication Union ("ITU") for allocation of additional DBS orbital locations capable of providing service to the U.S. Further, Canada, Mexico, and other countries have been allocated various DBS and FSS orbital locations which are capable of providing service to part or all of the continental U.S. In general, non-U.S. licensed satellites are not presently allowed to provide domestic DBS or DTH service in the U.S. However, in November 1996, the U.S. and Mexico signed a Protocol allowing cross-border DBS and DTH service from Mexican-licensed satellites to the U.S. and vice versa, and Mexico has indicated that it will auction one or more of its FSS orbital locations later this year, and that it will auction one or more of its DBS orbital locations during 1998.

    Pursuant to the protocol, the FCC already has permitted a company to provide Direct-to-Home ("DTH") services in the U.S. through a Mexican satellite. Televisa International, LLC ("Televisa") is currently in the process of developing DTH television and related services in Mexico, Latin America, North America and Europe. Televisa received authorization from the FCC to operate 1 million receive-only earth stations in the U.S. which are capable of receiving DTH television services from Mexico's Solidaridad II satellite. The Solidaridad II satellite operates at 113 DEG. WL providing full-CONUS coverage, and is licensed by the Mexican Government.

    The FCC authorized Televisa to operate receive dishes that are larger, and possibly less attractive to consumers, than the dishes made available by EchoStar. Further, the FCC authorization for Televisa does not provide Televisa's earth stations with protection from unacceptable radio interference from nearby satellite networks. Nevertheless, the authorization of Televisa to provide a service from the 113 DEG. WL orbital slot may produce additional competition to the full-CONUS service provided by the Company from EchoStar I and EchoStar II.

    In addition, the U.S. has indicated its willingness to enter into similar agreements with other countries in North, Central, and South America. If the U.S. government moves forward with these initiatives, or if other countries authorize DBS providers to use their orbital slots to serve the U.S., additional competition could be created, and EchoStar's DBS authorizations could become less valuable. At this time, EchoStar cannot predict whether these or other recent developments will ultimately permit other potential competitors to have access to the U.S. In addition, two additional satellite companies, Continental Satellite Corporation ("Continental") (a subsidiary of Loral Space & Communications Ltd. ("Loral")) and Dominion, each has conditional permits for a comparatively small number of DBS assignments which can be used to provide service to portions of the U.S.

    There are a number of additional methods by which programming can be delivered via satellite, including low power C-band satellite services, medium and high power Ka-band, Ku-band and extended Ku-band satellite services. These satellite frequency bands can be used to provide additional competition to EchoStar. See "Business--Competition--Other Potential Providers of DBS or Similar Services."

    COMPETITION FROM CABLE TELEVISION AND OTHER TERRESTRIAL SYSTEMS. The DISH Network also encounters substantial competition in the overall market for pay television households from cable television and other terrestrial systems. Cable television operators have a large, established customer base, and many cable operators have significant investments in, and access to, programming. Cable television service is currently available to approximately 90% of the approximately 96 million U.S. television households, and approximately 65% of total television households currently subscribe to cable. Cable television operators currently have an advantage relative to EchoStar with regard to the provision of local programming as well as the provision of service to multiple television sets within the same household. A Copyright Arbitration Royalty Panel has reported on recommended royalties for local satellite retransmission of network affiliated and superstation signals. See "Risk Factors--Impediments to Retransmit Local Broadcast Signals." In addition, EchoStar's programming will not be available to households lacking a clear line of sight to EchoStar's current orbital location, or to households in apartment complexes or other multiple dwelling units that do not facilitate or allow the installation of EchoStar Receiver Systems. As a result of these and other factors, there can be no assurance that EchoStar will be able to establish a substantial subscriber base or compete effectively against cable television operators. See "Business--Competition--Cable Television."

    There are also a number of other terrestrial systems for delivering multiple channels of television programming. These include "wireless cable" or "MMDS" systems, and private cable systems such as satellite master antennae television ("SMATV") as well as new and advanced technologies such as Local Multi-Point Distribution Services ("LMDS"), which are still in the development stage. Certain wireless cable companies may become more competitive as a result of recently announced affiliations with telephone companies. In addition, digital video compression over existing telephone lines, and fiber optic networks and open video systems are being implemented and supported by entities such as regional telephone companies which are likely to have greater resources than EchoStar. When fully deployed, these new technologies could have a material adverse effect on the demand for DBS services. Regulatory changes may also make it easier for local exchange carriers ("LECs") and others, including utility companies, to provide competitive video services, and to provide video services directly to subscribers in the LECs' telephone service areas, with certain exceptions. The Telecommunications Act of 1996 (the "1996 Act") repealed a statutory telephone/cable cross-ownership restriction, and recognizes several multiple-entry options for telephone companies to provide competitive video programming. There can be no assurance that EchoStar will be able to compete successfully with existing competitors or new entrants in the market for pay television services. See "Business--Competition--Wireless Cable" and "--Telephone Companies."

    EXPECTED OPERATING LOSSES. Due to the substantial expenditures required to complete development, construction and deployment of the EchoStar DBS System and introduction of its DISH Network service to consumers, EchoStar has sustained significant losses in recent periods. EchoStar's operating losses were $8.0 million, $109.3 million and $87.6 million for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, respectively. EchoStar had net losses of $11.5 million, $101.0 million and $126.7 million during those same periods. Improvements in EchoStar's results of operations are largely dependent upon its ability to increase its customer base while maintaining its price structure, controlling subscriber turnover (i.e., the rate at which subscribers terminate service), and effectively managing its costs. No assurance can be given that EchoStar will be effective with regard to these matters. In addition, EchoStar incurs significant acquisition costs to obtain DISH Network subscribers. The high cost of obtaining new subscribers magnifies the negative effects of subscriber turnover. See "--Risk of Inability to Manage Rapidly Expanding Operations; Subscriber Turnover." EchoStar anticipates that it will continue to experience operating losses through at least 1999. There can be no assurance that such operating losses will not continue beyond 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    POTENTIAL NEED FOR ADDITIONAL CAPITAL. EchoStar may require additional funds to acquire DISH Network subscribers. In addition, EchoStar has conditional licenses or applications pending with the FCC for a two satellite Ku-band system, a two satellite Fixed Satellite Service ("FSS") Ka-band system, a two satellite extended Ku-band system and a six satellite low earth orbit ("LEO") satellite system. EchoStar will need to raise additional funds for the foregoing purposes. Further, there are a number of factors, some of which are beyond EchoStar's control or ability to predict, that could require EchoStar to raise additional capital. These factors include slower than expected subscriber acquisition, a defect in or the loss of any satellite or an increase in the cost of acquiring subscribers due to additional competition, among other things. There can be no assurance that EchoStar will be able to raise additional capital at the time necessary or on terms satisfactory to EchoStar. The inability to raise sufficient capital would have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    LACK OF BRAND-NAME RECOGNITION. The absence of brand-name recognition for the EchoStar DBS System impairs the Company's ability to market its receivers through consumer electronics stores as effectively as it would like. Some of the Company's competitors (such as DirecTv) have arrangements with a larger number of major consumer electronic product manufacturers (such as Sony and RCA), than does EchoStar, which allow those companies to manufacture and sell DBS receivers that bear their own trademark, and allow consumers to receive the programming of the Company's DBS competitors. This type of arrangement between the Company's DBS competitors and major consumer products companies gives the Company's competitors a distinct, significant consumer marketing edge.

    At this time, EchoStar Receiver Systems are manufactured by one manufacturer, SCI Systems, Inc. ("SCI"). Unlike DirecTv, the Company does not currently have manufacturing agreements or arrangements with any large consumer products manufacturers other than JVC. As a result, EchoStar's receivers (and consequently its programming services) are less well known to consumers than those of some of its principal competitors, and EchoStar, due in part to the lack of product recognition and demand, has not had as much success in having EchoStar Receiver Systems carried for sale in consumer electronic stores or outlets as EchoStar would like, or as may be necessary for EchoStar's financial success.

    POTENTIAL FOR DELAY AND COST OVERRUNS. Significant expenditures are required to complete construction and deployment of the EchoStar DBS System. Funds, in addition to existing cash balances, will be required in the event of delays, cost overruns, increased costs associated with certain potential change orders under the Satellite Contracts (as defined) or the Launch Contracts (as defined), a change in launch provider, material increases in estimated levels of operating cash requirements, if increased subsidization of EchoStar Receiver Systems become necessary to meet competition, or to meet other unanticipated expenses. There can be no assurance that such financing will be available or that, if available, it will be available on terms favorable to EchoStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    A significant delay in the delivery or launch of any EchoStar satellite would adversely affect EchoStar's operations and may result in the cancellation of any of the permits of EchoStar Satellite Corporation ("ESC"), DirectSat Corporation ("DirectSat"), DBS Corp and DBSC by the FCC. See "--Risk of Satellite Defect, Loss or Reduced Performance." In addition, any material delay in the delivery of EchoStar Receiver Systems or related components would negatively affect EchoStar's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    EFFECT OF LOSS OF KEY PERSONNEL. EchoStar believes that its future success will depend to a significant extent upon the performance of certain individuals, particularly Charles W. Ergen, Chairman, Chief Executive Officer and President of EchoStar, and James DeFranco, Executive Vice President. The loss of either of these individuals could have an adverse effect on EchoStar's business. EchoStar does not maintain "key man" insurance with respect to any such individuals. While all executives of the Company have executed agreements limiting their ability to work for or consult with competitors if they leave the Company, the Company does not have any employment agreements with either of the above named individuals, nor any other executive officer of the Company.

    DEPENDENCE ON THIRD PARTY PROGRAMMERS. EchoStar is dependent on third parties to provide it with programming services. EchoStar's programming agreements have remaining terms ranging from one to ten years and contain various renewal and cancellation provisions. There can be no assurance that any of these agreements will be renewed or will not be cancelled prior to expiration of their original term. In the event that any such agreements are not renewed or are cancelled, there can be no assurance that EchoStar would be able to obtain or develop substitute programming, or that such substitute programming would be comparable in quality or cost to EchoStar's existing programming. EchoStar's competitors currently offer substantially the same programming as EchoStar. The ability of EchoStar to compete successfully will depend on EchoStar's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices. See "Business--Programming."

    Pursuant to the Cable Act and the FCC's rules, programming developed by vertically integrated cable-affiliated programmers generally must be offered to all multi-channel video programming distributors on non-discriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit certain exclusive programming contracts. EchoStar anticipates purchasing a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC. As a result, any expiration of, amendment to, or interpretation of, the Cable Act and the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of EchoStar, could adversely affect EchoStar's ability to acquire programming or acquire programming on a cost-effective basis. In addition, laws, regulations and the need to obtain certain retransmission consents and copyright licenses may limit the ability of the Company to implement a local programming strategy in multiple markets. See "Business--Government Regulation--Satellite Home Viewer Act."

    RISKS OF INFRINGEMENT OF PATENTS AND PROPRIETARY RIGHTS. The ability of EchoStar to obtain patents and other intellectual property rights is material to its business. Many of EchoStar's competitors have obtained, and may be expected to obtain in the future, patents that cover or affect products or services directly or indirectly related to those offered by EchoStar. There can be no assurance that EchoStar is aware of all patents that may potentially be infringed by its products. In addition, patent applications in the U.S. are confidential until a patent is issued and, accordingly, EchoStar cannot evaluate the extent to which its products may infringe claims contained in pending patent applications. In general, if it were determined that one or more of EchoStar's products infringe on patents held by others, EchoStar would be required to cease developing or marketing those products, to obtain licenses to develop and market those products from the holders of the patents or to redesign those products in such a way as to avoid infringing the patent claims. The extent to which EchoStar may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses is currently unknown. A number of third parties have contacted EchoStar claiming patent and other intellectual rights with respect to components within the EchoStar DBS System. There can be no assurance that EchoStar would be able to obtain such licenses on commercially reasonable terms or, if it were unable to obtain such licenses, that it would be able to redesign its products to avoid infringement. See "Business--Legal Proceedings."

    DEPENDENCE ON SATELLITES AND SINGLE DIGITAL BROADCAST CENTER. Prior to the expiration of the anticipated useful lives of EchoStar satellites, EchoStar will need to obtain replacement satellites. There can be no assurance that replacements will be available when required or, if available, that they will be available at prices, and on other terms, acceptable to EchoStar. Various FCC approvals would be required with respect to replacement satellites, including but not limited to renewal of EchoStar's ten year DBS licenses. There can be no assurance that the FCC will grant the required approvals.

    EchoStar also relies upon a single digital broadcast center located in Cheyenne, Wyoming for key operations such as reception of programming signals, encryption and compression. If a natural or other disaster damaged the digital broadcast center, there can be no assurance that EchoStar would be able to continue to provide programming services to its customers.

    IMPEDIMENTS TO RETRANSMIT LOCAL BROADCAST SIGNALS. EchoStar intends to offer programming telecast by local affiliates of national television networks to major population centers within the continental U.S. via DBS satellite. In order to retransmit this programming to any DISH Network subscriber in a particular local market, EchoStar must obtain the retransmission consent of the local affiliate. There can be no assurance that the Company will obtain retransmission consents of any local affiliate. The inability to transmit such programming into the local markets from which the programming is generated could have an adverse effect on the Company.

    The Satellite Home Viewer Act ("SHVA") establishes a "statutory" (or compulsory) copyright license that generally allows a DBS operator, for a statutorily-established fee, to retransmit local affiliate programming to subscribers for private home viewing so long as that retransmission is limited to those persons in "unserved households." An "unserved household", with respect to a particular television network, is defined as one that cannot receive an over-the-air network signal of "grade B" intensity (a predictive standard of signal intensity employed by the FCC) of a primary network station affiliated with that network through the use of a conventional outdoor rooftop antenna and has not, within the 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides the signal of an affiliate of that network. While management believes the SHVA could be read to allow the Company to retransmit this programming to certain local markets via DBS satellite, management also believes that the compulsory copyright license under the SHVA may not be sufficient to permit the Company to implement its strategy to retransmit such programming in the most efficient and comprehensive manner. On August 28, 1997, a Copyright Arbitration Royalty Panel ("CARP"), appointed to recommend royalties for satellite retransmission of network-affiliated television and superstation signals pursuant to the compulsory license of
Section 119 of the Copyright Act, delivered its Report to the Librarian of Congress. In the CARP's recommendation, which must be either adopted or changed by the Copyright Office within 60 days from August 28, 1997, the CARP held it has no jurisdiction to set royalties for local satellite retransmissions of the signals of network-affiliated television stations, on the ground that the compulsory license of the Copyright Act does not extend to such retransmissions. While EchoStar has petitioned the Librarian to modify the CARP report, the petition has been opposed, and there can be no assurance that the petition will be granted. Moreover, EchoStar is continuing its efforts to secure passage of legislation that will clarify and extend the scope of the compulsory license with respect to local network signals. There can be no assurance that EchoStar will be successful in these efforts. If the CARP's position is upheld by the Librarian and legislation to clarify and extend the scope of the compulsory license is not passed, EchoStar would be prevented from relying on the compulsory copyright license to retransmit local network-affiliated stations' signals and may have to engage in the relatively cumbersome process of negotiating and obtaining copyright licenses from all individual copyright holders instead.

    The CARP also recommended setting at zero the royalty rate for local retransmissions of superstation signals. This recommendation may be considered favorable to EchoStar because it may provide a basis for the proposition that the royalty rate for all local-into-local retransmission (to the extent permitted) should be zero. However, there can be no assurance that the Librarian will adopt the CARP's recommendation or that, in the absence of the legislation whose passage is sought by EchoStar, EchoStar would be successful in any litigation with copyright owners regarding this issue.

    INCREASED COSTS FOR RETRANSMISSION OF DISTANT BROADCAST SIGNALS. In its August 28, 1997 report, the CARP recommended that the royalty rate for satellite retransmissions of distant network-affiliated station and distant superstation signals be set at 27 cents per subscriber per month --a substantial increase compared to the previously applicable rates, which ranged from 6 to 17.5 cents. The Satellite Broadcasting & Communications Association, of which EchoStar is a member, has requested modifications to the CARP's report. However, this request has been opposed, and there can be assurance that it will be granted. Several Congressmen have publicly voiced their opposition to the 27 cent royalty rate recommended by CARP; a sub-committee chairman and ranking member have requested that the Librarian of Congress stay the CARP's recommendation for 18 months, but there can be no assurance that such opposition or request will produce favorable results.

    EchoStar believes but can provide no assurances that it may be able to pass through the recommended increases (should they be adopted) to its customers by separately tiering the channels involved, so that its operating margins are not substantially affected. However, the recommended increases may adversely affect the competitiveness of EchoStar vis-a-vis cable operators, which pay lower rates to copyright holders.

    DEPENDENCE ON SINGLE RECEIVER MANUFACTURER. EchoStar Receiver Systems are currently manufactured exclusively by SCI Technology ("SCI"), a high-volume contract electronics manufacturer, and only JVC manufactures other consumer electronics products incorporating EchoStar Receiver Systems. SCI is currently EchoStar's only source of stand-alone receivers. EchoStar is currently negotiating with several brand-name consumer electronics manufacturers to produce receivers for use with the DISH Network. No assurances can be provided regarding the ultimate success of those negotiations. If SCI is unable for any reason to produce receivers in a quantity sufficient to meet EchoStar's requirements, EchoStar's ability to add additional subscribers would be materially impaired and its results of operations would be adversely affected.

    RISK THAT INITIAL EQUIPMENT COSTS WILL LIMIT CONSUMER DEMAND FOR DISH NETWORK PROGRAMMING. Currently, the suggested retail price of a standard EchoStar Receiver System is $199. The initial equipment cost required to receive DISH Network programming may reduce the demand for EchoStar Receiver Systems, since EchoStar Receiver Systems generally must be purchased, while cable and certain of EchoStar's satellite competitors lease their equipment to the consumer with little if any initial hardware payment required.

    POLITICAL RISKS PERTAINING TO LAUNCH PROVIDERS AND RESTRICTIONS ON EXPORT OF TECHNOLOGY. EchoStar has contracted with Lockheed-Khrunichev-Energia-International, Inc. ("LKE") for the launch of EchoStar IV during the first quarter of 1998 from the Baikonur Cosmodrome in the Republic of Kazakhstan (the "LKE Contract"). EchoStar will launch EchoStar IV on a Proton K/Block DM four stage launch vehicle. Astra 1F, the first commercial launch on a Proton K/Block DM, was successfully launched on April 9, 1996 and Inmarsat 3 F2, the second such commercial launch, was successfully launched on September 6, 1996. LKE now markets commercial Proton launches under a new organization called International Launch Services ("ILS"), a joint venture between LKE and Lockheed Services. ILS has contracts providing for the launch of at least six non-EchoStar western satellites throughout 1997.

    The first commercial Proton launch in 1997 was successfully accomplished on May 24, carrying the Telestar 5 payload. However, two of the launches of the Proton four stage launch vehicle have failed in the last twelve months. In February 1996, a Proton Block DM failed during launch when its main engine did not start properly. Additionally, in November 1996, the main engine of a Proton Block D-2 failed to properly start a planned second burn during the launch of the Mars 96 spacecraft.

    In order for EchoStar IV to be launched from Kazakhstan, the satellite contractor will need to obtain a technical data exchange license and a satellite export license from the U.S. government. There can be no assurance those licenses can be obtained in a timely manner to avoid a launch delay. Any political or social instability, such as that recently experienced in the former Soviet bloc countries, could affect the cost, timing and overall advisability of utilizing LKE as a launch provider for EchoStar's satellites. See "Business--Satellite Launches."

    NEWS CORPORATION LITIGATION. On February 24, 1997, EchoStar and News announced an agreement (the "News Agreement") pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110 DEG. WL purchased by MCI for over $682 million following a 1996 FCC auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

    On May 8, 1997, EchoStar filed a Complaint in the U.S. District Court for the District of Colorado (the "Court"), Civil Action No. 97-960, requesting that the Court confirm EchoStar's position and declare that News is obligated pursuant to the News Agreement to lend $200 million to EchoStar without interest and upon such other terms as the Court orders.

    On May 9, 1997, EchoStar filed a First Amended Complaint significantly expanding the scope of the litigation to include breach of contract, failure to act in good faith, and other causes of action. EchoStar seeks specific performance of the News Agreement and damages, including lost profits based on, among other things, a jointly prepared ten-year business plan showing expected profits for EchoStar in excess of $10 billion based on consummation of the transactions contemplated by the News Agreement.

    On June 9, 1997, News filed an answer and counterclaims seeking unspecified damages. News' answer denies all of the material allegations in the First Amended Complaint and asserts twenty defenses, including bad faith, misconduct and failure to disclose material information on the part of EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. The counterclaims, in which News is joined by its subsidiary ASkyB assert that EchoStar and Ergen breached their agreements with News and failed to act and negotiate with News in good faith. EchoStar has responded to News' answer and denied the allegations in their counterclaims. EchoStar also has asserted various affirmative defenses. EchoStar intends to diligently defend against the counterclaims. The parties are now in discovery. The case has been set for a five week trial commencing June 15, 1998, but that date could be postponed. The litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation. An adverse decision could have a material adverse effect on EchoStar's financial position and results of operations.

    RISKS OF ADVERSE EFFECTS OF GOVERNMENT REGULATION. EchoStar is subject to the regulatory authority of the U.S. Government and the national communications authorities of the countries in which it operates. The business prospects of EchoStar could be adversely affected by the adoption of new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies and regulations, that modify the present regulatory environment, as well as its failure to comply with existing laws, policies and regulations. EchoStar must comply with all applicable Communications Act requirements and FCC regulations and policies, including, among other things, proceeding with diligence to construct satellites and commence operations within prescribed milestones and in accordance with required filings of periodic progress reports.

    EchoStar believes that it remains free to set prices and serve customers according to its business judgment, without rate regulation or the statutory obligation under Title II of the Communications Act to avoid undue discrimination among customers. There can be no assurances that the FCC would not find that EchoStar is subject to the requirements of Title II. If the FCC made such a finding, EchoStar would be required to comply with the applicable portions of Title II.

    The Communications Act of 1934, as amended, and the FCC's implementing regulations provide that, where subsidiaries of a holding company hold certain types of FCC licenses, foreign nationals or their representatives may not own in excess of 25% of the total equity of the holding company, considered on a fully-diluted basis, except upon an FCC public interest determination. While the FCC's International Bureau has ruled that these limitations do not apply to DBS authorizations, the ruling has been challenged and the question remains open. Furthermore, the limitations will apply to EchoStar's FSS authorizations if EchoStar holds itself out as a common carrier or if the FCC decides to treat it as such a carrier.

    A recent survey of EchoStar's equity owners discloses that EchoStar's foreign ownership in May of this year was under 5%, well below these limitations if they were to apply. However, if the purchase by foreigners or their representatives of EchoStar's existing or new equity securities or exercise of any right to convert existing or new securities into equity securities, including the shares subject to the Offerings, would cause the foreign ownership limitations to be exceeded, a separate FCC determination that such ownership was consistent with the public interest would be required in order to avoid a violation of the Act and/or the FCC's rules.

    The Communications Act of 1934, as amended, also requires prior FCC approval of transfers of control over, or assignments of, Title III licenses. If the purchase of the securities in the Offerings (or exercise of the right to convert the Preferred Stock into shares of Common Stock) would result in a transfer of control over the FCC licenses and permits, such transfer would require the prior approval of the FCC.

    EchoStar believes that, because it is engaged in a subscription programming service, it is not subject to many of the regulatory obligations imposed upon broadcast licensees. However, there can be no assurances that the FCC will not find in the future that EchoStar should be treated as a broadcast licensee with respect to its current and future operations. If the FCC were to determine that EchoStar is, in fact, a broadcast licensee, EchoStar could be required to comply with all regulatory obligations imposed upon broadcast licensees.

    The Cable Act requires the FCC to conduct a rulemaking to impose public interest requirements for DBS licensees. The FCC's rules must, at a minimum, mandate reasonable and non-discriminatory access to qualified candidates for election to public office and require DBS licensees to reserve between four and seven percent of the DBS licensees' channel capacity exclusively for noncommercial programming of an educational or informational nature. Within this set-aside requirement, DBS providers must make capacity available to "national educational programming suppliers" at below-cost rates. The FCC is presently conducting a rulemaking proceeding in order to determine how to implement the 4-7% set-aside requirement. The Company cannot predict at this time the extent or nature of the public interest programming requirements that will be imposed by the FCC, or when the FCC will issue these rules. There can be no assurance that these public interest requirements will not have an adverse effect on the quantity and mix of programming that EchoStar is able to offer its subscribers. See "Business--Government Regulation."

    Pursuant to the 1996 Act, the FCC has established regulations that prohibit (with certain exceptions) governmental and non-governmental restrictions, such as private covenants and homeowners' association rules, that impair a viewer's ability to receive video programming through devices designed for DBS Service, MMDS, or over-the-air reception of television broadcast service. These rules apply to property within the exclusive control of the antenna user where the user has an ownership interest in the property. In an ongoing proceeding, the FCC is examining whether the rules should apply to the placement of antennas on common areas or rental properties where the antenna user does not own or control the property. While the Company cannot predict the outcome of this proceeding, a decision not to extend these rules to such properties or other adverse decision potentially could limit the growth of DBS subscribers. See "Business--Government Regulation."

    While DBS operators like EchoStar currently are not subject to the "must carry" requirements of the Cable Act, the cable industry has argued that DBS operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DBS operators, or to the extent that new legislation or regulation of a similar nature is promulgated, EchoStar's future plans to provide local programming may be adversely affected, and such must carry requirements could cause the displacement of possibly more attractive programming.

    OPPOSITION TO, AND RISK OF LOSS OF, CERTAIN ECHOSTAR AUTHORIZATIONS. Many aspects of EchoStar's operations require the retention or renewal of existing FCC authorizations, or the procurement of additional authorizations. The FCC has granted EchoStar conditional authority to use C-band frequencies for telemetry, tracking and control ("TT&C") functions for EchoStar I, stating that the required coordination process with Canada and Mexico had been completed. In January 1996, however, the FCC received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. There can be no assurance that such objections will not subsequently require EchoStar to relinquish the use of such C-band frequencies for TT&C purposes. This could result in the inability to control EchoStar I and a total loss of the satellite. Further, the FCC has granted EchoStar conditional authority to use "extended" C-band frequencies for TT&C functions for EchoStar II, but only until January 1, 1999, at which time the FCC will review the suitability of those frequencies for TT&C operations. There can be no assurance that the FCC will extend the authorization to use these C-band frequencies for TT&C purposes beyond that date. Such failure to extend the authorization could result in the inability to control EchoStar II and a total loss of the satellite. Also, there can be no assurance that the rights of EchoStar under the Dominion Agreement will be given effect in the absence of FCC approval, which has not yet been received and may not be forthcoming. In addition, certain of EchoStar's pending and future requests to the FCC for extensions, waivers and approvals have been, and are expected to continue to be, opposed by third parties. Among other things, the precise location of ESC's and DirectSat's licensed EchoStar I and EchoStar II satellites may be outside the parameters set forth in their licenses. EchoStar has requested temporary authority to operate, for 180 days, EchoStar I and EchoStar II closer together (at 119.05 DEG. WL and 118.95 DEG. WL instead of at their authorized locations at 119.2 DEG. WL and 118.8 DEG. WL), which would improve signal quality and facilitate better customer service. The FCC has raised concerns about this request, and the request has been opposed by Tempo. See "Business--Government Regulation--FCC Permits and Licenses." Failure of the FCC to grant or renew EchoStar's request would require EchoStar to take steps to ensure that EchoStar I and EchoStar II are positioned consistent with present FCC authorizations, or to reposition the satellites, and could have an adverse effect on the operation of these satellites. If EchoStar I and EchoStar II were found to have been operated outside their authorized parameters, the FCC could impose monetary forfeitures or other penalties on EchoStar. There can be no assurance that EchoStar's requests will be granted or, if granted, that they will be granted on a timely basis or on terms favorable to EchoStar. EchoStar will also require further FCC authorizations to operate EchoStar III and launch and operate EchoStar IV. The loss of any of EchoStar's FCC authorizations, the failure to obtain requested extensions or waivers or the imposition of conditions would adversely affect EchoStar's plan of operations, and its current business plan could not be fully implemented. See "Business--Other Components of DBS Service" and "--Government Regulation--FCC Permits and Licenses."

    By order released January 11, 1996, the FCC's International Bureau extended the DBS permit of DirectSat for 11 channels at the 175 DEG. WL orbital slot to 1999, subject to the condition that the FCC may reconsider the extension and modify or cancel it, in whole or in part, if DirectSat fails to make progress toward construction and operation of its DBS system substantially in compliance with its promised timetable, or with any more expedited timetable ordered by the FCC. In the same order, the FCC's staff denied reconsideration of its earlier decision to assign channels and orbital locations to DirectSat at 119 DEG. WL and 175 DEG. WL for its DBS system. PrimeStar has applied for full FCC review of this order and other parties may seek reconsideration and/or judicial review of the eventual FCC order. There can be no assurance that the full FCC will affirm the International Bureau's decision or render a decision favorable to EchoStar. Failure of the full FCC to affirm the decision would have a substantial adverse effect upon EchoStar's operations and may result in a loss of authorizations. In addition, in the event that EchoStar loses the DirectSat frequencies at 119 DEG.WL, EchoStar would be required under certain circumstances to offer to repurchase all or a portion of the 1994 Notes, the 1996 Notes, the 1997 Notes and, if issued, the Series B Exchange Notes, under certain conditions. In the event that a substantial number of holders of the 1994 Notes, the 1996 Notes, the 1997 Notes, or, if issued, the Series B Exchange Notes, accepted that offer, EchoStar's plan of operations, including its liquidity, would be adversely affected and it might not be possible to implement EchoStar's current business plan without obtaining additional financing. See "Business--Legal Proceedings."

    DBSC's authorization to construct and operate two DBS satellites at
61.5 DEG. WL and 175 DEG. WL initially expired on August 15, 1995. Prior to that date, DBSC applied for an extension of time, based upon a variety of factors. DBSC indicated that it had signed an amendment to the DBSC Satellite Contract, by which DBSC ordered a 32 transponder satellite in lieu of the previously contracted for 16 transponder satellite. DBSC filed an application for FCC approval of this minor modification in design. In December 1995, the FCC staff approved DBSC's request for an extension of time, giving it until 1998 to complete construction and launch of its satellites subject to continued compliance with the FCC's due diligence requirements. PrimeStar has sought full FCC review of this order, and other parties may seek reconsideration and/or judicial review of the eventual FCC order. There can be no assurance that the full FCC will affirm the International Bureau's decision or render a decision favorable to EchoStar. Failure of the full FCC to affirm the decision would have a substantial adverse effect upon EchoStar's operations, and may result in loss of the authorization. The FCC has not yet ruled on PrimeStar's petition, and no assurances can be given that the FCC will sustain the staff's determination. DBSC's minor modification request was opposed by Tempo. The FCC's staff has declined to rule on DBSC's request for minor modification of its authorization pending the submission to the FCC of interference data based on the proposed new satellite design. DBSC has submitted relevant data; and by order released September 29, 1997, the FCC's International Bureau conditionally approved the requested modification application.

    EchoStar III was launched on October 5, 1997 pursuant to FCC authority which was conditionally granted by the September 29, 1997 order of the FCC's International Bureau. The International Bureau's September 29, 1997 order also conditionally granted DBSC an STA to test all transponders on EchoStar III for the earlier of eight weeks after launch or seven days prior to the launch of a satellite to that orbital location by an authorized entity. The International Bureau's order is subject to review by the full Commission and ultimately the Court of Appeals, and there can be no assurance that the order will not be challenged, or that any such challenges will not be successful. EchoStar also expects to file applications for authority to operate the satellite as well as feeder link earth stations and antennas for TT&C communications with EchoStar
III. On October 3, 1997 EchoStar filed an application for authority to operate one of the earth station antennas that it plans to deploy for TT&C and feeder link communications with EchoStar III. There can be no assurance that this application will be granted. Also on October 3, 1997, EchoStar filed a request for an STA to allow it to begin testing that antenna immediately upon the launch of EchoStar III. On the same date, the FCC staff verbally gave EchoStar a 90-day STA to conduct such testing subject to certain power restrictions.

    In the event EchoStar at any time fails to comply with applicable Communications Act requirements and FCC regulations, including the FCC's required schedule for construction and launch of any of EchoStar's satellites, the FCC has the authority to revoke, condition, or decline to extend or renew the authorizations for that and any subsequent satellites and, in connection with that action, could exercise its authority to rescind these authorizations. The FCC has, in fact, indicated it may revoke DBS permits if there are delays in the satellite construction schedule submitted by the permittee to the FCC or if the permittee fails to meet other due diligence construction and operation obligations. The schedule submitted to the FCC by DBSC called for the completion of construction at
61.5 DEG. WL of EchoStar III by July 31, 1997, and that milestone was met. DBSC and DirectSat also must have operational satellites at 175 DEG. WL by 1998 and 1999, respectively, and DirectSat must have an operational satellite at 110 DEG. WL by 1999. Both DBSC and DirectSat must comply with other intermediate milestones. Any delay in this schedule may cause total or partial revocation of DBSC's or DirectSat's permits. The FCC also has declared that it will carefully monitor the semi-annual reports required to be filed by DBS permittees. Failure of EchoStar to file adequate semi-annual reports or to demonstrate progress in the construction of its DBS systems may result in cancellation of its permits. EchoStar has not filed all required progress reports with the FCC. There is a risk that the FCC may find that EchoStar has not complied fully with the FCC's due diligence requirements, including without limitation the filing of semi-annual progress reports and satisfaction of construction and payment obligations consistent with the FCC's rules and the semi-annual progress reports filed by EchoStar.

    Further, the FCC has not yet completed its review to determine whether EchoStar's contract for the construction of the western satellite of its system meets the FCC's requirements and has deferred a decision on whether to extend EchoStar Satellite Corporation's ("ESC") permit for western assignments. Therefore, the FCC has not yet assigned to EchoStar frequencies for that satellite. While it is possible that DBSC, DirectSat and ESC may construct a satellite for joint use by all three at 175 DEG. WL (provided that ESC is found to have a firm contract and receives frequency assignments at 175 DEG. WL), EchoStar will still be required to construct and launch two or more satellites in addition to EchoStar I, EchoStar II, EchoStar III and EchoStar IV in order to preserve all of its DBS permits (plus additional satellites for the single frequencies at each of the 110 DEG. WL and 166 DEG. WL orbital slots in order to avoid loss of those frequencies). Finally, with respect to the 24 orbital assignments at the 148 DEG. WL orbital slot, EchoStar must complete contracting for a satellite by December 20, 1997, must complete construction by December 20, 2000, and must launch and operate a satellite by December 20, 2002. Absent infusion of additional significant capital, EchoStar will not be able to retain all of its assigned frequencies and orbital slots. There can be no assurance that EchoStar will be able to comply with the FCC's due diligence requirements or that the FCC will determine that EchoStar has complied with such due diligence requirements.

    In addition, ESC recently received from the FCC's International Bureau a conditional license for two FSS satellites in the Ka-band. That license was based on an orbital plan agreed upon by applicants in EchoStar's processing round. Certain of these applicants have now requested changes to that orbital plan. One company (Norris) has filed a request to stay the plan, and petitions for reconsideration are also pending against certain of the licenses covered by the plan. There can be no assurance that review of the recently granted Ka-band licenses and orbital plan by the International Bureau and the full FCC will not eliminate the basis for EchoStar's conditional license and result in loss of that license.

    In November 1996, ESC also received a conditional license for two Ku-band FSS satellites, subject, among other things, to submitting additional proof of its financial qualifications. While ESC has submitted such proof, GE Americom and PrimeStar have challenged it and have requested cancellation of ESC's license. GE Americom and PrimeStar have also requested reconsideration of ESC's license and reassignment of one EchoStar satellite to a different orbital slot, on the ground that the satellite will interfere with the GE Americom satellite used by PrimeStar for its medium-power Ku-band service. Finally, GE Americom and PrimeStar have opposed ESC's request to add C-band capabilities to one satellite of its Ku-band system, and EchoStar Ku-X Corporation's pending application for an extended Ku-band system has also been opposed. There can be no assurance as to how the FCC will rule with respect to any of these challenges. Rulings in favor of these challengers would adversely affect EchoStar's ability to use these FSS satellites.

    EchoStar also must comply with certain construction and launch milestones imposed or expected to be imposed with respect to its conditionally authorized operations in the Ku and Ka-bands. Failure to comply with such requirements may result in termination of the authorizations.

    RISK OF INABILITY TO MANAGE RAPIDLY EXPANDING OPERATIONS. EchoStar must expand its operations rapidly to achieve its business objectives. Several of EchoStar's key activities, including satellite in-orbit control, satellite receiver manufacturing, billing and subscriber management are out-sourced to third party vendors. To manage its growth effectively, EchoStar must continue to develop its internal and external sales force, installation capability, customer service operations, and information systems, and maintain its relationships with third party vendors. EchoStar will also need to continue to expand, train and manage its employee base, and its management personnel will be required to assume even greater levels of responsibility. If EchoStar is unable to manage its growth effectively, EchoStar's business and results of operations could be materially adversely affected.

    SUBSCRIBER TURNOVER. Since commencing operation of the DISH Network in March 1996, EchoStar's monthly subscriber turnover (which represents the number of subscriber disconnects during the period divided by the weighted-average number of subscribers during the period) has averaged less than 1.25%. To date, a majority of EchoStar's subscribers have purchased annual subscriptions. EchoStar expects that subscriber turnover may increase as annual subscribers renew and convert to month-to-month subscriptions, as the number of overall DISH Network subscribers increases, and as a result of certain other factors. In the event that EchoStar is unable to control subscriber turnover, its financial condition and results of operations would be adversely affected.

    LIMITED MARKETING EXPERIENCE. EchoStar began marketing the EchoStar DBS System in March 1996. The Company markets EchoStar Receiver Systems throughout the U.S. through its own sales and marketing organization using national and regional broadcast and print advertising, independent distributors and retailers and consumer electronics stores and outlets. The Company's success will ultimately depend in large part upon its ability to successfully demonstrate to consumers the ease of use, reliability and cost-effectiveness of the EchoStar DBS System, and upon its ability to have EchoStar Receiver Systems distributed in consumer mass marketing channels, such as consumer electronics stores and outlets.

    EchoStar is presently selling EchoStar Receiver Systems through a limited number of consumer electronics stores. Some of EchoStar's competitors, including DirecTv, began selling their products through consumer electronics stores before EchoStar and, as a result, are carried by a greater number of retailers and have a competitive advantage in the consumer electronics distribution channel. Further, some of EchoStar's competitors have maintained this competitive advantage through extensive monetary support of consumer electronics advertising campaigns. This is particularly true in the case of those consumer electronics outlet chains that have chosen, for the time being, to sell only one or a limited number of DBS receiver products. Consequently, there can be no assurance that EchoStar will be able to effectively market its EchoStar Receiver Systems.

    RISK OF SATELLITE DEFECT, LOSS OR REDUCED PERFORMANCE. Satellites are subject to significant risks, including satellite defects, launch failure, destruction and damage that may result in incorrect orbital placement or prevent proper commercial operation. Approximately 15% of all commercial geosynchronous satellite launches have resulted in a total or constructive total loss. The failure rate varies by launch vehicle and manufacturer. While the FCC granted EchoStar authority in 1995 to construct a satellite to serve as a ground spare for EchoStar I and EchoStar II, EchoStar has not constructed ground spares for its DBS system, and therefore may not have satellites immediately available to use as replacements in the event of a serious in-orbit problem which could cause a substantial delay in the restoration of EchoStar's DBS service.

    In the event of a failure or loss of any of EchoStar I, EchoStar II, or EchoStar III, and subject to FCC consent, EchoStar may relocate EchoStar IV and utilize the satellite as a replacement for the failed or lost satellite. Such a relocation would require prior FCC approval and, among other things, a showing to the FCC that EchoStar IV would not cause additional interference compared to EchoStar I, EchoStar II, or EchoStar III. Should EchoStar choose to utilize EchoStar IV in this manner, there can be no assurance that such use would not adversely affect EchoStar's ability to meet the construction, launch and operation deadlines associated with its permits. Failure to meet such deadlines could result in the loss of such permits and would have an adverse effect on EchoStar's planned operations.

    In the event of a launch or in-orbit failure of EchoStar III, under the 1996 Notes Indenture EchoStar would be required to use the proceeds from any launch insurance to purchase satellites or, at ESBC's option, to make an offer to repurchase the maximum amount of 1996 Notes that can be purchased with those proceeds. Similarly, in the event of a launch failure of EchoStar IV, under the 1997 Notes Indenture DBS Corp would be required to use the proceeds from any launch insurance to purchase satellites or, at DBS Corp's option, to make an offer to repurchase the maximum amount of 1997 Notes that can be purchased with those proceeds.

    EchoStar III was launched on October 5, 1997 on an Atlas IIAS launch vehicle. Although all tests to date have been successful, EchoStar III has not yet achieved geostationary orbit. The ultimate success of the launch of EchoStar III will not be determinable until up to 60 days after its October 5 launch date.

    A number of satellites constructed by Lockheed Martin Corporation ("Lockheed Martin") over the past three years have experienced defects resulting in total or partial loss following launch. The type of failures experienced have varied widely. Lockheed Martin constructed EchoStar I, EchoStar II and EchoStar III and is constructing EchoStar IV. No assurances can be given that EchoStar I, EchoStar II, EchoStar III or EchoStar IV will perform according to specifications.

    Launch delays could result from weather conditions or technical problems with any EchoStar satellite or any launch vehicle utilized by the launch provider for EchoStar IV, or from other factors beyond EchoStar's control. If the launch of any of EchoStar's satellites, including EchoStar IV, is delayed, EchoStar's strategy to provide additional programming to DISH Network subscribers using transponders on these satellites would be adversely affected.

    RISK OF SIGNAL THEFT. The delivery of subscription programming requires the use of encryption technology. Signal theft or "piracy" in the C-band DTH, cable television and European DBS industries has been widely reported. There can be no assurance that the encryption technology used by the EchoStar DBS System will remain totally effective. If EchoStar's encryption technology is compromised in a manner which is not promptly corrected, EchoStar's revenue and its ability to contract for video and audio services provided by programmers would be adversely affected. Recent published reports indicate that the DirecTv and USSB encryption systems have been compromised. There can be no assurance that continued theft of DirecTv programming will not adversely affect EchoStar's operations. A Canadian court recently ruled that pirating of DirecTv programming is not illegal in Canada. This ruling may encourage the attempted piracy of EchoStar programming in Canada, resulting in lost revenue for EchoStar and increased piracy of DirecTv programming. Piracy of DirecTv programming could result in increased sales of DirecTv receivers at the expense of loss of potential DISH Network subscribers.

    RISKS OF FAILURE OF COMPLEX TECHNOLOGY. The EchoStar DBS System is highly complex. New applications and adaptations of existing and new technology (including compression, conditional access, on screen guides and other matters), and significant software development, are integral to the EchoStar DBS System. As a result of the introduction of such new applications and adaptations from time to time, the EchoStar DBS System may, at times, not function as expected.

    Technology in the satellite television industry is in a rapid and continuing state of change as new technologies develop. Although the digital compression technology utilized in connection with the EchoStar DBS System is the world standard, the integration and implementation of that technology is also undergoing rapid change. There can be no assurance that EchoStar and its suppliers will be able to keep pace with technological developments. In addition, delays in the delivery of components or other unforeseen problems in the EchoStar DBS System may occur that could adversely affect performance, cost or timely deployment and operation of the EchoStar DBS System and could have an adverse effect on EchoStar. Further, in the event that a competitive satellite receiver technology becomes commonly accepted as the standard for satellite receivers in the U.S., EchoStar would be at a significant technological disadvantage. See "Business--Programming."

    CONTROL OF ECHOSTAR BY PRINCIPAL STOCKHOLDER. Although Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar, currently owns 73% of the total equity securities of EchoStar (assuming exercise of employee stock options), he currently possesses approximately 96% of the total voting power. Thus, Mr. Ergen has the ability to elect a majority of the directors of EchoStar and to control all other matters requiring the approval of EchoStar's stockholders. See "Security Ownership of Certain Beneficial Owners and Management." For Mr. Ergen's total voting power in EchoStar to be reduced to below 51%, his percentage ownership of the equity securities of EchoStar would have to be reduced to below 10%. Following consummation of the Common Offering, Mr. Ergen will own approximately 65% of the total equity securities of EchoStar and would possess approximately 95% of the total voting power. Assuming conversion of all of the shares of Preferred Stock and following consummation of the Common Offering, Mr. Ergen would own approximately 61% of the total equity securities of EchoStar and would possess approximately 94% of the total voting power.

    LIMITATION OF VOTING RIGHTS. EchoStar's equity securities consist of common and preferred stock. EchoStar's common stock has been divided into three classes with different voting rights. Holders of Class A Common Stock and Class C Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders and holders of Class B Common Stock and Series A Preferred Stock are entitled to ten votes per share. No Class C Common Stock is currently issued and outstanding. However, upon a Change in Control (as defined) of EchoStar, each holder, if any, of shares of Class C Common Stock would be entitled to cast ten votes for each share of Class C Common Stock held by such holder. See "Description of Capital Stock." Holders of Class A Common Stock, Class B Common Stock and Class C Common Stock and the Series A Preferred Stock vote together as a single class on all matters submitted to stockholders, except where separate class voting is required by law and except as otherwise provided in the Certificate of Designations, Preferences and Rights for the Series A Preferred Stock. The Series B Preferred Stock is and, in the event the Preferred Offering is consummated, the Series C Preferred Stock will be, nonvoting. Holders of Class A Common Stock will not be able to meaningfully participate in the affairs of EchoStar absent a restructuring of the capital stock of EchoStar, or the conversion into Class A Common Stock of EchoStar's outstanding shares of Class B Common Stock and Series A Preferred Stock.

    LIMITATIONS ON WARRANTIES AND INSURANCE. Pursuant to satellite construction contracts between Lockheed Martin and EchoStar and certain of its subsidiaries (collectively, the "Satellite Contracts"), and EchoStar's launch services contracts (the "Launch Contracts"), EchoStar and certain of its subsidiaries are the beneficiaries of limited warranties on their satellites and launch vehicles. However, the limited warranties do not cover a substantial portion of the risk inherent in satellite launches or satellite operations.

    EchoStar is required under the 1994 Notes Indenture to maintain in-orbit insurance for EchoStar I and EchoStar II. EchoStar is required under the 1996 Notes Indenture to maintain in-orbit insurance for EchoStar III and is required under the 1997 Notes Indenture to obtain launch and in-orbit insurance for EchoStar IV. EchoStar has procured the required in-orbit insurance for EchoStar I, EchoStar II and EchoStar III. The launch insurance policies contain (or are expected to contain), and the insurance policies with respect to in-orbit operation contain (or are expected to contain), standard commercial satellite insurance provisions, including a material change condition, that, if successfully invoked, will give insurance carriers the ability to increase the cost of the insurance (potentially to a commercially impracticable level), require exclusions from coverage that would leave the risk uninsured or rescind their coverage commitment entirely. The in-orbit insurance policies for EchoStar I, EchoStar II and EchoStar III also are subject to annual renewal provisions. There can be no assurance that such renewals will be at rates or on terms favorable to EchoStar. If renewal is not possible, there can be no assurance that EchoStar will be able to obtain replacement insurance policies on terms favorable to EchoStar. For example, in the event EchoStar I, EchoStar II, EchoStar III or other similar satellites experience anomalies while in orbit, the cost to renew in-orbit insurance could increase significantly or coverage exclusions for similar anomalies could be required. Further, although EchoStar has obtained binders for the launch insurance required for EchoStar IV (including in-orbit insurance for 365 days after launch), there can be no assurance that EchoStar will be able to obtain or maintain insurance for EchoStar IV. See "Business--Insurance."

    If the launch of any EchoStar satellite is a full or partial failure or if, following launch, any EchoStar satellite does not perform to specifications, there may be circumstances in which insurance will not fully reimburse EchoStar for any loss. In addition, insurance will not reimburse EchoStar for business interruption, loss of business and similar losses that might arise from delay in the launch of any EchoStar satellite. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    LIMITED LIFE OF SATELLITES. Each EchoStar satellite has a limited useful life. A number of factors affect the useful lives of the satellites, including the quality of their construction, the durability of their component parts, the longevity of their orbits and the launch vehicle used. The minimum design life of each of EchoStar I, EchoStar II, EchoStar III and EchoStar IV is 12 years. There can be no assurance, however, as to the useful lives of the satellites. EchoStar's operating results would be adversely affected in the event the useful life of any of these satellites were significantly shorter than 12 years. The Satellite Contracts contain no warranties in the event of a failure of EchoStar I, EchoStar II, EchoStar III or EchoStar IV following launch. Additionally, a move of any of these satellites, either temporarily or permanently, to another orbital location, would result in a decrease in the orbital life of the satellite of up to six months per movement.

    RISK OF SATELLITE DAMAGE OR LOSS FROM ACTS OF WAR, ELECTROSTATIC STORM AND SPACE DEBRIS. The loss, damage or destruction of any EchoStar satellites as a result of military actions or acts of war, anti-satellite devices, electrostatic storm or collision with space debris would have a material adverse effect on EchoStar. EchoStar's insurance policies include customary exclusions including:
(i) military or similar actions; (ii) laser, directed energy or nuclear anti-satellite devices; and (iii) insurrection and similar acts or governmental action.

    STATE TAXES. In addition to being subject to FCC regulation, operators of satellite broadcast systems in the U.S. may be affected by imposition of state and/or local sales taxes on satellite-delivered programming. According to the Satellite Broadcasting and Communications Association, several states, including Maryland, Missouri, North Dakota, New York and Washington, have either adopted or proposed such taxes. Other states are in various stages of considering proposals that would tax providers of satellite-delivered programming and other communications providers. The adoption of state imposed sales taxes could have adverse consequences to EchoStar's business.

    POSSIBLE VOLATILITY OF STOCK PRICE. There may be significant volatility in the market price for the Class A Common Stock. Quarterly operating results of the Company, changes in general conditions in the economy, the financial markets, competition and changes in the subscription television industry, regulatory changes, launch and satellite failures, operating results below future expectations or other developments affecting EchoStar and its competitors could cause the market price of the Class A Common Stock to fluctuate substantially. In addition, price and volume fluctuations in the stock markets may affect the market price of the Class A Common Stock for reasons unrelated to EchoStar's operating performance.

                                USE OF PROCEEDS

    The net proceeds to EchoStar from the Common Offering are estimated to be approximately $109.8 million (approximately $126.4 million if the Underwriters' over-allotment option is exercised in full), based on a closing market price of $23 1/8 per share on October 9, 1997, after deducting underwriting discounts and commissions and the estimated expenses of the Common Offering. The net proceeds to EchoStar from the Preferred Offering are estimated to be approximately $
million (approximately $   million if the Underwriters' over-allotment option is
exercised in full) after deducting underwriting discounts and commissions and the estimated expenses of the Preferred Offering and excluding approximately
$      million to be deposited by the purchasers of the Preferred Stock into a deposit account established pursuant to the Preferred Offering. EchoStar presently intends to use the net proceeds of the Offerings to fund subscriber acquisition and marketing expenses and for other general corporate purposes.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

    EchoStar's Class A Common Stock is quoted on the Nasdaq National Market under the symbol "DISH." Prior to June 21, 1995, there was no established trading market for EchoStar's Class A Common Stock. The high and low closing sale prices of the Class A Common Stock for 1995, 1996 and 1997 on the Nasdaq National Market (as reported by Nasdaq) are set forth below:

1995                                                                                   HIGH                  LOW
-----------------------------------------------------------------------------         ------                ------
Second Quarter (beginning June 21, 1995).....................................         17                    14  3/4
Third Quarter................................................................         17                    13  1/2
Fourth Quarter...............................................................         24  1/4               12  1/4
1996
-----------------------------------------------------------------------------
First Quarter................................................................         38  3/4               21  9/16
Second Quarter...............................................................         36                    27  3/4
Third Quarter................................................................         28  1/2               24
Fourth Quarter...............................................................         32  1/4               21  3/4
1997
-----------------------------------------------------------------------------
First Quarter................................................................         26  3/4               15
Second Quarter...............................................................         21  3/8               11  3/8
Third Quarter................................................................         24  1/4               13  1/2
Fourth Quarter (through October 9, 1997).....................................         25  15/16             23  1/8

    On October 9, 1997, the last reported sale price for the Common Stock on the Nasdaq National Market was $23 1/8 per share.

    As of October 7, 1997, there were approximately 2,334 record holders of the EchoStar's Class A Common Stock, not including stockholders who beneficially own Class A Common Stock held in nominee or street name. As of October 7, 1997, all 29,804,401 outstanding shares of EchoStar's Class B Common Stock were held by Charles W. Ergen, EchoStar's Chief Executive Officer. There is currently no trading market for EchoStar's Class B Common Stock.

    EchoStar has never declared or paid any cash dividends on any class of its common stock and does not expect to declare dividends in the foreseeable future. Furthermore, under the terms of the 1996 Notes Indenture and the Certificate of Designation related to the Series B Preferred Stock, EchoStar may only pay cash dividends on its equity securities in limited circumstances. See "Risk Factors--Substantial Leverage," "Description of Certain Indebtedness--1996 Notes" and "Description of EchoStar Capital Stock." Payment of any future dividends will depend upon the earnings and capital requirements of EchoStar, EchoStar's debt facilities, and other factors the Board of Directors considers appropriate. EchoStar currently intends to retain its earnings, if any, to support future growth and expansion. EchoStar's ability to declare dividends is affected by covenants in its financing agreements that prohibit it from declaring dividends and EchoStar's subsidiaries from transferring funds in the form of cash dividends, loans or advances to EchoStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 CAPITALIZATION

    The following table sets forth: (i) the consolidated capitalization of EchoStar, on a historical basis as of June 30, 1997; (ii) the pro forma consolidated capitalization of EchoStar as of June 30, 1997, which gives effect to the Series B Preferred Offering; and (iii) as adjusted to give effect to the Offerings and the application of the net proceeds thereof. The historical information in this table is derived from the Consolidated Financial Statements of EchoStar, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                              AS OF JUNE 30, 1997 (UNAUDITED)
                                        ----------------------------------------------------------------------------
                                                                                        AS ADJUSTED
                                                                     AS ADJUSTED          FOR THE       AS ADJUSTED
                                                                       FOR THE           PREFERRED        FOR THE
                                         ACTUAL      PRO FORMA     COMMON OFFERING      OFFERING(1)     OFFERINGS(1)
                                        ---------  --------------  ----------------  -----------------  ------------
                                                                       (IN THOUSANDS)
Cash, cash equivalents, and marketable
  investment securities (2)...........  $ 187,804    $  380,804       $  490,637        $   465,004      $  574,837
                                        ---------  --------------  ----------------  -----------------  ------------
                                        ---------  --------------  ----------------  -----------------  ------------
Long-term debt (net of current
  portion):
  Mortgages and notes payable.........     45,379        45,379           45,379             45,379          45,379
  1994 Notes..........................    467,210       467,210          467,210            467,210         467,210
  1996 Notes..........................    411,256       411,256          411,256            411,256         411,256
  1997 Notes..........................    375,000       375,000          375,000            375,000         375,000
                                        ---------  --------------  ----------------  -----------------  ------------
    Total long-term debt..............  1,298,845     1,298,845        1,298,845          1,298,845       1,298,845

Series B Preferred Stock..............          -       193,000          193,000            193,000         193,000

Stockholders' Equity (Deficit):
  Preferred Stock, $.01 par value,
    20,000,000 shares authorized, the
    following series issued and
    outstanding:
      Series A Preferred Stock,
        1,616,681 shares issued and
        outstanding, including accrued
        dividends of $3,949,000.......     19,001        19,001           19,001             19,001          19,001
      Preferred Stock.................          -             -               --             87,700          87,700
  Class A Common Stock, $.01 par
    value, 200,000,000 shares
    authorized, 11,821,513 shares
    issued and outstanding, actual and
    pro forma; 16,821,513 shares
    issued and outstanding, as
    adjusted..........................        118           118              168                118             168
  Class B Common Stock, $.01 par
    value, 100,000,000 shares
    authorized, 29,804,401 shares
    issued and outstanding............        298           298              298                298             298
  Class C Common Stock, $.01 par
    value, 100,000,000 shares
    authorized, none outstanding......          -             -                -                  -               -
  Common Stock Warrants...............         11            11               11                 11              11
  Additional paid-in capital..........    170,701       170,701          280,484            167,201         276,984
  Unrealized holding losses on
    available-for-sale securities, net
    of deferred taxes.................        (11)          (11)             (11)               (11)            (11)
  Accumulated deficit.................   (242,986)     (242,986)        (242,986)          (242,986)       (242,986)
                                        ---------  --------------  ----------------  -----------------  ------------
    Total stockholders' equity
      (deficit).......................    (52,868)      (52,868)          56,965             31,332         141,165
                                        ---------  --------------  ----------------  -----------------  ------------
Total capitalization..................  $1,245,977   $1,438,977       $1,548,810        $ 1,523,177      $1,633,010
                                        ---------  --------------  ----------------  -----------------  ------------
                                        ---------  --------------  ----------------  -----------------  ------------

------------------------

(1) Excludes approximately $12.3 million to be deposited by purchasers of the Preferred Stock into a deposit account established pursuant to the Preferred Offering.

(2) Excludes restricted cash and marketable investment securities which totaled $229.6 million as of June 30, 1997.

                            SELECTED FINANCIAL DATA

    The following selected financial data as of, and for the five years ended December 31, 1996, are derived from the consolidated financial statements of EchoStar, audited by Arthur Andersen LLP, independent public accountants. The following selected financial data at June 30, 1997 and with respect to the six months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, such data reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year. The data set forth in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," EchoStar's Consolidated Financial Statements and the Notes thereto and the other financial information included elsewhere in this Prospectus.

                                                                                                              SIX MONTHS ENDED
                                                                   YEARS ENDED DECEMBER 31,                       JUNE 30,
                                                     -----------------------------------------------------  --------------------
                                                     1992 (1)   1993 (1)     1994       1995       1996       1996       1997
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA, RATIOS, SUBSCRIBERS AND SATELLITE
                                                                                   RECEIVERS SOLD)
                                                                                                                (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Revenue:
  DTH products and technical services..............  $ 157,473  $ 206,311  $ 172,753  $ 146,910  $ 135,812  $  97,199  $  33,649
  DISH Network subscription television services....          -          -          -          -     37,898      6,046     57,588
  DISH Network promotions--subscription television
    services and products (2)......................          -          -          -          -     22,746          -     76,251
  C-band programming...............................      6,436     10,770     14,540     15,232     11,921      6,643      4,079
  Loan origination and participation income........      1,179      3,860      3,690      1,748      3,034      5,103      1,278
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total revenue......................................    165,088    220,941    190,983    163,890    211,411    114,991    172,845
Expenses:
  DTH products and technical services..............    120,826    161,447    133,635    116,758    123,790     90,278     27,718
  Subscriber promotion subsidies (2)...............          -          -          -          -     33,591          -     31,013
  DISH Network programming.........................          -          -          -          -     19,079      1,769     45,259
  C-band programming...............................      6,225      9,378     11,670     13,520     10,510      6,058      3,308
  Selling, general and administrative..............     25,708     30,235     30,219     38,525     90,372     29,816     66,389
  Amortization of subscriber acquisition costs
    (2)............................................          -          -          -          -     15,991         92     61,418
  Depreciation and amortization....................      1,043      1,677      2,243      3,114     27,423      9,664     25,357
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total expenses.....................................    153,802    202,737    177,767    171,917    320,756    137,677    260,462
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss)............................  $  11,286  $  18,204  $  13,216  $  (8,027) $(109,345) $ (22,686) $ (87,617)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)..................................  $   7,529  $  12,272  $      90  $ (11,486) $(100,986) $ (29,775) $(126,655)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) attributable to common shares....  $   7,529  $  12,272  $    (849) $ (12,690) $(102,190) $ (30,377) $(127,257)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Weighted-average common shares outstanding.........     32,221     32,221     32,442     35,562     40,548     40,404     41,265
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) per common and common-equivalent
  share............................................  $    0.23  $    0.38  $   (0.03) $   (0.36) $   (2.52) $   (0.75) $   (3.08)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
  EBITDA (3).......................................  $  12,329  $  19,881  $  15,459  $  (4,913) $ (65,931) $ (12,930) $    (842)
  Ratio of earnings to combined fixed charges and
    preferred stock dividends (4)..................       15.0x      18.0x         -          -          -          -          -
  Deficiency of earnings to combined fixed charges
    and preferred stock dividends (4)..............          -          -  $  (6,145) $ (44,198) $(188,701) $ (61,657) $(143,845)
  DBS subscribers (end of period)..................                                                350,000     70,000    590,000
  Satellite receivers sold (in units):
    Domestic.......................................    116,000    132,000    114,000    131,000    518,000    155,000    348,000
    International..................................     85,000    203,000    289,000    331,000    239,000    126,000     91,000
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total........................................    201,000    335,000    403,000    462,000    757,000    281,000    439,000
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                AS OF DECEMBER 31,                                 AS OF JUNE 30, 1997
                               -----------------------------------------------------  ----------------------------------------------
                                                                                                            AS ADJUSTED  AS ADJUSTED
                                                                                                              FOR THE      FOR THE
                                                                                                    PRO       COMMON      PREFERRED
                                 1992       1993       1994       1995       1996      ACTUAL    FORMA(5)    OFFERING    OFFERING(6)
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------

                                                                                                       (UNAUDITED)
BALANCE SHEETS DATA:
  Cash, cash equivalents and
    marketable investment
    securities (7)...........  $  22,031  $  27,232  $ 233,975  $  37,424  $  58,038  $ 187,804  $ 380,804   $ 490,637    $ 465,004
  Total assets...............     88,529    106,476    472,492    623,091  1,141,380  1,534,480  1,727,480   1,837,313    1,811,680
  Long-term obligations (less
    current portion):
    1994 Notes...............          -          -    334,206    382,218    437,127    467,210    467,210     467,210      467,210
    1996 Notes...............          -          -          -          -    386,165    411,256    411,256     411,256      411,256
    1997 Notes...............          -          -          -          -          -    375,000    375,000     375,000      375,000
    Notes payable to
      stockholder............      2,274     14,725          -          -          -          -          -           -           --
    Other long-term
      obligations............      4,876      4,702      5,393     33,444     58,580     58,436     58,436      58,436       58,436
Series B Preferred Stock
  (8)........................          -          -          -          -          -          -    193,000     193,000      193,000
Preferred Stock..............          -          -          -          -          -          -          -          --       87,700
Total stockholders' equity
  (deficit)..................     52,328     49,700    103,808    156,686     61,197    (52,868)   (52,868)     56,965       31,332



                               AS ADJUSTED
                                 FOR THE
                               OFFERINGS(6)
                               -----------

BALANCE SHEETS DATA:
  Cash, cash equivalents and
    marketable investment
    securities (7)...........   $ 574,837
  Total assets...............   1,921,513
  Long-term obligations (less
    current portion):
    1994 Notes...............     467,210
    1996 Notes...............     411,256
    1997 Notes...............     375,000
    Notes payable to
      stockholder............          --
    Other long-term
      obligations............      58,436
Series B Preferred Stock
  (8)........................     193,000
Preferred Stock..............      87,700
Total stockholders' equity
  (deficit)..................     141,165

------------------------

(1) Certain of EchoStar's subsidiaries operated under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and comparable provisions of applicable state income tax laws, until December 31, 1993. The net income for 1992 and 1993 presented above is net of pro forma income taxes of $3,304 and $7,846, respectively, determined as if EchoStar had been subject to corporate Federal and state income taxes for those years. Earnings per share has been calculated and presented on a pro forma basis as if the shares of EchoStar issued to reflect the December 31, 1993 reorganization were outstanding for the years ended December 31, 1992 and 1993, respectively. See Notes 1 and 7 of Notes to EchoStar's Consolidated Financial Statements.

(2) For accounting and financial purposes, the excess of EchoStar's aggregate costs over related transaction proceeds associated with the 1996 Promotion are expensed upon shipment of the equipment and reflected in the Company's consolidated statements of operations as subscriber promotion subsidies. Remaining transaction costs (excluding programming) are capitalized as subscriber acquisition costs and amortized over the initial prepaid subscription period. Programming costs are accrued and expensed as the service is provided. Excluding expected incremental revenues from premium and pay-per-view programming, the accounting treatment described above results in revenue recognition over the initial period of service equal to the sum of programming costs and amortization costs. The excess of transaction costs over related proceeds associated with the 1997 Promotion (which commenced June 1, 1997) will be recognized as subscriber promotion subsidies in the Company's statements of operations. EBITDA in future periods will be negatively affected to the extent that a larger portion of future subscriber additions result from the 1997 Promotion rather than from the 1996 Promotion. This adverse EBITDA impact will result from the immediate recognition of all transaction costs at activation under the 1997 Promotion.

(3) EBITDA represents earnings before interest (net), taxes, depreciation and amortization (including amortization of subscriber acquisition costs of $16.0 million for the year ended December 31, 1996 and $92,000 and $61.4 million for the six months ended June 30, 1996 and 1997, respectively). EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. See EchoStar's Consolidated Financial Statements contained elsewhere in this Prospectus.

(4) For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends and the deficiency of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes, plus fixed charges, excluding capitalized interest. Fixed charges consist of interest incurred on all indebtedness and the computed interest components of rental expense under noncancelable operating leases. Preferred stock dividends consist of the dividends accrued on the Company's Series A Preferred Stock. For the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, earnings were insufficient to cover fixed charges.

(5) Gives effect to the Series B Preferred Stock Offering and the application of the net proceeds thereof.

(6) Excludes approximately $12.3 million to be deposited by purchasers of the Preferred Stock into a deposit account established pursuant to the Preferred Offering.

(7) Excludes restricted cash and marketable investment securities which totaled $229.6 million as of June 30, 1997.

(8) Net of estimated discounts and commissions and offering costs of $7.0 million.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    ALL STATEMENTS CONTAINED HEREIN, AS WELL AS STATEMENTS MADE IN PRESS RELEASES AND ORAL STATEMENTS THAT MAY BE MADE BY ECHOSTAR OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF ECHOSTAR ACTING ON ITS BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF ECHOSTAR TO BE MATERIALLY DIFFERENT FROM HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FOLLOWING: THE UNAVAILABILITY OF SUFFICIENT CAPITAL ON SATISFACTORY TERMS TO FINANCE ECHOSTAR'S BUSINESS PLAN; INCREASED COMPETITION FROM CABLE, DBS, OTHER SATELLITE SYSTEM OPERATORS AND OTHER PROVIDERS OF SUBSCRIPTION TELEVISION SERVICES; CONTINUED MARKET ACCEPTANCE FOR DBS IN ITS CURRENT BROADCASTING FORMAT AND PRICING STRUCTURE, THE INTRODUCTION OF NEW TECHNOLOGIES AND COMPETITORS INTO THE SUBSCRIPTION TELEVISION BUSINESS; INCREASED SUBSCRIBER ACQUISITION COSTS AND SUBSCRIBER PROMOTION SUBSIDIES; THE INABILITY OF ECHOSTAR TO CONTINUE TO HOLD AND TO OBTAIN ADDITIONAL NECESSARY SHAREHOLDER AND BONDHOLDER APPROVAL OF ANY STRATEGIC TRANSACTIONS; THE INABILITY OF ECHOSTAR TO OBTAIN AND HOLD NECESSARY AUTHORIZATIONS FROM THE FEDERAL COMMUNICATION COMMISSION ("FCC"); THE OUTCOME OF ANY LITIGATION IN WHICH ECHOSTAR MAY BE INVOLVED; GENERAL BUSINESS AND ECONOMIC CONDITIONS; THOSE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS"; AND OTHER RISK FACTORS DESCRIBED FROM TIME TO TIME IN ECHOSTAR'S REPORTS FILED WITH THE COMMISSION. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE SUCH RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT INCLUDE THE TERMS "BELIEVES," "BELIEF," "EXPECTS," "PLANS," "ANTICIPATES," "INTENDS" OR THE LIKE TO BE UNCERTAIN AND FORWARD-LOOKING. ALL CAUTIONARY STATEMENTS MADE HEREIN SHOULD BE READ AS BEING APPLICABLE TO ALL FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR. IN THIS CONNECTION, INVESTORS SHOULD CONSIDER THE RISKS DESCRIBED HEREIN.

OVERVIEW

    EchoStar currently operates four related businesses: (i) operation of the DISH Network and the EchoStar DBS System; (ii) design, manufacture, marketing, installation and distribution of various DTH products worldwide (including EchoStar Receiver Systems and C-band systems); (iii) domestic distribution of DTH programming services; and (iv) consumer financing of EchoStar's domestic products and programming services. During March 1996, EchoStar began broadcasting and selling programming packages available from the DISH Network. EchoStar expects to derive its future revenue principally from periodic subscription fees for DISH Network programming and, to a lesser extent, from the sale of DBS equipment. The growth of DBS service and equipment sales has had, and will continue to have, a material negative impact on EchoStar's domestic sales of C-band DTH products. However, during the year ended December 31, 1996, that negative impact was more than offset by sales of EchoStar Receiver Systems. EchoStar expects the decline in its sales of domestic C-band DTH products to continue at an accelerated rate.

    ECHOSTAR MARKETING PROMOTIONS. Since August 1996, EchoStar has introduced several marketing promotions, the most significant of which is the 1996 Promotion, which allows independent retailers to offer a standard EchoStar Receiver System to consumers for a suggested retail price of $199 (as compared to the original average retail price in March 1996 of approximately $499), conditioned upon the consumer's prepaid one-year subscription to the DISH Network's America's Top 50 CD programming package for approximately $300. Total transaction proceeds to EchoStar are less than its aggregate costs (equipment, programming and other) for the initial prepaid subscription period for DISH Network service.

    NEW MARKETING PROMOTION. Beginning June 1, 1997, EchoStar implemented a new marketing program in which independent retailers are permitted to offer standard EchoStar Receiver Systems to consumers for a suggested retail price of $199 (the "1997 Promotion"). Previously, consumers could purchase EchoStar Receiver Systems for approximately $199, but were also required to purchase a prepaid one-year subscription to the DISH Network's America's Top 50 CD programming package for $300. The

1997 Promotion allows consumers to subscribe to the DISH Network's various programming offerings on a month-to-month basis without an extended subscription commitment. While there can be no assurance, EchoStar believes that by reducing the "up front" cost to the consumer significantly and eliminating extended subscription commitments, the 1997 Promotion may significantly increase consumer demand for DISH Network services.

RESULTS OF OPERATIONS

    SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO THE SIX MONTHS ENDED JUNE 30,
     1996.

    REVENUE. Total revenue for the six months ended June 30, 1997 was $172.8 million, an increase of $57.8 million, or 50%, as compared to total revenue for the six months ended June 30, 1996 of $115.0 million. The increase in total revenue in 1997 was primarily attributable to the introduction of EchoStar's DISH Network service during March 1996, combined with significant DISH Network subscriber growth since the launch of service. As of June 30, 1997, EchoStar had approximately 590,000 DISH Network subscribers compared to approximately 70,000 at June 30, 1996 and 350,000 at December 31, 1996.

    The increase in total revenue for the six months ended June 30, 1997 was partially offset by a decrease in international and domestic sales of C-band satellite receivers and equipment. The domestic and international demand for C-band DTH products continued to decline during the first half of 1997.

    Revenue from domestic sales of DTH products and technical services decreased $66.2 million, or 88%, to $8.7 million for the six months ended June 30, 1997. Domestically, EchoStar sold approximately 348,000 satellite receivers during the six months ended June 30, 1997, as compared to approximately 155,000 receivers sold during the comparable period of 1996. Of the total number of satellite receivers sold during the six months ended June 30, 1997, approximately 345,000 were EchoStar Receiver Systems. Although there was a significant increase in the number of satellite receivers sold during the six months ended June 30, 1997 as compared to same period in 1996, overall revenue from domestic sales of DTH products decreased as a result of decreased prices charged for DBS satellite receivers combined with the revenue recognition policy applied to DBS satellite receivers sold under EchoStar's promotions.

    Revenue from international sales of analog DTH products for the six months ended June 30, 1997 totaled $13.0 million, a decrease of $9.2 million, or 42%, as compared to the same period in 1996. This decrease was directly attributable to a decrease in the number of analog satellite receivers sold, combined with decreased prices on products sold. Internationally, EchoStar sold approximately 91,000 analog satellite receivers during the six months ended June 30, 1997, a decrease of 28%, compared to approximately 126,000 units sold in the comparable period in 1996. As more fully described below, EchoStar expects to focus its future international efforts on the sale of digital set-top boxes and the provision of consulting services to other DBS operators. As a result, during the remainder of 1997, EchoStar expects to streamline its international operations, including selected personnel reductions and the eventual elimination of all sales of analog DTH products.

    To expand its presence in international digital and DBS markets, EchoStar has entered into distribution and consulting agreements with international digital service providers. In January 1997, EchoStar entered into an agreement (the "ExpressVu Agreement") with ExpressVu, Inc. ("ExpressVu") a majority owned subsidiary of BCE, Inc. ("Bell Canada"). The first phase of this agreement includes an initial order for 62,000 satellite receivers, and primary uplink integration payments, which combined are expected to exceed $40.0 million. Pursuant to the ExpressVu Agreement, EchoStar is assisting ExpressVu with the construction of a digital broadcast center for use in conjunction with ExpressVu's DTH service, which commenced operations in September 1997, and will act as a distributor of satellite receivers and related equipment for ExpressVu's Canadian DTH service. Among other things, EchoStar has agreed not to provide DTH service in Canada and ExpressVu has agreed not to provide DTH service, including DBS service, in the U.S. EchoStar recognized revenues of approximately $11.9 million related to the ExpressVu Agreement during the six months ended June 30, 1997 (included within the "DTH products and technical services" caption in the Company's statements of operations).

    Additionally, in June 1997, Distribuidora de Television Digital S.A. ("Telefonica"), a DBS joint venture in Spain, selected EchoStar to supply digital set-top boxes for its satellite television service which commenced operations in September 1997. Revenues from Telefonica's initial order of 100,000 digital set-top boxes are expected to approximate $40.0 million. EchoStar expects to begin delivery of set-top boxes to Telefonica in September 1997 and to fulfill approximately one-half of the contract during the remainder of 1997. EchoStar expects to fulfill the remainder of the contract during early 1998 and while there can be no assurance, hopes to receive further orders during 1998.

    While EchoStar continues to actively pursue other similar distribution opportunities, no assurance can be given that any such additional negotiations will be successful. Further, EchoStar's future revenue from the sale of DBS equipment and receivers in international markets depends largely on the success of the DBS operator in that country, which, in turn, depends on other factors, such as the level of consumer acceptance of DBS products and the intensity of competition for international subscription television subscribers. No assurance can be given regarding the level of expected future revenues which could be generated from EchoStar's alliances with these, and potentially other, foreign DBS operators.

    C-band programming revenue totaled $4.1 million for the six months ended June 30, 1997, a decrease of $2.6 million, or 39%, compared to the six months ended June 30, 1996. This decrease was primarily attributable to the industry-wide decline in demand for domestic C-band programming services.

    DTH AND DISH NETWORK EXPENSES. DTH and DISH Network expenses for the six months ended June 30, 1997 aggregated $107.3 million, an increase of $9.2 million, or 9% compared to the same period in 1996. DTH products and technical services expense decreased $62.6 million, or 69%, to $27.7 million during the six months ended June 30, 1997. These expenses include the costs of C-band systems and the costs of EchoStar Receiver Systems and related components sold prior to commencement of EchoStar's promotions. Subscriber promotion subsidies aggregated $31.0 million for the six months ended June 30, 1997. DISH Network programming expenses totaled $45.3 million for the six months ended June 30, 1997 as compared to $1.8 million for the comparable period in 1996. The increase is directly attributable to the increase in DISH Network subscribers at June 30, 1997 compared to June 30, 1996.

    C-band programming expenses totaled $3.3 million for the six months ended June 30, 1997, a decrease of $2.8 million, or 45%, as compared to the same period in 1996. This decrease is consistent with the decrease in C-band programming revenue.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, General and Administrative ("SG&A") expenses totaled $66.4 million for the six months ended June 30, 1997, an increase of $36.6 million as compared to the same period in 1996. SG&A expenses as a percentage of total revenue increased to 38% for the six months ended June 30, 1997 as compared to 26% for the same period in 1996. The increase in SG&A expenses was principally attributable to increased personnel expenses to support the growth of DISH Network service and increased expenses associated with the operation of the EchoStar DBS System. In future periods, EchoStar expects that SG&A expenses as a percentage of total revenue will decrease as subscribers are added.

    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. Earnings before interest, taxes, depreciation and amortization (including amortization of subscriber acquisition costs) ("EBITDA") was negative $842,000 for the six months ended June 30, 1997, an improvement of $12.1 million, compared to negative EBITDA of $12.9 million for the same period in 1996. This improvement in negative EBITDA resulted from the factors affecting revenue and expenses discussed above.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses for the six months ended June 30, 1997 (including amortization of subscriber acquisition costs of $92,000 and $61.4 million for the six months ended June 30, 1996 and June 30, 1997, respectively) aggregated $86.8 million, an increase of $77.0 million, as compared to the same period 1996. The increase in depreciation and amortization expenses primarily was attributable to amortization of subscriber acquisition costs and depreciation expense associated with its second DBS satellite ("EchoStar II") (placed in service during the fourth quarter of 1996).

    OTHER INCOME AND EXPENSE. Other expense, net totaled $39.0 million for the six months ended June 30, 1997, an increase of $15.1 million, as compared to the same period 1996. The increase in other expense in the first half of 1997 resulted primarily from an increase in interest expense associated with the March 1996 issuance of the 1996 Notes combined with the continued accretion of the 1994 Notes. Additionally, interest income decreased approximately $6.0 million as a result of a decrease in invested balances. EchoStar capitalized $16.6 million and $14.4 million of interest in the six months ended June 30, 1997 and 1996, respectively.

    INCOME TAX BENEFIT. The decrease in the income tax benefit of $16.9 million (from $16.8 million for the six months ended June 30, 1996 to an income tax provision of $44,000 for the six months ended June 30, 1997) principally resulted from EchoStar's decision to fully reserve the 1997 additions to its net deferred tax asset.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995.

    REVENUE. Total revenue for 1996 was $211.4 million, an increase of $47.5 million, or 29%, as compared to total revenue for 1995 of $163.9 million. The increase in total revenue in 1996 was primarily attributable to the introduction of EchoStar's DISH Network service during March 1996. In the future, EchoStar expects to derive its revenue principally from DISH Network subscription television services. As of December 31, 1996, EchoStar had approximately 350,000 DISH Network subscribers.

    The increase in total revenue in 1996 was partially offset by a decrease in international and domestic sales of C-band satellite receivers and equipment. The domestic and international markets for C-band DTH products continued to decline during 1996. Consistent with the increases in total revenue during 1996, EchoStar experienced a corresponding increase in trade accounts receivable at December 31, 1996.

    Revenue from domestic sales of DTH products and technical services increased $4.7 million, or 5%, to $98.3 million during 1996. Domestically, EchoStar sold approximately 518,000 satellite receivers in 1996, an increase of 295% as compared to approximately 131,000 receivers sold in 1995. Of the total number of satellite receivers sold during 1996, approximately 474,000 were EchoStar Receiver Systems. Although there was a significant increase in the number of satellite receivers sold in 1996 as compared to 1995, overall revenue did not increase proportionately as a result of the revenue recognition policy applied to DBS satellite receivers sold under the 1996 Promotion, combined with decreasing sales of, and lower prices charged for, C-band products. Included in the number of DTH satellite receivers sold are sales of a competitor's DBS receiver manufactured and supplied by a third-party manufacturer. Such sales, which ceased during the second quarter of 1996 coincident with the launch of the DISH Network service, totaled approximately 19,000 units during 1996, as compared to 67,000 units sold in 1995. Revenues generated from the sale of competitor DBS receivers aggregated $8.0 million during 1996, compared to $34.0 million in 1995. No revenue will be generated from the sale of competitor DBS receivers in 1997.

    Revenue from international sales of DTH products for the year ended December 31, 1996 was $37.5 million, a decrease of $15.8 million, or 30%, as compared to 1995. This decrease was directly attributable to a decrease in the number of analog satellite receivers sold, combined with decreased prices on products sold. Internationally, EchoStar sold approximately 239,000 analog satellite receivers in 1996, a decrease of 28%, compared to approximately 331,000 units sold in 1995.

    C-band programming service revenue totaled $11.9 million in 1996, a decrease of $3.3 million, or 22%, compared to 1995. This decrease was primarily attributable to the industry-wide decline in demand for domestic C-band programming services. C-band programming revenue is expected to continue to decrease for the foreseeable future.

    Loan origination and participation income in 1996 was $3.0 million, an increase of $1.3 million or 74%, as compared to 1995. The increase in loan origination and participation income during 1996 was primarily due to an increase in the number of consumer loans and leases funded.

    DTH AND DISH NETWORK EXPENSES. DTH and DISH Network expenses in 1996 aggregated $187.0 million, an increase of $56.7 million, or 44%, as compared to 1995. This increase is directly attributable to the introduction of DISH Network service in March 1996, partially offset by decreases in other DTH expenses. DTH products and technical services expense increased $7.0 million, or 6%, to $123.8 million during 1996. These expenses include the costs of EchoStar Receiver Systems and related components sold prior to commencement of the 1996 Promotion. Subscriber promotion subsidies aggregated $33.6 million during 1996 and represent expenses associated with the 1996 Promotion. DISH Network programming expenses totaled $19.1 million for the year ended December 31, 1996.

    C-band programming expenses totaled $10.5 million during the year ended December 31, 1996, a decrease of $3.0 million, or 22%, as compared to 1995. This decrease is consistent with the decrease in C-band programming revenue. Gross margins realized on C-band programming sales remained relatively constant.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses totaled $90.4 million in 1996, an increase of $51.8 million or 135%, as compared to 1995. Such expenses as a percentage of total revenue increased to 43% in 1996 as compared to 24% in 1995. The increase in SG&A expenses was principally attributable to:
(i) increased personnel expenses as a result of introduction of DISH Network service in March 1996 (EchoStar's number of employees doubled during 1996 as compared to 1995); (ii) marketing and advertising expenses associated with the launch and ongoing operation of the DISH Network; (iii) increased expenses related to the Digital Broadcast Center, which commenced operations in the third quarter of 1995; and (iv) increased expenses associated with operation of DISH Network call centers and subscription management related services.

    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. EBITDA (including amortization of subscriber acquisition costs of $16.0 million for the year ended December 31, 1996) for 1996 was a negative $65.9 million, an decrease of $61.0 million compared to 1995. This decrease resulted from the factors affecting revenue and expenses described above.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense for the year ended December 31, 1996, including the amortization of subscriber acquisition costs, aggregated $43.4 million, an increase of $40.3 million, as compared to 1995. The increase in depreciation and amortization expenses resulted from depreciation expenses associated with the Digital Broadcast Center, EchoStar I and EchoStar II (placed in service during the fourth quarter of 1995, the first quarter of 1996, and the fourth quarter of 1996, respectively), and amortization of subscriber acquisition costs.

    OTHER INCOME AND EXPENSE. Other expense, net totaled $46.3 million in 1996, an increase of $37.1 million, as compared to 1995. The increase in other expense in 1996 resulted primarily from an increase in interest expense associated with the issuance of the 1996 Notes. This increase in interest expense was partially offset by an increase in interest income attributable to increases in invested balances as a result of the investment of proceeds received from the issuance of the 1996 Notes. Interest capitalized relating to development of the EchoStar DBS System during 1996 was $31.8 million (compared to $27.1 million during 1995).

    INCOME TAX BENEFIT. The increase in the income tax benefit of $48.9 million (from $5.7 million in 1995 to $54.7 million in 1996) principally resulted from the increase in EchoStar's loss before income taxes. EchoStar's net deferred tax assets (approximately $66.8 million at December 31, 1996) relate to temporary differences for amortization of original issue discount on the 1994 and 1996 Notes, net operating loss carryforwards, and various accrued expenses which are not deductible until paid. No valuation allowance was provided because EchoStar believed it was more likely than not that these deferred tax assets would ultimately be realized.

    YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994.

    REVENUE. Total revenue for 1995 was $163.9 million, a decrease of $27.1 million, or 14%, as compared to total revenue for 1994 of $191.0 million. Revenue from domestic sales of DTH products for 1995 was $93.6 million, a decrease of $25.4 million, or 21%, as compared to 1994. This decrease in domestic revenues was primarily due to an expected decline of $26.9 million, or 23%, in revenue from sales of satellite receivers and related accessories, during 1995, as compared to 1994. The decrease in domestic revenues for 1995 was partially offset by $12.5 million in sales of non-proprietary descrambler modules compared to $11.0 million in 1994. The domestic market for C-band DTH products continued to decline during 1995. EchoStar also decreased its emphasis on relatively high cost, low margin descrambler modules beginning in the second quarter of 1994.

    Domestically, EchoStar sold approximately 131,000 satellite receivers in 1995, an increase of 15% as compared to approximately 114,000 receivers sold in 1994. Although there was an increase in the number of satellite receivers sold in 1995 as compared to 1994, overall revenues declined as a result of a change in product mix resulting from the introduction of lower priced DBS receivers and related accessories, and an approximate 23% reduction in the average selling price of C-band receivers. Included in the number of satellite receivers sold are those sold for a competitor's DBS system ("Competitor DBS Receivers") manufactured and supplied by a third party manufacturer ("Competing DBS Manufacturer") which totaled approximately 67,000 for 1995, as compared to 21,000 for 1994. Competitor DBS Receiver revenues were $34.0 million for 1995, as compared to $15.0 million for 1994. Competitor DBS Receiver revenues were 21% of total revenues for 1995.

    Revenue from international sales of DTH products for 1995 was $53.3 million, a decrease of approximately $500,000, or 1%, as compared to 1994. The decrease for 1995 resulted principally from reduced sales to the Middle East where EchoStar's largest international DTH customer is based. This decline was partially offset by increased sales in Africa. Revenue from sales of DTH products in the Middle East suffered beginning in August 1995 as a result of restrictions implemented against imports. Historic sales levels may not be reached because of new digital service planned for the Middle East beginning in the first quarter of 1996. Internationally, EchoStar sold approximately 331,000 satellite receivers in 1995, an increase of 15%, compared to approximately 289,000 units sold during 1994. The increase was primarily due to a continued emphasis by EchoStar on lower priced products in 1995 to meet marketplace demands. For 1995, the effects of volume increases were offset by a 17% decrease in the average selling price as compared to 1994.

    In the second half of 1994 and throughout 1995, an increasing percentage of domestic DTH satellite retailers relied on attractive financing packages to generate sales. During most of 1994, certain of EchoStar's competitors offered consumer financing that retailers considered more attractive than financing offered by EchoStar. This competitive financing advantage resulted in retailers selling competing products rather than EchoStar products and was partially responsible for the decline in C-band DTH unit sales and revenue.

    Commencing in 1995, EchoStar stopped receiving monthly participation payments from Household Retail Services, Inc. ("HRSI") on its loan portfolio, contributing to a decrease in loan origination and participation income from 1994. Loan origination and participation income for 1995 was $1.7 million, a decrease of $1.9 million, or 53%, compared to 1994.

    EchoStar aggressively marketed its C-band DTH products by offering competitive pricing and financing in order to minimize the decline in domestic C-band DTH sales resulting from the increased popularity of "small dish" equipment. Additionally, EchoStar sold competitor DBS Receivers for reception of programming offered by other service providers. Competitor DBS Receiver sales partially offset the decline in domestic C-band sales in 1995.

    Programming revenue for 1995 was $15.2 million, an increase of $692,000, or 5%, as compared to 1994. The increase was primarily due to additional sales of programming packages through retailers and, to a lesser extent, the renewal and retention of existing customers as a result of more attractive pricing and more effective marketing.

    DTH EXPENSES. Costs of DTH products sold were $116.8 million for 1995, a decrease of $16.9 million, or 13%, as compared to 1994. The decrease in DTH operating expenses for 1995 resulted primarily from the decrease in sales of DTH products. DTH product expenses as a percentage of DTH product revenue were 79% for 1995, as compared to 77% for 1994. The increase was principally the result of declining sales prices of C-band DTH products as described above, during 1995 as compared to 1994.

    C-band programming expenses were $13.5 million for 1995, an increase of $1.9 million, or 16%, as compared to 1994. Programming expenses as a percentage of programming revenue were 89% for 1995 as compared to 80% for 1994. Programming expenses increased at a greater rate than revenues from programming principally because the prior periods included the flow through of certain volume discounts.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses totaled $38.5 million for 1995, an increase of $8.3 million, or 27%, as compared to 1994. Such expenses as a percentage of total revenue increased to 24% for 1995 as compared to 16% for 1994. The change was principally the result of the reduction of revenues from domestic sales of DTH products and increased costs to support, among other things, expansion of the EchoStar DTH product installation network and administrative costs associated with development of the DISH Network. In addition, $1.1 million of compensation expense was recorded with regard to 55,000 shares of Class A Common Stock contributed by EchoStar to EchoStar's 401(k) plan.

    Research and development costs totaled $5.0 million during 1995 as compared to $5.9 million during 1994. The decrease was principally due to the reduction in research necessary to provide C-band receivers to domestic and international markets. EchoStar expenses such costs as incurred and includes such costs in selling, general and administration expenses.

    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. EBITDA for 1995 was a negative $4.9 million, a decrease of $20.4 million, or 132%, as compared to 1994. The decrease resulted from the factors affecting revenue and expenses discussed above.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses totaled $3.1 million during 1995, an increase of $871,000, or 39%, as compared to 1994. The overall increase primarily resulted from depreciation on assets placed in service during the third and fourth quarters of 1995.

    OTHER INCOME AND EXPENSE. Other expense for 1995 was $9.2 million, a decrease of $3.5 million, or 28%, as compared to 1994. The difference in other income and expense for 1995 compared to 1994 resulted primarily from the amortization of original issue discount and deferred debt issuance costs of $23.5 million in 1995, and $20.7 million in 1994, net of capitalized interest, on the 1994 Notes, which were issued on June 7, 1994. Other expense was reduced by investment income on monies deposited in an escrow account of $8.8 million for 1995, and $6.5 million for 1994. Interest capitalized relating to development of the EchoStar DBS System for 1995 totaled $27.1 million as compared to $5.7 million for 1994.

    BENEFIT FROM/PROVISION FOR INCOME TAXES. An income tax benefit of $5.7 million was recognized during 1995 as compared to the income tax provision for 1994 of $399,000. This change was principally the result of changes in components of income and expenses discussed above during 1995 and 1994, respectively. EchoStar's deferred tax assets (approximately $13.9 million at December 31, 1995) relate principally to temporary differences for amortization of original issue discount on the 1994 Notes and various accrued expenses which are not deductible until paid. No valuation allowance was provided because EchoStar believed it was more likely than not that these assets would be realized.

LIQUIDITY AND CAPITAL RESOURCES

    EchoStar's working capital and capital expenditure requirements were substantial during the three-year period ended December 31, 1996. Those expenditures principally resulted from the construction of EchoStar's DBS system during 1994, 1995 and 1996, and the commercial launch of DISH Network service in March 1996. Capital expenditures, including expenditures for satellite systems under construction, totaled $119.3 million, $133.6 million and $221.9 million during the years ended December 31, 1994, 1995 and 1996, respectively, and $81.5 million and $67.1 million during the six-month periods ended June 30, 1996 and 1997, respectively. Additionally, during 1996, EchoStar expended $55.4 million for DBS authorizations obtained from the FCC, principally relating to its acquisition of 24 DBS frequencies at the 148 DEG. WL orbital slot. Those frequencies were acquired at the FCC's January 1996 auction of certain DBS frequencies.

    During 1994, 1995 and 1996 and the six months ended June 30, 1997, EchoStar's capital expenditure and working capital requirements principally were funded from proceeds of the 1994 Notes offering, the 1995 initial public offering of EchoStar's Class A Common Stock (the "IPO"), and the 1996 Notes offering. In June 1994, EchoStar issued 624,000 units consisting of $624.0 million principal amount at stated maturity of the 1994 Notes and 3,744,000 Warrants (representing 2,808,000 shares of EchoStar Class A Common Stock) for aggregate net proceeds to the Company of approximately $323.3 million. In June 1995, EchoStar completed the IPO of 4.0 million shares of its Class A Common Stock, resulting in net proceeds to EchoStar of approximately $62.9 million. In March 1996, ESBC consummated the 1996 Notes Offering. In connection therewith, ESBC issued $580.0 million principal amount at stated maturity of 1996 Notes, resulting in aggregate net proceeds to the Company of approximately $337.0 million. As of June 30, 1997, substantially all of the Warrants issued in connection with the 1994 Notes Offering had been exercised. In June 1997, DBS Corp consummated the 1997 Notes offering resulting in net proceeds of approximately $362.5 million, including approximately $109.0 million restricted to fund interest payments on the 1997 Notes through January 1, 2000 (the "Interest Escrow"). In October 1997, EchoStar consummated the Series B Preferred Stock Offering resulting in net proceeds of approximately $193.0 million.

    During the years ended December 31, 1995 and 1996, net cash flows used in operations totaled $20.3 million and $27.4 million, respectively. Net cash flows used in operations totaled $9.2 million for the six months ended June 30, 1997, compared to $20.1 million used by operations for the six months ended June 30, 1996. EchoStar anticipates that its capital expenditure and working capital requirements, including subscriber acquisition costs, will increase substantially throughout 1997 as it aggressively builds its DISH Network subscriber base. Such working capital requirements could vary if any of the following, among other factors, occur: (i) subscriptions to DISH Network programming differ from anticipated levels;

(ii) actual expenses differ from present estimates; or (iii) the investment in subscriber acquisition costs increases from planned levels. EchoStar had anticipated meeting its 1997 capital requirements with $200.0 million of interim financing which was to be provided by News pursuant to the News Agreement (the "News Funding"). As a result of the litigation between News and EchoStar, EchoStar's receipt of all or any portion of the News Funding, and the timing thereof, is subject to significant uncertainty at this time. Accordingly, EchoStar consummated the 1997 Notes Offering, the Series B Preferred Stock Offering and plans to consummate the Offerings to fund its capital requirements.

    EFFECTS OF CAMPAIGNS TO ACQUIRE SUBSCRIBERS

    The 1997 Promotion will significantly increase EchoStar's working capital requirements. Transaction proceeds associated with the 1997 Promotion, which commenced in June, vary dependent on the type of EchoStar Receiver System and the number of additional outlet receivers purchased, but are expected to approximate $225 to $275 per new subscriber. Transaction costs, consisting of costs of goods sold, activation fees paid to dealers and distributors, and other promotional costs, are expected to range from $425 to $500 per new subscriber. Thus, each subscriber initially added pursuant to the 1997 Promotion will result in a net use of cash of approximately $200 to $275. Comparatively, EchoStar's prior promotion (which requires an annual prepaid DISH Network subscription) (the "1996 Promotion"), which will continue to be available to consumers, results in approximately breakeven net cash flows at the time of subscriber activation. EchoStar expects that transaction costs associated with both the 1996 and 1997 Promotions will decrease during the remainder of 1997 as additional manufacturing cost reductions for EchoStar Receiver Systems are realized, thereby reducing the initial net cash outflow per new subscriber. From time to time, EchoStar offers other promotions and incentives to attract additional DISH Network subscribers. Costs associated with these additional promotions and incentives are expensed as incurred (reported as a component of subscriber promotion subsidies). After giving effect to these other promotions and incentives, EchoStar expects that its aggregate net use of cash (i.e., subscriber acquisition costs) will approximate $300 per activation.

    The excess of transaction costs over related proceeds from the 1996 Promotion and net transaction costs resulting from the 1997 Promotion are recognized as subscriber promotion subsidies in EchoStar's statements of operations. EBITDA in future periods will be negatively affected to the extent that a larger portion of future subscriber additions result from the 1997 Promotion rather than from the 1996 Promotion. Since the 1997 Promotion was not commenced until June 1997, the majority of EchoStar's second quarter subscriber additions resulted from consumers who purchased EchoStar Receiver Systems pursuant to the 1996 Promotion rather than the 1997 Promotion. EchoStar expects that a significant percentage of its future subscriber additions will result from the 1997 Promotion. The adverse EBITDA impact of the 1997 Promotion (relative to the 1996 Promotion) results from the immediate recognition of all transaction costs at the time of subscriber activation. Comparatively, a portion of 1996 Promotion transaction costs are deferred and amortized over the initial prepaid subscription period.

    On August 1, 1997, EchoStar began offering an internally-financed lease program to consumers. The lease provides for an 18 month lease term at competitive rates to qualified consumers. At the end of the lease term, the consumer has the option of purchasing the equipment. Each subscriber activation under the lease program is expected to result in a net use of cash to EchoStar of approximately $400 to $600 (depending on the number of outlets). Accordingly, the lease program will result in a greater investment per customer than either the 1997 Promotion or the 1996 Promotion. While there can be no assurance, EchoStar believes that its investment per lease customer will significantly improve at the end of the lease term when the subscriber either continues on a month-to-month basis, purchases the equipment from EchoStar or returns the equipment to the retailer. EchoStar believes the lease program will be attractive to consumers who would otherwise subscribe to a DBS service but for the initial "up front" costs associated with DBS service. The lease program allows the consumer (for less than $100) to receive an upgraded EchoStar Receiver System, including a professional installation. Upon activation of service, the consumer is charged a low monthly equipment rental fee in addition to charges associated with programming services purchased.

    Historically, EchoStar has maintained agreements with third-party finance companies to make consumer credit available to EchoStar customers. These financing plans provide consumers the opportunity to lease or finance EchoStar Receiver Systems, including installation costs and certain DISH Network programming packages, on competitive terms. Consumer financing provided by third parties is generally non-recourse to EchoStar. EchoStar currently maintains one such agreement which expires in the near future. The third-party finance company with which EchoStar maintains the above mentioned agreement has notified the Company that it does not intend to renew the agreement. EchoStar is currently negotiating similar agreements with other third-party finance companies and expects to consummate at least one such agreement prior to the expiration of its existing consumer financing agreement. There can be no assurance that EchoStar will be successful in these negotiations, or if successful, that any such new agreements will commence prior to the termination of the existing agreement. In the event that EchoStar is unsuccessful in executing a new agreement with a third-party finance company during 1997, growth of the DISH Network subscriber base may be negatively impacted.

    1997 CAPITAL REQUIREMENTS

    As of June 30, 1997, in addition to the working capital requirements discussed above, during the remainder of 1997 EchoStar expects to expend approximately $128.1 million in connection with the construction launch, insurance and deployment of EchoStar III ($83.6 million) and EchoStar IV ($44.5 million). Additionally, EchoStar will expend approximately $1.3 million per month to meet debt service requirements relative to deferred satellite construction payments for EchoStar I and EchoStar II. EchoStar's debt service requirements on the deferred satellite construction payments will increase to approximately $1.6 million per month during the fourth quarter of 1997 as a result of the launch of EchoStar III on October 5, 1997. Capital expenditures related to EchoStar IV may increase in the event of delays, cost overruns, increased costs associated with certain potential change orders under the Company's satellite or launch contracts, or a change in launch provider.

    EchoStar's 1997 working capital, capital expenditure and debt service requirements are expected to be funded from existing unrestricted cash and investment balances, the satellite escrow established in connection with the 1997 Notes offering (the "Satellite Escrow"), cash generated from operations, and the proceeds from the Series B Preferred Stock Offering, and the Offerings. Increases in subscriber acquisition costs, inadequate supplies of DBS receivers, or significant launch delays or failures would significantly and adversely affect EchoStar's operating results and financial condition.

    FUTURE CAPITAL REQUIREMENTS

    During 1998, EchoStar will expend approximately $64.5 million to construct, launch and support EchoStar IV, which is scheduled to be launched during the first quarter of 1998. These expenditures will be funded from the Satellite Escrow. EchoStar's debt service requirements relative to the deferred satellite construction payments will increase to approximately $1.9 million per month upon the successful launch of EchoStar IV (currently scheduled for launch in the first quarter of 1998). Additionally, beginning in January 1998, EchoStar will be required to make semi-annual interest payments of $23.4 million on the 1997 Notes. The first five such semi-annual interest payments will be funded from the Interest Escrow.

    EchoStar may require additional funds to acquire DISH Network subscribers. In addition, EchoStar has applications pending with the FCC for a two satellite Ku-band system, a two satellite FSS Ka-band system, a two satellite extended Ku-band system and a six satellite low earth orbit ("LEO") satellite system. EchoStar will need to raise additional funds for the foregoing purposes. Further, there are a number of factors, some of which are beyond EchoStar's control or ability to predict, that could require EchoStar to raise additional capital. These factors include unexpected increases in operating costs and expenses, a defect in or the loss of any satellite, or an increase in the cost of acquiring subscribers due to additional competition, among other things. There can be no assurance that additional debt, equity or other financing will be available on terms acceptable to EchoStar, or at all.

    As of June 30, 1997, EchoStar had approximately $1.3 billion of outstanding long-term debt (including the 1994 Notes, the 1996 Notes, the 1997 Notes, Deferred Payments on EchoStar I and EchoStar II, and mortgage notes payable). Interest on the 1994 Notes and the 1996 Notes accrues, but currently is not payable in cash. Semi-annual cash interest payments of approximately $40.2 million on the 1994 Notes commence December 1, 1999. The 1994 Notes Indenture requires principal reductions of $156.0 million on each of June 1, 2002 and 2003. These principal reductions will result in decreases in semi-annual cash interest payments to $30.1 million and $20.1 million, effective December 1, 2002 and December 1, 2003, respectively. Semi-annual cash interest payments of $38.1 million on the 1996 Notes commence on September 15, 2000. Semi-annual cash interest payments of $23.4 million on the 1997 Notes commence January 1, 1998. The first five such semi-annual interest payments will be funded from the Interest Escrow Account. Gross Deferred Payments totaled $64.0 million for EchoStar I and EchoStar II. As of June 30, 1997, approximately $52.2 million of such Deferred Payments was outstanding. The Deferred Payments bear interest at 8.25% and are payable in equal monthly installments over five years following launch of the respective satellites. Deferred Payments of $15.0 million will be used for each of EchoStar III and EchoStar IV. The terms of such Deferred Payments for EchoStar III and EchoStar IV will be similar to the terms associated with EchoStar I and EchoStar II.

    AVAILABILITY OF OPERATING CASH FLOW TO ECHOSTAR

    Since all of EchoStar's, DBS Corp's, ESBC's and Dish's operations are conducted through subsidiaries, the cash flow of EchoStar, DBS Corp, ESBC and Dish and their ability to service debt, including the 1994 Notes, the 1996 Notes and the 1997 Notes are dependent upon the earnings of their respective subsidiaries and, in general, the payment of funds by such subsidiaries to Dish, by the payment of funds by Dish to ESBC, by the payment of funds by ESBC to DBS Corp and by the payment of funds by DBS Corp to EchoStar in the form of loans, dividends or other payments.

    The cash flow generated by subsidiaries of Dish will only be available if and to the extent that Dish is able to make such cash available to ESBC in the form of dividends, loans or other payments. The indentures related to the 1994 Notes, 1996 Notes and the 1997 Notes impose various restrictions on the transfer of funds among EchoStar and its subsidiaries. The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish's subsidiaries; (vi) merge, consolidate or sell substantially all of its assets; and (vii) enter into transactions with affiliates. In addition, Dish, may pay dividends on its equity securities only if (1) no default exists under the 1994 Notes Indenture; and (2) after giving effect to such dividends, Dish's ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish's consolidated net income (less 100% of consolidated net losses) from April 1, 1994, plus 100% of the aggregate net proceeds to Dish from the sale and issuance of certain equity interests of Dish (including common stock).

    The 1996 Notes Indenture contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell substantially all of its assets; and (vii) enter into transactions with affiliates. The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to DBS Corp without restrictions.

    The 1997 Notes Indenture and the Certificate of Designation for the Series B Preferred contain restrictive covenants that, among other things, impose limitations on DBS Corp with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to EchoStar's subsidiaries; (vi) merge, consolidate or sell substantially all of its assets; (vii) enter into transactions with affiliates; and (viii) pay dividends. In general, DBS Corp may pay dividends on its equity securities only if: (i) no default exists under the 1997 Notes Indenture; and (ii) after giving effect to such dividends, DBS Corp's ratio of total indebtedness to cash flow would not exceed 6.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of (A) the difference of consolidated cash flow (less 100% of such deficit) minus 150% of consolidated interest expense, in each case from July 1, 1997, plus (B) 100% of the aggregate net proceeds to DBS Corp and its subsidiaries from the sale of certain equity interests of DBS Corp or EchoStar.

    The Exchange Indenture for the Series B Exchange Notes (as defined) issuable upon the exchange of the Series B Preferred Stock contains restrictive covenants that, among other things, restricts the ability of EchoStar and certain of its subsidiaries to (i) pay dividends with the proceeds from the Series B Preferred Offering, (ii) pay cash dividends on any junior or parity securities and (iii) incur indebtedness or pledge the stock of certain subsidiaries as collateral. The certificate of designation associated with the Series B Preferred Stock also restricts the ability of DBS Corp and its subsidiaries to (i) make restricted payments, (ii) incur certain indebtedness or issue disqualified stock or preferred equity interests, (iii) create payment restrictions affecting subsidiaries, (iv) engage in transactions with affiliates or (v) engage in certain asset sales. A majority of the covenants contained in the certificate of designation associated with the Series B Preferred Stock and the indenture related to the Series B Exchange Notes are applicable solely to DBS Corp and its subsidiaries and do not impose restrictions or limitations on EchoStar or any of EchoStar's subsidiaries which are not also subsidiaries of DBS Corp.

    If cash generated from operation of the DISH Network is not sufficient to meet the debt service requirements of the 1994 Notes, the 1996 Notes and the 1997 Notes, EchoStar would be required to obtain cash from other financing sources. There can be no assurance that such financing would be available on terms acceptable to EchoStar, or if available, that the proceeds of such financing would be sufficient to enable EchoStar to meet all of its obligations. See "Description of Certain Indebtedness--1994 Notes," "--1996 Notes" and "--1997 Notes" for other restrictions associated with the 1994 Notes, the 1996 Notes and the 1997 Notes. See "Description of Capital Stock."

EFFECTS OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128), which supersedes Accounting Principles Board Opinion No. 15, "Earnings Per Share" ("APB No. 15"). SFAS No. 128 simplifies the requirements for reporting earnings per share ("EPS") by requiring companies only to report "basic" and "diluted" EPS. SFAS No. 128 is effective for both interim and annual periods ending after December 15, 1997 but requires retroactive restatement upon adoption. EchoStar will adopt SFAS No. 128 in the fourth quarter of 1997. EchoStar does not believe such adoption will have a material effect on either its previously reported or future EPS.

    In March 1997, the FASB issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" (SFAS No. 129), which continues the existing requirements of APB No. 15 but expands the number of companies subject to portions of its requirements. Specifically, SFAS No. 129 requires that entities previously exempt from the requirements of APB No. 15 disclose the pertinent rights and privileges of all securities other than ordinary common stock. SFAS No. 129 is effective for periods ending after December 15, 1997. EchoStar was not exempt from APB No. 15; accordingly, the adoption of SFAS No. 129 will not have any effect on EchoStar.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"), which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 does not require a specific format for that financial statement but requires that the enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 130 will require additional disclosure in EchoStar's financial statements.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information," ("SFAS No. 131"), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The adoption of SFAS No. 131 will require additional disclosure in EchoStar's financial statements.

INFLATION

    Inflation has not materially affected EchoStar's operations during the past three years. EchoStar believes that its ability to increase charges for its products and services in future periods will depend primarily on competitive pressures. EchoStar does not have any material backlog of its products.

                                    BUSINESS

GENERAL

    EchoStar is a leading provider of DBS programming services in the United States. The Company commenced its DISH Network in March 1996, after the successful launch of EchoStar I in December 1995. The Company launched EchoStar II in September 1996 and EchoStar III in October 1997. Since December 31, 1996, EchoStar has increased its DISH Network subscriber base from 350,000 to approximately 820,000 subscribers on September 30, 1997. During the third quarter of 1997, EchoStar believes that it captured approximately 40% of all new DBS satellite subscribers in the U.S. Average monthly programming revenue during 1997 has been approximately $39 per subscriber.

    The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in U.S. history, surpassing the rollout of color televisions, VCRs and compact disc players. As of September 30, 1997, approximately 5.6 million U.S. households subscribed to DBS and other digital DTH satellite service. Industry sources project that the market could grow to as many as 19 million subscribers by the year 2002.

    EchoStar believes that there is significant unsatisfied demand for high-quality, reasonably-priced television programming. Of the approximately 96 million television households in the U.S., it is estimated that more than 60 million subscribers pay an average of $34 per month for multichannel programming services. EchoStar's primary target market for the DISH Network includes cable subscribers in urban and suburban areas who are dissatisfied with the quality or price of their cable programming, or who want niche programming services not available from most cable operators. Other target markets for the DISH Network include the approximately 7 million households not passed by cable television systems and the approximately 21 million households currently passed by cable television systems with relatively limited channel capacity.

    EchoStar has rights to more U.S. licensed DBS frequencies than any of its competitors, and currently controls 90 frequencies, including 21 frequencies at an orbital slot capable of providing nationwide DBS service. The Company currently provides approximately 120 channels of digital television programming and over 30 channels of CD quality audio programming to the entire continental U.S. DISH Network subscribers can choose from a variety of programming packages that EchoStar believes have a better price-to-value relationship than packages currently offered by most pay television providers.

    DISH Network programming is available to any subscriber who purchases or leases an EchoStar Receiver System. EchoStar Receiver Systems are fully compatible with MPEG-2, the world digital standard for computers and consumer electronics products, and provide image and sound quality superior to current analog cable or wireless cable service. EchoStar Receiver Systems are designed and engineered by the Company's wholly-owned subsidiary, HTS. Satellite receivers designed by HTS have won numerous awards from dealers, retailers and industry trade publications.

    The Company's primary objective is to become the leading provider of subscription television services in the U.S. To achieve this objective, the Company will seek to:

        EXPAND PROGRAMMING OFFERINGS. The Company launched EchoStar III on October 5, 1997, and expects to launch EchoStar IV in the first quarter of 1998. EchoStar III, which will serve the eastern half of the U.S. from
   61.5 DEG. WL and EchoStar IV, which is expected to serve the western half of the U.S. from 148 DEG. WL, should enable EchoStar to retransmit local broadcast signals in 20 of the largest U.S. television markets (assuming receipt of all required retransmission consents and copyright licenses and/or congressional or regulatory actions necessary to extend and clarify the scope of the statutory compulsory license to cover local satellite-retransmission of network-affiliated station signals) and to provide subscribers with additional sports, foreign language, cultural, business, educational and other niche programming. EchoStar III and EchoStar IV will also enable EchoStar to offer subscribers HDTV and popular Internet and other computer data at high transmission speeds. By expanding its programming services EchoStar believes it may be able to differentiate itself from other providers of subscription television services, which may not be able to cost-effectively, or do not have the capacity to, offer similar services.

        CONTINUE TO EXPAND DISTRIBUTION CHANNELS. The Company continues to strengthen its sales and distribution channels, which include consumer retail outlets, consumer electronics retailers and direct sales representatives. For example, the Company recently announced an agreement with JVC, under which JVC will purchase EchoStar Receiver Systems for distribution through existing JVC channels under the JVC and DISH Network brand names. All consumers who purchase JVC branded satellite receiver systems will subscribe to DISH Network programming. In addition, on September 15, 1997, EchoStar announced that Sears will begin to carry JVC branded EchoStar Receiver Systems. Beginning in October, 1997 JVC branded EchoStar Receiver Systems are available in more than 800 full-line, mall-based Sears stores.

        PROVIDE ATTRACTIVELY PRICED PROGRAMMING AND SYSTEMS. EchoStar's entry level America's Top 40 programming package is priced at $19.99 per month, as compared to, on average, over $30 per month for comparable cable service. Consumers can add six premium movie channels for an additional $10 per month, the same amount cable subscribers typically pay for one movie channel. On June 1, 1997, the Company announced a new marketing program, offering subscribers a standard EchoStar Receiver System for $199 (as compared to an average retail price in March 1996 of $499), without requiring an extended subscription commitment or significant up front programming payments.

        EMPHASIZE ONE-STOP SHOPPING. The Company believes that providing outstanding service, convenience and value are essential to developing long-term customer relationships. The Company offers consumers a "one-stop shopping" service which includes programming, installation, maintenance, reliable customer service and satellite reception equipment. To enhance the Company's responsiveness to its customers, the Company has established a single telephone number (1-800-333-DISH), which customers can call 24 hours a day, seven days a week, to order EchoStar Receiver Systems, activate programming services, schedule installation and obtain technical support. The Company believes it is the only DBS provider to offer a comprehensive single-point customer service function.

DBS INDUSTRY OVERVIEW

    DBS, as used in this Prospectus, describes a high power satellite broadcast service in the Ku frequency band that, by international agreement, contemplates unique wide orbital spacing among satellites, permitting higher powered transmissions that can be received on an 18-inch satellite dish. Other DTH services include FSS, which describes low power (C-band) and medium power (Ku-band) satellite services. Small dish size generally increases consumer acceptance and provides a substantial competitive advantage over other DTH services.

    Although the concept of DBS was introduced in 1982, it did not become commercially viable until the last several years because available satellite technology did not allow for the power required to transmit to small dishes and digital compression technology had not been adequately developed. Today, DBS provides the most cost efficient national point to multi-point transport of video, audio and data services.

    DBS satellites operate in geosynchronous orbit above the equator, from orbital positions or "slots." Orbital slots are designated by their longitude and comprise both a physical location and an assignment of broadcast spectrum in the applicable frequency band, divided into 32 frequency channels, each with a useable bandwidth of 24 MHz. With digital compression technology, each frequency channel can be converted on average into six or more digital channels of programming. The ITU has allotted to the U.S. eight DBS orbital slots, each with 32 frequency channels, for use by U.S. licensed DBS providers. The FCC has indicated its belief that only the 101 DEG. WL, 110 DEG. WL and 119 DEG. WL slots provide full-CONUS coverage and, therefore, these three slots are considered the most strategic. With respect to a fourth orbital position,
61.5 DEG. WL, coverage of a majority of the continental U.S. is commercially possible.

    The FCC has issued or, EchoStar believes, may issue licenses or construction permits for DBS orbital locations as follows:

                                                                        FREQUENCY ASSIGNMENTS FOR U.S. DBS ORBITAL SLOTS
                                                               -------------------------------------------------------------------
                                                                    TOTAL
                                                                 FREQUENCIES     61.5 DEG.    101 DEG.     110 DEG.     119 DEG.
                                                               ---------------     -----         ---          ---          ---
EchoStar (1).................................................            90             11                         1           21
DirecTv......................................................            54                          27
MCI/News Corp. (2)...........................................            28                                       28
Continental (3)..............................................            22             11
Tempo (2)....................................................            22                                                    11
Dominion.....................................................            16              8
USSB.........................................................            16                           5            3
Unassigned...................................................             8              2
                                                                                        --           --           --           --
                                                                        ---
Totals.......................................................           256             32           32           32           32
                                                                                        --           --           --           --
                                                                                        --           --           --           --
                                                                        ---
                                                                        ---

                                                                148 DEG.     157 DEG.     166 DEG.     175 DEG.
                                                                   ---          ---          ---          ---
EchoStar (1).................................................          24                         1           32
DirecTv......................................................                       27
MCI/News Corp. (2)...........................................
Continental (3)..............................................                                    11
Tempo (2)....................................................                                    11
Dominion.....................................................                                     8
USSB.........................................................           8
Unassigned...................................................                        5            1
                                                                       --           --           --           --
Totals.......................................................          32           32           32           32
                                                                       --           --           --           --
                                                                       --           --           --           --

------------------------

(1) Includes 10 frequencies at 175 DEG. WL and one frequency at 166 DEG. WL that EchoStar may be assigned if the FCC finds that EchoStar has a firm satellite construction contract. There can be no assurance in this regard. EchoStar has not yet developed a business plan for the 175 DEG. WL orbital slot, which has limited utility for service to the continental U.S.

(2) Does not take into account the recently announced proposed combination of the MCI and the Tempo licenses under PrimeStar. See "Risk
    Factors--Competition from DBS and Other Satellite System Operators."

(3) On May 14, 1997, the FCC granted its consent to the transfer of Continental's permit (the "Permit") for 11 frequencies at each of 61.5 DEG. WL and 166 DEG. WL to R/L DBS Company L.L.C. (a subsidiary of Loral) ("R/L") subject to certain conditions.

    The operator of a digital satellite television service typically enters into agreements with programmers, who deliver their programming content to the digital satellite service operator via commercial satellite, fiber optics or microwave transmissions. The digital satellite service operator generally monitors such signals for quality, and may add promotional messages, public service programming or other system-specific content. The signals are then digitized, compressed, encrypted and combined with other programming sharing a given transponder and other necessary data streams (such as conditional access information). Each transponder's signal is then uplinked, or transmitted, to the transponder owned or leased by the service operator on the service's satellite, which receives and transmits the signal to consumers.

    In order to receive the programming, a subscriber requires: (i) a dish, a low noise block converter and related equipment; (ii) an integrated receiver/decoder ("IRD," sometimes referred to herein as the "satellite receiver" or "set-top box"), which receives the data stream from each broadcasting transponder, separates it into separate digital programming signals, decrypts and decompresses those signals that the subscriber is authorized to receive and converts such digital signals into analog radio frequency signals; and (iii) a television set, to view and listen to the programming contained in such analog signals. A subscriber's IRD is generally connected to the digital satellite service operator's authorization center by telephone to report the purchase of premium and pay-per-view channels.

    The Cable Act and the FCC's rules, subject to certain exceptions, require programmers affiliated with cable companies to offer programming to all multi-channel video programming distributors on non-discriminatory terms and conditions. The Cable Act and the FCC rules also prohibit certain exclusive programming contracts. EchoStar anticipates purchasing a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC. As a result, any expiration of, amendment to, or interpretation of, the

Cable Act or the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of EchoStar, could adversely affect EchoStar's ability to acquire programming or to acquire programming on a cost-effective basis. Additionally, although not required by law, in EchoStar's experience substantially all unaffiliated programmers have made their programming available on fair and reasonable terms. Pay-per-view programming has also generally been made available to DBS providers on substantially the same terms and conditions as are available to cable operators. See "Risk Factors--Risks of Adverse Effects of Government Regulation."

MARKET FOR DIGITAL SATELLITE SERVICES

    DBS SERVICES. Digital satellite television has been one of the fastest selling consumer electronics products in U.S. history. As of September 30, 1997, approximately 5.6 million U.S. households subscribed to DBS and other digital DTH satellite services. This installed base represents a greater than 100% increase from the approximately 2.2 million DBS subscribers as of the end of 1995 and more than ten times the approximately 500,000 DBS subscribers as of the end of 1994. The Company believes that the market for digital satellite products and services is growing and that there is significant unsatisfied demand for high quality, reasonably priced television programming. Of the approximately 96 million television households in the U.S., it is estimated that more than 60 million subscribers pay an average of $34 per month for multichannel programming services. The Company believes, therefore, that the potential market in the U.S. for video, audio and data programming services consists of: (i) existing cable subscribers who desire a greater variety of programming, improved video and audio quality, better customer service and fewer transmission interruptions;
(ii) the approximately 7 million households not passed by cable and the approximately 21 million households currently underserved by cable; (iii) the approximately 8 million households headed by persons of foreign nationality living in the U.S. who demand international, cultural and niche programming typically not provided by cable television; (iv) the U.S. households which are seeking an alternative provider of high-speed Internet and other data services;
(v) the mobile, commercial and institutional markets; (vi) businesses; and (vii) the approximately 2.2 million C-band subscribers who may desire to migrate to digital services. The large base of potential subscribers enhances the Company's opportunity to significantly increase its DISH Network subscriber base.

    HOUSEHOLDS PASSED BY CABLE. EchoStar has specifically targeted the approximately 85 million households that are passed by cable television. Management believes that over 60% of the Company's DISH Network subscriber base consists of households that are passed by cable. Although programming offerings of cable systems in major metropolitan areas are significant, most cable systems have a typical analog capacity of 30 to 80 channels. In order to expand their service offering to one comparable to that offered by the DISH Network, the Company believes that cable systems would have to upgrade their analog networks to fiber-based digital service. Fiber upgrade implementation is in progress in a few cable systems in select metropolitan markets, with a resultant increase of channel capacity anticipated to be available in five to ten years. Due to the substantial capital investment required for widescale deployment of fiber-based services, several cable companies have delayed originally-announced deployment schedules. The Company believes that the cost of such upgrades, when undertaken, will ultimately be passed on to the consumer, which may further enhance the attractiveness of the service offerings of the DISH Network to the consumer. The Company believes that consumers will continue to demand the improved audio and video quality, and expanded programming offerings, that are currently available with DBS technology, but not available from over-the-air VHF and UHF broadcasters or from cable. The Company believes that the quality and variety of its DISH Network service offerings relative to even the most advanced cable television systems makes it an attractive alternative to traditional cable.

    HOUSEHOLDS UNSERVED OR UNDERSERVED BY CABLE. The Company is also targeting the approximately 7 million households which are not passed by cable and the approximately 21 million households that are in areas served by cable systems with fewer than 40 channels. Even the largest cable systems with sufficient channel capacity (generally 54 or more channels) and good quality cable plant will require costly upgrades to add bandwidth or incur significant maintenance costs in order to offer digital programming services. The Company believes however, that based on current compression technology, the number of channels that a cable system would have to remove from its existing service offerings in order to use them for digital services may, in the case of cable systems with limited channel capacity, result in the value of their analog programming offering being degraded and their subscribers alienated. Accordingly, pending the availability of advanced digital compression technology now under development, such smaller cable systems will be required to incur substantial costs to upgrade their plant and distribution systems to expand their channel capacity before they can introduce digital services. Due to the limited number of subscribers across which any plant upgrades would be spread, the smaller cable systems may find that the cost of such upgrades cannot be justified economically. The Company believes areas served by cable systems which have not been fully upgraded currently provide a prime market for digital satellite services.

    INTERNATIONAL, CULTURAL AND NICHE MARKETS. The Company believes that there are approximately 8 million households headed by persons of foreign nationality living in the U.S, encompassing approximately 23 million foreign-born persons living in the U.S. who demand international, cultural and other niche programming typically not provided by cable television, and who represent a prime market for its DISH Network service offerings. Generally, it is not cost effective for traditional broadcast television or cable companies to provide targeted programming to these households due to the relatively low number of such niche customers in any particular local market. These customers, along with other customers interested in receiving international and other cultural programming, are an important target market for the Company. The Company's incremental cost to provide multicultural and niche programming is relatively insignificant given the ability of digital DBS service to utilize a national delivery system for all programming offerings. The Company believes that, by directly marketing international programming to these potential customers, it will also sell more of its most popular programming.

    HIGH-SPEED INTERNET AND OTHER DATA SERVICES. The Company currently intends to make space available on EchoStar III to begin test-marketing its high-speed Internet and other related data services. The Company believes that there is significant unsatisfied demand for alternative providers of such services and believes that if it can provide a comparable product at a reasonable price, many of its current DISH Network subscribers would also subscribe to the Company's Internet and data services, thus leading to an increase in the average recurring revenue per subscriber. Further, the Company believes that by offering Internet and other high-speed data services, it may be able to attract additional subscribers to the DISH Network who would otherwise not have subscribed.

    MOBILE, COMMERCIAL AND INSTITUTIONAL MARKETS. Other target markets for DBS services include mobile, commercial and institutional markets. Historically, many owners of recreational vehicles own C-band satellite dishes. Management believes that the lower equipment prices and the smaller dish size will attract many more recreational vehicle owners to DBS service. The Company also believes that digital satellite services are well suited for hotels, motels, bars, multiple-dwelling units ("MDUs"), schools and other organizations within the commercial markets. In addition to the wide variety of entertainment, sports, news and other general programming desired by such commercial organizations, the Company expects that some commercial organizations will in the future provide a market for educational, foreign language, and other niche video and audio programming.

    BUSINESS COMMUNICATION NETWORKS. The Company has had success in providing its programming services to business and commercial subscribers, such as multi-level marketing organizations and legal, medical and real estate professionals. A number of large corporations are using the Company's DBS business communication services, and over 1,000 EchoStar Receiver Systems are in use for these services. The Company is in advanced discussions with numerous business and trade organizations regarding its business communications services and intends to continue the aggressive marketing of its services to business users.

    C-BAND SUBSCRIBERS. The Company believes that the lower equipment prices combined with the higher-quality digital video and audio output provided by DBS and the smaller dish size will attract many more current C-band subscribers to DBS. The Company believes that its historical presence in the C-band satellite industry has enhanced its ability to persuade current C-band subscribers to migrate to DISH Network service.

ECHOSTAR'S EXPERIENCE IN THE DBS MARKET

    The Company commenced commercial operations of the DISH Network in March 1996 and since that time has experienced rapid subscriber growth. As of September 30, 1997, the Company had approximately 820,000 subscribers to its DISH Network programming services. During the third quarter of 1997, the Company believes that it captured approximately 40% of all new DBS subscribers in the U.S. The Company also has had a significant amount of success in marketing its services to its primary target market--existing cable television subscribers. Management believes that more than 60% of current DISH Network subscribers have come from homes that are passed by cable. The DISH Network has been marketed to consumers as an alternative to traditional cable services and the Company has had much success in differentiating itself from cable providers based on its superior quality video and audio programming relative to cable, combined with a better price-to-value relationship of its programming offerings. For example, the Company's America's Top 50 CD programming package is priced at $26.99 per month. Comparatively, on a national average, a similar package of cable programming costs the consumer approximately $42 per month. Additionally, according to industry estimates, more than 75% of subscribers are satisfied with the DBS picture quality. Further, approximately 94% of those same consumers said they would recommend satellite television to their friends. This high-level of consumer satisfaction has been evident in the Company's low level of subscriber turnover, which has averaged less than 1.25% per month. EchoStar's first year of operations in the DBS industry also resulted in higher average revenue per subscriber than initial expectations. This is due largely in part to the popularity of the Company's multichannel premium service offerings, which have proven to be very popular among subscribers.

DBS AND RELATED SERVICES

    PROGRAMMING. EchoStar now provides approximately 120 channels of digital television programming and over 30 channels of CD-quality audio programming to the entire continental United States. EchoStar's America's Top 40 package is priced at $19.99 per month and America's Top 50 CD is priced at $26.99 per month. Multichannel premium services are also available for separate purchase, at prices currently ranging from $10 to $25 per month, depending upon the number of services purchased. EchoStar's DISH Network service currently offers ten channels of pay-per-view programming. EchoStar's future plans include, among other things, increasing the number of pay-per-view channels offered to subscribers.

    EchoStar's primary programming packages include:

                    AMERICA'S TOP 40                          AMERICA'S TOP 50 CD         PREMIUM SERVICES (1)
--------------------------------------------------------  ---------------------------  ---------------------------
A&E                          Home & Garden Television     All of America's Top 40      Multichannel Cinemax (3)
Cartoon Network              Home Shopping Network        PLUS:                        FLIX
CNBC                         The Learning Channel         Animal Planet                Multichannel HBO (6)
CNN                          Lifetime                     BET                          The Movie Channel (2)
Court TV                     MTV                          CNN-fn                       Multichannel Showtime (3)
Comedy Central               NET--Political NewsTalk      CNN International            Sundance Channel
C-SPAN                       Network                      Game Show Network
C-SPAN 2                     Nickelodeon                  KTLA-Los Angeles
Country Music Television     Nick at Nite Classic TV      MTV2
The Discovery Channel        QVC                          Turner Classic Movies
Disney (2)                   The Sci-Fi Channel           WGN-Chicago
E!                           The Travel Channel           WPIX-New York
ESPN                         TBS                          WSBK--Boston
ESPN 2                       TBN                          One Regional Sports Network
ESPNews                      TNN
EWTN                         TNT
The Family Channel           TV Land
Food Network                 USA
Headline News                VH-1
The History Channel          The Weather Channel

------------------------
(1) Premium Services are available on an a-la-carte basis. Numbers in parentheses represent the number of channels available through each Premium Service.

    EchoStar intends to offer programming telecast by local affiliates of national television networks to certain population centers within the continental U.S. via DBS satellite. In order to retransmit this programming to any DISH Network subscriber in a particular local market, EchoStar must obtain the retransmission consent of the local affiliate. Furthermore, the compulsory license provided in the SHVA may not extend to EchoStar's retransmission of local network station signals, and any use of the compulsory license is subject to the restrictions of the SHVA as described below. There can be no assurance that the Company will obtain retransmission consents of any local affiliate. The inability to transmit such programming into the local markets from which the programming is generated could have an adverse effect on the Company.

    The SHVA establishes a "statutory" (or compulsory) copyright license that generally allows a DBS operator, for a statutorily-established fee, to retransmit local affiliate programming to subscribers for private home viewing so long as that retransmission is limited to those persons in "unserved households." An "unserved household", with respect to a particular television network, is defined as one that cannot receive an over-the-air network signal of "grade B" intensity (a predictive standard of signal intensity employed by the FCC) of a primary network station affiliated with that network through the use of a conventional outdoor rooftop antenna and has not, within the 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides the signal of an affiliate of that network. While management believes the SHVA could be read to allow the Company to retransmit this programming to certain local markets via DBS satellite, management also believes that the compulsory copyright license under the SHVA may not be sufficient to permit the Company to implement its strategy to retransmit such programming in the most efficient and comprehensive manner. On August 28, 1997, a Copyright Arbitration Royalty Panel ("CARP"), appointed to recommend royalties for satellite retransmission of network-affiliated television and superstation signals pursuant to the compulsory license of Section 119 of the Copyright Act, delivered its Report to the Librarian of Congress. In the CARP's recommendation, which must be either adopted or changed by the Copyright Office within 60 days from August 28, 1997, the CARP held it has no jurisdiction to set royalties for local satellite retransmissions of the signals of network-affiliated television stations, on the ground that the compulsory license of the Copyright Act does not extend to such retransmissions. While EchoStar has petitioned the Librarian to modify the CARP report, the petition has been opposed, and there can be no assurance that the petition will be granted. Moreover, EchoStar is continuing its efforts to secure passage of legislation that will clarify and extend the scope of the compulsory license with respect to local network signals. There can be no assurance that EchoStar will be successful in these efforts. If the CARP's position is upheld by the Librarian and legislation to clarify and extend the scope of the compulsory license is not passed, EchoStar would be prevented from relying on the compulsory copyright license to retransmit local network-affiliated stations' signals and may have to engage in the relatively cumbersome process of negotiating and obtaining copyright licenses from all individual copyright holders instead.

    The CARP also recommended setting at zero the royalty rate for local retransmissions of superstation signals. This recommendation may be considered favorable to EchoStar because it may provide a basis for the proposition that the royalty rate for all local-into-local retransmission (to the extent permitted) should be zero. However, there can be no assurance that the Librarian will adopt the CARP's recommendation or that, in the absence of the legislation whose passage is sought by EchoStar, EchoStar would be successful in any litigation with copyright owners regarding this issue.

DBS SALES AND MARKETING

    EchoStar primarily utilizes its existing nationwide network of over 7,000 independent distribution and retail stores and outlets to market and distribute DISH Network systems and programming services to its target markets. EchoStar intends to enhance consumer awareness of its product relative to other providers of DTH services by forming alliances with nationally recognized distributors of other consumer electronics products. As discussed previously, in May 1997 EchoStar entered into a strategic alliance with JVC, pursuant to which JVC will distribute DISH Network satellite receiver systems under a private label through its JVC national retail network. EchoStar also has expanded its marketing efforts into direct sales. To enhance the Company's responsiveness to its customers, the Company has established a single telephone number (1-800-333-DISH) which customers can call 24 hours a day, seven days a week to order EchoStar Receiver Systems, activate programming services, schedule installation and obtain technical support. The Company believes it is the only DBS provider to offer a comprehensive single-point customer service function. EchoStar also is expanding into other less-traditional means of distribution such as alliances with electric and other utilities, multi-level marketing firms and other non-consumer electronic retail businesses. Based on its knowledge of these distribution channels from its marketing of C-band DTH products and services domestically over the last 15 years and its marketing of DBS products in Europe and the U.S., EchoStar believes it will be able to optimize the marketing of its DBS products and services to distinguish itself from other DBS suppliers.

    EchoStar's marketing strategy includes national and regional broadcast and print advertising, promoting the benefits of the DISH Network. EchoStar has comprehensive dealer guides describing all aspects of the DISH Network and its integrated product lines (programming, hardware, financing and installation). These dealer guides are provided to distributors during nationwide educational seminars. EchoStar expects to continue to offer a high level of retail support and to provide comprehensive point of sale literature, product displays, demonstration kiosks and signage for retail outlets. EchoStar also provides a promotional channel as well as a programming subscription for in-store viewing. EchoStar's mobile sales and marketing team visits retail outlets on a regular basis to reinforce training and ensure point-of-sale needs are quickly fulfilled. A DISH Network merchandise catalogue is also available for distributors to add to their promotional materials. Additionally, one channel of programming on the DISH Network provides information about additional services and promotions offered by the DISH Network. That channel is geared towards educating retailers, satellite dealers and current and potential subscribers.

    EchoStar offers a commission program that it believes is competitive with that offered by other DBS operators. The program pays qualified distributors and retailers a percentage of programming revenues generated by subscribers to whom they sell DISH Network systems. Commissions are earned by distributors and retailers over an extended period.

    EchoStar's marketing programs and pricing strategies, such as the 1996 Promotion and the 1997 Promotion, have significantly increased the affordability of EchoStar Receiver Systems for consumers. The primary purposes of the 1996 Promotion and the 1997 Promotion are to rapidly build a subscriber base, to expand retail distribution of EchoStar's products, and to build consumer awareness of the DISH Network brand. These promotions are consistent with, and emphasize, EchoStar's long-term business strategy which focuses on generating the majority of its future revenue through the sale of DISH Network programming to a large subscriber base. The 1996 and 1997 Promotions have resulted in, and will continue to result in, EchoStar incurring significant costs to acquire subscribers. EchoStar believes such costs will be fully recouped from future programming revenues expected to be generated from customers obtained as a result of these promotions. DISH Network reception equipment cannot be utilized with competitors' systems. Consequently, subscribers cannot seamlessly migrate to alternative DBS providers. Further, based on high DBS industry consumer satisfaction ratings, initial feedback from consumers and dealers, and low DISH Network subscriber turnover rates (to date less than 1.25% per month), EchoStar anticipates high service renewal rates leading to an expected average minimum subscriber life of at least three years. Furthermore, a majority of DISH Network subscribers have purchased premium and pay-per-view programming for incremental amounts above the prepaid minimum subscription required by the 1996 Promotion. Such incremental revenues reduce the length of time necessary to recoup the average cost of acquiring new subscribers.

    EchoStar's present marketing strategy is based on current competitive conditions, which may change; any such changes could be adverse to EchoStar. Future changes in marketing strategy may include additional promotions, including promotions geared toward further increasing the affordability to consumers of EchoStar Receiver Systems and related accessories which, among other things, could increase EchoStar's cost of acquiring new subscribers.

ECHOSTAR RECEIVER SYSTEMS

    DISH Network programming is available to consumers in the continental U.S. who purchase or lease an EchoStar Receiver System. A typical EchoStar Receiver System includes an 18-inch satellite dish, an EchoStar digital satellite receiver (which processes and descrambles signals for television viewing), a user-friendly remote control, and related components. EchoStar Receiver Systems are available in a variety of models. Subscribers can receive local broadcast signals, either through a standard television antenna (a traditional rooftop or set-top antenna) or by subscribing to basic cable. The standard EchoStar Receiver System incorporates infrared remote control technology, an on-screen program guide and the ability to switch between DISH Network and local programming signals using the remote control. In addition to the on-screen program guide and local programming access features of the basic model, the mid-level model features UHF remote control technology (which allows the subscriber to control their EchoStar Receiver System from up to 150 feet away through walls), and a high-speed data port. EchoStar's premium receiver system includes UHF remote control technology, a high-speed data port, enhanced on-screen program guide capabilities (including local program information and seamless integration of local and satellite channels), and on-screen caller identification capability.

    The EchoStar DBS System integrates digital video and audio compression. Authorization information for subscription programming is stored on microchips placed on a credit card-sized access, or smart card. The smart card, which can easily be updated or replaced periodically at low cost, provides a simple and effective method to adjust a subscriber's level of programming services. If the receiver's smart card is authorized for a particular channel, the data is decrypted and passed on for video and audio decompression.

    While EchoStar Receiver Systems are internally designed and engineered, EchoStar does not manufacture EchoStar Receiver Systems directly. Rather, EchoStar has contracted for the manufacture of EchoStar Receiver Systems with a high-volume contract electronics manufacturer. SCI is currently EchoStar's only source of MPEG-2 DBS receivers. JVC also manufactures limited quantities of other consumer electronics products, which incorporate EchoStar Receiver Systems. EchoStar has managed its inventory levels based on its goal of reaching one million subscribers by the end of 1997. There can be no assurance that EchoStar will be successful in achieving this goal. To the extent that EchoStar exceeds this goal, it may experience shortages of certain models of EchoStar Receiver Systems. As previously described, EchoStar is negotiating with several brand-name consumer electronics manufacturers to produce receivers for use with the DISH Network. No assurances can be provided regarding the ultimate success of such negotiations.

FINANCING

    Historically, EchoStar has maintained agreements with third-party finance companies to make consumer credit available to its customers. These financing plans provide consumers the opportunity to lease or finance their EchoStar Receiver Systems, including installation costs and certain DISH Network programming packages, on competitive terms. The third-party finance company that provides the program currently utilized by EchoStar has notified EchoStar that it does not intend to renew the agreement, which expires during October 1997. On August 1, 1997, EchoStar began offering an internally-financed consumer lease plan to prospective DISH Network customers. This plan provides for an 18 month lease term at competitive rates to qualified consumers.

INSTALLATION

    Currently, a majority of EchoStar Receiver System installations are performed either by third-parties or are self-installed by consumers. A subsidiary of EchoStar also offers installation services. EchoStar anticipates that demand for its installation services may increase as demand for its DISH Network service grows.

OTHER COMPONENTS OF DBS SERVICE

    SUBSCRIBER MANAGEMENT. EchoStar outsources its subscriber management, billing and remittance services for DISH Network subscribers. Under the terms of the outsourcing agreement, EchoStar is provided with access to a subscriber management system maintained by the service provider. The provider facilitates the authorization of programming to the subscriber and coordinates billing and renewal functions.

    CUSTOMER CARE CALL CENTER. EchoStar currently maintains call centers in Thornton, Colorado and Harrisburg, Pennsylvania. Potential and existing subscribers can call a single phone number to receive assistance for hardware, programming, installation or service. The call center in Thornton, Colorado is owned by the Company. The Pennsylvania facility is operated by a third party.

    DIGITAL BROADCAST CENTER. The first step in the delivery of satellite programming to the customer is the uplink of that programming to the satellite. Uplink is the process by which signals are received from either the programming originator or distributor and transmitted to a satellite. EchoStar's Digital Broadcast Center is located in Cheyenne, Wyoming. The Digital Broadcast Center contains fiber optic lines and downlink antennas to receive programming and other data at the center, as well as a number of large uplink antennas and other equipment necessary to modulate and demodulate the programming and data signals. The compression and encryption of the programming signals is also performed at EchoStar's Digital Broadcast Center.

    CONDITIONAL ACCESS SYSTEM. EchoStar has contracted with Nagra Plus, SA for the provision of access control systems, including smart cards used with each EchoStar Receiver System. The smart cards contain the authorization codes necessary to receive DISH Network programming. The access control system is central to the security network that prevents unauthorized viewing of programming. Access control systems of other DBS providers have been commercially pirated. To date, the Company is unaware of any compromises of its access control system. While there can be no assurance that breaches of EchoStar's access control system will not occur in the future, the Company believes its access control system will adequately prevent commercially viable unauthorized access to programming. Further, the smart cards have been designed with the flexibility to completely change the access control system in the event of a security breach. In the event that such systems or products fail to operate as intended, EchoStar's business would be adversely affected if the vendor could not rapidly implement corrective measures.

    COMPRESSION SYSTEM. EchoStar has entered into an agreement with a third party to provide the necessary equipment to digitize, compress and encrypt the analog signals transmitted by programmers to EchoStar's digital broadcast center. Digitized signals are then multiplexed and modulated into an MPEG-2 transport stream for transmission to EchoStar's satellites. Once a customer has ordered programming from EchoStar, an authorization code is transmitted to the customer's satellite receiver, allowing the customer to receive the programming within minutes after placing the order.

    TRACKING, TELEMETRY AND CONTROL OF SATELLITES AFTER LAUNCH. Once a satellite is placed at its orbital location, ground stations control it until the end of its in-orbit lifetime. EchoStar has contracted for TT&C services with respect to EchoStar I, EchoStar II and EchoStar III, including orbital analysis and oversight of the construction phase-related to the satellite. The agreement limits the liability of the contractor in the event it negligently performs its services under the agreement or otherwise terminates the agreement prior to the expiration of its term. It is expected that such risks will be covered by in-orbit insurance; however, no assurances can be given that such insurance can continue to be obtained on commercially reasonable terms. While TT&C services have not yet been procured for EchoStar IV, EchoStar believes that these services can be timely obtained from a number of providers.

    The FCC has granted EchoStar conditional authority to use C-band frequencies for TT&C for EchoStar I, stating that the required coordination process with Canada and Mexico had been completed. In January 1996, however, the FCC received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. Although the Company believes it is unlikely, there can be no assurance that such objections will not subsequently require EchoStar to relinquish use of such C-band frequencies for TT&C purposes. This could result in the inability to control EchoStar I, and a total loss of the satellite. Further, the FCC has granted EchoStar conditional authority to use "extended" C-band frequencies for TT&C function for EchoStar II, but only until January 1, 1999, at which time the FCC will review the suitability of those frequencies for TT&C operations. There can be no assurance that the FCC will extend the authorization to use these C-band frequencies for TT&C purposes beyond that date. Such failure to extend the authorization could result in the inability to control EchoStar II and a total loss of the satellite.

DBS AND OTHER PERMITS

    EchoStar's subsidiaries have been assigned 21 DBS frequencies at 119 DEG. WL, a U.S. licensed orbital slot that provides full-CONUS coverage. Of these frequencies, 11 are held by ESC and ten are held by DirectSat. Eleven of the 16 transponders on EchoStar I and ten of the 16 transponders on EchoStar II are being utilized to operate those frequencies.

    In addition to its frequencies at 119 DEG. WL, DirectSat has been assigned 11 frequencies at 175 DEG. WL and one frequency at 110 DEG. WL. DBSC holds a conditional satellite construction permit and specific orbital slot assignments for 11 DBS frequencies at each of 61.5 DEG. WL and 175 DEG. WL. ESC has a permit for 11 unassigned western frequencies. While a firm business plan has not yet been finalized, DirectSat's, DBSC's and ESC's frequencies at 175 DEG. WL could be used to provide a high power DBS service to the western continental U.S., Hawaii and Alaska. These frequencies also could provide a satellite programming link between the U.S. and the Pacific Rim, if FCC and ITU coordination can be arranged and authorizations in the receiving countries obtained.

    The FCC has granted Dominion a conditional construction permit and related rights to eight frequencies at 61.5 DEG. WL, the same orbital location where EchoStar III will be located. Dominion and certain EchoStar subsidiaries are parties to the Dominion Agreement pursuant to which Dominion, subject to appropriate FCC approvals, has the right to use eight transponders on EchoStar III to exploit the Dominion frequencies. Additionally, the Dominion Agreement provides that until EchoStar III is operational, Dominion can use an entire transponder on an EchoStar satellite located at 119 DEG. WL by paying EchoStar $1 million per month. From December 1996 through April 1997, in consideration of the use of such transponder for a period of five months, Dominion issued five $1 million promissory notes to EchoStar, each due May 10, 1997. When Dominion did not repay these notes, EchoStar exercised its right under the Dominion Agreement, subject to obtaining any necessary FCC approvals, to use and program, for the expected life of the satellite, six of the eight transponders on EchoStar III that Dominion has the right to use and that would operate on frequency channels assigned to Dominion. Dominion has pending FCC applications to modify its permit to rely on the Dominion Agreement to satisfy its due diligence and to extend its permit. These applications have not yet been approved. The Dominion Agreement may also require further FCC approval. Assuming the necessary FCC approvals are obtained and any further required approvals (including any required transfer of control approvals) are obtained, EchoStar would have the right to use a total of up to 17 transponders on EchoStar III. However, EchoStar's ability to use a total of up to 17 transponders depends on obtaining all necessary FCC approvals, and there can be no assurance that these approvals will be obtained.

    Applications to modify the permit for EchoStar III and for a launch authorization for the satellite, which was launched on October 5, 1997, were conditionally granted by International Bureau of the FCC. See "--Government Regulation--FCC Permits and Licenses."

    ESC's, DirectSat's, DBSC's and DBS Corp's permits are subject to continuing due diligence requirements imposed by the FCC. See "--Government Regulation--FCC Permits and Licenses" and "--Government Regulation--DBS Rules." Each company's applications to extend their DBS permits have been conditionally approved by the FCC and are subject to further FCC and appellate review (or, in the case of ESC's western assignments, are still pending), but there can be no assurance that the FCC will determine in the future that ESC, DirectSat or DBSC have complied with the due diligence requirements. Failure to comply with due diligence requirements could result in the revocation of EchoStar's DBS permits.

    During January 1996, the FCC held an auction for 24 frequencies at the 148 DEG. WL orbital slot. EchoStar acquired a DBS construction permit for the use of the 24 frequencies at the 148 DEG. WL orbital slot for $52.3 million. EchoStar will be required to complete construction of that satellite by December 20, 2000, and the satellite must be in operation by December 2002.

    EchoStar's DBS system also requires feeder link earth stations, for which EchoStar holds authorizations from the FCC. To EchoStar's knowledge, its earth station authorizations are not subject to any pending regulatory challenges.

    EchoStar has been granted a license for a two satellite FSS Ku-band system, which is conditioned on EchoStar making an additional financial showing. EchoStar has also been granted a license for a two-satellite FSS Ka-band system and has an application pending for a two-satellite extended Ku-band satellite system. EchoStar also requested a modification of its proposed Ku-band system to add C-band capabilities to one satellite. GE Americom and PrimeStar have filed petitions for reconsideration or cancellation and petitions to deny against EchoStar's Ku-band conditional license, the additional financial showing made by EchoStar, and EchoStar's C-band modification application. There can be no assurance that the FCC will consider EchoStar's additional showing to be adequate or that it will deny GE Americom's or PrimeStar's petitions. Moreover, EchoStar's Ka-band license was based on an orbital plan agreed upon by applicants in EchoStar's processing round. That plan is subject to several modification requests and a request for a stay. If the pending applications are granted, and EchoStar successfully constructs and launches Ku-band, extended Ku-band, and Ka-band satellites, those satellites might be used to complement the Company's DISH Network business, or for a variety of other uses. It is possible that the unique FSS Ku-band and Ka-band orbital locations requested by EchoStar and others could permit construction of satellites with sufficient power to allow reception of satellite signals by relatively small dishes. All of these projects are in an early stage of development, and there can be no assurance that EchoStar's applications will be granted by the FCC or that, if granted, EchoStar will be able to successfully capitalize on any resulting business opportunities. All of these applications are currently being challenged by several companies with interests adverse to those of EchoStar.

    An 80% owned subsidiary of EchoStar has applied for authority to construct, launch and operate a six-satellite, Little LEO system, and its application has been opposed. While primary applications for the Little LEO system are unrelated to DBS, it is possible that the system could serve as a path for wireless communication with EchoStar's DBS customers, particularly for periodic polling of units for pay-per-view purchases and relatively rapid feedback on viewer pay-per-view buy rates and preferences. This project is in an early stage of development and there can be no assurance that EchoStar's application will be granted by the FCC or that, if granted, EchoStar will be able to successfully capitalize on any resulting business opportunity. In exchange for certain payments to EchoStar, EchoStar and DBSI (the holder of the remaining 20% interest in this subsidiary) have entered into an agreement that contemplates the grant of an option to DBSI to hold an 80.1% interest in the subsidiary, with EchoStar's holding reduced to a carried interest equivalent to approximately 19.9%. The agreement also contemplates an EchoStar right to use approximately 20% of the capacity of the subsidiary's system. Exercise of such an option would be subject to FCC approval.

SATELLITES

    EchoStar I and EchoStar II are each Lockheed Martin Series 7000 satellites equipped with 16 Ku-band transponders. Each transponder is equipped with 130 Watts of power, approximately eight times the power of typical C-band transponders. EchoStar III is, and EchoStar IV will be, Lockheed Martin Series 2100AX satellites equipped with 32 transponders that will operate at approximately 120 watts per channel (switchable to 16 transponders operating at over 200 watts per channel). Each transponder will be capable of transmitting multiple digital video, audio and data channels. EchoStar's satellites have a minimum design life of 12 years. The majority of the purchase price for the satellites is required to be paid in progress payments, with the remainder payable in the form of Deferred Payments. The Deferred Payments bear interest at rates ranging from 7.75% to 8.25% and are due in equal monthly installments over five years following the launch of the respective satellite. The loss, damage or destruction of any EchoStar satellite as a result of military actions or acts of war, anti-satellite devices, electrostatic storm or collision with space debris would have a material adverse effect on EchoStar.

    Lockheed Martin owns each satellite (and the components thereof) it constructs for EchoStar until the launch of the satellite. Lockheed Martin also is required to pay penalties to EchoStar if it fails to deliver EchoStar IV on time.

    Satellites are subject to significant risks, including satellite defects, launch failure, destruction and damage that may result in incorrect orbital placement or prevent proper commercial operation. Approximately 15% of all commercial geosynchronous satellite launches have resulted in a total or constructive total loss. The failure rate varies by launch vehicle and manufacturer. A number of satellites constructed by Lockheed Martin over the past three years have experienced defects resulting in total or partial loss following launch. The type of failures experienced have varied widely. Lockheed Martin constructed EchoStar I, EchoStar II and EchoStar III, and is constructing EchoStar IV. Although EchoStar has been informed by Lockheed Martin that it has made changes in its satellites to rectify the defects responsible for past failures, no assurances can be given that EchoStar I, EchoStar II, EchoStar III or EchoStar IV will perform according to specifications.

    Launch delays could result from weather conditions or technical problems with any EchoStar satellite or any launch vehicle utilized by the launch provider for EchoStar IV or from other factors beyond EchoStar's control. If the launch of EchoStar IV is delayed, the Company's strategy to provide additional programming to DISH Network subscribers using transponders on these satellites would be adversely affected.

SATELLITE LAUNCHES

    EchoStar has contracted with LKE for the launch of EchoStar IV during the first quarter of 1998 from the Baikonur Cosmodrome in the Republic of Kazakhstan. EchoStar will launch EchoStar IV on a Proton K/Block DM four stage launch vehicle. Astra 1F, the first commercial launch on a Proton K/Block DM, was successfully launched on April 9, 1996 and Inmarsat 3 F2, the second such commercial launch was successfully launched on September 6, 1996. LKE now markets commercial Proton launches through ILS, a joint venture between LKE and Lockheed Services. ILS has contracts providing for the launch of at least six non-EchoStar western satellites throughout 1997.

    The first commercial Proton launch in 1997 was successfully launched on May 24, carrying the Telestar 5 payload. ILS has a current commercial backlog of 18 satellites to be launched by the end of 1999 on Proton. However, two of the launches of the Proton four stage launch vehicle have failed in the last twelve months. In February 1996, a Proton Block DM failed during launch when its main engine did not start properly. Based on representations made by ILS, the Company believes that corrective actions have been taken that should prevent a recurrence of that failure. In November 1996, the main engine of a Proton Block D-Z failed to properly start a planned second burn during the launch of the Mars 96 spacecraft. According to ILS, an analysis of the November launch failure indicates that the improper start was most likely due to faulty guidance and control system commands from the Mars 96 spacecraft. The Proton Block DM, which will carry EchoStar IV, carries its own fully integrated and system level guidance and control system, unlike the Proton Block D-2 used in the November launch. Based on representations made by ILS, the Company believes that the differences between the Proton Block D-2 and the Proton Block DM make a recurrence of the causes of the Mars 96 launch failure unlikely during the launch of EchoStar IV.

    In order for EchoStar IV to be launched from Kazakhstan, the satellite contractor will need to obtain a technical data exchange license and a satellite export license from the U.S. government. There can be no assurance those licenses can be obtained in a timely manner to avoid a launch delay. Any political or social instability, such as that recently experienced in the former Soviet bloc countries could affect the cost, timing and overall advisability of utilizing LKE as a launch provider for EchoStar's satellites.

    Either party may request a delay in the launch period, subject to the payment of penalties based on the length of the delay and the proximity of the request to the launch date. EchoStar has the right, in its sole discretion, to terminate the LKE Contract at any time, subject to the forfeiture of certain amounts paid to LKE. In addition, EchoStar has the right to terminate the LKE Contract and receive a full refund of all amounts paid to LKE in certain circumstances, including: (i) a launch delay caused by LKE which exceeds nine months from the last day of the original launch period; (ii) an increase in the price or change in payment or other terms necessitated by compliance with, or implementation of, a trade agreement between the U.S. and Russia; (iii) EchoStar's inability to obtain necessary export licenses; (iv) the failure of Proton launch vehicles; and (v) EchoStar's inability to procure launch insurance on commercially reasonable terms. In the event termination of the LKE Contract is caused by the failure of Proton launch vehicles, however, LKE would be entitled to retain up to $15.0 million, depending on the number and proximity of Proton failures to EchoStar's scheduled launch.

INSURANCE

    Under the terms of the satellite contract for EchoStar IV, Lockheed Martin bears the risk of loss during the construction phase up to launch. At launch, title and risk of loss pass to EchoStar, at which time launch insurance becomes operative; EchoStar contracted for launch insurance coverage for EchoStar II in

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the amount of approximately $220 million and, together with the cash segregated and reserved on its balance sheet, satisfied its insurance obligations under the 1994 Notes Indenture.

    The launch insurance policy for EchoStar I and EchoStar II covered the period from launch through completion of testing and commencement of commercial operations. The policy also provided for in-orbit insurance for EchoStar II through September 9, 1997. The policy protected against losses resulting from the failure of the satellite to perform in accordance with its operational performance parameters. The 1994 Notes Indenture also requires in-orbit insurance to be kept in force for EchoStar I and EchoStar II in specified amounts. EchoStar has procured the required in-orbit insurance for EchoStar I through June 25, 1998 and for EchoStar II through September 9, 1998. The in-orbit insurance policies for EchoStar I and EchoStar II include standard commercial satellite insurance provisions, including a material change condition, that, if successfully invoked, will give insurance carriers the ability to increase the cost of the insurance (potentially to a commercially impracticable level), require exclusions from coverage that would leave the risk uninsured or rescind their coverage commitment entirely. The in-orbit insurance policies for EchoStar I and EchoStar II also are subject to annual renewal provisions. While the Company expects it will be able to renew such policies as they expire, there can be no assurance that such renewals will be at rates or on terms favorable to the Company. If renewal is not possible, there can be no assurance that EchoStar will be able to obtain replacement insurance policies on terms favorable to EchoStar. For example, in the event EchoStar I, EchoStar II or other similar satellites experience anomalies while in orbit, the cost to renew in-orbit insurance could increase significantly or coverage exclusions for similar anomalies could be required. Further, although EchoStar has obtained binders for the launch insurances required for EchoStar III and EchoStar IV (including in-orbit insurance for 365 days after launch), there can be no assurance that EchoStar will be able to obtain or maintain insurance for EchoStar III and EchoStar IV.

    The launch insurance policies for EchoStar III and EchoStar IV contain standard commercial satellite insurance provisions, including a material change condition, that would result in the cancellation of insurance or alter the effective rate, depending upon customary exclusions, including: (i) military or similar actions; (ii) laser, directed energy, or nuclear anti-satellite devices;
(iii) insurrection and similar acts; (iv) governmental confiscation; (v) nuclear reaction or radiation contamination; and (vi) willful or intentional acts of EchoStar or its contractors. The policies also contain provisions limiting insurance for incidental and consequential damages and third-party claims against EchoStar.

    If the launch of any EchoStar satellite is a full or partial failure or if, following launch, any EchoStar satellite does not perform to specifications, there may be circumstances in which insurance will not fully reimburse EchoStar for any loss. In addition, insurance will not reimburse EchoStar for business interruption, loss of business and similar losses that might arise from delay in the launch of any EchoStar satellite.

    The 1996 Notes Indenture requires EchoStar to obtain in-orbit insurance for EchoStar III in an amount equal to the cost to construct, launch and insure EchoStar III (in the case of in-orbit insurance with a deductible no greater than 20%). The 1997 Notes Indenture requires the Company to obtain in-orbit insurance for EchoStar IV in an amount equal to the cost to construct, launch and insure EchoStar IV (in the case of in-orbit insurance with a deductible no greater than 20%). EchoStar has bound approximately $220 million of insurance for the launch of each of EchoStar III and EchoStar IV including in-orbit insurance until 365 days after the launch.

OTHER PRODUCTS AND RELATED SERVICES

    EchoStar currently offers a broad range of products, from approximately $250 DTH systems in Europe that can receive signals from only one or two co-located satellites, to approximately $3,000 systems at retail that are capable of receiving signals from 20 or more satellites. Principal product lines include EchoStar-Registered Trademark-, HTS Premier-TM- and HTS Tracker-TM- name brands, with good, better and best options typically available for each line and each geographic reception area. EchoStar sold approximately 264,000 C-band satellite receivers worldwide in 1996. EchoStar's sales of DTH products are somewhat seasonal, with

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higher domestic sales normally occurring in the late summer and fall months in advance of increased consumer programming demand during the fall and winter months.

    DOMESTIC. Satellite retailers have historically sold large C-band satellite receiver systems to consumers in rural areas through store fronts or small home-based businesses. The decline in the number of conventional satellite retailers in the U.S., which form the core of EchoStar's distribution system, was significant during 1995 and continued during 1996 as a result of competition from the sale of DBS systems through consumer electronic outlets. Those satellite retailers who do not market DBS systems or cannot adopt to a high-volume, low-margin market, may be particularly vulnerable. However, new satellite retailers continue to enter the market, which partially offsets the aforementioned decline in the number of satellite retailers.

    INTERNATIONAL. EchoStar's international product line includes a broad range of DTH and commercial satellite equipment and accessories, including satellite receivers, integrated receiver decoders, antennas, actuators, feeds and LNBs. During 1996, the equipment was distributed, primarily with the EchoStar-Registered Trademark- brand name, through EchoStar's distribution centers. EchoStar's products are tailored to each country's standard television formats. In addition, on-screen instructions and pre-programmed channels are available in a variety of languages. EchoStar's international receivers can process C-band and Ku-band signals with both 110- and 240-volt power sources and have been designed to withstand the fluctuating power sources often found in developing countries. Prospectively, EchoStar expects to focus its international efforts on the sale of digital set-top boxes and the provision of consulting services to other DBS operators. As a result, during the remainder of 1997, EchoStar expects to streamline its international operations, including selected personnel reductions.

    EchoStar Receiver Systems are designed and engineered by HTS, the Company's wholly-owned subsidiary. HTS has entered into an agreement to sell satellite receivers to ExpressVu, Inc. ("ExpressVu") a majority-owned affiliate of BEC, Inc. (Bell Canada). The first phase of this agreement includes an initial order for 62,000 satellite receivers, and primary uplink integration payments, which combined exceed $40 million. Pursuant to this agreement, EchoStar is assisting ExpressVu with the construction of a digital broadcast center for use in conjunction with ExpressVu's DTH service, which commenced operations in September 1997, and will act as a distributor of satellite receivers and related equipment for ExpressVu's planned DTH service in Canada. Among other things, EchoStar has agreed not to provide DTH service in Canada and ExpressVu has agreed not to provide DTH service, including DBS service, in the U.S. EchoStar recognized revenues of approximately $11.9 million related to the ExpressVu Agreement during the six months ended June 30, 1997.

    On June 2, 1997, the Company announced that Telefonica has selected EchoStar to supply digital set top boxes for its satellite television service in Spain, which commenced operations in September 1997. In addition, EchoStar will license its proprietary electronic programming guide for use in connection with the digital receivers for Telefonica. Revenues from Telefonica's initial order of 100,000 digital set-top boxes are expected to approximate $40 million. EchoStar expects to fulfill approximately one-half of the contract during the remainder of 1997 and the remainder of the contract during early 1998.

    In addition to the orders described above, EchoStar has subsequently received additional purchase orders from ExpressVu and Telefonica totaling $50 million. These orders are for first quarter 1998 delivery of digital set-top boxes.

    Information regarding EchoStar's operations in different geographic areas as of December 31, 1994, 1995 and 1996, and for the years then ended, is presented in Note 13 to EchoStar's consolidated financial statements.

    PROGRAMMING. Since 1986, EchoStar has acquired DTH programming directly from programming providers, and packaged and distributed that programming throughout the U.S. to C-band system users through EchoStar's independent retailer network. EchoStar has non-exclusive affiliation agreements for the distribution of many of the most popular programming services available from domestic satellites,

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including A&E-Registered Trademark-, CNN-Registered Trademark-, The Discovery
Channel-Registered Trademark-, The Disney Channel-Registered Trademark-, ESPN-Registered Trademark-, HBO-Registered Trademark-,
MTV-Registered Trademark-, Showtime-Registered Trademark-, TBS-TM-, TNT-TM-, USA-Registered Trademark-, national networks, broadcast superstations, and other "best of cable" programming.

RESEARCH AND DEVELOPMENT AND MANUFACTURING

    Satellite receivers designed by EchoStar's research and development group have won numerous awards from dealers, retailers and industry trade publications. EchoStar's research and development personnel focus on shaping the EchoStar and HTS product lines to meet specific consumer needs and to compete effectively against products designed and manufactured by larger consumer electronics companies. EchoStar's quality assurance standards require all EchoStar product models to undergo extensive testing. EchoStar also sets and enforces product design and quality assurance requirements at non-EchoStar manufacturing facilities in the U.S., Taiwan, Hong Kong, Korea, China, Malaysia, India and the Philippines.

COMPETITION

    Each of the businesses in which EchoStar operates is highly competitive. EchoStar's existing and potential competitors include a wide range of companies offering video, audio, data, programming and entertainment services. EchoStar also faces competition from companies offering products and services that perform similar functions, including companies that offer hardwire cable television products and services, wireless cable products and services, DTH products and services, as well as DBS and other satellite programming, and companies developing new technologies. Many of EchoStar's competitors have substantially greater financial and marketing resources than EchoStar. EchoStar expects that quality and variety of programming, quality of picture and service, and cost will be the key bases of competition.

    Advances in communications technology, as well as changes in the marketplace and the regulatory and legislative environment, are constantly occurring. The Company cannot predict the effect that ongoing or future developments might have on the video programming distribution industry generally or the Company specifically.

    CABLE TELEVISION. Cable television service is currently available to the vast majority of U.S. television households. The U.S. cable television industry currently serves over 60 million subscribers, representing approximately 65% of U.S. television households. As an established provider of subscription television services, cable television is a formidable competitor in the overall market for television households. Cable television systems generally offer 30 to 80 analog channels of video programming. Cable television operators currently have an advantage relative to EchoStar with regard to the provision of local programming as well as the provision of service to multiple television sets within the same household. Many cable television operators have either announced their intention to, or are in the process of, upgrading their distribution systems to expand their existing channel capacity for purposes of providing digital product offerings similar to those offered by DBS providers. In addition, such expanded capacity may be used to provide interactive and other new services.

    Many of the largest cable systems in the U.S. have announced plans to offer access to telephony services through their existing cable equipment, and have entered into agreements with major telephony providers to further these efforts. In some cases, certain cable systems have actually commenced trial offerings of such services. If such trials are successful, many consumers may find cable service to be more attractive than DBS for the reception of programming.

    Since reception of DBS signals requires line of sight to the satellite, it may not be possible for some households served by cable to receive DBS signals. In addition, the DISH Network is not available to households in apartment complexes or other multiple dwelling units that do not facilitate or allow the installation of EchoStar Receiver Systems. Additionally, the initial cost required to receive DISH Network programming may reduce the demand for EchoStar Receiver Systems, since EchoStar Receiver Systems must be purchased, while cable and certain of EchoStar's satellite competitors lease their equipment to the

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
consumer with little if any initial hardware payment required. The compulsory copyright license granted to satellite providers by the Satellite Home Viewer Act is narrower in scope than the compulsory license granted to cable operators, thus creating another competitive advantage for cable operators.

    In addition, TSAT has announced that it currently intends to provide digital programming to TSAT and other cable subscribers from Tempo's DBS satellite launched in March 1997. Tempo's DBS satellite would allow TSAT to provide at least 65 digital video channels to cable subscribers. These subscribers could maintain current cable programming service, including local programming. Through the use of a digital set top receiver system, a household subscribing to cable programming and Tempo's DBS digital programming could simultaneously view digital video programming on one television and different cable programming on any number of other televisions. Currently, DISH Network subscribers must purchase multiple EchoStar Receiver Systems in order to view different programming on different televisions simultaneously. TSAT's complementary DBS service could make cable a stronger competitor to the DISH Network. As indicated below, the 11 full-CONUS frequencies assigned to Tempo are the subject of an application for FCC consent to assignment to PrimeStar.

    OTHER DBS AND HOME SATELLITE OPERATORS. In addition to EchoStar, several other companies have DBS authorizations and are positioned to compete with EchoStar for home satellite subscribers.

    DirecTv has channel assignments at a full-CONUS orbital slot. USSB owns and operates five transponders on DirecTv's first satellite and offers a programming service separate from, and complimentary to, DirecTv's service. DirecTv and USSB together offer over 150 channels of combined DBS video programming. EchoStar currently offers approximately 120 channels of digital video programming. DirecTv currently has exclusive distribution rights for out-of-market National Football League telecasts. While EchoStar intends to offer similar services in the future, its current inability to provide such programming places it at a competitive disadvantage. As of September 30, DirecTv had approximately 2.9 million subscribers, approximately one-half of whom subscribe to USSB programming. DirecTv recently filed an application with the FCC to construct, launch and operate six additional DBS satellites. DirecTv requested three orbital slots for these satellites--96.5 DEG. WL, 101 DEG. WL, and 105.5 DEG. WL. These satellites would operate on frequencies that are not currently allocated domestically for this use, and DirecTv has also requested an FCC rulemaking to secure such allocations.

    AT&T and DirecTv have entered into an exclusive agreement for AT&T to market and distribute DirecTv's DBS service. As part of the agreement, AT&T made an initial investment of approximately $137.5 million to acquire 2.5% of the equity of DirecTv with an option to increase its investment to up to 30% over a five-year period. This agreement provides a significant base of potential customers for the DirecTv DBS system and allows AT&T and DirecTv to offer customers a bundled package of digital entertainment and communications services. As a result, EchoStar is at a competitive disadvantage marketing to these customers. The AT&T and DirecTv agreement has increased the competition EchoStar encounters in the overall market for pay television customers. Affiliates of the National Rural Telecommunications Cooperative have acquired territories in rural areas of the U.S. as distributors of DirecTv programming, thereby increasing the distribution capacity of DirecTv.

    PrimeStar currently offers medium power Ku-band programming service to customers using dishes approximately three feet in diameter. PrimeStar is owned by a group of multiple-system cable operators and provides nationwide service. As a result of the successful launch and operation of a new satellite in early 1997, PrimeStar increased its medium-power programming services to approximately 150 channels. This new satellite will potentially enable PrimeStar to reduce its dishes to approximately 29 inches for most subscribers within the continental U.S. In addition, PrimeStar is expected to have access to significant DBS capacity via Tempo's DBS satellite, which is capable of providing full-CONUS service. PrimeStar has announced plans to use Tempo's DBS satellite to provide a mix of sports, multichannel movie services, pay-per-view services, and popular cable networks to traditional broadcast television, basic cable and other analog programming customers. As of September 30, 1997, PrimeStar had approximately 1.8 million subscribers.

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    On June 11, 1997, TSAT announced that a binding letter of intent had been signed for the restructuring of PrimeStar. PrimeStar, which is currently owned by a group of multiple-system cable operators including TCI, has entered into an agreement to combine its assets with ASkyB, a satellite venture formed by News and MCI, into a single DBS provider. Each PrimeStar partner will contribute its PrimeStar customers and partnership interests into the newly formed entity. ASkyB has announced that it will contribute two satellites under construction and 28 full-CONUS frequencies at the 110 DEG. WL orbital location. In addition, Tempo Satellite, Inc., a subsidiary of TSAT, has a license for a satellite using 11 full-CONUS frequencies at the 119 DEG. WL orbital location, and recently launched a satellite to that location. PrimeStar also has agreed to acquire Tempo's license.

    On July 18, 1997, PrimeStar and TSAT filed an application with the FCC requesting FCC approval for the assignment of Tempo's authorizations to PrimeStar in connection with the PrimeStar "roll-up" restructuring. On August 15, 1997, MCI and PrimeStar also filed an FCC application requesting approval for the assignment of MCI's DBS authorizations to PrimeStar. The parties to the two transactions have also initiated the antitrust clearance process with the Department of Justice for each transaction, and EchoStar understands that clearance has been obtained for one of the two transactions (the PrimeStar roll-up). The FCC applications have been placed on public notice and have been opposed by EchoStar and others, but there can be no assurance that any of these oppositions will be successful.

    The proposed restructuring of PrimeStar, if approved and consummated, would create a significant additional competitor with substantial financial and other resources, including a significantly greater number of channels capable of serving the entire continental U.S., than any other DBS provider. Several of the companies that would own interests in a restructured PrimeStar entity provide programming to cable television operators, other terrestrial systems and DBS system operators, including EchoStar. These content providers, including News, Turner, Time Warner, TCI, Cox, Comcast and US WEST would likely provide a significant amount of programming to the new PrimeStar entity and may decide to provide this programming to PrimeStar on better terms and at a lower cost than to other cable or DBS operators. Additionally, those content providers could raise programming prices to all cable, DBS and other providers (including PrimeStar), thereby increasing the Company's cost of programming to rates that are effectively higher than those borne by PrimeStar's owners. Although the current programming access provisions under the Cable Act and the FCC's rules require cable-affiliated content providers to make programming available to multi-channel video programming distributors on non-discriminatory terms, there are exceptions to these requirements and they are currently set to expire in 2002. Any amendment to, or interpretation of, the Cable Act or the FCC's rules which would revise or eliminate these provisions could adversely affect EchoStar's ability to acquire programming on a cost-effective basis.

    The FCC has allocated certain additional U.S. licensed DBS frequencies to DirecTv, USSB and other parties. These frequencies could provide additional capacity for existing DBS operators thereby enhancing their competitive position relative to the Company. Further, such presently unused frequencies could enable new competitors to enter the DBS market.

    DirecTv, USSB and PrimeStar have instituted aggressive promotional campaigns marketing their respective DBS and Ku-band services. Their marketing efforts have focused on the breadth of popular programming and cost of service. In the case of DirecTv and USSB, their marketing efforts have been joined by AT&T, RCA, Sony Electronics, Inc., and other manufacturers which market DBS receivers and related components. Several other manufacturers have begun manufacturing such equipment, including Uniden America Corp., Toshiba America Consumer Products, Inc., and Hughes Network Systems, Inc.

    Due to their substantially greater resources, earlier market entry, greater number of channels, manufacturing alliances with low-cost, high-volume manufacturers with established retail distribution, possible volume discounts for programming offerings, and, in the case of PrimeStar, relationship with cable programmers, EchoStar is currently at a competitive disadvantage to DirecTv, USSB and PrimeStar.

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    OTHER POTENTIAL PROVIDERS OF DBS OR SIMILAR SERVICES.  In addition to MCI,
DirectSat, USSB and Tempo/PrimeStar, two other companies have been granted conditional permits by the FCC for DBS but are not yet operational.

    Continental currently has an assignment of 11 frequencies at the 61.5 DEG. WL orbital slot covering the eastern and central U.S. and 11 frequencies at the 166 DEG. WL orbital slot covering the western U.S. On November 21, 1995, the FCC granted Continental an extension of its permit until August 15, 1999. On May 14, 1997 the FCC granted its consent to the assignment of Continental's permit to R/L. The FCC has granted Dominion a conditional construction permit and related rights to eight frequencies at 61.5 DEG. WL, the same orbital location where EchoStar III will be located. Dominion and certain EchoStar subsidiaries are parties to the Dominion Agreement pursuant to which Dominion, subject to appropriate FCC approvals, has the right to use eight transponders on EchoStar III to exploit the Dominion frequencies. Additionally, the Dominion Agreement provides that until EchoStar III is operational, Dominion can use an entire transponder on an EchoStar satellite located at 119 DEG. WL by paying EchoStar $1 million per month. From December 1996 through April 1997, in consideration of the use of such transponder for a period of five months, Dominion issued five $1 million promissory notes to EchoStar, each due May 10, 1997. When Dominion did not repay the notes, EchoStar exercised its right under the Dominion Agreement, subject to obtaining any necessary FCC approvals, to use and program, for the expected life of the satellite, six of the eight transponders on EchoStar III that Dominion has the right to use and that would operate on frequency channels assigned to Dominion. Dominion has pending FCC applications to modify its permit to rely on the Dominion Agreement to satisfy its due diligence and to extend its permit. These applications have not yet been approved. The Dominion Agreement may also require further FCC approval. Assuming the necessary FCC approvals are obtained and any further required approvals (including any required transfer of control approvals) are obtained, EchoStar would have the right to use a total of up to 17 transponders on EchoStar III. However, EchoStar's ability to use a total of up to 17 transponders depends on obtaining all necessary FCC approvals, and there can be no assurance that those approvals will be obtained. Dominion also has an assignment of 8 frequencies at the 166 DEG. WL orbital slot covering the western and central U.S.

    During March 1996, AlphaStar Television Network, which is owned by Tee-Comm Electronics, Inc., a Canadian company, began offering DTH programming in the U.S. on a limited basis. The service uses MPEG-2/DVB digital compression technology to receive medium power Ku-band signals via 24 to 36 inch dishes. On May 27, 1997, AlphaStar filed for bankruptcy protection under Chapter 11.

    Foreign satellite systems also are potential providers of DBS within the U.S. In May 1996, in its DISCO II proceeding, the FCC proposed permitting non-U.S. satellite systems to serve the U.S. if the home country of the foreign-licensed satellite offers open "effective competitive opportunities" ("ECO") in the same satellite service to U.S. licensed satellites. In the February 1997 World Trade Organization Agreement, the U.S. offer contained an exemption from market opening commitments for, among other things, DBS and DTH services. The FCC initiated a proceeding in July 1997 proposing to maintain the ECO test with respect to foreign-licensed satellites seeking to provide DBS and DTH service in the United States.

    The FCC has indicated that it may apply to the ITU for allocation of additional DBS orbital locations capable of providing service to the U.S. Further, Canada, Mexico, and other countries have been allocated various DBS orbital locations which are capable of providing service to part or all of the continental U.S. In general, non-U.S. licensed satellites are not allowed to provide domestic DBS or DTH service in the U.S. However, in November 1996, the U.S. and Mexico signed a Protocol for cross-border DBS and DTH service, and Mexico has indicated that it will auction one or more of its DBS orbital locations.

    Pursuant to the protocol, the FCC already has permitted a company to provide DTH services in the U.S. through a Mexican satellite. Televisa International, LLC ("Televisa") is currently in the process of developing DTH television and related services in Mexico, Latin America, North America, and Europe. Televisa received authorization from the FCC to operate one million receive-only earth stations in the U.S.

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which are capable of receiving DTH television services from Mexico's Solidaridad
II satellite. The Solidaridad II satellite operates at 113 DEG. WL providing full-CONUS coverage, and is licensed by the Mexican Government.

    The FCC authorized Televisa to operate receive dishes that are larger, and possibly less attractive to consumers, than the dishes made available by EchoStar. Further, the FCC authorization for Televisa does not provide Televisa's earth stations with protection from unacceptable radio interference from nearby satellite networks. Nevertheless, the authorization of Televisa to provide service from the 113 DEG. WL orbital slot may produce additional competition to the full-CONUS service by EchoStar from EchoStar I and EchoStar II.

    In addition, the U.S. has indicated its willingness to enter into similar agreements with other countries in North, Central, and South America. If the U.S. government moves forward with these initiatives, or if other countries authorize DBS providers to use their orbital slots to serve the U.S., additional competition could be created, and EchoStar's DBS authorizations could become less valuable. At this time, EchoStar cannot predict whether these or other recent developments will ultimately result in any additional service to the U.S.

    In addition, it may be possible to utilize extended Ku-band spectrum and mid- and high-power FSS spectrum to serve the U.S. DTH market. A significant amount of available full-CONUS spectrum exists in these bands. Further, it may be possible to utilize Ka-band spectrum for DTH satellite applications, particularly for spot-beam applications. Finally, other potential competitors may provide television programming at any time by leasing transponders from an existing satellite operator.

    WIRELESS CABLE. Multichannel, multipoint distribution ("wireless cable") systems typically offer 20 to 40 channels of programming, which may include local programming (a potential advantage over most digital satellite systems). Developments in high compression digital statistical multiplexing technology are expected to increase significantly the number of channels and video and audio quality of wireless cable systems. Wireless cable operators currently provide an analog signal, with limited capacity and inferior image and sound quality compared to DBS. In order to upgrade their systems to implement digital transmission of high-quality video and audio signals, wireless cable operators will be required to install digital decoders in each customer's home at a cost comparable to the cost of an EchoStar Receiver System and make certain modifications to their transmission facilities. The cost of such digital upgrades will be significant and will have to be amortized over a smaller base of potential customers. Wireless cable also requires direct line of sight from the receiver to the transmission tower, which creates the potential for substantial interference from terrain, buildings and foliage in the line of sight. Wireless cable served approximately 1 million subscribers at the end of 1996.

    TELEPHONE COMPANIES. Certain telecommunications carriers, including regional bell operating companies and long distance telephone companies, could become significant competitors in the future, as they have expressed an interest in becoming subscription television and information providers. The 1996 Act, which was enacted in February 1996, permits telephone companies to provide a variety of competitive video services, including owning cable systems, with certain regulatory safeguards. It is also possible for telephone companies to provide high-power DBS service, although any telephone company desiring to become a high-power DBS broadcaster must still obtain an FCC license for an available orbital location. The 1996 Act removes barriers to entry which previously inhibited telephone companies from competing in the provision of video programming and information services. Several large telephone companies have announced plans to acquire or merge with existing cable and wireless cable systems. As more telephone companies begin to provide cable programming and other information and communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with virtually every household in their service area, substantial economic resources, and an existing infrastructure and may be able to subsidize the delivery of programming through their position as the sole source of telephone service to the home.

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    VHF/UHF BROADCASTERS.  Most areas of the U.S. are covered by traditional terrestrial VHF/UHF television broadcasts that typically include three to ten channels. These broadcasters are often low to medium power operators with a limited coverage area and provide local, network and syndicated programming. The local content nature of the programming may be important to the consumer, and VHF/ UHF programming is typically free of charge. The FCC has allocated additional digital spectrum to licensed broadcasters. During a transition period ending in 2006, each existing television station will be able to transmit programming on a digital channel that may permit multiple programming services per channel.

    PRIVATE CABLE. Private cable is a multi-channel subscription television service where the programming is received by a satellite receiver and then transmitted via coaxial cable throughout private property, often MDUs, without crossing public rights of way. Private cable generally operates under an agreement with a private landowner to service a specific MDU, commercial establishment or hotel. These agreements are often exclusive arrangements with lengthy (E.G., ten-year) terms, and private cable systems generally are not subject to substantial federal, state or local regulations. The FCC recently amended its rules to allow the provision of point-to-point delivery of video programming by private cable operators and other video delivery systems in the 18 GHz bandwidth. Private cable operators compete with EchoStar for customers within the general market of consumers of subscription television services.

    LOCAL MULTI-POINT DISTRIBUTION SERVICE. In March 1997, the FCC announced its intention to offer two LMDS licenses, one for 1150 MHz and the other for 150 MHz, in each of 493 Basic Trading Areas ("BTAs") pursuant to an auction in the case of mutually exclusive applications. Incumbent local exchange carriers and cable operators will not be allowed to obtain in-region licenses for the larger spectrum block for three years. The LMDS auction is scheduled to occur in December 1997. The broadband 28 GHz LMDS spectrum allocation may enable LMDS providers to offer subscribers a wide variety of audio, video and interactive service options.

    UTILITIES. The 1996 Act also authorizes registered utility holding companies and their subsidiaries to provide video programming services, notwithstanding the Public Utility Holding Company Act. Utilities must establish separate subsidiaries and must apply to the FCC for operating authority. Several such utilities have been granted broad authority by the FCC to engage in activities which could include the provision of video programming.

    DTH PRODUCTS. EchoStar faces competition in the sale of satellite receivers in North America from other manufacturers and distributors. EchoStar, General Instrument Corporation and Uniden America Corporation comprise the three largest competitors in the North American DTH products market (exclusive of DBS products).

    Most major manufacturers of satellite receivers in North America offer a variety of models, from relatively low-priced units to more expensive receivers with a greater number of features. There are few patented components in DTH systems. Competition in the sale of DTH products occurs primarily on the basis of quality, price, service, marketing and features. EchoStar believes that it generally competes effectively in all of these areas. In recent years, EchoStar has consistently been highly rated in most of these categories by polls conducted by industry trade publications.

    EchoStar also faces competition in the distribution of DTH systems from approximately 30 distributors in North America. The large number of distributors creates intense competition, primarily with respect to price, marketing and service. EchoStar responds to that competition by offering 24-hour turnaround time on repairs, same day order fulfillment, and what it believes to be one of the top satellite retailer incentive programs in the industry.

    In addition, EchoStar competes against DBS technology and medium power Ku-band DTH systems. As a result of the smaller dish size, DBS and medium power Ku-band systems are more widely accepted than C-band systems, particularly in urban areas. DBS and medium power Ku-band competition have

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negatively affected, and will continue to negatively affect, C-band sales.
However, EchoStar believes that many consumers may continue to choose to purchase C-band systems for the next several years because of the remaining orbital life of existing C-band satellites, the amount and quality of programming available, and the continuing marketing efforts by programmers and others designed to attract and retain C-band subscribers, among other factors.

    Internationally, EchoStar competes against a variety of manufacturers and distributors in different countries. In certain regions, EchoStar has a small market share, while in others, such as Africa, EchoStar believes that it has a larger market share than any of its competitors. In some markets, EchoStar cannot effectively compete due to local restrictions on foreign companies and due to the necessity of using proprietary products for which EchoStar does not hold licenses.

    DTH PROGRAMMING. EchoStar competes with many large DTH programming packages, some of which are affiliated with well-known, large program originators, and some of which are affiliated with cable operators. EchoStar competes by offering promotional programming packages in conjunction with its sales of DTH systems. Since a significant portion of EchoStar's programming sales are generated through DTH retailers, EchoStar also competes for retailer relationships on the basis of commission rates and quality of service offered to the retailer and its customers. In addition, the programming market faces competition from cable television as well as emerging technologies such as DBS services, wireless cable systems, and others. The largest competitors of EchoStar in programming distribution include NetLink Satellite USA, owned by TCI, SuperStar Satellite Entertainment, National Programming Service, Turner Home Satellite, Inc., HBO Direct, Inc. and Showtime Satellite Networks. These competitors have substantially greater financial resources than EchoStar, have substantially more subscribers, and are therefore able to obtain more favorable pricing from programmers than EchoStar.

GOVERNMENT REGULATION

    THE FOLLOWING SUMMARY OF REGULATORY DEVELOPMENTS AND LEGISLATION DOES NOT PURPORT TO DESCRIBE ALL PRESENT AND PROPOSED GOVERNMENT REGULATION AND LEGISLATION AFFECTING THE VIDEO PROGRAMMING DISTRIBUTION INDUSTRY. OTHER EXISTING GOVERNMENT REGULATIONS ARE CURRENTLY THE SUBJECT OF JUDICIAL PROCEEDINGS, LEGISLATIVE HEARINGS OR ADMINISTRATIVE PROPOSALS THAT COULD CHANGE, IN VARYING DEGREES, THE MANNER IN WHICH THIS INDUSTRY OPERATES. NEITHER THE OUTCOME OF THESE PROCEEDINGS NOR THEIR IMPACT UPON THE INDUSTRY OR THE COMPANY CAN BE PREDICTED AT THIS TIME. THIS SECTION SETS FORTH A BRIEF DESCRIPTION OF REGULATORY ISSUES PERTAINING TO OPERATIONS OF THE COMPANY.

    Authorizations and permits issued by the FCC and foreign regulatory agencies performing similar functions are required for the construction, launch and operation of satellites and other components of the EchoStar DBS System, and the sale of satellite receivers and other EchoStar products in certain countries. In addition, as the operator of a privately owned U.S. satellite system, EchoStar is subject to the regulatory authority of the FCC and the Radio Regulations promulgated by the ITU. As a distributor of television programming, EchoStar is also affected by numerous laws and regulations, including the Communications Act. EchoStar believes that it remains free to set prices and serve customers according to its business judgment, without rate regulation or the statutory obligation under Title II of the Communications Act to avoid undue discrimination among customers. Even if, under a future interpretation of the 1996 Act, EchoStar were to be classified as a telecommunications carrier subject to Title II, EchoStar believes that such reclassification would not likely increase substantially the regulatory burdens imposed on EchoStar or have an adverse impact on EchoStar's DBS operations, although there can be no assurance in this regard. EchoStar believes that, because it is engaged in a subscription programming service, it is not subject to many of the regulatory obligations imposed upon broadcast licensees. However, there can be no assurances that the FCC will not find in the future that EchoStar should be treated as a broadcast licensee with respect to its current and future operations. If the FCC were to determine that EchoStar is, in fact, a broadcast licensee, EchoStar could be required to comply with all regulatory obligations imposed upon broadcast licensees. EchoStar also requires import and general destination export licenses issued by the

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U.S. Department of Commerce for the delivery of its manufactured products to overseas destinations. Finally, because EchoStar has engaged a Russian launch provider for EchoStar IV, U.S. export regulations apply to the delivery of the satellite and to providing related technical information to the launch provider.

    FCC PERMITS AND LICENSES. As the operator of a DBS system, EchoStar is subject to FCC jurisdiction and review primarily for: (i) assignment of frequencies and orbital slots; (ii) compliance with the terms and conditions of such assignments and authorizations, including required timetables for construction and operation of satellites; (iii) authorization of individual satellites (I.E., meeting minimum financial, legal and technical standards) and earth stations; (iv) avoiding interference with other radio frequency emitters;
(v) compliance with rules the FCC has established specifically for holders of U.S. DBS satellite and earth station authorizations, including construction milestones and due diligence requirements; and (vi) compliance with applicable provisions of the Communications Act. The FCC has granted ESC a license to cover 11 specified frequencies for EchoStar I at 119 DEG. WL. ESC also has a conditional construction permit for 11 unspecified western frequencies. EchoStar's subsidiary DirectSat has a license to cover ten additional frequencies at the 119 DEG. WL orbital location. The FCC also has issued DirectSat a conditional permit for one frequency at 110 DEG. WL and 11 frequencies at 175 DEG. WL. DBSC holds a conditional construction permit and specific orbital slot assignments for 11 DBS frequencies at each of 61.5 DEG. WL and 175 DEG. WL.

    During January 1996, the FCC held an auction for 24 frequencies at the 148 DEG. WL orbital slot. EchoStar acquired a DBS construction permit for the use of the 24 frequencies at the 148 DEG. WL orbital slot for $52.3 million. EchoStar will be required to complete construction of that satellite by December 20, 2000, and the satellite must be in operation by December 20, 2002.

    EchoStar's FCC permits are conditioned on satisfaction of ongoing due diligence, construction, reporting and related obligations. There can be no assurance that EchoStar will be able to comply with the FCC's due diligence obligations or that the FCC will determine that it has complied with such due diligence obligations. EchoStar's permits and extension requests have been and may continue to be contested in FCC proceedings and in court by several companies with interests adverse to EchoStar's, including Dominion, PrimeStar, Advanced, Tempo, DirecTv and others.

    By an Order released January 11, 1996 in File No. 129-SAT-EXT-95, the International Bureau of the FCC granted an extension of ESC's permit to August 15, 1996 with respect to the 119 DEG. WL orbital location. It deferred decision on ESC's request for an extension of time with respect to ESC's permit for western assignments pending the FCC's analysis of EchoStar's 1992 due diligence showing for these assignments. By separate Order released January 11, 1996, File No. DBS-88-1, the FCC's International Bureau conditionally granted ESC launch and positioning authority for EchoStar I. ESC and DirectSat have licenses to cover their satellites at 119.2 DEG. WL and 118.8 DEG. WL. The precise location of ESC's and DirectSat's licensed EchoStar I and EchoStar II satellites may be outside the parameters set forth in their licenses. Therefore, ESC and DirectSat have filed a joint request for an STA to enable them to operate, for 180 days, EchoStar I at 119.05 DEG. WL and EchoStar II at 118.95 DEG. WL, which also would improve signal quality and facilitate better customer service. That application was not timely opposed. The FCC has not yet ruled on ESC's and DirectSat's request. The 180 day STA, if granted, would commence contemporaneous with an FCC ruling in ESC's and DirectSat's favor. On February 26, 1997, the FCC staff notified EchoStar of its concern that the requested STA might cause interference to the Tempo satellite at 118.8 DEG. WL. The FCC required EchoStar to submit a technical analysis in support of the request. EchoStar has submitted such analysis, and Tempo has submitted its own technical analysis supporting a contrary position. There can be no assurance that the FCC will grant or, if granted, renew EchoStar's request. Failure of the FCC to grant EchoStar's request would require EchoStar to take steps to ensure that EchoStar I and EchoStar II are positioned consistent with present FCC authorizations, or to reposition the satellites, and could have an adverse effect on the operation of these satellites. If EchoStar I and EchoStar II were found to have been operated outside their authorized parameters, the FCC could impose monetary forfeitures or other

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
penalties on EchoStar. If the FCC denied the STA, EchoStar believes that this event would not have a material impact on the Company.

    The FCC has granted EchoStar conditional authority to use C-band frequencies for TT&C functions for EchoStar I, stating that the required coordination process with Canada and Mexico has been completed. In January 1996, the FCC received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. While EchoStar believes that it is unlikely that the FCC will subsequently require EchoStar to relinquish the use of such C-band frequencies for TT&C purposes, such relinquishment could result in the inability to control EchoStar I and the total loss of the satellite.

    Among other regulatory requirements, all of EchoStar's DBS systems are required to conform to the ITU Region 2 Plan for Broadcast Satellite Service ("BSS Plan"). Any operations that are not consistent with the BSS Plan (including, among other things, the EchoStar system's digital transmissions) can only be authorized on a non-interference basis pending successful modification of the BSS Plan or the agreement of all affected administrations to the non-conforming operations. Accordingly, unless and until the BSS Plan is modified to include the technical parameters of a DBS applicant's operations, non-standard satellites must not cause harmful electrical interference to, and are not entitled to any protection from, interference caused by other assignments that are in conformance with the BSS Plan. The ITU has requested certain technical information in order to process the requested modification of the BSS plan for EchoStar I and EchoStar II, and EchoStar has cooperated, and continues to cooperate, with the FCC in the preparation of its responses to any ITU requests. The Company cannot predict when the ITU will act upon this request for modification or if it will be granted.

    By an Order released January 11, 1996 in File No. 131-SAT-EXT-95, the International Bureau extended the construction permit of DirectSat to August 15, 1999. This grant was subject to the condition that DirectSat make significant progress toward construction and operation of its DBS system substantially in compliance with the timetable submitted pursuant to Amendment No. 7 of its satellite construction contract, dated June 17, 1995, or with a more expedited timetable. The International Bureau also urged DirectSat to expedite construction and launch of additional satellites for its DBS system. PrimeStar has filed an application for review requesting that the FCC reverse the International Bureau's decision to extend DirectSat's construction permit. By Order released on September 9, 1996, in File No. DBS-88-02/94-01M, the International Bureau granted DirectSat's request for authority to launch the EchoStar II satellite to 118.8 DEG. WL and for approval of certain modifications made to the design of that satellite. In a separate order issued on the same date in File No. 53-SAT-ML-95, the International Bureau granted DirectSat conditional authority to use extended C-band frequencies to perform TT&C functions for the EchoStar II satellite until January 1, 1999, subject to the condition that it cause no harmful interference to other satellites, at which time the FCC will review the suitability of those frequencies for TT&C operations. There can be no assurance that the FCC will extend the authorization to use these C-band frequencies for TT&C purposes. The FCC's refusal to extend such authorization could result in the inability to control EchoStar II and a total loss of the satellite unless the satellite could be moved to another orbital slot with FCC approval.

    By an Order released December 8, 1995, DA 95-2439, in File No. 129-SAT-EXT-95, the FCC has also conditionally granted the request of DBSC for an extension of its permit to November 30, 1998 subject to the condition that the FCC may reconsider the extension and modify or cancel it if DBSC fails to progress towards construction and operation of its system in accordance with the timetable DBSC has submitted to the FCC. PrimeStar has filed an application for review requesting that the FCC reverse the International Bureau's decision to extend DBSC's construction permit. By Order released August 30, 1996, DA-96-1482, in File Nos. DBS 87-01, 55-SAT-AL-96, the FCC consented to the assignment of DBSC's permit to a subsidiary of EchoStar. ESC has a pending application for assignment of western frequencies and an orbital position, which has been opposed. In 1992, the FCC held that ESC had not completed contracting for its western assignments, which is a prerequisite to the grant of specific assignments. The FCC asked

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
ESC to submit amended contract documentation. While EchoStar has submitted such documentation, the FCC has not yet ruled on whether ESC has completed contracting for that satellite. There are no assurances that the FCC will rule favorably on this issue to enable ESC to receive western assignments. The FCC has also deferred action on whether to extend ESC's permit for the western assignments pending a ruling on completion of contracting. The FCC also has declared that it will carefully monitor the semi-annual reports required to be filed by DBS permittees. Failure of EchoStar to file adequate semi-annual reports or to demonstrate timely progress in the construction of its DBS systems may result in cancellation of its permits. EchoStar has not filed all required progress reports with the FCC, and there is a risk that the filed reports may be found by the FCC not to comply fully with its due diligence requirements.

    EchoStar III was launched on October 5, 1997 pursuant to FCC authority which was conditionally granted by the September 29, 1997 order of the FCC's International Bureau. The International Bureau's September 29, 1997 order also conditionally granted DBSC an STA to test all transponders on EchoStar III for the earlier of eight weeks after launch or seven days prior to the launch of a satellite to that orbital location by an authorized entity. The International Bureau's order is subject to review by the full Commission and ultimately the Court of Appeals, and there can be no assurance that the order will not be challenged, or that any such challenges will not be successful. EchoStar also expects to file applications for authority to operate the satellite as well as feeder link earth stations and antennas for TT&C communications with EchoStar
III. On October 3, 1997 EchoStar also filed an application for authority to operate one of the earth station antennas that it plans to deploy for TT&C and feeder link communications with EchoStar III. There can be no assurance that this application will be granted. On that same date, EchoStar filed a request for an STA to allow it to begin testing that antenna immediately upon the launch of EchoStar III. On the same date, the FCC staff verbally gave EchoStar a 90-day STA to conduct such testing subject to certain power restrictions.

    In the event of a failure or loss of any of EchoStar I, EchoStar II, or EchoStar III, and subject to FCC consent, EchoStar may relocate EchoStar IV and utilize the satellite as a replacement for the failed or lost satellite. Such a relocation would require prior FCC approval and, among other things, a showing to the FCC that EchoStar IV would not cause additional interference compared to EchoStar I, EchoStar II, or EchoStar III. Should EchoStar choose to utilize EchoStar IV in this manner, there can be no assurances that such use would not adversely affect EchoStar's ability to meet the construction, launch and operation deadlines associated with its permits. Failure to meet such deadlines could result in the loss of such permits and would have an adverse effect on EchoStar's planned operations.

    The licenses which the FCC issues for an operational DBS system to use frequencies at a specified orbital location are for a term of ten years. At the expiration of the initial license term, the FCC may renew the satellite operator's license or authorize the operator to operate for a period of time on special authority, but there can be no assurance that the FCC will take such actions. In the event the FCC declines to renew the operator's license, the operator would be required to cease operations and the frequencies would revert to the FCC. EchoStar also requires FCC authority to operate earth stations, including the earth stations necessary to uplink programming to its satellites.

    On July 18, 1997, EchoStar filed a request for an STA to use the 11 channels assigned to Tempo at the 119 DEG. WL orbital location, on the ground that Tempo, while it launched a satellite to that location on March 8, 1997, has not yet started providing service. Tempo has opposed this request on several grounds, including that it is currently testing its satellite. There can be no assurance that the FCC will grant EchoStar's request.

    On November 21, 1996, EchoStar was granted conditional authorization for two-Ku-band FSS satellites to be located at 83 WL and 121 WL, subject, among other things, to submitting additional proof of its financial qualifications (the "ESC License"). While ESC has submitted such proof, PrimeStar and GE Americom have challenged it, and on March 10, 1997 and March 12, 1997, respectively, have separately filed petitions to cancel the ESC License on the ground that the supplemental financial

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information, filed by ESC in response to the condition set forth in the ESC
License, is not adequate. If the FCC granted these petitions, ESC would lose the ESC License. On December 23, 1996, PrimeStar and GE Americom separately filed petitions for reconsideration of the ESC License and the reassignment of one EchoStar satellite to a different orbital slot on the ground that the satellite in dispute will interfere with the GE Americom satellite used by PrimeStar for its medium-power Ku-band service. If the FCC granted these petitions, the satellite in dispute may be reassigned to another orbital location or it may become subject to significant limitation on its power. Finally, PrimeStar and GE Americom have opposed ESC's request for authorization to add C-band capabilities to one satellite of its Ku-band system (the "C-band Capabilities") by separately filing petitions to deny ESC's application to add the C-band Capabilities (on March 10, 1997) on similar grounds set forth in their petitions outlined above. If the FCC granted these petitions, ESC will not get the requested authorization to add the C-band Capabilities. There can be no assurances as to how the FCC will rule with respect to any of these challenges. While EchoStar has not finalized a business plan which incorporates use of this spectrum and is not relying on this spectrum for the generation of future revenues, if the FCC were to rule against EchoStar, a potential future business opportunity would be lost.

    EchoStar has also been granted a conditional license for a two-satellite FSS Ka-band system. That license was based on an orbital plan agreed upon by applicants in EchoStar's processing round. Certain of these applicants have now requested changes to that orbital plan. One company (Norris) has requested a stay of the plan, and petitions for reconsideration are pending against certain of the licenses covered by the plan. There can be no assurance that review of the recently granted Ka-band licenses and orbital plan by the International Bureau and the full FCC will not eliminate the basis for EchoStar's conditional license and result in loss of that license.

    EchoStar also has an application pending with the FCC for two extended Ku-band FSS satellites to be located at 85 DEG. WL and 91 DEG. WL. EchoStar also has requested FCC authorization to modify its proposed Ku-band system to add C-band capabilities to one satellite. These applications and requests for modification have been opposed by various parties. There can be no assurance that the FCC will grant any of these applications or requests for modifications. Any such initial applications that are granted would have a ten-year license term and the same renewal obligations as pertain to DBS licenses.

    On August 20, 1997, GE Americom filed an application requesting modification of its license for a C-band/Ku-band satellite currently located at 89 DEG. WL, to allow relocation of that satellite to 83 DEG.WL. In support of that request, GE has argued that the license for that satellite is set to expire before EchoStar's FSS satellite is expected to be launched to that location. EchoStar has opposed the modification application, but has stated that it would not oppose a request for temporary relocation of GE's satellite to that slot on an STA basis.

    DBS RULES. Once the FCC grants a conditional construction permit, the permittee must proceed with due diligence in constructing the system. The FCC has adopted specific milestones that must be met in order to retain the permit, unless the FCC determines that an extension or waiver is appropriate, and permittees must file semi-annual reports on the status of their due diligence efforts. The due diligence milestones require holders of conditional permits to complete contracting for construction of their systems within one year of grant of the permit (with no unresolved contingencies that could preclude substantial construction of the satellites), and to place all satellite stations comprising the system in operation within six years of grant of the permit. In addition, holders of permits received after January 19, 1996 must complete construction of the first satellite in their system within four years of grant of the permit. The FCC also may impose other conditions on the grant of the permit. The holders of new DBS authorizations issued on or after January 19, 1996 must also provide DBS service to Alaska and Hawaii where the service is technically feasible from the acquired orbital locations, which includes 148 DEG. WL. Those holding DBS permits as of January 1996 must either provide DBS service to Hawaii or Alaska from at least one of their orbital locations or relinquish their western assignments. Subject to applicable regulations governing non-DBS operations, a licensee may make unrestricted use of its assigned frequencies for non-DBS purposes

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during the first five years of the ten-year license term. After the first five years, the licensee may continue to provide non-DBS service so long as at least half of its total capacity at a given orbital location is used each day to provide DBS service.

    Failure to comply with applicable Communications Act requirements and FCC rules, regulations, policies, and orders may result in the FCC's revoking, conditioning, or declining to review or extend an authorization.

    FOREIGN OWNERSHIP LIMITATIONS. The Communications Act of 1934, as amended, and the FCC's implementing regulations provide that, where subsidiaries of a holding company hold certain types of FCC licenses, foreign nationals or their representatives may not own in excess of 25% of the total equity of the holding company, considered on a fully-diluted basis, except upon an FCC public interest determination. While the FCC's International Bureau has ruled that these limitations do not apply to DBS authorizations, the ruling has been challenged and the question remains open. Furthermore, the limitations will apply to EchoStar's FSS authorizations if EchoStar holds itself out as a common carrier or if the FCC decides to treat it as such a carrier.

    A recent survey of EchoStar's equity owners discloses that EchoStar's foreign ownership in May of this year was under 5%, well below these limitations, if they were to apply. However, if the purchase by foreigners or their representatives of EchoStar's existing or new equity securities or exercise of any right to convert existing or new securities, including the securities issued in the Offerings, would cause the foreign ownership limitations to be exceeded, a separate FCC determination that such ownership was consistent with the public interest would be required in order to avoid a violation of the Act and/or the FCC's rules.

    LIMITATIONS ON TRANSFER OF CONTROL AND ASSIGNMENT OF LICENSES. The Communications Act of 1934, as amended, requires prior FCC approval of transfers of control over, or assignment of Title III licenses. If the purchase of the securities subject to the Offerings (or exercise of the right to convert the Preferred Stock) would result in a transfer of control over the FCC licenses and permits, such transfer would require prior approval of the FCC.

    THE 1996 ACT. The 1996 Act clarifies that the FCC has exclusive jurisdiction over DTH satellite services and that criminal penalties may be imposed for piracy of DTH satellite services. The 1996 Act also offers DBS operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, DBS operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. The FCC recently promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building regulation, or any private covenant, homeowners' association rule, or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent it impairs the installation, maintenance or use of a DBS receiving antenna that is one meter or less in diameter or diagonal measurement, except where such restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. The FCC also issued a further notice of proposed rulemaking seeking comment on whether the 1996 Act applies to restrictions on property not within the exclusive use or control of the viewer and in which the viewer has no direct or indirect property interest. The 1996 Act also preempted local (but not state) governments from imposing taxes or fees on DTH services, including DBS. Finally, the 1996 Act required that multichannel video programming distributors such as DBS operators fully scramble or block channels providing indecent or sexually explicit adult programming. If a multi-channel video programming distributor cannot fully scramble or block such programming, it must restrict transmission to those hours of the day when children are unlikely to view the programming (as determined by the FCC). On March 24, 1997, the U.S. Supreme Court let stand a lower court ruling that allows enforcement of this provision pending a constitutional challenge. In response to this ruling, the FCC declared that its rules implementing the scrambling provision would become effective on May 18, 1997.

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    THE CABLE ACT.  In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Act was intended to establish and support existing and new multi-channel video services, such as wireless cable and DBS, to provide subscription television services. EchoStar has benefited from the programming access provisions of the Cable Act and implementing rules, in that it has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained certain programming services at reduced cost. Any amendment to, or interpretation of, the Cable Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors such as EchoStar in making programming available (or to discriminate in the terms and conditions of such availability) could adversely affect EchoStar's ability to acquire programming on a cost-effective basis. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC extends such restrictions.

    The Cable Act also requires the FCC to conduct a rulemaking that will impose public interest requirements for providing video programming by DBS licensees, including, at a minimum, reasonable and non-discriminatory access by qualified candidates for election to public office and the obligation to set aside four to seven percent of the licensee's channel capacity for non-commercial programming of an educational or informational nature. Within this set-aside requirement, DBS providers must make capacity available to "national educational programming suppliers" at below-cost rates. The FCC is conducting a rulemaking to implement this statutory provision.

    While DBS operators like EchoStar currently are not subject to the "must carry" requirements of the Cable Act, the cable industry has argued that DBS operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DBS operators, or to the extent that new legislation of a similar nature is enacted, EchoStar's future plans to provide local programming will be adversely affected, and such must-carry requirements could cause the displacement of possibly more attractive programming.

    SATELLITE HOME VIEWER ACT. The SHVA establishes a "statutory" (or compulsory) copyright license that generally allows a DBS operator, for a statutorily-established fee, to retransmit local affiliate programming to subscribers for private home viewing so long as that retransmission is limited to those persons in "unserved households." An "unserved household", with respect to a particular television network, is defined as one that cannot receive an over-the-air network signal of "grade B" intensity (a predictive standard of signal intensity employed by the FCC) of a primary network station affiliated with that network through the use of a conventional outdoor rooftop antenna and has not, within the 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides the signal of an affiliate of that network. While management believes the SHVA could be read to allow the Company to retransmit this programming to certain local markets via DBS satellite, management also believes that the compulsory copyright license under the SHVA may not be sufficient to permit the Company to implement its strategy to retransmit such programming in the most efficient and comprehensive manner. On August 28, 1997, a Copyright Arbitration Royalty Panel ("CARP"), appointed to recommend royalties for satellite retransmission of network-affiliated television and superstation signals pursuant to the compulsory license of
Section 119 of the Copyright Act, delivered its Report to the Librarian of Congress. In the CARP's recommendation, which must be either adopted or changed by the Copyright Office within 60 days from August 28, 1997, the CARP held it has no jurisdiction to set royalties for local satellite retransmissions of the signals of network-affiliated television stations, on the ground that the compulsory license of the Copyright Act does not extend to such retransmissions. While EchoStar has petitioned the Librarian to modify the CARP report, the petition has been opposed, and there can be no assurance that the petition will be granted. Moreover, EchoStar is continuing its efforts to secure passage of legislation that will clarify and extend the scope of the compulsory license with respect to local network signals. There can be no assurance that EchoStar will be successful in these efforts. If the CARP's position is upheld by the Librarian and legislation to clarify and extend the scope of the compulsory license is not passed, EchoStar would be prevented from relying on the compulsory copyright license to retransmit local network-affiliated stations' signals and may have to engage in the relatively cumbersome process of negotiating and obtaining copyright licenses from all individual copyright holders instead.

    The CARP also recommended setting at zero the royalty rate for local retransmissions of superstation signals. This recommendation may be considered favorable to EchoStar because it may provide a basis for the proposition that the royalty rate for all local-into-local retransmission (to the extent permitted) should be zero. However, there can be no assurance that the Librarian will adopt the CARP's recommendation or that, in the absence of the legislation whose passage is sought by EchoStar, EchoStar would be successful in any litigation with copyright owners regarding this issue.

    Subject to the foregoing considerations, EchoStar intends to offer local programming, including local network programming, to certain population centers within the continental U.S. In order to retransmit local programming into a market, EchoStar must obtain the retransmission consent of the local stations, in addition to any requisite copyright licenses. EchoStar's ability to transmit local programming via satellite into the markets from which the programming is generated may attract incremental subscribers who would not otherwise be willing to purchase satellite systems.

    In addition, in its August 28, 1997 report, the CARP recommended that the royalty rate for satellite retransmissions of distant network-affiliated station and distant superstation signals be set at 27 cents per subscriber per month--a substantial increase compared to the previously applicable rates, which ranged from 6 to 17.5 cents. While the Satellite Broadcasting & Communications Association, of which EchoStar is a member, has requested modifications to the CARP report, this request has been opposed, and there can be no assurance that this request will be granted. Several Congressman have publicly voiced their opposition to the 27 cent royalty rate recommended by CARP; a sub-committee chairman and ranking member have requested that the Librarian of Congress stay the CARP's recommendation for 18 months.

    EchoStar believes that it may be able to pass through the recommended increases (should they be adopted) to its customers by separately tiering the channels involved, so that its operating margins are not substantially affected. However, the recommended increases may adversely affect the competitiveness of EchoStar vis-a-vis cable operators, which pay lower rates to copyright holders.

    EXPORT REGULATION. From time to time, EchoStar requires import licenses and general destination export licenses to receive and deliver components of DTH systems. EchoStar has contracted with LKE for the launch of EchoStar IV from the Republic of Kazakhstan. Export licenses will be required to be obtained from the Department of Commerce for the transport of any satellites to the Republic of Kazakhstan. Lockheed Martin will be required to obtain technical data exchange licenses from the Department of Commerce permitting the exchange between Lockheed Martin and LKE of certain information necessary to prepare the satellites for launch. No assurances can be given that the data exchange or export licenses will be granted, or that implementation of a trade agreement between the U.S. and Russia will not negatively affect EchoStar's ability to launch EchoStar IV. LKE has advised EchoStar, however, that, while no assurances can be given, it believes the necessary technical data and hardware export licenses can be obtained in time for the scheduled launch of EchoStar IV. There can be no assurance those licenses will be obtained in a timely manner to avoid a launch delay.

PATENTS AND TRADEMARKS

    EchoStar uses a number of trademarks for its products and services, including "EchoStar-Registered Trademark-," "DISH Network-TM-," "DISH Network," "America's Top 40," "America's Top 50 CD," and others. Certain of these trademarks are registered by EchoStar, and those trademarks that are not registered are generally protected by common law and state unfair competition laws. Although EchoStar believes that these trademarks are not essential to EchoStar's business, EchoStar has taken affirmative legal steps to protect its trademarks in the past and intends to actively protect these trademarks in the future.

    EchoStar is the assignee of certain patents for products and product components manufactured and sold by EchoStar, none of which EchoStar considers to be significant to its continuing operations. In addition, EchoStar has obtained and, although no assurances can be given, expects to obtain, licenses for certain patents necessary to the manufacture and sale by EchoStar and others of DBS receivers and related components. EchoStar has been notified that certain features of the EchoStar Receiver System allegedly infringe on patents held by others, and that royalties are therefore required to be paid. EchoStar is investigating allegations of infringement and, if appropriate, intends to vigorously defend against any suit filed by the parties. There can be no assurance that the Company will be able to successfully defend any suit, if brought, or that the Company will be able to obtain a license for any patent that might be required. See "Business--Legal Proceedings."

EMPLOYEES

    EchoStar had approximately 1,650 employees at September 30, 1997, of which approximately 1,575 worked in EchoStar's domestic operations and approximately 75 of which worked in EchoStar's international operations. EchoStar is not a party to any collective bargaining agreement and considers its relations with its employees to be good. EchoStar intends to hire additional personnel as required.

PROPERTIES

    EchoStar owns its corporate headquarters, its future corporate headquarters, its Digital Broadcast Center in Cheyenne, Wyoming, its customer call center in Thornton, Colorado, and office/warehouse facilities in three additional locations. The following table sets forth certain information concerning EchoStar's properties.

                                                                                         APPROXIMATE       OWNED
DESCRIPTION/USE                                                     LOCATION            SQUARE FOOTAGE   OR LEASED
--------------------------------------------------------  ----------------------------  --------------  -----------
Future Corporate Headquarters...........................  Littleton, Colorado                156,000         Owned
Corporate Headquarters and Warehouse Distribution         Englewood, Colorado
  Center................................................                                     155,000         Owned
Office and Distribution Center..........................  Sacramento, California              78,500         Owned
Digital Broadcast Center................................  Cheyenne, Wyoming                   55,000         Owned
Customer Call Center....................................  Thornton, Colorado                  55,000         Owned
European Headquarters and Warehouse.....................  Almelo, The Netherlands             53,800         Owned
Warehouse Facility......................................  Denver, Colorado                    40,000         Owned
Office and Distribution Center..........................  Bensenville, Illinois               19,000        Leased
Office and Distribution Center..........................  Miami, Florida                      16,500        Leased
Office and Distribution Center..........................  Norcross, Georgia                   16,000        Leased
Office and Distribution Center..........................  Columbia, Maryland                  17,600        Leased
Office and Distribution Center..........................  Dallas, Texas                       11,200        Leased
Office and Distribution Center..........................  Phoenix, Arizona                    10,000        Leased
Asian Distribution Center...............................  Singapore                            7,000        Leased
Office..................................................  Madrid, Spain                        2,100        Leased
Asian Headquarters......................................  Singapore                            1,900        Leased
Office..................................................  Bombay, India                        1,200        Leased
Office..................................................  Beijing, China                       1,000        Leased
Office..................................................  Bangalore, India                     1,200        Leased

LEGAL PROCEEDINGS

    On July 29, 1996, EAC, DNCC, ESC and Echosphere Corporation (collectively, "EchoStar Credit"), filed a civil action against Associates which is currently pending in the U.S. District Court in the District of Colorado. EchoStar Credit alleges that Associates, among other things, breached its contract with EchoStar Credit pursuant to which Associates agreed to finance the purchase of EchoStar Receiver Systems by consumers. EchoStar Credit alleges that Associates' refusal to finance certain prospective consumers has resulted in the loss of prospective customers to EchoStar's competitors. In addition, EchoStar Credit alleges that the loss of sales due to Associate's action forced EchoStar to lower the price on its products. Associates filed counterclaims against EAC for fraud and breach of contract. Associates seeks approximately $10.0 million by way of its counterclaims. EAC intends to vigorously defend against such counterclaims. A trial date has not yet been set. It is too early in the litigation to make an assessment of the probable outcome.

    On April 25, 1997, ESC and Sagem, S.A., ("Sagem"), a French corporation, signed a settlement and release agreement under which Sagem agreed to return a $10.0 million down payment made to Sagem and agreed to release the $15.0 million placed in escrow with a bank in connection with a manufacturing agreement entered into in April 1995. ESC and Sagem have released all claims against each other.

    Certain purchasers of C-band and DISH Network systems have filed actions in various state courts in Alabama naming EchoStar, EAC or Echosphere Corporation as a defendant and seeking actual and punitive damages. At least ten actions have been filed. EchoStar believes additional actions may be filed. Plaintiffs' attorneys also may attempt to certify a class and/or add additional plaintiffs to the existing actions and seek greater damages. A trial date (March 2, 1998) has been established for only one of the aforementioned actions. The actions filed to date also name as defendants the dealer and its employees who sold the equipment and the EAC financing source, which owns the consumer loans, made to the purchasers. Four of the actions involve EAC and HRSI and six claims involve EAC and Bank One Dayton, N.A. EchoStar denies liability and intends to vigorously defend against the claims, which include allegations of fraud and lending law violations. While the actual damages claimed are not material, EchoStar is aware that juries in Alabama have recently issued a number of verdicts awarding substantial punitive damages on actual damage claims of less than $10,000.

    EAC and HRSI entered into a Merchandise Financing Agreement in 1989 (the "Merchant Agreement") pursuant to which HRSI acted as a consumer financing source for the purchase of, among other things, satellite systems distributed by Echosphere Corporation, a subsidiary of EchoStar, to consumers through EAC dealers. HRSI terminated the Merchant Agreement as of December 31, 1994. During February 1995, EAC and Echosphere (the "EAC Parties") filed suit against HRSI. The case is pending in U.S. District Court in Colorado (the "HRSI Litigation"). The EAC Parties have alleged, among other things, breach of contract, breach of fiduciary duty, fraud and wanton and willful conduct by HRSI in connection with termination of the Merchant Agreement and related matters. The EAC parties are seeking damages in excess of $10.0 million. HRSI's counterclaims have been dismissed with prejudice. Summary judgment motions have been pending on all remaining issues since May 1996. A trial date has not been set.

    On February 24, 1997, EchoStar and News announced the News Agreement pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110 DEG. WL purchased by MCI for over $682 million following a 1996 FCC auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

    On May 8, 1997, EchoStar filed a Complaint in the Court, Civil Action No. 97-960, requesting that the Court confirm EchoStar's position and declare that News is obligated pursuant to the News Agreement to lend $200 million to EchoStar without interest and upon such other terms as the Court orders.

    On May 9, 1997, EchoStar filed a First Amended Complaint significantly expanding the scope of the litigation, to include breach of contract, failure to act in good faith, and other causes of action. EchoStar seeks specific performance of the News Agreement and damages, including lost profits based on, among other things, a jointly prepared ten-year business plan showing expected profits for EchoStar in excess of $10 billion based on consummation of the transactions contemplated by the News Agreement.

    On June 9, 1997, News filed an answer and counterclaims seeking unspecified damages. News' answer denies all of the material allegations in the First Amended Complaint and asserts numerous defenses, including bad faith, misconduct and failure to disclose material information on the part of EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. The counterclaims, in which News is joined by its subsidiary American Sky Broadcasting, L.L.C., assert that EchoStar and Ergen breached their agreements with News and failed to act and negotiate with News in good faith. EchoStar has responded to News' answer and denied the allegations in their counterclaims. EchoStar also has asserted various affirmative defenses. EchoStar intends to diligently defend against the counterclaims. The parties are now in discovery. The case has been set for a five week trial commencing June 1, 1998, but that date could be postponed.

    While EchoStar is confident of its position and believes it will ultimately prevail, the litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation.

    EchoStar is a party to certain other legal proceedings arising in the ordinary course of its business. EchoStar does not believe that any of these proceedings will have a material adverse affect on EchoStar's financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The following table sets forth information concerning certain officers and directors of EchoStar:

NAME                                               AGE                                POSITION
---------------------------------------------      ---      ------------------------------------------------------------
Charles W. Ergen.............................          44   Chairman, Chief Executive Officer, President and Director
Alan M. Angelich.............................          53   Director
Raymond L. Friedlob..........................          52   Director
James DeFranco...............................          44   Executive Vice President and Director
R. Scott Zimmer..............................          41   Vice Chairman and Vice President
David K. Moskowitz...........................          39   Senior Vice President, General Counsel and Secretary
Michael T. Dugan.............................          48   Senior Vice President, Consumer Products Division
Steven B. Schaver............................          43   Chief Financial and Chief Operating Officer
John R. Hager................................          35   Treasurer and Controller

    CHARLES W. ERGEN. Mr. Ergen has been Chairman of the Board of Directors, Chief Executive Officer and President of EchoStar since its formation and, during the past five years, has held various positions with EchoStar's subsidiaries, including President and Chief Executive Officer of Echosphere, Echonet Business Network, Inc. ("EBN") and ESC, and Director of Echosphere, HTS, EchoStar International Corporation ("EIC"), ESC and EBN. Mr. Ergen, along with his spouse and James DeFranco, was a co-founder of EchoStar in 1980. Commencing in March 1995, Mr. Ergen also became a director of SSET, a company principally engaged in the manufacture and sale of satellite telecommunications equipment.

    ALAN M. ANGELICH. Mr. Angelich has been a director of EchoStar and a member of its Audit and Executive Compensation Committees since October 1995. Mr. Angelich is presently a principal with Janco Partners, Inc., an investment banking firm specializing in the telecommunications industry. From May 1982 to October 1993, Mr. Angelich served in various executive capacities with Jones Intercable, Inc., including Vice Chairman of its Board of Directors from December 1988 to October 1993. From August 1990 to October 1993, Mr. Angelich was also the Chief Executive Officer of Jones Capital Markets, Inc.

    RAYMOND L. FRIEDLOB. Mr. Friedlob has been a director of EchoStar and a member of its Audit and Executive Compensation Committees since October 1995. Mr. Friedlob is presently a member of the law firm of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC. Prior to 1995, Mr. Friedlob was a partner of Raskin & Friedlob, where he had practiced since 1970. Mr. Friedlob specializes in federal securities law, corporate law, leveraged acquisitions, mergers and taxation.

    JAMES DEFRANCO. Mr. DeFranco, currently the Executive Vice President of EchoStar, has been a Vice President and a Director of EchoStar since its formation and, during the past five years, has held various positions with EchoStar's subsidiaries, including President of HTS, EAC and HT Ventures, Inc. ("HTV"), Executive Vice President of ESC, Senior Vice President of Echosphere and EBN, and Director of SSI, Echosphere, HTS, EAC, EBN and HTV. Mr. DeFranco, along with Mr. Ergen and Mr. Ergen's spouse, was a co-founder of EchoStar in 1980.

    R. SCOTT ZIMMER. Mr. Zimmer has been a Vice President and a Director of EchoStar since its formation. For the past five years, Mr. Zimmer has managed the international operations of EchoStar and its subsidiaries.

    DAVID K. MOSKOWITZ. Mr. Moskowitz is the Senior Vice President, Secretary and General Counsel of EchoStar. Mr. Moskowitz joined EchoStar in March 1990. Mr. Moskowitz is responsible for all legal and certain of the business affairs of EchoStar and its subsidiaries. From June 1986 to March 1990,

Mr. Moskowitz was corporate counsel for M.D.C. Holdings, Inc., a publicly-held home builder and mortgage finance company.

    MICHAEL T. DUGAN. Mr. Dugan is the Senior Vice President of the Consumer Products Division of EchoStar. In that capacity, Mr. Dugan is responsible for all engineering and manufacturing operations at EchoStar. Mr. Dugan has been with EchoStar since 1990.

    STEVEN B. SCHAVER. Mr. Schaver was named the Chief Financial Officer of EchoStar in February 1996. In November 1996, Mr. Schaver also was named Chief Operating Officer. From November 1993 to February 1996, Mr. Schaver was the Vice President of EchoStar's European and African operations. From July 1992 to November 1993, Mr. Schaver was the Director of Sales and Marketing for EchoStar's largest Spanish customer, Internacional de Telecomunicaciones, S.A. in Madrid, Spain. Prior to July 1992 and since joining EchoStar in 1984, he has held various positions with subsidiaries of EchoStar, including Vice President of European operations. Prior to joining EchoStar Mr. Schaver was a Banking Officer with Continental Illinois National Bank.

    JOHN R. HAGER. Mr. Hager has been Treasurer and Controller of EchoStar since February 1997. From August 1993 to February 1997, Mr. Hager was Controller of American Telecasting, Inc., a national operator of multiple wireless cable systems. Previously, Mr. Hager was with the Denver office of Ernst & Young from May 1984 until August 1993, most recently as Audit Senior Manager.

    The Board of Directors of EchoStar currently has an Audit Committee and an Executive Compensation Committee, both of which were established in October 1995. The present members of the Audit and Executive Compensation Committees are Messrs. Angelich and Friedlob. The principal functions of the Audit Committee are: (i) to recommend to the Board of Directors the selection of independent public accountants; (ii) review management's plan for engaging EchoStar's independent public accountants during the year to perform non-audit services and consider what effect these services will have on the independence of the accountants; (iii) review the annual financial statements and other financial reports which require approval by the Board of Directors; (iv) review the adequacy of EchoStar's system of internal accounting controls; and (v) review the scope of the independent public accountants' audit plans and the results of the audit. The principal function of the Executive Compensation Committee is to award grants under and administer EchoStar's Stock Incentive Plan.

EXECUTIVE COMPENSATION

    Executive Officers are compensated by certain subsidiaries of EchoStar. The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 1996, 1995 and 1994 for the Named Executive Officers.

                                                                         SUMMARY COMPENSATION TABLE
                                              --------------------------------------------------------------------------------
                                                                                                 LONG TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS/
                                                                                OTHER ANNUAL    SECURITIES
                                                                                COMPENSATION    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR       SALARY      BONUS         (1)          OPTIONS     COMPENSATION (2)
--------------------------------------------  ---------  ----------  ---------  -------------  -------------  ----------------
Charles W. Ergen............................       1996  $  190,000  $       -   $         -        17,030       $  140,680
Chairman and                                       1995     190,000          -             -        14,705           15,158
Chief Executive Officer                            1994     177,578          -             -        53,568              888
Carl E. Vogel (3)...........................       1996     166,923          -             -             -           12,798
President                                          1995     150,000          -             -        21,641           11,346
                                                   1994     107,300          -             -       375,776              500

R. Scott Zimmer.............................       1996     160,000          -        36,265             -           22,461
Vice Chairman and                                  1995     160,000          -        88,229        14,705           32,390
Vice President                                     1994     148,006          -        74,396        42,855           18,990

James DeFranco..............................       1996     160,000          -             -             -           48,990
Executive Vice President and Director              1995     156,923          -             -        11,764           15,158
                                                   1994     154,461          -             -        42,855            1,000

Steven B. Schaver...........................       1996     142,498     11,787        14,340             -           12,516
Chief Operating Officer and Chief                  1995     116,755     21,012         4,777        23,240           10,597
Financial Officer                                  1994      85,602          -             -        10,713                -

David K. Moskowitz..........................       1996     142,692     10,000             -         7,495           12,994
Senior Vice President and General                  1995     130,000     10,000             -        28,048           13,270
Counsel                                            1994     125,384          -             -        53,568            1,000

------------------------

(1) With respect to Mr. Zimmer and Mr. Schaver, "Other Annual Compensation" includes housing and car allowances related to their overseas assignments. While each Named Executive Officer enjoys certain other perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of each Officer's salary and bonus.

(2) "All Other Compensation" includes amounts contributed to the EchoStar's 401(k) plan and health insurance premiums paid on behalf of the Named Executive Officers. With respect to Mr. Ergen, Mr. DeFranco and Mr. Zimmer, "All Other Compensation" also includes payments made in connection with a tax indemnification agreement between the Corporation and such individuals. With respect to Mr. Zimmer, "All Other Compensation" also includes home leave and education allowances related to his overseas assignment.

(3) Mr. Vogel tendered his resignation in March 1997.

    The following table provides information concerning grants of options to purchase shares of Class A Common Stock of EchoStar made in 1996 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            NUMBER OF     PERCENT OF
                                           SECURITIES    TOTAL OPTIONS
                                           UNDERLYING     GRANTED TO      EXERCISE
                                             OPTIONS      EMPLOYEE IN     PRICE PER                       GRANT DATE
NAME                                         GRANTED         1996           SHARE      EXPIRATION DATE   PRESENT VALUE
-----------------------------------------  -----------  ---------------  -----------  -----------------  -------------
Charles W. Ergen.........................    17,030(1)          12.3%     $   29.36   August 1, 2006     $   280,804(2)
David K. Moskowitz.......................     7,495(1)           5.4%         26.69   August 1, 2006         127,601(2)

------------------------

(1) In August 1996, the Company granted options to the Named Executive Officers, among other key employees, to purchase shares of Class A Common Stock. The options vest 20% on August 1, 1997, and 20% thereafter on August 1, 1998, 1999, 2000 and 2001. See "--Stock Incentive Plan." The options expire five years from the date on which each portion of the option first becomes exercisable, subject to early termination in certain circumstances.

(2) Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of 62%, risk free rate of return of 6.8%, dividend yield of 0%, and time to exercise of six years.

    The following table provides information as of December 31, 1996, concerning unexercised options to purchase Class A Common Stock:

                         FISCAL YEAR END OPTION VALUES

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                           NUMBER OF                         OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                            SHARES                       DECEMBER 31, 1996         DECEMBER 31, 1996 (1)
                                           ACQUIRED       VALUE      --------------------------  --------------------------
NAME                                      ON EXERCISE    REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------  -----------  ------------  -----------  -------------  -----------  -------------
Charles W. Ergen........................          --   $         --      24,367        60,936     $ 268,108    $   465,963
R. Scott Zimmer.........................      17,000        300,589       3,082        37,478        16,499        384,532
Carl E. Vogel...........................     322,208      8,566,272      25,753        49,456       286,619        468,031
James DeFranco..........................          --             --      19,494        35,125       228,898        372,767
Steven B. Schaver.......................          --             --       8,931        25,022        76,524        170,486
David K. Moskowitz......................          --             --      27,034        62,077       289,817        480,824

------------------------

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of Class A Common Stock underlying the option by the difference between the exercise price of the option and the closing price (as quoted in the Nasdaq National Market) of a share of Class A Common Stock on December 31, 1996.

    EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Prior to October 1995, the Company did not have an Executive Compensation Committee, and its Board of Directors determined all matters concerning executive compensation.

    DIRECTOR COMPENSATION. Directors of the Company who are not also Executive Officers of the Company receive $500 for each meeting of the Board of Directors attended and are reimbursed for reasonable travel expenses related to attendance at Board meetings. Directors of the Company are elected annually by the stockholders of the Company. Directors of the Company are not compensated for their services as Directors. Directors who are not also employees of the Company are granted shares of options under the 1995 Nonemployee Director Stock Option Plan (the "Director Plan") to acquire 1,000 shares of Class A Common Stock of the Company upon election to the Board. Each of Messrs. Angelich and Friedlob was granted options to acquire 1,000 shares of Class A Common Stock of the Company on December 22, 1995 pursuant to the Director Plan. These options were 100% vested upon issuance and have an exercise price of $20.25 per share and a term of five years. Additionally, in February 1997, each of Messrs. Angelich and Friedlob was granted options to acquire 5,000 shares of Class A Common Stock of the Company. These options were 100% vested upon issuance and have an exercise price of $17.00 and a term of five years.

    STOCK INCENTIVE PLAN. The Company adopted the Incentive Plan to provide incentives to attract and retain Executive Officers and other key employees. The Company's Executive Compensation Committee administers the Incentive Plan. Key employees are eligible to receive awards under the Incentive Plan, in the Committee's discretion.

    Awards available under the Incentive Plan include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. The Company has reserved up to 10.0 million shares of Class A Common Stock for granting awards under the Incentive Plan. Under the terms of the Incentive Plan, the Executive Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to reprice awards.

    Pursuant to the Incentive Plan, the Company has granted options to its Executive Officers and other key employees for the purchase of a total of 1,303,147 shares of Class A Common Stock. These options generally vest at the rate of 20% per year, commencing one year from the date of grant and 20% thereafter on each anniversary of the date of grant. The exercise prices of these options range between $9.33 and $29.36 per share of Class A Common Stock. Effective July 1, 1997, the Executive Compensation Committee of the Board of Directors (the "Executive Compensation Committee") voted to reprice all outstanding options with an exercise price greater than $17.00 per share of Class A Common Stock to $17.00 per share of Class A Common Stock. The price to which the options were repriced exceeded the fair market value of EchoStar's Class A Common Stock as of the date of the repricing. Options to purchase approximately 288,000 shares of Class A Common Stock were affected by this repricing.

    LAUNCH BONUS PLAN. Effective September 9, 1996 EchoStar granted a performance award of ten shares of Class A Common Stock to all full-time employees with more than 90 days of service. The total number of shares granted relative to the September performance award approximated 7,390 shares. EchoStar granted a performance award of ten shares of its Class A Common Stock to all full-time employees with more than 90 days of service in connection with the launch of EchoStar III, which occurred on October 5, 1997. The total number of shares granted relative to the October performance award approximated 12,250.

    401(K) PLAN. In 1983 EchoStar adopted a defined-contribution tax-qualified 401(k) plan. EchoStar's employees become eligible for participation in the 401(k) plan upon completing six months of service with the Corporation and reaching age 21. 401(k) plan participants may contribute an amount equal to not less than 1% and not more than 15% of their compensation in each contribution period. EchoStar may make a 50% matching contribution up to a maximum of $1,000 per participant per calendar year. EchoStar may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) plan with the approval of the Board of Directors.

    401(k) plan participants are immediately vested in their voluntary contributions, plus actual earnings thereon. The balance of the vesting in 401(k) plan participants' accounts is based on years of service. A participant becomes 10% vested after one year of service, 20% vested after two years of service, 30%
vested after three years of service, 40% vested after four years of service, 60% vested after five years of service, 80% vested after six years of service, and 100% vested after seven years of service.

    In March 1997, EchoStar contributed an additional 55,000 shares of Class A Common Stock to the 401(k) plan as a discretionary employer stock contribution. A total of 60,000 shares of Class A Common Stock (including 5,000 shares of Class A Common Stock which were contributed for plan year 1995 but not allocated) were allocated to individual participant 401(k) accounts in proportion to their 1996 eligible compensation. These shares are subject to the seven-year vesting schedule previously described. Shares of Class A Common Stock allocated to the 401(k) accounts of the Named Executive Officers pursuant to the 1996 discretionary employer stock contribution were as follows: (i) Charles W. Ergen, 677 shares; (ii) Carl E. Vogel, 677 shares; (iii) R. Scott Zimmer, 677 shares; (iv) James DeFranco, 677 shares; (v) Steven B. Schaver, 676 shares; (vi) David K. Moskowitz, 677 shares; and (vii) all Officers and Directors as a group, 4,736 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain subsidiaries of EchoStar have agreed to indemnify Charles W. Ergen, Chairman and Chief Executive Officer of EchoStar, James DeFranco, Executive Vice President of EchoStar, R. Scott Zimmer, Vice Chairman and Vice President of EchoStar, and Cantey M. Ergen, a former Director of HTS and the spouse of Charles W. Ergen, for any adjustments to such individuals' federal, state or local income taxes resulting from adjustments to EchoStar's subsidiaries' taxable income or loss, tax credits or tax credit recapture for years during which such individuals were shareholders of such subsidiaries and such subsidiaries elected to be taxed as Subchapter S corporations. This indemnity agreement also covers interest, penalties and additions to tax, as well as fees and expenses, including attorneys' and accountants' fees, if any.

    As of December 31, 1996 and June 30, 1997, accrued dividends on the Series A Preferred Stock payable to Messrs. Ergen and DeFranco aggregated $3.18 million and $3.75 million, and $167,000 and $198,000, respectively.

    Since March 1995, Mr. Ergen has served on the Board of Directors of SSET. In 1994, EchoStar purchased $8.75 million of SSET's seven-year, 6.5% subordinated convertible debentures. In December 1994, DirectSat Corporation, a subsidiary of SSET, was merged with a wholly-owned subsidiary of EchoStar. As a result of this merger, SSET acquired 800,780 shares of Class A Common Stock of EchoStar. On September 6, 1996, SSET repurchased $3.5 million of the outstanding convertible debentures and paid all outstanding accrued interest through that date. As of December 31, 1996, the SSET debentures, if converted, would have represented approximately 5% of SSET's outstanding common stock. The total amount owed by SSET to EchoStar as of December 31, 1996 and June 30, 1997 related to the convertible debentures was approximately $3.6 million and $4.1 million, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, to the best knowledge of the EchoStar, the beneficial ownership of the EchoStar's equity securities as of August 31, 1997 by: (i) each person known by EchoStar to be the beneficial owner of more than five percent of any class of EchoStar's capital stock; (ii) each Director of EchoStar; (iii) each person acting as an executive officer of EchoStar; and (iv) all Directors and Executive Officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person's name.

                                                                                         NUMBER OF     PERCENTAGE OF
  NAME (1)                                                                                 SHARES          CLASS
--------------------------------------------------------------------------------------  ------------  ---------------
SERIES A PREFERRED STOCK:
  Charles W. Ergen (2)................................................................     1,535,847          95.0%
  James DeFranco......................................................................        80,834           5.0%
  All Directors and Executive Officers as a Group (nine persons)......................     1,616,681         100.0%
CLASS A COMMON STOCK:
  Charles W. Ergen (3), (4), (5)......................................................    31,387,620          72.0%
  James DeFranco (6), (4).............................................................     1,525,320           3.5%
  FMR Corp. (7).......................................................................     1,186,459           2.7%
  R. Scott Zimmer (8), (4)............................................................       819,836           1.9%
  T. Rowe Price Associates, Inc. (9)..................................................       755,000           1.7%
  SSE Telecom, Inc. (10)..............................................................       709,780           1.6%
  Chancellor LGT Asset Management, Inc. (11)..........................................       609,200           1.4%
  David K. Moskowitz (12), (4)........................................................        49,521             *
  Steven B. Schaver (13), (4).........................................................        12,781             *
  All Directors and Executive Officers as a Group (nine persons)(4),(14)..............    33,831,528          77.6%
CLASS B COMMON STOCK:
  Charles W. Ergen....................................................................    29,804,401         100.0%
  All Directors and Executive Officers as a Group (nine persons)......................    29,804,401         100.0%

------------------------

*   Less than 1%.

(1) Except as otherwise noted, the address of each such person is 90 Inverness Circle East, Englewood, Colorado 80112-5300.

(2) Includes 1,125,000 Series A Preferred Stock held in trust for the benefit of Mr. Ergen's minor children and other members of his family. Mr. Ergen's spouse is the trustee for that trust.

(3) Includes: (i) the right to acquire 41,428 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (ii) 29,804,401 shares of Class A Common Stock issuable upon conversion of Mr. Ergen's shares of Class B Common Stock; (iii) 410,847 shares of Class A Common Stock issuable upon conversion of Mr. Ergen's Series A Preferred Stock; and (iv) 1,125,000 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock held in trust for the benefit of Mr. Ergen's minor children and other members of his family.

(4) Beneficial ownership percentage was calculated assuming exercise or conversion of all shares of Class B Common Stock, Series A Preferred Stock, Warrants and employee stock options exercisable within 60 days (collectively, the "Derivative Securities") into shares of Class A Common Stock by all holders of such Derivative Securities. Assuming exercise or conversion of Derivative Securities by such person, and only by such person, the beneficial ownership of shares of Class A Common Stock would be as follows: Mr. Ergen, 72.6%; Mr. DeFranco, 12.8%; Mr. Zimmer, 6.9%; Mr. Moskowitz and Mr. Schaver, less than one percent, and all Officers and Directors as a group, 77.9%.

(5) The percentage of total voting power held by Mr. Ergen is 95.8% after giving effect to the exercise of the Warrants and employee stock options.

(6) Includes: (i) the right to acquire 30,417 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (ii) 80,834 shares of Class A Common Stock issuable upon conversion of Mr. DeFranco's Series A Preferred Stock; (iii) 751 shares of Class A Common Stock held as custodian for his minor children; and (iv) 375,000 shares of Class A Common Stock controlled by Mr. DeFranco as general partner of a partnership.

(7) Based on information available to the Company, FMR Corp. owned 10.0% of the shares of Class A Common Stock. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8) Includes: (i) the right to acquire 14,593 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (ii) 700 shares of Class A Common Stock owned jointly with members of his family; and (iii) 100,000 shares of Class A Common Stock held in trust for the benefit of Mr. Zimmer's children and other members of his family. Mr. Zimmer's spouse is the trustee for that trust.

(9) Based on information available to the Company, T. Rowe Price Associates, Inc. owned 6.4% of the shares of Class A Common Stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(10) Based on information available to the Company, SSET owns 6.0% of the shares of Class A Common Stock. The address of SSET is 8230 Leesburg Pike, Suite 710, Vienna, Virginia 22182.

(11) Based on information available to the Company, Chancellor LGT Asset Management, Inc. owned 5.1% of the shares of Class A Common Stock. The address of Chancellor LGT Asset Management, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

(12) Includes (i) the right to acquire 41,893 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (ii) 166 shares of Class A Common Stock held as custodian for his minor children; (iii) 1,023 shares of Class A Common Stock held as trustee for Mr. Ergen's children; and (iv) 3,000 shares of Class A Common Stock owned jointly with Mr. Moskowitz's spouse.

(13) Includes the right to acquire 12,761 shares of Class A Common Stock within 60 days upon the exercise of employee stock options.

(14) Includes: (i) the right to acquire 177,274 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (ii) 375,000 shares of Class A Common Stock held in a partnership; (iii) 1,616,681 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock; (iv) 29,804,401 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock; (v) 102,041 shares of Class A Common Stock held in the name of, or in trust for, minor children and other family members; and (vi) 3,700 shares of Class A Common Stock owned by or jointly with family members.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    Set forth below is a summary of certain indebtedness to which Dish, ESBC and DBS Corp are subject. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable agreements, copies of which may be obtained from EchoStar.

1994 NOTES

    On June 7, 1994, Dish issued 624,000 units, consisting of the 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes"), and 3,744,000 Class A Common Stock Purchase Warrants (the "Warrants"). Issuance of the 1994 Notes resulted in net proceeds to Dish of approximately $323.3 million (including amounts attributable to issuance of the Warrants and after payment of underwriting discount and other issuance costs aggregating approximately $12.6 million). The 1994 Notes bear interest at a rate of 12 7/8%, computed on a semi-annual bond equivalent basis. Interest on the 1994 Notes will not be payable in cash prior to June 1, 1999, with the 1994 Notes accreting to a principal amount at stated maturity of $624.0 million by that date. Commencing December 1, 1999, interest on the 1994 Notes will be payable in cash on December 1 and June 1 of each year. The 1994 Notes mature on June 1, 2004.

    The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish and PARI PASSU in right of payment with all other senior indebtedness of Dish, subject to the terms of an Intercreditor Agreement between Dish, certain of its principal subsidiaries, and certain creditors thereof. The 1994 Notes are secured by liens on certain assets of Dish and its subsidiaries, including EchoStar I and EchoStar II and all other components of the EchoStar DBS System owned by Dish and its subsidiaries. The 1994 Notes are further guaranteed by each material direct subsidiary of Dish. Although the 1994 Notes are titled "Senior": (i) Dish has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior and (ii) the 1994 Notes are subordinated to certain obligations of Dish's subsidiaries with respect to deferred payments on EchoStar I and EchoStar II. The 13 1/8% Senior Secured Discount Notes due 2004 (the "1996 Notes") and the 12 1/2% Senior Secured Notes due 2004 (the "1997 Notes") are effectively subordinated to the 1994 Notes and all other liabilities of Dish and its subsidiaries.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish's option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999 to 100% of principal amount at stated maturity on or after June 1, 2002, together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002 and June 1, 2003, Dish will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of principal value at stated maturity thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes matures on June 1, 2004.

    In the event of a change of control and upon the occurrence of certain other events, as described in the indenture relating to the 1994 Notes (the "1994 Notes Indenture"), Dish will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.

    The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish and its subsidiaries with respect to their ability to: (i) incur additional indebtedness (including the guarantee of indebtedness); (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish's subsidiaries; (vi) merge, consolidate or sell substantially all of their assets; and (vii) enter into transactions with affiliates. In addition, Dish, may pay dividends on its equity securities only if (1) no default exists under the 1994 Notes

Indenture; and (2) after giving effect to such dividends, Dish's ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish's consolidated net income (less 100% of consolidated net losses) (calculated in accordance with the 1994 Notes Indenture) from April 1, 1994, plus 100% of the aggregate net proceeds received by Dish from the sale and issuance of certain equity interests of Dish (including common stock). As of the date of this Prospectus, Dish does not meet the above specified ratios and is therefore unable to pay dividends or make other distributions to EchoStar.

    The Warrants became separately transferable and exercisable on December 1, 1994. Each Warrant entitles the registered holder thereof to purchase from Dish one share of Class A Common Stock at a purchase price of $0.01 per share, which price has been paid in advance. No additional amounts are required to be paid upon exercise of the Warrants. The Warrants expire on June 1, 2004. Substantially all of the Warrants have been exercised.

1996 NOTES

    On March 25, 1996, ESBC completed the offering related to the 1996 Notes (the "1996 Notes Offering") consisting of $580.0 million aggregate principal amount at stated maturity of the 1996 Notes. The 1996 Notes Offering resulted in net proceeds to ESBC of approximately $336.9 million (after payment of underwriting discount and other issuance costs aggregating approximately $13.1 million). The 1996 Notes bear interest at a rate of 13 1/8%, computed on a semi-annual bond equivalent basis. Interest on the 1996 Notes will not be payable in cash prior to March 15, 2000, with the 1996 Notes accreting to a principal amount at stated maturity of $580.0 million by that date. Commencing September 15, 2000, interest on the 1996 Notes will be payable in cash on September 15 and March 15 of each year. The 1996 Notes mature on March 15, 2004.

    The 1996 Notes rank PARI PASSU in right of payment with all senior indebtedness of ESBC. The 1996 Notes are guaranteed on a subordinated basis by EchoStar and are secured by liens on certain assets of ESBC, EchoStar and certain of EchoStar's subsidiaries, including all of the outstanding capital stock of Dish, which currently owns substantially all of EchoStar's operating subsidiaries. Although the 1996 Notes are titled "Senior": (i) ESBC has not issued, and does not have any plans to issue, any indebtedness to which the 1996 Notes would be senior; and (ii) the 1996 Notes are effectively subordinated to all liabilities of EchoStar (except liabilities to general creditors) and its other subsidiaries (except liabilities of ESBC), including liabilities to general creditors.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1996 Notes are not redeemable at ESBC's option prior to March 15, 2000. Thereafter, the 1996 Notes are subject to redemption, at the option of ESBC, in whole or in part, at redemption prices ranging from 106.5625% during the year commencing March 15, 2000 to 100% on or after March 15, 2003 of principal amount at stated maturity, together with accrued and unpaid interest thereon to the redemption date. The entire principal balance of the 1996 Notes will mature on March 15, 2004.

    In the event of a change of control, as described in the 1996 Notes Indenture, ESBC will be required to make an offer to each holder of 1996 Notes to repurchase all of such holder's 1996 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to March 15, 2000, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after March 15, 2000.

    The indenture relating to the 1996 Notes (the "1996 Notes Indenture") contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness (including the guarantee of indebtedness); (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell assets; and (vii) enter into transactions with affiliates.

The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to EchoStar, or any of EchoStar's wholly-owned subsidiaries, without restrictions, but restricts the ability of EchoStar to pay dividends and make other distributions.

1997 NOTES

    On June 25, 1997, DBS Corp completed the offering related to the 1997 Notes (the "1997 Notes Offering") consisting of $375.0 million aggregate principal amount of the 1997 Notes. The 1997 Notes Offering resulted in net proceeds to DBS Corp of approximately $363.8 million (after payment of underwriting discount and other issuance costs aggregating approximately $11.2 million). The 1997 Notes bear interest at a rate of 12 1/2%, computed on a semi-annual bond equivalent basis. Interest on the 1997 Notes is payable in cash semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. The 1997 Notes mature July 1, 2002.

    The 1997 Notes rank PARI PASSU in right of payment with all senior indebtedness of DBS Corp. The 1997 Notes are guaranteed on a subordinated basis by EchoStar, and contingent upon the occurrence of certain events, will be guaranteed by ESBC and Dish and certain other subsidiaries of DBS Corp and EchoStar. The 1997 Notes are secured by liens on the capital stock of DBS Corp, the EchoStar IV satellite and certain other assets of DBS Corp and EchoStar. Although the 1997 Notes are titled "Senior": (i) DBS Corp has not issued, and does not have any plans to issue, any indebtedness to which the 1997 Notes would be senior; and (ii) the 1997 Notes are effectively subordinated to all liabilities of DBS Corp's subsidiaries, including liabilities to general creditors (except to the extent that any subsidiary of DBS Corp may guarantee the 1997 Notes), and the guarantee of EchoStar is effectively subordinated to all liabilities of EchoStar, except liabilities to general creditors.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1997 Notes are not redeemable at DBS Corp's option prior to July 1, 2000. Thereafter, the 1997 Notes are subject to redemption, at the option of DBS Corp, in whole or in part, at redemption prices ranging from 106.5625% during the twelve month period commencing July 1, 2000 to 100% on or after July 1, 2002

    In the event of a change of control, as described in the 1997 Notes Indenture, DBS Corp will be required to make an offer to each holder of 1997 Notes to repurchase all of such holder's 1997 Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

    The indenture relating to the 1997 Notes (the "1997 Notes Indenture") contains restrictive covenants that, among other things, impose limitations on DBS Corp with respect to its ability to: (i) incur additional indebtedness (including the guarantee of indebtedness); (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to DBS Corp's subsidiaries; (vi) merge, consolidate or sell assets; and (vii) enter into transactions with affiliates.

                     DESCRIPTION OF ECHOSTAR CAPITAL STOCK

GENERAL

    Pursuant to EchoStar's Amended and Restated Articles of Incorporation, as in effect on the date hereof, EchoStar's authorized capital stock consists of: (i) 400,000,000 shares of common stock, of which 200,000,000 shares are designated "Class A Common Stock," 100,000,000 shares are designated "Class B Common Stock," and 100,000,000 shares are designated "Class C Common Stock;" and (ii) 20,000,000 shares of preferred stock, including the following series which have been authorized: 1,616,681 shares of Series A Preferred Stock and 900,000 shares of Series B Preferred Stock. As of October 7, 1997, 11,870,521 shares of Class A Common Stock were issued and outstanding and held of record by 2,334 stockholders, 29,804,401 shares of Class B Common Stock were issued and outstanding and held of record by Charles W. Ergen, EchoStar's President and Chief Executive Officer, and no shares of Class C Common Stock were issued and outstanding. At October 7, 1997, there were 1,616,681 shares of Series A Preferred Stock outstanding held by Messrs. Ergen and DeFranco, and 200,000 shares of Series B Preferred Stock outstanding held by certain qualified institutional buyers. See "Security Ownership of Certain Beneficial Owners and Management." All outstanding shares of the Class A Common Stock and Class B Common Stock are fully paid and nonassessable. The designation and the powers, preferences and rights of the shares of each class of common stock and each series of preferred stock and the qualifications, limitations and restrictions thereof are as set forth below.

    The transfer agent for EchoStar's capital stock, including the Class A Common Stock, is American Securities Transfer & Trust, Inc.

CLASS A COMMON STOCK

    Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock owned of record on all matters submitted to a vote of stockholders. Except as otherwise required by law, the Class A Common Stock votes together with the Class B Common Stock, the Class C Common Stock and the Series A Preferred Stock on all matters submitted to a vote of stockholders. Subject to the preferential rights of any outstanding series of Preferred Stock and to the restrictions on payment of dividends imposed by the 1994 Notes, the 1996 Notes and the 1997 Notes (see "Description of Certain Indebtedness") and any other indebtedness of EchoStar, the holders of Class A Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor, and, together with the holders of the Class B Common Stock, are entitled, after payment of all prior claims, to receive pro rata all assets of EchoStar upon the liquidation, dissolution or winding up of EchoStar. Holders of Class A Common Stock have no redemption, conversion or preemptive rights.

CLASS B COMMON STOCK

    Each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock on all matters submitted to a vote of stockholders. Except as otherwise required by law, the Class B Common Stock votes together with the Class A Common Stock, the Class C Common Stock and the Series A Preferred Stock on all matters submitted to a vote of the stockholders. Each share of Class B Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. The conversion ratio is subject to adjustment from time to time upon the occurrence of certain events, including: (i) dividends or distributions on Class A Common Stock payable in Class A Common Stock or certain other capital stock; (ii) subdivisions, combinations or certain reclassifications of Class A Common Stock; and (iii) issuances of rights, warrants or options to purchase Class A Common Stock at a price per share less than the fair market value of the Class A Common Stock. Each share of Class B Common Stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A Common Stock.

CLASS C COMMON STOCK

    Each holder of Class C Common Stock is entitled to one vote for each share of Class C Common Stock on all matters submitted to a vote of stockholders. Except with respect to transactions involving the issuance of capital stock which negatively affect the rights of holders of Series A Preferred Stock, or as otherwise required by law, the Class C Common Stock votes together with Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock on all matters submitted to a vote of the stockholders. Each share of Class C Common Stock is convertible into Class A Common Stock on the same terms as the Class B Common Stock. Each share of Class C Common Stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A Common Stock. Upon a Change of Control (as defined) of EchoStar, each holder of outstanding shares of Class C Common Stock is entitled to cast ten votes for each share of Class C Common Stock held by such holder. "Change of Control" has the same meaning as set forth in each of the Notes Indentures. See "Description of Certain Indebtedness." EchoStar has no present intention to issue any shares of Class C Common Stock and, under current NASD rules, will not be able to issue so long as the Class A Common Stock is quoted on the Nasdaq National Market.

SERIES A PREFERRED STOCK

    EchoStar's Board of Directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the preferences and rights and the qualifications, limitations, or restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designation of such series. The Board of Directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and could have certain anti-takeover effects.

    Each share of Series A Preferred Stock is convertible, at the option of the holder, into one share of Class A Common Stock, subject to adjustment from time to time upon the occurrence of certain events, including: (i) dividends or distributions on Class A Common Stock payable in Class A Common Stock or certain other capital stock; (ii) subdivisions, combinations or certain reclassifications of Class A Common Stock; and (iii) issuances of rights, warrants or options to purchase Class A Common Stock at a price per share less than the liquidation preference per share. The aggregate liquidation preference for all outstanding shares of Series A Preferred Stock is limited to approximately $15.1 million plus cumulative unpaid dividends. At June 30, 1997, accrued and unpaid dividends on the Series A Preferred Stock totaled $3.9 million. The holders of the Series A Preferred Stock contractually subordinated their rights to receive dividends to the Series B Preferred Stock.

    Each share of Series A Preferred Stock is entitled to receive dividends equal to eight percent per annum of the liquidation preference for such share calculated from May 6, 1994. The 1994 Notes Indenture, the 1996 Notes Indenture, the 1997 Notes Indenture and the Series B Preferred Stock Certificate of Designation restrict the Company's ability to pay dividends on the Series A Preferred Stock. The Company currently has no intention to begin paying dividends on the Series A Preferred Stock.

    Shares of Series A Preferred Stock automatically convert into shares of Class A Common Stock in the event they are transferred to any person other than permitted transferees. Each share of Series A Preferred Stock is entitled to the equivalent of ten votes for each share of Class A Common Stock into which it is convertible and, except with respect to transactions involving the issuance of capital stock which negatively affects the rights of holders of Series A Preferred Stock (as more particularly described in the Certificate of Designations, Preferences and Rights for the Series A Preferred Stock) or as otherwise required by law, votes together with the Class A Common Stock, Class B Common Stock and Class C Common Stock as a single class on all matters submitted to a vote of stockholders.

SERIES B PREFERRED STOCK

    In 1997, EchoStar established from authorized preferred stock its Series B Preferred Stock consisting of 900,000 shares authorized, and issued 200,000 shares to qualified institutional buyers. Each share of

Series B Preferred Stock is entitled to dividends at 12 1/8% per annum, payable when, as, and if declared quarterly in cash or, at the sole discretion of EchoStar, in additional shares of Series B Preferred Stock, on each January 1, April 1, July 1 and October 1 of each year, commencing January 1, 1998. The liquidation preference of the Series B Preferred Stock is $1,000 per share, plus accumulated and unpaid dividends. On or after July 1, 2000, the Series B Preferred Stock will be redeemable in cash, at the option of EchoStar, in whole or in part, at a price equal to the redemption price (expressed as a percentage of the liquidation preference thereof), together with accumulated and unpaid dividends thereon to the applicable redemption date. At any time prior to July 1, 2000, EchoStar may, subject to and upon compliance with certain conditions, redeem shares of Series B Preferred Stock at a redemption price, payable in cash (expressed as a percentage of the liquidation preference thereof, plus an amount equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date), with the net proceeds of one public or private sale of equity interests of EchoStar or any of its subsidiaries. The Series B Preferred Stock will be subject to mandatory redemption in whole on July 1, 2004 at a price, payable in cash, equal to the liquidation preference thereof, plus all accumulated and unpaid dividends to the date of redemption.

    Upon the occurrence of a Change of Control (as such term is defined in the Certificate of Designation for the Series B Preferred Stock), EchoStar will be required, provided certain conditions are met, to make an offer to each holder of Series B Preferred Stock to repurchase all or any part of such holder's Series B Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of repurchase.

    The Series B Preferred Stock ranks: (i) senior to all common stock of EchoStar and to each series of preferred stock existing on September 26, 1997 and to each other class of capital stock or series of preferred stock issued by EchoStar, which is established after September 26, 1997, the terms of which do not expressly provide that it ranks senior to or on a parity with Series B Preferred Stock; (ii) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by EchoStar, which is established after September 26, 1997, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock; and (iii) subject to certain conditions, junior to each class of capital stock or series of preferred stock issued by EchoStar, which is established after September 26, 1997, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock.

    Holders of the Series B Preferred Stock have no voting rights with respect to general corporate matters except as provided by law or set forth in the certificate of designation for the Series B Preferred Stock. The certificate of designation for the Series B Preferred Stock restricts, among other things, the ability of EchoStar and certain of its subsidiaries to (i) pay dividends with the proceeds from the offering of the Series B Preferred Stock, (ii) pay cash dividends on any junior or parity securities and (iii) incur indebtedness or pledge the stock of certain subsidiaries as collateral. The Series B Preferred Stock has not been registered under the Securities Act and is subject to certain conditions on transfer.

    Subject to certain conditions, the Series B Preferred Stock is exchangeable into additional shares of Series B Preferred Stock or shares of a new series of preferred stock with substantially identical rights and preferences or into Series B Exchange Notes, in an aggregate principal amount equal to the aggregate liquidation preference of, plus accumulated but unpaid dividends on, the Series B Preferred Stock to the date of exchange, at any time at the option of EchoStar, in whole, but not in part. Each Series B Exchange Note will bear interest at 12 1/8% per annum and interest is payable on April 1 and October 1 of each year. EchoStar will pay interest on the Series B Exchange Notes in additional Series B Exchange Notes or in cash. On or after July 1, 2000, the Series B Exchange Notes will be redeemable in cash, at the option of EchoStar, in whole or in part, at a price equal to the redemption price (expressed as a percentage of the principal amount thereof), together with accrued and unpaid interest thereon to the applicable redemption date. At any time prior to July 1, 2000, EchoStar may redeem Series B Exchange Notes at a redemption price, payable in cash, equal to 112.125% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date, with net proceeds of one public or private sale of equity interests of EchoStar or any of its subsidiaries.

    Upon the occurrence of a Change of Control (as such term is defined in the Indenture for the Series B Exchange Notes), EchoStar will be, provided certain conditions are met, required to make an offer to each holder of Series B Exchange Notes to repurchase all or any portion of such holder's Series B Exchange Notes at a cash purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase. In addition, upon the occurrence of an certain events, EchoStar will be, provided certain conditions are met, required to make an offer to repurchase one-half of all outstanding Series B Exchange Notes at a cash purchase price of 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. The holders of the Series B Preferred Stock are entitled to certain registration rights pursuant to a Registration Rights Agreement.

SERIES C PREFERRED STOCK

    Concurrently with the Common Stock Offering, EchoStar is also offering by
means of a separate prospectus 2,000,000 shares of   % Series C Cumulative
Convertible Preferred Stock. The liquidation preference of the Preferred Stock is $50 per share (the "Liquidation Preference").

    Simultaneously with the closing of the Preferred Offering, the purchasers of the Preferred Stock will deposit approximately $ million into an account (the "Deposit Account"), and will be entitled to a quarterly cash payment from the Deposit Account in an amount equal to $ per share of Preferred Stock (the
"Quarterly Return Amount"), commencing          , 1998 and continuing until
        , 1999. After such date, dividends will begin to accrue on the Preferred Stock. EchoStar may, prior to the date on which any Quarterly Return Amount would otherwise be payable, deliver notice instructing the deposit agent (i) to purchase from EchoStar, for transfer to each holder of Preferred Stock, in lieu of the Quarterly Return Amount, that number of whole shares of Class A Common Stock determined by dividing the Quarterly Return Amount by 95% of the Market Value of the Class A Common Stock as of the date of such notice or (ii) defer delivery of the Quarterly Return Amount to holders of Preferred Stock on such quarterly payment date until the next quarterly payment date or any subsequent
payment date. However, no later than         , 1999 (the "Deposit Expiration
Date"), any amounts remaining in the Deposit Account, as of such date, or which have previously been deferred, will be (i) paid to the holders of the Preferred Stock or (ii) used to purchase from EchoStar for transfer to each holder of Preferred Stock that number of whole shares of Class A Common Stock determined by dividing the balance remaining in the Deposit Account by 95% of the Market Value of the shares of Class A Common Stock as of the Deposit Expiration Date.

    Dividends on the Preferred Stock will accrue from          , 1999, and
holders of the Preferred Stock will be entitled to receive cumulative dividends
at an annual rate of   % of the Liquidation Preference, payable quarterly in
arrears, commencing          , 2000. Dividends may, at the option of EchoStar,
be paid in cash, by delivery of fully paid and nonassessable shares of Class A Common Stock, or a combination thereof. The Preferred Stock is redeemable at any
time on or after       , 2000, in whole or in part, at the option of EchoStar,
in cash, by delivery of fully paid and nonassessable shares of Class A Common
Stock, or a combination thereof, initially at a price of $         per share and
thereafter at prices declining to $  per share on or after       , 2004, plus in
each case all accumulated and unpaid dividends to the redemption date.

    Upon any Change of Control holders of Preferred Stock will, in the event that the Market Value at such time is less than the Conversion Price, have a one time option to convert all of their outstanding shares into shares of Class A Common Stock at an adjusted conversion price equal to the greater of (i) the Market Value as of the Change of Control Date and (ii) 66.67% of the Market Value as of the date of this Prospectus. In lieu of issuing the shares of Class A Common Stock issuable upon conversion in the event of a Change of Control, EchoStar may, at its option, make a cash payment equal to the Market Value of such Class A Common Stock otherwise issuable.

    The Preferred Stock is convertible at any time, unless previously redeemed, at the option of the holder thereof, into such number of whole shares of Class A Common Stock as is equal to the Liquidation Preference divided by an initial
conversion price of $     , subject to adjustment under certain circumstances.

    The Preferred Stock will rank prior to the Class A Common Stock and senior or PARI PASSU with other existing and future offerings of preferred stock in right of payment. Holders of the Preferred Stock have no voting rights with respect to general corporate matters except as provided by law or as set forth in the Certificate of Designation for the Preferred Stock. The affirmative vote or consent of holders of at least 66 2/3% of the outstanding Preferred Stock will be required for the issuance of any class or series of stock (or security convertible into stock) of EchoStar ranking senior to or PARI PASSU with the Preferred Stock as to dividends or liquidation rights (other than additional shares of Series B Preferred Stock or certain PARI PASSU securities with an aggregate liquidation preference not to exceed $100 million) and for amendments to EchoStar's Articles of Incorporation that would affect adversely the rights of holders of the Preferred Stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Amended and Restated Articles of Incorporation provide that a director of EchoStar will not be personally liable to EchoStar or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Nevada General Corporate Law ("NGCL"). The provision has no effect on any non-monetary remedies that may be available to EchoStar or its stockholders, nor does it relieve EchoStar or its directors from compliance with federal or state securities laws. The Amended and Restated Articles of Incorporation and the By-Laws of EchoStar provide for indemnification, to the fullest extent permitted by the NGCL, of any person who is or was involved in any manner in any investigation, claim or other proceeding by reason of the fact that such person is or was a director or officer of EchoStar, or is or was serving at the request of EchoStar as a director or officer of another corporation, against all expenses and liabilities actually and reasonably incurred by such person in connection with the investigation, claim or other proceeding except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to EchoStar.

NEVADA LAW AND LIMITATIONS ON CHANGES IN CONTROL

    The NGCL prevents an "interested stockholder" (defined in Section 78.423 of the NGCL, generally, as a person owning 10% or more of a corporation's outstanding voting stock) from engaging in a "combination" (as defined in
Section 78.416) with a publicly-held Nevada corporation for three years following the date such person became an interested stockholder unless, before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approves the combination.

    The provisions authorizing the Board of Directors to issue Preferred Stock without stockholder approval and the provisions of the NGCL relating to combinations with interested stockholders could have the effect of delaying, deferring or preventing a change in control of EchoStar or the removal of existing management. Each of the Notes Indentures for the 1994, 1996 and 1997 Notes also contains provisions with respect to a change of control of EchoStar. See "Description of Certain Indebtedness." The Series B Preferred Stock certificate of designation also contains certain change of control provisions.

    Charles W. Ergen, President and Chief Executive Officer of EchoStar, owns 29,804,401 shares of Class B Common Stock, which constitute all of the outstanding shares of such stock. These shares are transferable to other persons subject to securities laws limitations. In the event Mr. Ergen transferred approximately 50.8% or more of his shares of Class B Common Stock, a change in control of EchoStar would result and Mr. Ergen would receive any premium paid for control of EchoStar. In addition, any such change in control would result in an obligation on the part of EchoStar to offer to purchase at a premium all 1994 Notes. See "Description of Certain Indebtedness."

                                  UNDERWRITING

    Subject to certain conditions contained in the underwriting agreement (the "Underwriting Agreement"), a syndicate of underwriters named below (the "Underwriters"), for whom Donaldson, Lufkin & Jenrette Securities Corporation and BT Alex. Brown Incorporated are acting as representatives (the "Representatives"), have severally agreed to purchase from EchoStar all of the shares offered in the Common Offering. The number of shares of Class A Common Stock that each Underwriter has agreed to purchase is set forth opposite its name below:

                                                                                              NUMBER OF SHARES
UNDERWRITER                                                                               OF CLASS A COMMON STOCK
----------------------------------------------------------------------------------------  ------------------------
Donaldson, Lufkin & Jenrette Securities Corporation.....................................
BT Alex. Brown Incorporated.............................................................
                                                                                                  ----------
Total...................................................................................           5,000,000
                                                                                                  ----------
                                                                                                  ----------

    The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Class A Common Stock offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all the shares of Class A Common Stock offered hereby (other than in connection with the over-allotment option described below) if any are taken.

    The Underwriters have advised EchoStar that the Underwriters propose to offer the shares of Class A Common Stock directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to
certain dealers at such price less a concession not in excess of $      per
share. Any Underwriter may allow, and such dealers may re-allow, a discount not
in excess of $      per share to any other Underwriter and to certain other
dealers. The price to the public, concessions and discounts to dealers may be changed by the Representatives after the Common Offering.

    Pursuant to the Underwriting Agreement, EchoStar has granted to the Underwriters an option, exercisable for 30 days from the date hereof, to purchase up to an additional 750,000 shares of Class A Common Stock at the public offering price less the underwriting discounts and commissions set forth on the cover page hereof. The Underwriters may exercise such option to purchase additional shares solely for the purpose of covering over-allotments, if any, made in connection with the sale of the shares of Class A Common Stock offered hereby. To the extent such over-allotment option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of shares set forth on the cover page hereof.

    EchoStar and certain directors and executive officers of EchoStar will agree with the Underwriters not to offer, sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock or any securities convertible into or exercisable or exchangeable for, or warrants, rights or options to acquire, capital stock, or enter into any agreement to do any of the foregoing for a period of 180 days after the date of this Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ").

    EchoStar and its direct and indirect subsidiaries have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

    In connection with this Common Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Common Stock. Specifically, the Underwriters may overallot this Common Offering, creating a syndicate short position. In addition, the Underwriters may bid for, and purchase, shares of the Class A Common Stock in the open market to cover syndicate shorts or to stabilize the price of the Class A Common Stock. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributed Class A Common Stock (in syndicate covering transactions, in stabilization transactions or otherwise). Any of these activities may stabilize or maintain the market price of the Class A Common Stock above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

    DLJ acted as underwriter in connection with the 1994 Notes Offering, the June 1995 IPO, the 1996 Notes Offering 1997 Notes Offering, and the Series B Preferred Stock Offering, and received customary underwriting discounts and commissions in connection therewith. In addition, in August 1994, certain officers and other employees of DLJ purchased an aggregate of 324,006 shares of Class A Common Stock from EchoStar for an aggregate purchase price of approximately $3.8 million. Further, in January 1996, certain affiliates of DLJ received a commitment fee, in connection with the FCC Auction, of $3.0 million from EchoStar. DLJ has also rendered financial advisory services to EchoStar and may do so in the future.

                                 LEGAL MATTERS

    The legality of the Class A Common Stock to be sold in the Preferred Offering will be passed upon for EchoStar by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC ("Friedlob Sanderson"). Mr. Friedlob, a member of Friedlob Sanderson, is also a member of the Board of Directors of EchoStar, and owns options to purchase 6,000 shares of Class A Common Stock of EchoStar. Certain legal matters relating to the Common Offering will be passed on for the Underwriters by Paul, Hastings, Janofsky & Walker LLP (a limited liability partnership including professional corporations) ("Paul, Hastings"). Friedlob Sanderson and Paul, Hastings will rely upon the opinion of Hale, Lane, Peek, Dennison, Howard, Anderson and Pearl as to certain matters of Nevada law.

                            INDEPENDENT ACCOUNTANTS

    The audited financial statements of EchoStar included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving such report.

                             AVAILABLE INFORMATION

    EchoStar is subject to the informational requirements of the Exchange Act and, in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by EchoStar may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W. Washington D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Class A Common Stock is traded on the Nasdaq National Market and reports and other information herein and therein concerning EchoStar can also be inspected at the Nasdaq National Market Exchange, 1735 K Street, N.W., Washington, D.C. 20546. Such material may also be accessed electronically by means of the Commission's home page on the Internet at HTTP://WWW.SEC.GOV.

    EchoStar has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Class A Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to EchoStar and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission are incorporated by reference into this Prospectus:

            (i) EchoStar's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996;

            (ii) EchoStar's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997;

           (iii) EchoStar's Current Reports on Form 8-K dated March 3, 1997, April 28, 1997, and September 11, 1997;

            (iv) EchoStar's definitive proxy statement for its annual meeting of shareholders held on September 12, 1997.

    All documents filed by EchoStar pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Common Offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    EchoStar hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Investor Relations, EchoStar Communications Corporation, 90 Inverness Circle East, Englewood, Colorado 80112, telephone number (303) 799-8222.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS COMMON OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ECHOSTAR OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ECHOSTAR SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 --------------

                               TABLE OF CONTENTS

                                                                            PAGE
Prospectus Summary........................................................     1
Risk Factors..............................................................     8
Use of Proceeds...........................................................    25
Price Range of Common Stock and Dividend Policy...........................    25
Capitalization............................................................    26
Selected Financial Data...................................................    27
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................    29
Business..................................................................    42
Management................................................................    75
Certain Relationships and Related Transactions............................    80
Security Ownership of Certain Beneficial Owners and Management............    81
Description of Certain Indebtedness.......................................    83
Description of EchoStar Capital Stock.....................................    86
Underwriting..............................................................    91
Legal Matters.............................................................    92
Independent Accountants...................................................    92
Available Information.....................................................    92
Incorporation of Certain Documents by Reference...........................    93
Index to Financial Statements.............................................   F-1

                                5,000,000 SHARES

                                     [LOGO]

                            ECHOSTAR COMMUNICATIONS
                                  CORPORATION
                              CLASS A COMMON STOCK

                               -----------------

                                   PROSPECTUS

                               -----------------

                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                                 BT ALEX. BROWN

                                OCTOBER  , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is an itemization of all expenses (subject to future contingencies) incomes or to be incurred by EchoStar. In connection with the issuance and distribution of the securities being offered, all expenses are estimated except the registration fee.

Registration and Filing Fee.....................................  $  76,667
NASD Filing Fee.................................................     20,000
Printing and Engraving..........................................          *
Accounting Fees and Expenses....................................          *
Legal Fees and Expenses.........................................          *
Blue Sky Fees and Expenses......................................          *
Transfer Agent Fees.............................................          *
Other...........................................................          *
                                                                  ---------
        Total...................................................  $ 800,000**
                                                                  ---------
                                                                  ---------

------------------------

*   To be provided by amendment.

**  Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Chapter 78.751(1) of the Nevada revised Statutes allows EchoStar to indemnify any person made or threatened to be made a party to any action (except an action by or in the right of EchoStar, a "derivative action"), by reason of the fact that he is or was a director, officer, employee or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee or agent of another corporation, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in a good faith manner which he reasonably believed to be in or not opposed to the best interests of EchoStar, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Under chapter 78.751(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person seeking indemnification has been found liable to EchoStar. In addition, Chapter 78.751(5) allows EchoStar to advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel, or by the stockholders.

    Provisions relating to liability and indemnification of officers and directors of EchoStar for acts by such officers and directors are contained in
Article IX of the Amended and Restated Articles of Incorporation of EchoStar,
Exhibit 3.1(a) hereto and Article IX of EchoStar's Bylaws, Exhibit 3.2(a) hereto, which are incorporated herein by reference. These provisions state, among other things, that, consistent with and to the extent allowable under Nevada law, and upon the decision of a disinterested majority of EchoStar's Board of Directors, or a written opinion of outside legal counsel, or EchoStar's stockholders: (1) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of

EchoStar) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of EchoStar, or is or was serving at the request of EchoStar as director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of EchoStar, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of EchoStar to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of EchoStar and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of his duty to EchoStar unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

ITEM 16. EXHIBITS.

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------

    1.1**    Underwriting Agreement between EchoStar and Donaldson, Lufkin & Jenrette Corporation

    4.1*     Indenture of Trust between Dish and First Trust National Association ("First Trust"), as Trustee
             (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of Dish,
             Registration No. 33-76450).

    4.2*     Warrant Agreement between EchoStar and First Trust, as Warrant Agent (incorporated by reference to
             Exhibit 4.2 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    4.3*     Security Agreement in favor of First Trust, as Trustee under the Indenture filed as Exhibit 4.1 hereto (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 of Dish,
             Registration No. 33-76450).

    4.4*     Escrow and Distribution Agreement between Dish and First Trust (incorporated by reference to Exhibit
             4.4 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    4.5*     Pledge Agreement in favor of First Trust, as Trustee under the Indenture filed as Exhibit 4.1 hereto
             (incorporated by reference to Exhibit 4.5 to the Registration Statement of Form S-1 of Dish,
             Registration No. 33-76450).

    4.6*     Intercreditor Agreement among First Trust , Continental Bank, N.A. and Martin Marietta Corporation
             ("Martin Marietta") (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form
             S-1 of Dish, Registration No. 33-76450).

    4.7*     Series A Preferred Stock Certificate of Designation of EchoStar (incorporated by reference to Exhibit
             4.7 to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
    4.8*     Registration Rights Agreement by and between EchoStar and Charles W. Ergen (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).

    4.9*     Indenture of Trust between ESBC and First Trust, as Trustee (incorporated by reference to Exhibit 4.9 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1995, Commission File
             No. 0-26176).

    4.10*    Security Agreement of ESBC in favor of First Trust, as Trustee under the Indenture filed as Exhibit
             4.9 hereto (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K of EchoStar
             for the year ended December 31, 1995, Commission File No. 0-26176).

    4.11*    Escrow and Disbursement Agreement between ESBC and First Trust (incorporated by reference to Exhibit
             4.11 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1995, Commission
             File No. 0-26176).

    4.12*    Pledge Agreement of ESBC in favor of First Trust, as Trustee under the Indenture filed as Exhibit 4.9 hereto (incorporated by reference to Exhibit 4.12 to the Annual Report on Form 10-K of EchoStar for
             the year ended December 31, 1995, Commission File No. 0-26176).

    4.13*    Pledge Agreement of EchoStar in favor of First Trust, as Trustee under the Indenture filed as Exhibit
             4.9 hereto (incorporated by reference to Exhibit 4.13 to the Annual Report on Form 10-K of EchoStar
             for the year ended December 31, 1995, Commission File No. 0-26176).

    4.14*    Registration Rights Agreement by and between ESBC, EchoStar, Dish, Merger and Donaldson, Lufkin &
             Jenrette Securities Corporation (incorporated by reference to Exhibit 4.14 to the Annual Report on
             Form 10-K of EchoStar for the year ended December 31, 1995, Commission File No. 0-26176).

    4.15*    Registration Rights Agreement, dated as of June 25, 1997, by and among EDBS, EchoStar, ESBC, Dish,
             Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc.

    4.16*    Indenture of Trust, dated as of June 25, 1997, between EDBS and First Trust National Association
             ("First Trust"), as Trustee.

    4.17**   12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock Certificate of Designation of
             EchoStar.

    4.18**   Registration Rights Agreement by and among EchoStar and Donaldson, Lufkin & Jenrette Securities
             Corporation and Lehman Brothers, Inc. dated as of October 2, 1997.

    4.19**   % Series C Cumulative Convertible Preferred Stock Certificate of Designation of EchoStar.

    4.20**   Deposit Agreement among       ,       and       .

    5.1**    Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC regarding legality of securities being registered.

    6.1**    Tax Opinion (included in Exhibit 5.1).

  11*        Computation of Earnings per share (incorporated by reference to the Registration Statement on Form
             S-4, Commission No. 333-31929)

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
  12+        Computation of Ratios

   23.1+     Consent of Arthur Andersen LLP

   23.2**    Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC (included in Exhibit 5.1.).

   24.1*     Powers of Attorney authorizing signature of Charles W. Ergen, R. Scott Zimmer, James DeFranco, Alan
             M. Angelich and Raymond L. Friedlob (incorporated by reference to Exhibit 24.1 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1996, as amended, Commission file No.
             0-26176).

   24.2*     Power of Attorney of EchoStar and all affiliated entities (incorporated by reference to Exhibit 24.2 to the Registration Statement on Form S-4 of EchoStar, Registration No. 333-31929).

  27*        Financial Data Schedule (incorporated by reference to Exhibit 27 to the Annual Report on Form 10-K of
             EchoStar for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q of EchoStar for
             the quarterly period ended June 30, 1997).

------------------------

*   Incorporated by reference.

**  To be filed by Amendment.

+   Filed herewith.

ITEM 17. UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, of otherwise, the Registrant has been Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement:

            (i) To include any prospectus required by section 10(a) (3) of the Securities Act.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (e)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration statement shall be deemed to be a new Registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirement of Securities Act of 1933, as amended, the Registration certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, as of October 10, 1997.

                                ECHOSTAR COMMUNICATIONS COPORATION

                                By:            /S/ DAVID K. MOSKOWITZ
                                     ------------------------------------------
                                     David K. Moskowitz, Senior Vice President

Date: October 10, 1997

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and as of the date indicated:

SIGNATURE                       TITLE                               DATE
------------------------------  ---------------------------  -------------------
                                Chairman, Chief Executive    October 10, 1997
             *                    Officer, President and
----------------------------      Director
Charles W. Ergen                  (PRINCIPAL EXECUTIVE
                                  OFFICER)

                                Chief Operating Officer and  October 10, 1997
             *                    Chief Financial Officer
----------------------------      (PRINCIPAL EXECUTIVE
Steven B. Schaver                 OFFICER)

/S/ JOHN R. HAGER               Treasurer and Controller     October 10, 1997
----------------------------      (PRINCIPAL ACCOUNTING
John R. Hager                     OFFICER)

             *                  Director                     October 10, 1997
----------------------------
Alan M. Angelich

             *                  Director                     October 10, 1997
----------------------------
Raymond L. Friedlob

             *                  Director                     October 10, 1997
----------------------------
James DeFranco

             *                  Director                     October 10, 1997
----------------------------
R. Scott Zimmer

*By: /S/ DAVID K. MOSKOWITZ
----------------------------
    David K. Moskowitz,
    Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT NO.                                           DESCRIPTION                                               PAGE
-----------  ----------------------------------------------------------------------------------------------     -----

    1.1**    Underwriting Agreement between EchoStar and Donaldson, Lufkin & Jenrette Corporation..........

    4.1*     Indenture of Trust between Dish and First Trust National Association ("First Trust"), as
             Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of
             Dish, Registration No. 33-76450)..............................................................

    4.2*     Warrant Agreement between EchoStar and First Trust, as Warrant Agent (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 of Dish, Registration No.
             33-76450).....................................................................................

    4.3*     Security Agreement in favor of First Trust, as Trustee under the Indenture filed as Exhibit
             4.1 hereto (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1
             of Dish, Registration No. 33-76450)...........................................................

    4.4*     Escrow and Distribution Agreement between Dish and First Trust (incorporated by reference to
             Exhibit 4.4 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).....

    4.5*     Pledge Agreement in favor of First Trust, as Trustee under the Indenture filed as Exhibit 4.1 hereto (incorporated by reference to Exhibit 4.5 to the Registration Statement of Form S-1 of
             Dish, Registration No. 33-76450)..............................................................

    4.6*     Intercreditor Agreement among First Trust , Continental Bank, N.A. and Martin Marietta
             Corporation ("Martin Marietta") (incorporated by reference to Exhibit 4.6 to the Registration
             Statement on Form S-1 of Dish, Registration No. 33-76450).....................................

    4.7*     Series A Preferred Stock Certificate of Designation of EchoStar (incorporated by reference to
             Exhibit 4.7 to the Registration Statement on Form S-1 of EchoStar, Registration No.
             33-91276).....................................................................................

    4.8*     Registration Rights Agreement by and between EchoStar and Charles W. Ergen (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1 of EchoStar, Registration
             No. 33-91276).................................................................................

    4.9*     Indenture of Trust between ESBC and First Trust, as Trustee (incorporated by reference to
             Exhibit 4.9 to the Annual Report on Form 10-K of EchoStar for the year ended December 31,
             1995, Commission File No. 0-26176)............................................................

    4.10*    Security Agreement of ESBC in favor of First Trust, as Trustee under the Indenture filed as
             Exhibit 4.9 hereto (incorporated by reference to Exhibit 4.10 to the Annual Report on Form
             10-K of EchoStar for the year ended December 31, 1995, Commission File No. 0-26176)...........

    4.11*    Escrow and Disbursement Agreement between ESBC and First Trust (incorporated by reference to
             Exhibit 4.11 to the Annual Report on Form 10-K of EchoStar for the year ended December 31,
             1995, Commission File No. 0-26176)............................................................

    4.12*    Pledge Agreement of ESBC in favor of First Trust, as Trustee under the Indenture filed as
             Exhibit 4.9 hereto (incorporated by reference to Exhibit 4.12 to the Annual Report on Form
             10-K of EchoStar for the year ended December 31, 1995, Commission File No. 0-26176)...........

    4.13*    Pledge Agreement of EchoStar in favor of First Trust, as Trustee under the Indenture filed as
             Exhibit 4.9 hereto (incorporated by reference to Exhibit 4.13 to the Annual Report on Form
             10-K of EchoStar for the year ended December 31, 1995, Commission File No. 0-26176)...........

EXHIBIT NO.                                           DESCRIPTION                                               PAGE
-----------  ----------------------------------------------------------------------------------------------     -----
    4.14*    Registration Rights Agreement by and between ESBC, EchoStar, Dish, Merger and Donaldson,
             Lufkin & Jenrette Securities Corporation (incorporated by reference to Exhibit 4.14 to the
             Annual Report on Form 10-K of EchoStar for the year ended December 31, 1995, Commission File
             No. 0-26176)..................................................................................

    4.15*    Registration Rights Agreement, dated as of June 25, 1997, by and among EDBS, EchoStar, ESBC,
             Dish, Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc.............

    4.16*    Indenture of Trust, dated as of June 25, 1997, between EDBS and First Trust National
             Association ("First Trust"), as Trustee.......................................................

    4.17**   12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock Certificate of Designation of
             EchoStar......................................................................................

    4.18**   Registration Rights Agreement by and among EchoStar and Donaldson, Lufkin & Jenrette
             Securities Corporation and Lehman Brothers, Inc. dated as of October 2, 1997..................

    4.19**   % Series C Cumulative Convertible Preferred Stock Certificate of Designation of EchoStar......

    4.20**   Deposit Agreement among       ,       and       ..............................................

    5.1**    Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC regarding legality of securities being registered...................................................................

    6.1**    Tax Opinion (included in Exhibit 5.1).........................................................

  11*        Computation of Earnings per share (incorporated by reference to the Registration Statement on
             Form S-4, Commission No. 333-31929)...........................................................

  12+        Computation of Ratios.........................................................................

   23.1+     Consent of Arthur Andersen LLP................................................................

   23.2**    Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC (included in Exhibit 5.1.)....

   24.1*     Powers of Attorney authorizing signature of Charles W. Ergen, R. Scott Zimmer, James DeFranco,
             Alan M. Angelich and Raymond L. Friedlob (incorporated by reference to Exhibit 24.1 to the
             Annual Report on Form 10-K of EchoStar for the year ended December 31, 1996, as amended,
             Commission file No. 0-26176)..................................................................

   24.2*     Power of Attorney of EchoStar and all affiliated entities (incorporated by reference to
             Exhibit 24.2 to the Registration Statement on Form S-4 of EchoStar, Registration No.
             333-31929)....................................................................................

  27*        Financial Data Schedule (incorporated by reference to Exhibit 27 to the Annual Report on Form
             10-K of EchoStar for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q of
             EchoStar for the quarterly period ended June 30, 1997)........................................

------------------------

*   Incorporated by reference.

**  To be filed by Amendment.

+   Filed herewith.